    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1999
                                           REGISTRATION STATEMENT NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  CONOCO INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

               DELAWARE                                 2911                                51-0370352
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                              TEL: (281) 293-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                            RICK A. HARRINGTON, ESQ.
                       SENIOR VICE PRESIDENT, LEGAL, AND
                                GENERAL COUNSEL
                                  CONOCO INC.
                            600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                              TEL: (281) 293-1000
                              FAX: (281) 293-1440
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                             WALTER J. SMITH, ESQ.
                             BAKER & BOTTS, L.L.P.
                                ONE SHELL PLAZA
                                 910 LOUISIANA
                              HOUSTON, TEXAS 77002
                              TEL: (713) 229-1234
                              FAX: (713) 229-1522
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                                     AMOUNT TO BE     OFFERING PRICE    AGGREGATE OFFERING       AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    REGISTERED        PER UNIT(1)            PRICE         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Class A common stock, $.01 par value per share...      500,000            $26.22          $13,110,000.00         $3,644.58
-------------------------------------------------------------------------------------------------------------------------------
Class B common stock, $.01 par value per share...     1,500,000           $26.22          $39,330,000.00        $10,933.74
-------------------------------------------------------------------------------------------------------------------------------
Total..........................................       2,000,000           $26.22          $52,440,000.00        $14,578.32
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sales prices for the Class A and the Class B common stock reported on the New York Stock Exchange composite tape on October 5, 1999.
(2) Includes associated preferred share purchase rights, which currently are attached to and trade with the shares of Class A and Class B common stock registered hereby.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Subject to Completion, dated October 7, 1999

                      Conoco Inc.'s Direct Stock Purchase
                         and Dividend Reinvestment Plan

                               CONOCO CONNECTION

                                   Prospectus

                                  Conoco Inc.

                             500,000 Class A Shares
                            1,500,000 Class B Shares

                     Common Stock, par value $.01 per share

                                 [CONOCO LOGO]

Conoco Inc. is pleased to offer you the opportunity to participate in CONOCO CONNECTION, a direct stock purchase and dividend reinvestment plan. Participants in CONOCO CONNECTION may:

] Purchase shares without paying brokerage fees.

] Reinvest dividends and/or make additional cash purchases by check or automatic deduction from their bank accounts.

] Transfer and sell shares easily.

] Own and transfer shares without holding stock certificates.

Conoco has appointed First Chicago Trust Company of New York, a division of EquiServe, to administer CONOCO CONNECTION. All purchases of common stock will be made by EquiServe at 100% of the then-current market price of the Class A or Class B common stock, calculated as described in this Prospectus, either in the open market or from Conoco.

The Class A common stock and the Class B common stock are listed on the New York Stock Exchange under the symbols "COC.A" and "COC.B." On October 6, 1999, the closing price of the Class A common stock as shown on the New York Stock Exchange composite tape was $26 1/8 per share, and the closing price of the Class B common stock as shown on the New York Stock Exchange composite tape was $26 1/8 per share.

INVESTING IN CONOCO COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 26 OF THIS PROSPECTUS.

To the extent required by law in certain jurisdictions, shares offered through CONOCO CONNECTION will be offered through a registered broker dealer to persons not currently Conoco stockholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

NOVEMBER 1, 1999

                                 [CONOCO LOGO]

                                  Conoco, Inc.
                               CONOCO CONNECTION

                                NOVEMBER 1, 1999

            TABLE OF CONTENTS              PAGE
Summary..................................     4
  CONOCO CONNECTION......................     4
  ABOUT CONOCO...........................     6
  Recent Developments....................     7
  Summary Historical Financial Data of
     Conoco..............................     7
  CONOCO CONNECTION......................    10
     1.  What is CONOCO CONNECTION?......    10
     2.  What options are available under
         CONOCO CONNECTION?..............    10
     3.  Who can join CONOCO
         CONNECTION?.....................    10
     4.  How do I join CONOCO
         CONNECTION?.....................    11
     5.  Can I enroll via the
         Internet?.......................    12
     6.  Who administers CONOCO
         CONNECTION? How do I contact
         them?...........................    13
     7.  What are the dividend payment
         options?........................    14
     8.  How do I change my dividend
         option?.........................    14
     9.  How can I stop reinvesting
         dividends?......................    15
         Can my cash dividends be
    10.  deposited directly to my bank
         account?........................    15
         How do I make additional cash
    11.  purchases of common stock?......    16
         I am currently a holder of Class
    12.  A common stock. How do I become
         a holder of Class B common
         stock?..........................    17
         I am currently a holder of Class
    13.  B common stock. How do I become
         a holder of Class A common
         stock?..........................    17
         How do I change or stop
    14.  automatic deductions?...........    17
         How are shares purchased and
    15.  priced?.........................    17
         Is there any limit on cash
    16.  purchases?......................    18
         How do I sell shares?...........    18
    17.

            TABLE OF CONTENTS              PAGE
         Can I transfer my shares to
    18.  someone else?...................    19
         What are the risks of
    19.  participating in CONOCO
         CONNECTION?.....................    19
         Are there fees associated with
    20.  participation?..................    20
         What reports will I receive?....    21
    21.
         Will I receive stock
    22.  certificates for shares I
         purchase through CONOCO
         CONNECTION?.....................    21
         How do I get a stock certificate
    23.  for the shares credited to my
         account?........................    21
         Why should I deposit my stock
    24.  certificates with EquiServe? How
         can I do this?..................    21
         What is the "book-entry"
    25.  procedure for holding and
         transferring shares?............    22
         What are the tax consequences of
    26.  participating in CONOCO
         CONNECTION?.....................    23
         Will federal income tax be
    27.  withheld from dividends or sales
         proceeds?.......................    24
         How do I vote my CONOCO
    28.  CONNECTION shares at stockholder
         meetings?.......................    24
         What if Conoco issues a stock
    29.  dividend or declares a stock
         split or rights offering?.......    24
         Can CONOCO CONNECTION be
    30.  changed?........................    25
         What law applies to CONOCO
    31.  CONNECTION?.....................    25
         How will Conoco use the proceeds
    32.  from its sale of stock?.........    25
RISK FACTORS.............................    26
  Low oil and gas prices have negatively
     affected Conoco's financial results
     and may continue to do so in the        26
     future..............................
  Global political and economic
     developments may hurt Conoco's
     operations..........................    26

            TABLE OF CONTENTS              PAGE
The oil and gas reserves data in this
document are only estimates, and may
prove to be inaccurate...................    27
  Conoco's growth depends on finding new
     reserves............................    27
  Conoco may incur material costs to
     comply with environmental               27
     regulations.........................
  Changes in government regulations may
     impose price controls and
     limitations on production of oil and    28
     gas.................................
  Potential year 2000 problems may
     adversely affect Conoco's               28
     business............................
  Provisions in Conoco's by-laws,
     certificate of incorporation, and
     Delaware law could deter takeover       28
     attempts............................
  Conoco may not pay dividends on its
     common stock........................    28
Price Range of Conoco Common Stock and
  Dividends..............................    29
Special Note on Forward-Looking
  Information............................    30
Selected Historical Financial Data of        31
  Conoco.................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations.............................    34
  Liquidity and Capital Resources........    35
  Investment Activities..................    35
  Financing Activities...................    40
  Results of Operations..................    41
  Upstream Segment Results...............    46
  Downstream Segment Results.............    48
  Corporate and Other Segment Results....    49
  Environmental Expenditures.............    50
  Tax Matters............................    52
  Year 2000..............................    52
  European Monetary Union................    54
  Restructuring..........................    55
  New Accounting Standards...............    55
  Market Risks...........................    56
Business.................................    59
  General................................    59
  Business Strategy......................    59

            TABLE OF CONTENTS              PAGE
  Conoco History.........................    60
  Financial Information -- Operating
     Segment and Geographic                  60
     Information.........................
  Upstream...............................    60
  Downstream.............................    75
  Power..................................    85
  Core Values............................    86
  Environmental Regulation...............    87
  Sources of Supply......................    90
  Research and Development...............    90
  Patents and Trademarks.................    90
  Operating Hazards and Insurance........    90
  Properties.............................    90
  Employees..............................    91
  Legal Proceedings......................    91
Management...............................    92
  Directors and Executive Officers.......    92
  Election and Compensation of               94
     Directors...........................
  Committees of the Board of Directors...    95
  Stock Ownership of Directors and
     Executive Officers..................    96
  Compensation of Executive Officers.....    98
  Retirement Benefits....................   100
  Severance Arrangements.................   101
Principal Stockholders of Conoco Common
  Stock..................................   103
Description of Conoco Capital Stock......   104
  General................................   104
  Common Stock...........................   104
  Preferred Stock........................   105
  Anti-Takeover Effects of Certificate
     and By-Law Provisions...............   105
  Contractual Relations among Conoco,
     DuPont and Related Entities.........   109
  Delaware Business Combination             110
     Statute.............................
  Limitations on Directors' Liability....   110
  Listing................................   111
  Transfer Agent and Registrar...........   111
Legal Matters............................   111
Experts..................................   111
Where You Can Find More Information......   112
Index to Consolidated Financial             F-1
  Statements.............................

                                    SUMMARY

     This summary highlights selected information from this document but may not contain all the information that is important to you. To fully understand Conoco Connection and for a more complete description of the legal terms of Conoco Connection, you should read carefully this entire document and the documents to which we have referred you. To find out how to obtain copies of these documents, see "Where You Can Find More Information" on page 112.

                               CONOCO CONNECTION

] If you are not currently a Conoco stockholder, or if you hold Class A common stock, you can purchase Class B common stock for the first time for a minimum of $250 by check or money order or through automatic withdrawal of a minimum of $50 per transaction from your bank account for at least five consecutive purchases.

] If you are an existing stockholder, you may:

  - Automatically reinvest all or part of your cash dividends in additional shares. DIVIDENDS ON CLASS A SHARES ARE REINVESTED IN CLASS A SHARES. DIVIDENDS ON CLASS B SHARES ARE REINVESTED IN CLASS B SHARES.

  - Make an additional cash purchase of a minimum of $50 by check, money order or automatic deduction from your bank account. IF YOU CURRENTLY HOLD CLASS A STOCK, ANY ADDITIONAL CASH PURCHASES YOU MAKE WILL BE IN CLASS A STOCK. IF YOU CURRENTLY HOLD CLASS B STOCK, ANY ADDITIONAL CASH PURCHASES YOU MAKE WILL BE IN CLASS B STOCK. IF YOU HOLD BOTH CLASS A AND CLASS B STOCK, YOU CAN MAKE ADDITIONAL CASH PURCHASES OF BOTH CLASSES OF STOCK.

] If you elect to reinvest only a portion of your dividends, you may elect to receive the portion of your dividends you decide not to reinvest by check or electronic deposit to your bank account.

] Cash investments are subject to an annual maximum of $250,000 in each class of stock through CONOCO CONNECTION.

] Purchase orders are processed at least once every five days.

] Your whole and fractional Conoco shares are held in safe and convenient book-entry form. However, stock certificates are free of charge upon request.

] For safekeeping purposes, stock certificates can be converted into book-entry shares, which will be credited to your account at no cost to you.

] You can sell your shares by simply picking up the telephone and instructing
  EquiServe. Sale orders are processed daily.

] You can transfer shares or make gifts of shares easily and at no cost.

] You can handle all transactions by mail and most by fax and can accomplish many account inquiries and sales over the telephone and/or Internet.

HOW TO PARTICIPATE IN CONOCO CONNECTION:

] New investors or Class A holders wishing to purchase Class B shares may make their initial investment in Class B shares by completing an Initial Investment Form and either mailing it with a check or money order for at least $250 or authorizing automatic deductions of $250, or for at least five consecutive purchases, a minimum of $50 per transaction from a designated account at a U.S. bank or financial institution. New investors in Class B shares can also enroll on the Internet.

] Current registered stockholders can reinvest dividends immediately by filling out the Enrollment Authorization Form and sending it to EquiServe or by calling EquiServe at 800-317-4445. They can also make additional cash purchases of the class of stock they currently own by sending a check for a minimum of $50 or by authorizing EquiServe to make automatic deductions of a minimum of $50 from a designated account at a U.S. bank or financial institution.

] Conoco stockholders holding their stock through a broker must become registered stockholders to enroll in CONOCO CONNECTION. See "4. How do I Join CONOCO CONNECTION?" for instructions.

  FEES AND COMMISSIONS:

] New investors in Class B shares pay a one-time fee of $10.00, taken from initial investment funds. Current stockholders enrolling to reinvest dividends or make additional cash purchases of the class of stock they currently own do not pay this fee.

] Returned checks or failed automatic deduction transactions will result in a charge of $25 to the participant.

] Conoco pays most fees and all brokerage commissions on purchases and all fees and brokerage commissions on dividend reinvestments, in addition to the cost of annual maintenance of your account and the fees for automatic deduction from your bank account.

] You will be charged a $10.00 fee and reasonable brokerage commissions
  (currently $0.12 per share) on sales of shares through CONOCO CONNECTION.

                                  ABOUT CONOCO

] Conoco is a major, integrated, global energy company. Conoco was founded in 1875 and is involved in exploring for and developing, producing and selling crude oil, natural gas and natural gas liquids, refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. Conoco is also engaged in developing and operating power facilities.

] Conoco has two classes of common stock, Class A and Class B. Holders of Conoco
  Class A common stock and Class B common stock generally have identical rights, including dividend and liquidation rights, except that holders of Conoco Class A common stock are entitled to one vote per share, while holders of Conoco Class B common stock are entitled to five votes per share. Conoco stock is listed on the New York Stock Exchange under the symbol "COC.A" for the Class A common stock and "COC. B" for the Class B common stock.

] Conoco's principal executive office is located at 600 North Dairy Ashford, Houston, Texas 77079, and its telephone number is (281) 293-1000.

RECENT DEVELOPMENTS

     On July 12, 1999, E. I. du Pont de Nemours & Company commenced an exchange offer in which it offered its stockholders the opportunity to receive 2.95 shares of Conoco Class B common stock in exchange for each share of DuPont common stock validly tendered and accepted in the exchange offer, up to a maximum of 147,980,872 DuPont shares. The exchange offer expired on August 6, 1999 and DuPont announced the final results of the exchange offer on August 12, 1999. As a result of the exchange offer, all of the 436,543,573 shares of Class B common stock owned by DuPont were distributed to DuPont stockholders. The exchange offer was a final step in DuPont's planned divestiture Conoco.

                               SUMMARY HISTORICAL
                            FINANCIAL DATA OF CONOCO

     The following table contains summary historical financial data of Conoco as of the dates and for the periods indicated. The information may not necessarily reflect the results of operations, financial position and cash flows of Conoco in the future or what the results of operations, financial position and cash flows would have been had Conoco been a separate, stand-alone entity during all of the periods presented. The information is only a summary and you should read it together with the consolidated financial statements of Conoco and the other information about Conoco included elsewhere in this document. You should also read the "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections of this document, which describe Conoco's business, as well as a number of factors that have affected Conoco's financial results, including declining crude oil and natural gas prices.

     Except where otherwise indicated, reserve and production information in the following tables includes Conoco's share of equity affiliates. Oil includes crude oil, condensate and natural gas liquids expected to be removed for Conoco's account from its natural gas production.

                                     CONOCO

                                                          1999      1998      1998      1997      1996      1995      1994
                                                          ----      ----      ----      ----      ----      ----      ----
                                                                        (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Total Revenues(1)......................................  $11,664   $11,486   $23,168   $26,263   $24,416   $20,518   $19,433
Cost of Goods Sold and Other Operating Expenses........    6,887     6,754    13,840    16,226    14,560    11,146    10,640
Selling, General and Administrative Expenses...........      383       370       736       726       755       728       679
Stock Option Provision.................................       --        --       236        --        --        --        --
Exploration Expenses(2)................................      120       176       380       457       404       331       357
Depreciation, Depletion and Amortization...............      584       505     1,113     1,179     1,085     1,067     1,244
Taxes Other Than on Income(1)..........................    3,246     2,896     5,970     5,532     5,637     5,823     5,477
Interest and Debt Expense..............................      150         1       199        36        74        74        63
                                                         -------   -------   -------   -------   -------   -------   -------
Income Before Income Taxes.............................      294       784       694     2,107     1,901     1,349       973
Provision for Income Taxes.............................       97       254       244     1,010     1,038       774       551
                                                         -------   -------   -------   -------   -------   -------   -------
    Net Income(3)......................................  $   197   $   530   $   450   $ 1,097   $   863   $   575   $   422
                                                         =======   =======   =======   =======   =======   =======   =======
Segment Net Income:
Upstream:
  United States........................................  $    92   $   144   $   219   $   445   $   314   $   258   $   248
  International........................................      154       215       283       439       367       234       250
Downstream:
  United States........................................       45        86       135       216       172       112       104
  International........................................       42        95       156        91       117       121       137
Corporate and Other(3).................................     (136)      (10)     (343)      (94)     (107)     (150)     (317)
                                                         -------   -------   -------   -------   -------   -------   -------
                                                         $   197   $   530   $   450   $ 1,097   $   863   $   575   $   422
                                                         =======   =======   =======   =======   =======   =======   =======
Earnings Per Share
  Basic................................................  $  0.31   $  1.21   $  0.95   $  2.51   $  1.98   $  1.32   $  0.97
  Diluted..............................................  $  0.31   $  1.21   $  0.95   $  2.51   $  1.98   $  1.32   $  0.97
Weighted Average Shares Outstanding
  Basic................................................      628       437       474       437       437       437       437
  Diluted..............................................      636       437       475       437       437       437       437
Dividends Per Share of Common Stock(4).................  $   .33   $    --   $    --   $    --   $    --   $    --   $    --
OTHER DATA:
Cash Provided By Operations............................  $   670   $   548   $ 1,373   $ 2,876   $ 2,396   $ 1,924   $ 2,143
Capital Expenditures and Investments...................      794     1,050     2,516     3,114     1,944     1,837     1,665
Cash Used for Investing
  Activities...........................................      895       718     1,598     2,037     1,647     1,677     1,364
Cash Used for (Provided from) Financing Activities.....      (98)      149       555       499       187       313       773
Cash Exploration Expense...............................       65       105       217       286       262       204       200

------------
(1) Includes petroleum excise taxes of $5,801, $5,349, $5,461, $5,655, and $5,291 for 1998, 1997, 1996, 1995 and 1994, and of $3,156 and $2,806 for the
    first six months of 1999 and 1998.

(2) Includes cash exploration overhead and operating expense, depreciation, depletion and amortization, dry hole costs and impairments of unproved properties.

(3) Includes after-tax exchange gains (losses) of $32, $21, $(7), $(40) and $(143) for 1998, 1997, 1996, 1995 and 1994, and $6 and $5 for the first six months of 1999 and 1998.

(4) Conoco's initial dividend was determined on a pro rata basis covering the period from October 27, 1998, the closing date of Conoco's initial public offering, to December 31, 1998, and is equivalent to $0.19 per share for a full quarter.

                                     CONOCO

                                                                                        DECEMBER 31,
                                                          JUNE 30,     -----------------------------------------------
                                                            1999        1998      1997      1996      1995      1994
                                                          --------      ----      ----      ----      ----      ----
                                                                                        (IN MILLIONS)
BALANCE SHEET DATA:
Cash and Cash Equivalents...............................  $   252      $   394   $ 1,147   $   846   $   286   $   319
Working Capital.........................................     (758)(1)       45       567       862       999     1,790
Net Property, Plant and Equipment.......................   11,197       11,413    10,828    10,082     9,758     9,522
Total Assets............................................   15,891       16,075    17,062    15,226    14,229    15,271
Long-Term Borrowings -- Related Parties.................       --        4,596     1,450     2,287     2,141     2,279
Other Long-Term Borrowings and Capital Lease
  Obligations...........................................    4,086           93       106       101        65       342
Total Stockholders' Equity/Owner's Net Investment.......    4,331        4,438     7,896     6,579     6,754     7,274

OPERATING DATA:
Proved Reserves at December 31:
  Oil (MMbbls)....................................................       1,591     1,624       973       977       988
  Natural Gas (Bcf)...............................................       6,183     5,861     5,396     5,048     4,674
  Total Proved Reserves (MMBOE)...................................       2,622     2,601     1,872     1,818     1,767
International Proved Reserves (% of Total)........................          73%       73%       65%       63%       61%
Reserve Replacement Ratio.........................................         110%      448%      126%      127%      157%
Reserve Life (years)(2)...........................................        12.3      12.4       8.9       9.3       8.2
Finding and Development Costs
  per BOE(3)......................................................     $  4.03   $  3.63   $  4.84   $  5.39   $  6.24
Average Daily Production:
  Oil (Mbbls/day).................................................         348       374       374       346       367
  Natural Gas (MMcf/day)..........................................       1,411     1,203     1,211     1,126     1,327
  Total Production (MBOE/day).....................................         583       575       576       534       588
Average Production Costs per BOE(4)...............................     $  3.95   $  4.21   $  3.84   $  3.92   $  3.59
Refinery Capacity at December 31 (Mbbls/day)(5)...................         807       754       743       621       602
Refinery Utilization(5)...........................................          92%       91%       83%       97%       99%
Total Refinery Inputs (Mbbls/day)(6)..............................         823       780       732       721       697
Sales of Refined Products (Mbbls/day).............................       1,049     1,048       998       983       931
Retail Marketing Outlets at December 31(7):
  United States...................................................       4,897     4,903     4,976     5,125     5,196
  International...................................................       3,023     2,971     2,874     2,390     2,438

------------

(1) The working capital deficit results from the issuance of short-term commercial paper to repay the remaining related-party debt owed to DuPont.

(2) Total proved reserves at December 31 divided by annual production, excluding natural gas liquids from gas plant ownership.

(3) Finding and development costs per barrel-of-oil-equivalent represent a trailing five-year average for each year displayed.

(4) Excludes equity affiliates and processed natural gas liquids.

(5) Based on rated capacity to process crude oil and condensate excluding other feedstocks.

(6) Includes crude oil, condensate and other feedstocks. This does not include Conoco's indirect 1.2 percent interest in a 95,000 barrel per day refinery in Mersin, Turkey, acquired as a result of Conoco's marketing joint venture in Turkey.

(7) Represents outlets owned by Conoco and others that sell Conoco's refined products.

                               CONOCO CONNECTION

The following questions and answers explain and constitute CONOCO CONNECTION:

1.   WHAT IS CONOCO CONNECTION?

     CONOCO CONNECTION is a convenient and economical way for new investors to make an initial investment in Conoco Class B common stock and for existing stockholders to increase their holdings of Conoco common stock. Participants in CONOCO CONNECTION may elect to have dividends on both Class A and Class B common stock automatically reinvested and to make additional cash purchases of shares of the class of common stock they currently hold.

     Participation in CONOCO CONNECTION is entirely voluntary and we give no advice regarding your decision to join CONOCO CONNECTION. However, if you decide to participate in CONOCO CONNECTION, an Enrollment Authorization Form and reply envelope are enclosed for your convenience. Initial Investment Forms for new investors in Class B shares are also available, and may be completed, on the Internet at www.equiserve.com.

2.   WHAT OPTIONS ARE AVAILABLE UNDER CONOCO CONNECTION?

     CONOCO CONNECTION allows participants to:

     ] Make initial investments in Class B common stock;

     ] Have their dividends on Class A and Class B common stock automatically reinvested (fully or partially) in additional shares of common stock. DIVIDENDS ON CLASS A SHARES ARE REINVESTED IN CLASS A SHARES. DIVIDENDS ON CLASS B SHARES ARE REINVESTED IN CLASS B SHARES; AND

     ] Make additional cash purchases of Class A or Class B common stock by check, money order or automatic deduction from their bank accounts. IF YOU CURRENTLY HOLD CLASS A STOCK, ANY ADDITIONAL CASH PURCHASES YOU MAKE WILL BE IN CLASS A STOCK. IF YOU CURRENTLY HOLD CLASS B STOCK, ANY ADDITIONAL CASH PURCHASES YOU MAKE WILL BE IN CLASS B STOCK. IF YOU HOLD BOTH CLASS A AND CLASS B STOCK, YOU CAN MAKE ADDITIONAL CASH PURCHASES OF BOTH CLASSES OF STOCK.

     As a participant, you can mix and match CONOCO CONNECTION features. For example, you can convert your stock certificates into book-entry shares, continue to receive dividends in cash, and purchase more shares through additional cash purchases.

3.   WHO CAN JOIN CONOCO CONNECTION?

     Anyone is eligible to join CONOCO CONNECTION, whether or not they are currently stockholders of Conoco. If you are a resident of a foreign country, you should make sure that participation would not violate any laws in your home country.

4.   HOW DO I JOIN CONOCO CONNECTION?

     ] REGISTERED STOCKHOLDERS. If you are already a Conoco stockholder of record (that is, if you own shares that are registered in your name, not your broker's name), you may enroll in CONOCO CONNECTION simply by completing and returning the enclosed Enrollment Authorization Form. Forms may also be obtained by calling EquiServe directly at 800-317-4445.

     ] STOCKHOLDERS THROUGH A BANK, BROKER, OR TRUSTEE. If you own shares of
       Conoco common stock but they are held in the name of a bank, broker, or trustee in "street" or nominee name, you can become a registered holder by instructing your bank, broker, or trustee to transfer some or all of your shares into your name. You can choose whether to receive a physical stock certificate for your shares or to hold them in a book-entry account maintained by EquiServe.

       - STOCK CERTIFICATE. Once you receive your stock certificate, you may begin to use any or all of the CONOCO CONNECTION services.

       - BOOK-ENTRY SHARES. This is an electronic transfer of your shares from your broker's name into your name through EquiServe's Direct Registration System. This will allow you to continue to take advantage of the specialized services offered by "street name" ownership and also to participate in CONOCO CONNECTION. Simply instruct your broker to conduct a "Withdrawal by Transfer" specifying a "statement" or "S" transaction. This will establish your book-entry account that includes your brokerage account information on Conoco's stockholder records maintained by EquiServe.

         Once your brokerage account information is established on your book-entry account with EquiServe, you can withdraw all or part of your shares from CONOCO CONNECTION and electronically deliver them back to your brokerage account. EquiServe will electronically deliver your shares within two business days of receiving and accepting your instructions. To change or add information concerning your bank, broker, or trustee to your account with EquiServe, you must complete an Authorization to Provide Broker/Dealer Information Form, available upon request from EquiServe or your bank, broker, or trustee. Your signature(s) on the Authorization Form must be witnessed by the bank or broker with a Medallion Guarantee. Most banks and brokers participate in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing is in fact the owner of the participant's account. A notary is not sufficient.

     ] NEW INVESTORS IN CLASS B SHARES. If you are not a current Conoco Class B stockholder or if you want to establish a separate account by purchasing Class B shares through CONOCO CONNECTION (for example, a joint account \with your spouse, or as a custodian for a minor), you may enroll by filling out an Initial Investment Form and returning it to EquiServe with a payment of at least $250 and no more than $250,000. Initial cash payments may be made by check or money order payable to EquiServe. All money must be in U.S. funds and drawn on a U.S. bank. Third-party checks will not be accepted. As an alternative, you may enroll directly and make your initial purchase through authorizing automatic deductions by accessing CONOCO CONNECTION over the Internet at www.equiserve.com.

       Conoco will waive the $250 minimum initial investment for investors who choose to make their initial purchase and subsequent on-going purchases of Class B common stock through automatic monthly investments. You must authorize an Automatic Clearing House withdrawal of a minimum of $50 per transaction either once or twice a month from a designated account at a U.S. bank or financial institution for at least five consecutive purchases. To do this, you must complete and return an Authorization Form for Automatic Deductions to EquiServe, together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. An Authorization Form for Automatic Deductions is located on the reverse of the Initial Investment Form. You should allow four to six weeks for the first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from your account on the first and/or fifteenth day of each month or the next business day if the first and/or fifteenth are not business days. If you authorize automatic deductions once a month, you can specify whether your deduction will be made on the first or the fifteenth of the month. After fulfilling the minimum purchase requirement, you can stop the automatic investments by telephoning or writing to EquiServe.

       Your enrollment fee of $10.00 will be subtracted from your initial investment amount, with the remainder of the funds being applied toward your purchase.

5.   CAN I ENROLL VIA THE INTERNET?

     If you are not currently a Conoco Class B stockholder, your may enroll in CONOCO CONNECTION and make your initial investment in Class B shares via the Internet. You can access the CONOCO CONNECTION Prospectus through the Internet at www.equiserve.com. After reviewing this document, click on "Enrollment" to link to a secure web site where, after providing the necessary information, you may enroll in CONOCO CONNECTION by authorizing automatic deductions of a minimum of $50 per transaction (one or twice per month) from a designated account at a U.S. bank or financial institution for at least five consecutive purchases. Except for Class A holders who wish to make an investment in Class B Shares, current stockholders may not enroll on the Internet.

6.   WHO ADMINISTERS CONOCO CONNECTION? HOW DO I CONTACT THEM?

     Conoco has engaged EquiServe to administer and act as agent for CONOCO CONNECTION. EquiServe purchases shares of Conoco common stock acquired under CONOCO CONNECTION, keeps records, sends statements of account activity to participants and performs all other administrative duties relating to CONOCO CONNECTION.

     By enrolling in CONOCO CONNECTION, you are authorizing EquiServe to receive your initial investment and/or additional cash purchases and/or dividends (if you reinvest your dividends) on your behalf and to apply these amounts to the purchase of the Conoco common stock.

     All inquiries, notices, requests and other communications concerning CONOCO CONNECTION should be made to EquiServe at:

          CONOCO CONNECTION
          C/O EQUISERVE
          P.O. BOX 2598
          JERSEY CITY, NJ 07303-2598

     Current stockholders can enroll or obtain their account information, and new investors may obtain a prospectus and enrollment form, by calling EquiServe at the following telephone numbers:

     STOCKHOLDERS:                                             800-317-4445
     NEW INVESTORS:                                            800-483-0294
     OUTSIDE THE U.S. AND CANADA                               201-324-0313
       (CURRENT STOCKHOLDERS AND INVESTORS)
     TDD (CURRENT STOCKHOLDERS AND NEW
       INVESTORS)                                              201-222-4955

     Automated voice response systems are available 24 hours per day, every day of the year. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. (Eastern time) each business day.

     You can also obtain information about your CONOCO CONNECTION account on EquiServe's Internet site at www.equiserve.com. At the Internet site, you can access your share balance, sell shares, request a stock certificate, and obtain online forms and other information about your account. To get access, you will require a password which will be sent to you, or you can request one by calling toll-free 800-877-THE-WEB7 (800-877-9327).

     Conoco may assume the administration of CONOCO CONNECTION at any time or appoint another agent for CONOCO CONNECTION without prior notice to participants.

7.   WHAT ARE THE DIVIDEND PAYMENT OPTIONS?

     Participants in CONOCO CONNECTION may choose to reinvest some, all, or none of their dividends.

DIVIDENDS ON CLASS A SHARES ARE
REINVESTED IN CLASS A SHARES.
DIVIDENDS ON CLASS B SHARES ARE
REINVESTED IN CLASS B SHARES.

     ] If you elect full reinvestment, cash dividends paid on all Conoco Class A or Class B common stock registered in your name, whether they are held by you in stock certificate form or credited to your book-entry account, will be applied to the purchase of additional shares of the class of Conoco common stock on which the dividend is paid, on or around the dividend payment date.

     ] If you elect partial reinvestment of dividends, a portion of your dividend proceeds will be paid to you, and the remainder will be used to purchase additional shares of the class of Conoco common stock on which the dividend is paid, on or around the dividend payment date. To do this, you must specify the number of whole shares on which you wish to receive cash dividends. The dividends on the balance of your shares will be reinvested. You may choose to have cash dividends directly deposited in your designated account at a bank or financial institution or sent to you by check.

     ] You can also elect to receive all of your dividends in cash rather than reinvesting them. If you do not elect on the Enrollment Authorization Form to reinvest some or all of your dividends, your dividends will be paid to you in cash.

DECLARED DIVIDENDS ON SHARES OF
CLASS A AND CLASS B COMMON STOCK
ARE NORMALLY PAID ON THE 10TH OF
MARCH, JUNE, SEPTEMBER AND
DECEMBER TO STOCKHOLDERS OF RECORD
ON THE 10TH OF FEBRUARY, MAY,
AUGUST AND NOVEMBER.

8.   HOW DO I CHANGE MY DIVIDEND OPTION?

     You may change your dividend option, including the amount of dividends received in cash or applied to the purchase of additional shares, at any time by telephoning EquiServe, or by completing and submitting a new Enrollment Authorization Form by fax or mail. Unless EquiServe receives these changes before the record date for the dividend, they will not become effective until the following dividend. You can obtain the Enrollment Authorization Form by contacting EquiServe by telephone or at the address provided in Question 6. You can also obtain a copy of the form on EquiServe's Internet site.

9.   HOW CAN I STOP REINVESTING DIVIDENDS?

     You may discontinue reinvestment of dividends at any time by calling or writing to EquiServe at the address and telephone numbers set forth in Question 6. However, EquiServe must receive your request before the record date for dividend for the change to be effective for that dividend payment date.

     Even if you stop reinvestment, your shares will continue to be credited in book-entry form to your account at EquiServe unless you request a stock certificate. You may request a certificate for all or part of your shares. If you request a stock certificate for all of your shares, you will receive a stock certificate for any whole share(s) and a check representing the net proceeds from the sale of any fractional share.

10. CAN MY CASH DIVIDENDS BE DEPOSITED DIRECTLY TO MY BANK ACCOUNT?

     Through CONOCO CONNECTION's direct deposit feature, you may elect to have any cash dividends not reinvested in additional shares of Conoco common stock paid by electronic funds transfer to your designated bank account. To do this, you must first complete and return a Direct Deposit Authorization Form to EquiServe along with a copy of a voided check or deposit slip. This form is not included with your CONOCO CONNECTION material and must be specifically requested from EquiServe by calling 800-870-2340 or obtained on-line at www.equiserve.com.

     Forms must be received before the record date for a dividend to be effective for that dividend. Forms received after the dividend record date will not become effective until the following dividend. You may change the designated account for direct deposit or discontinue this feature by writing to EquiServe. You must complete a new Direct Deposit Authorization Form if you transfer ownership of shares or otherwise establish a new account with EquiServe, close or change the designated bank account, or are assigned a new account number by your bank. If the proper forms are not completed, you will receive your dividend payment by check.

11. HOW DO I MAKE ADDITIONAL CASH PURCHASES OF COMMON STOCK?

ADDITIONAL CASH PURCHASES CAN ONLY BE
MADE IN THE CLASS OF COMMON STOCK YOU
ALREADY OWN. IF YOU CURRENTLY HOLD
CLASS A STOCK, ANY ADDITIONAL CASH
PURCHASES YOU MAKE WILL BE IN CLASS A
STOCK. IF YOU CURRENTLY HOLD CLASS B
STOCK, ANY ADDITIONAL CASH PURCHASES
YOU MAKE WILL BE IN CLASS B STOCK. IF YOU HOLD BOTH CLASS A AND CLASS B STOCK, YOU CAN MAKE ADDITIONAL CASH PURCHASES OF BOTH CLASSES OF STOCK.

     Additional cash purchases can be made in the following ways:

     ] CHECK OR MONEY ORDER. You can make additional cash purchases of Class A or Class B common stock by check or money order for a minimum of $50, payable in U.S. dollars to "EquiServe-Conoco." You should send your additional cash purchase payments to EquiServe together with the tear-off Transaction Form attached to each account statement, or if making an investment while enrolling, with the Enrollment Authorization Form. You should also write your CONOCO CONNECTION account number on the check or money order.

     ] AUTOMATIC DEDUCTION FROM A BANK ACCOUNT. You may make automatic additional cash purchases through an Automated Clearing House withdrawal of a specified amount from a designated account at a U.S. bank or financial institution either once or twice a month. To do this, you must complete and return an Authorization Form for Automatic Deductions to EquiServe, together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. You should allow four to six weeks for the first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from your account on the first and/or fifteenth day of each month or the next business day if the first and/or fifteenth are not business days. If you authorize automatic deductions once a month, you can specify whether your deduction will be made on the first or the fifteenth of the month. Automatic deductions will continue until you instruct EquiServe to stop.

     Regardless of how you make your purchase, you will benefit from the full investment of your funds as both whole and fractional shares are credited to your account. Fractional shares are currently carried out to three decimal places.

12.I AM CURRENTLY A HOLDER OF CLASS A COMMON STOCK. HOW DO I BECOME A HOLDER OF
   CLASS B COMMON STOCK?

     You may directly purchase Class B common stock in the same way that a new investor joins CONOCO CONNECTION, regardless of your ownership in Class A common stock. You will be required to make a $250 minimum investment in Class B stock and pay the $10 enrollment fee. To learn more about this, see Question 4, How do I join CONOCO CONNECTION?, and follow the instructions for new investors in Class B shares.

13.I AM CURRENTLY A HOLDER OF CLASS B COMMON STOCK. HOW DO I BECOME A HOLDER OF
   CLASS A COMMON STOCK?

     Current Class B common stockholders may not purchase Class A common stock directly through CONOCO CONNECTION. If you wish to purchase Class A common stock, you must do so in the open market. After you become a Class A holder, you may enroll in CONOCO CONNECTION as a Class A holder and reinvest Class A dividends and make additional cash purchases of Class A common stock.

14.HOW DO I CHANGE OR STOP AUTOMATIC DEDUCTIONS?

     You may change or stop automatic deductions by notifying EquiServe by telephone, mail or fax. You must complete a new Authorization Form for Automatic Deductions when you transfer ownership of your shares or otherwise establish a new account on EquiServe's records, close or change the designated bank account or are assigned a new account number by your bank.

     To be effective with respect to a particular investment date, EquiServe must receive the new Authorization Form for Automatic Deductions at least six business days before the date that funds are scheduled to be withdrawn from your account.

15.HOW ARE SHARES PURCHASED AND PRICED?

     ]SOURCE OF SHARES AND PURCHASE PRICE. Conoco will decide how EquiServe will purchase shares for CONOCO CONNECTION. We will instruct EquiServe to purchase shares in the open market or to buy newly issued or treasury shares directly from Conoco.

      If EquiServe buys shares in the open market, the purchase price will be the average price paid per share in the period during which shares are purchased. If new shares or treasury shares are issued, the purchase price will be the average of the high and low prices based on the New York Stock Exchange composite transactions tape as reported in the Wall Street Journal on the date they are purchased from Conoco.

     ] PURCHASE PERIOD -- INITIAL CASH INVESTMENTS AND ADDITIONAL CASH
       PURCHASES. EquiServe will invest funds in Class A or Class B common stock, as applicable, at least once every five business days. EquiServe, not Conoco, will determine the actual investment dates. If you sign up to make automatic purchases of Class A or Class B common stock by authorizing EquiServe to deduct $50 or more from your bank account either once or twice a month, your payment will be transferred on the first and/or fifteenth of each month (as elected by you) or on the next business day if the first and/or fifteenth are not business days.

       - You will not be paid any interest on amounts held by EquiServe pending investment. EquiServe will not make any refunds of investments it receives after two days prior to the day they are invested.

       - To be sure you receive the next dividend to be paid, initial investments and additional cash purchases of Class A or Class B common stock must be received by EquiServe at least eight business days before the record date.

     ] REINVESTED DIVIDENDS. When EquiServe purchases shares in the open market with dividend reinvestment funds, EquiServe will purchase shares at any time beginning on the dividend payment date and ending no later than 30 days after the dividend payment date. If new shares or previously issued shares held in Conoco's treasury are issued, EquiServe will purchase shares from Conoco on the dividend payment date.

PLEASE NOTE THAT YOU WILL NOT BE ABLE TO
INSTRUCT EQUISERVE TO PURCHASE SHARES
AT A SPECIFIC TIME OR AT A SPECIFIC PRICE.
IF YOU PREFER TO HAVE CONTROL OVER THE
EXACT TIMING AND PRICE OF YOUR
PURCHASE, YOU WILL NEED TO USE YOUR OWN
BROKER.

16.IS THERE ANY LIMIT ON CASH PURCHASES?

     Total cash purchases in each class of common stock may not exceed $250,000 per calendar year, including your initial cash investment, if applicable.

17.HOW DO I SELL SHARES?

     To sell any shares that you hold in stock certificate form through CONOCO CONNECTION, they must first be converted into book-entry shares and credited to your account with EquiServe.

     You can sell any of the shares credited to your account with EquiServe by accessing your account via the Internet at www.equiserve.com, telephoning EquiServe, or completing the

     Transaction Form attached to your CONOCO CONNECTION account statement and returning it to EquiServe by fax or mail.

     If you have elected to receive cash dividends on some of your shares and reinvest dividends on the balance of your shares, unless you specify otherwise, the shares on which you are reinvesting dividends will be used to fill the sale order first. If those shares are insufficient to fill the sale order, shares on which you have elected to receive cash dividends will be sold.

     EquiServe will sell shares daily on the open market through its designated broker. To be processed the same day, all sale requests must be received before 1:00 p.m. (Eastern U.S. time) on a business day during which EquiServe and the relevant securities trading markets are open. The sales price will be the average price per Class A or Class B share, as applicable, received by EquiServe for all sales made that day for CONOCO CONNECTION participants. The cash proceeds that you will receive for the shares sold will be equal to this average sales price minus the $10.00 service charge per sale and the brokerage commission on the shares sold (see Question 20).

PLEASE NOTE THAT EQUISERVE WILL NOT
ACCEPT INSTRUCTIONS TO SELL ON SOME LATER
DAY OR AT A SPECIFIC TIME OR PRICE. IF YOU
WANT TO HAVE CONTROL OVER THE EXACT
TIMING AND SALES PRICES, YOU CAN
WITHDRAW THE SHARES YOU WISH TO SELL AND
SELL THEM THROUGH YOUR OWN BROKER.

18.CAN I TRANSFER MY SHARES TO SOMEONE ELSE?

     To transfer some or all of your shares to another person, simply call EquiServe. You will be asked to send EquiServe written transfer instructions, or you can fill out the transfer instructions on the reverse of the Transaction Form attached to your account statement. Your signature must be "Medallion Guaranteed" by a financial institution. Once EquiServe receives all of the necessary forms and documents, your request will be processed promptly. This service is free.

     You may transfer shares to new or existing Conoco stockholders. However, a CONOCO CONNECTION account will not be opened for a transferee as a result of a transfer of less than one full share.

19.WHAT ARE THE RISKS OF PARTICIPATING IN CONOCO CONNECTION?

     ] YOU BEAR ALL RISK OF LOSS THAT MAY RESULT FROM MARKET FLUCTUATIONS IN THE
       PRICE OF CONOCO COMMON STOCK. Your investment risks in Conoco shares acquired and/or credited to your account under CONOCO CONNECTION are no different from your investment risks in shares held directly by you. Neither Conoco nor EquiServe can assure you a profit or protect you against any loss on shares that are purchased and/or credited to your account through CONOCO CONNECTION.

     ] BY ESTABLISHING CONOCO CONNECTION, CONOCO DOES NOT GUARANTEE THE PAYMENT
       OF FUTURE DIVIDENDS. Conoco's stockholders may not receive future dividends. The amount of cash dividends, if any, to be declared and paid will depend upon declaration by Conoco's board of directors and upon Conoco's financial conditions, results of operations, cash flow, the level of its capital and exploration expenditures, its future business prospects and other related matters that Conoco's board of directors deem relevant.

     ] CONOCO AND EQUISERVE WILL INTERPRET AND REGULATE THE OPERATION OF CONOCO
       CONNECTION AS THEY BELIEVE APPROPRIATE. Neither Conoco, EquiServe, nor any of their successors or any other person providing services to CONOCO CONNECTION will be responsible for any good-faith acts or omissions when operating or administering CONOCO CONNECTION. For example, they are not responsible for:

       - the failure to discontinue reinvestment of dividends or additional cash purchases for a participant's account when the participant dies;

       - the price at which Conoco common stock is purchased or sold; or

       - the timing of any purchases or sales.

     However, by participating in CONOCO CONNECTION, you will not waive any legal rights you otherwise may have.

20.ARE THERE FEES ASSOCIATED WITH PARTICIPATION?

     ] New investors in Class B shares pay a one-time fee of $10.00, which will be deducted from your initial investment funds. Conoco pays the brokerage commission on shares purchased with your initial investment.

     ] Conoco pays the fees and brokerage commissions on all other purchases, including dividend reinvestments, in addition to the fees for automatic deductions from your bank account and the cost of annual maintenance of your account.

     ] If you ask EquiServe to sell any of your shares, you will be charged a $10.00 fee and reasonable brokerage commissions (currently $0.12 per share).

     ] Returned checks or failed automatic deduction transactions will result in a charge of $25 to you.

21.WHAT REPORTS WILL I RECEIVE?

     To help you in your record keeping, EquiServe will send you the following information:

     ] For each initial cash investment, additional cash purchase, sale or gift that you make or receive, a statement detailing the transaction;

     ] For each dividend reinvested, a statement detailing all activity in your account for that calendar year; and

     ] For any transactions you make after the fourth quarter dividend, an updated cumulative statement detailing all activity in your account for that year.

IT IS VERY IMPORTANT TO RETAIN YOUR
STATEMENTS IN A SAFE PLACE FOR TAX
PURPOSES. EQUISERVE WILL CHARGE YOU $5
PER YEAR (UP TO $25) FOR EACH DUPLICATE
STATEMENT YOU REQUEST FOR ACCOUNT
ACTIVITY OLDER THAN TWO CALENDAR YEARS.

     In addition to reports regarding CONOCO CONNECTION, you'll receive copies of the same communications sent to all other holders of Conoco Common Stock, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required.

22.WILL I RECEIVE STOCK CERTIFICATES FOR SHARES I PURCHASE THROUGH CONOCO
   CONNECTION?

     You will not receive stock certificates for shares purchased through CONOCO CONNECTION. EquiServe will credit those shares in book-entry form to an account in your name at EquiServe. Similarly, any stock certificates which you may send to EquiServe for deposit will be converted into book-entry shares and credited to your account.

23. HOW DO I GET A STOCK CERTIFICATE FOR THE SHARES CREDITED TO MY ACCOUNT?

     To obtain stock certificates for all or some of your shares, you can access your account via the Internet at www.equiserve.com, or call, write, or fax EquiServe. This service is free.

     Stock certificates for fractional shares cannot be issued. Instead, EquiServe will sell any fractional shares and send you a check for the net sale proceeds.

24. WHY SHOULD I DEPOSIT MY STOCK CERTIFICATES WITH EQUISERVE? HOW CAN I DO
    THIS?

     Your stock certificates are valuable and expensive to replace if lost or stolen. CONOCO CONNECTION offers you the convenience of depositing your stock certificates for conversion into book-entry shares at any time.

     Once converted, your book-entry shares are credited to your account and may be transferred or sold through CONOCO CONNECTION in the same convenient way as those shares you acquire through CONOCO CONNECTION.

     Depositing your stock certificates does not require that you reinvest your dividends.

     To deposit stock certificates into your CONOCO CONNECTION account, send the unendorsed certificates to:

               CONOCO CONNECTION
               C/O EQUISERVE
               P.O. BOX 2598
               JERSEY CITY, NJ 07303-2598

     To insure against loss resulting from mailing certificates, Conoco will provide mail insurance free of charge. To be eligible for certificate mailing insurance, a stockholder must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes provided by EquiServe. Certificates mailed to EquiServe will be insured for the current market value (up to $25,000) provided they are mailed first class. Stockholders must notify EquiServe of any lost certificate claim within 30 calendar days of the date the certificates were mailed. To submit a claim, a stockholder must be a participant in CONOCO CONNECTION or a current stockholder of record of shares of Conoco stock. In the latter case, the claimant must enroll in CONOCO CONNECTION at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificate(s) are sent to EquiServe in accordance with the guidelines described above.

     Insurance covers the replacement of shares of Conoco stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the individual mails the certificates until such time as replacement can be completed.

     If the stockholder does not use the brown, pre-addressed envelope provided by EquiServe, or if the market value of the shares being mailed is greater than $25,000, certificates mailed should be insured for possible mail loss for 2% of the market value (minimum of $20). This represents the stockholder's replacement cost if the certificates are lost in transit to EquiServe.

     There is no charge for depositing your stock certificates. You also may request a stock certificate for any of your deposited shares at any time, free of charge. See Question 23.

25. WHAT IS THE "BOOK-ENTRY" PROCEDURE FOR HOLDING AND TRANSFERRING SHARES?

     The book-entry procedure for share ownership is a way for stockholders to hold and transfer their shares, without having to use physical stock certificates. Book-entry share ownership provides benefits to Conoco and the participants in CONOCO CONNECTION by:

     ] eliminating the chance of lost or destroyed certificates;

     ] eliminating the need for certificate storage; and

     ] reducing the costs associated with the issuance and delivery of physical stock certificates.

     At any time, participants may request and receive stock certificates for whole shares that are held in book-entry form by following the procedures set forth in Question 23, How do I get a stock certificate for my shares held in safekeeping? You may also sell shares held in book-entry form by following the procedures set out in Question 17, How do I Sell Shares?

     All Class B shares were initially distributed as book-entry shares, so most Class B stockholders already hold their shares in this manner, unless they have requested a stock certificate.

26. WHAT ARE THE TAX CONSEQUENCES OF PARTICIPATING IN CONOCO CONNECTION?

     All the dividends paid to you -- whether or not they are reinvested -- are considered taxable income to you in the year they are paid by Conoco. Also, the Internal Revenue Service will treat as taxable income any brokerage commissions [and fees] that Conoco pays on your behalf for the reinvestment of dividends. The total amount will be reported to you and to the Internal Revenue Service on IRS Form 1099-DIV which will be mailed by January 31.

     All shares of Conoco common stock that are sold through EquiServe will be reported to the IRS as required by law. IRS Form 1099-B will be mailed by January 31 to all those who sold stock through CONOCO CONNECTION. The 1099-B form will only include proceeds you received from the sale of your shares. You are responsible for calculating the cost basis of the shares you sold and any gain or loss on the sale.

BE SURE TO KEEP YOUR ACCOUNT STATEMENTS
FOR INCOME TAX PURPOSES. IF YOU HAVE
QUESTIONS ABOUT THE TAX IMPACT OF ANY
TRANSACTIONS YOU ARE CONTEMPLATING,
PLEASE CONSULT YOUR OWN TAX ADVISOR.

27. WILL FEDERAL INCOME TAX BE WITHHELD FROM DIVIDENDS OR SALES PROCEEDS?

     ] UNITED STATES STOCKHOLDERS:

       - Federal law requires EquiServe to withhold an amount, currently 31%, from the amount of dividends and the proceeds of any sale of shares if:

          V you fail to certify (either on your Enrollment Authorization Form or on Form W-9) to EquiServe that you are not subject to backup withholding and that the taxpayer identification number on your account is correct, or

          V the IRS notifies Conoco or EquiServe that you are subject to backup withholding.

       - Any amounts withheld will be deducted from your dividends and/or from the proceeds of any sale of your shares, and the remaining amount will be reinvested or paid as you have instructed.

       - You may obtain a W-9 by calling EquiServe.

     ] FOREIGN STOCKHOLDERS:

     Any required United States income tax withholding will be deducted from dividends and/or sale proceeds and the remaining amount will be reinvested or paid as you have instructed.

28. HOW DO I VOTE MY CONOCO CONNECTION SHARES AT STOCKHOLDER MEETINGS?

     For every stockholder meeting, you will receive a proxy that will cover all the Conoco shares you hold both in CONOCO CONNECTION and in the form of stock certificates. The proxy will allow you to indicate how you want your shares to be voted. Your shares will be voted only as you indicate, according to the instructions provided on the proxy card and in the materials accompanying the proxy. If you own both Class A shares and Class B shares, you will receive separate proxies for each class.

29. WHAT IF CONOCO ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT OR RIGHTS OFFERING?

     If Conoco declares a stock split or stock dividend, the new shares will be added to your account or distributed in the form of a stock certificate at the discretion of Conoco.

     In the event of a stock subscription or other offering of rights to stockholders, your rights will be based on the shares held in your account plus any shares you hold that are represented by stock certificates. A single set of materials will be distributed that will allow you to exercise your rights for all shares you own.

30. CAN CONOCO CONNECTION BE CHANGED?

     Conoco can change or terminate CONOCO CONNECTION at any time. Conoco also reserves the right to terminate any participant's participation in CONOCO CONNECTION for any reason in its sole discretion. We will send you written notice of any significant changes or upon termination. CONOCO CONNECTION changes or termination will not affect your rights as a stockholder in any way.

31. WHAT LAW APPLIES TO CONOCO CONNECTION?

     Delaware law governs the terms and conditions in this document, as well as those that are described in detail on all forms and account statements.

32. HOW WILL CONOCO USE THE PROCEEDS FROM ITS SALE OF STOCK?

     Conoco currently anticipates that all purchases by CONOCO CONNECTION will be made on the open market. Conoco will not receive any proceeds from these purchases. However, if CONOCO CONNECTION purchases are made from newly issued shares or previously issued shares held in Conoco's treasury, Conoco would receive the proceeds and use them for general corporate purposes. We are unable to estimate the total amount of these shares or proceeds.

                                  RISK FACTORS

     You should consider carefully all of the information set forth or incorporated by reference in this document and, in particular, the following risk factors in considering whether or not to purchase shares through CONOCO CONNECTION. In addition, for a discussion of additional uncertainties associated with the business of Conoco and forward-looking statements in this document, please see "Special Note on Forward-Looking Information" on page 30.

LOW OIL AND GAS PRICES HAVE NEGATIVELY AFFECTED CONOCO'S FINANCIAL RESULTS AND MAY CONTINUE TO DO SO IN THE FUTURE

     Crude oil prices declined substantially in 1998 and in early 1999 and these depressed prices could reoccur. Decreases in crude oil and natural gas prices and refined product margins adversely affect Conoco. Lower crude oil and natural gas prices had a significant negative impact on Conoco's financial results in 1998 and in the first quarter of 1999. Conoco's net income fell 59 percent in 1998 compared to 1997. As a result of reduced crude oil and petroleum product price levels in 1998, Conoco wrote down its inventories by $97 million in the fourth quarter of 1998 in accordance with Conoco's inventory valuation policy. Future declines in commodity prices could necessitate further write-downs. Lower crude oil and natural gas prices may reduce the amount of oil and natural gas reserves Conoco can produce economically, and existing contracts that Conoco has entered into may become uneconomic.

     Conoco has no control over many factors affecting prices for its products. Prices for crude oil, natural gas, and refined products may fluctuate widely in response to changes in global and regional supply, political developments and the ability of the Organization of Petroleum Exporting Countries and other producing nations to set and maintain production levels and prices. Prices for crude oil, natural gas and refined products are also affected by changes in demand for these products, which may result from global events, as well as supply and demand in industrial markets, such as the steel and aluminum markets. For a discussion of recent oil and gas prices and their effect on Conoco, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" on pages 44 and 46.

GLOBAL POLITICAL AND ECONOMIC DEVELOPMENTS MAY HURT CONOCO'S OPERATIONS

     Local political and economic factors in international markets may have a material adverse effect on Conoco. Approximately 43 percent of Conoco's sales in 1998 were derived from markets outside the United States, and approximately 73 percent of Conoco's proved reserves at December 31, 1998 were located outside of the United States.

     There are many risks associated with operations in international markets, including changes in foreign governmental policies relating to crude oil, natural gas or refined product pricing and taxation, other political, economic or diplomatic developments, changing political conditions and international monetary fluctuations. These risks include:

     - political and economic instability or war;

     - the possibility that a foreign government may seize Conoco's property with or without compensation;

     - confiscatory taxation;

     - a foreign government attempting to renegotiate or revoke existing contractual arrangements; and

     - fluctuating currency values, hard currency shortages and currency controls.

Recent turmoil in regions such as Russia, Southeast Asia and South America has subjected Conoco's operations in these regions to increased risks.

     Actions of the United States government through tax and other legislation, executive order and commercial restrictions could adversely affect Conoco's operating profitability both in the U.S. and overseas. The United States government can prevent or restrict Conoco from doing business in foreign countries. These restrictions and those of foreign governments have in the past limited Conoco's ability to operate in or gain access to opportunities in various countries. Various agencies of the United States and other governments have from time to time imposed restrictions on Conoco's ability to operate in or gain attractive opportunities in various countries. Actions by both the United States and host governments have affected operations significantly in the past and will continue to do so in the future.

     Conoco is also exposed to risks associated with fluctuations in foreign currency exchange rates as indicated in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Market Risks -- Foreign Currency Risk" on page 58.

THE OIL AND GAS RESERVES DATA IN THIS DOCUMENT ARE ONLY ESTIMATES, AND MAY PROVE TO BE INACCURATE

     The reserve data included in this document represent estimates only. Actual production, revenues and expenditures with respect to Conoco's reserves will probably vary from these estimates, and such variances may be material. Many of the factors, assumptions and variables involved in estimating reserves are beyond the control of Conoco, and may prove to be incorrect over time.

     The reliability of reserve estimates depends on the quality and quantity of technical and economic data, the production performance of the reservoirs and extensive engineering judgment. Results of drilling, testing and production after the date of the estimates may require substantial upward or downward revisions. Adverse changes in economic conditions, including a drop in crude oil or natural gas prices, may render it uneconomical to produce reserves that are more expensive to produce. For more information on Conoco's oil and gas reserves data, see "Business of Conoco -- Upstream" on page 60.

CONOCO'S GROWTH DEPENDS ON FINDING NEW RESERVES

     Conoco's ability to achieve its growth objectives depends upon its success in finding, acquiring or gaining access to additional reserves. Conoco's future drilling, exploration and acquisition activities may not be successful. If these activities are unsuccessful, this failure would have an adverse effect on Conoco's future results of operations and financial condition.

     In general, production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. If Conoco does not conduct successful exploration and development activities, or acquire properties containing proved reserves, its total proved reserves will decline.

     Conoco's exploration and development activities expose it to inherent drilling risks, including the risk that it will not find any economically productive natural gas or oil reservoirs. The costs of drilling, completing and operating wells are often uncertain, and numerous factors beyond Conoco's control may cause drilling operations to be curtailed, delayed or cancelled.

CONOCO MAY INCUR MATERIAL COSTS TO COMPLY WITH ENVIRONMENTAL REGULATIONS

     Compliance with environmental regulations could have a material adverse effect on Conoco. Conoco incurs, and expects to continue to incur, substantial capital and operating costs to comply with increasingly complex laws and regulations covering the protection of the environment, including costs to remediate contamination at various owned and previously owned facilities and at third-party sites where Conoco's products or wastes have been handled or disposed.

     New laws and regulations, the imposition of tougher requirements in permits, increasingly strict enforcement of existing laws and regulations or the discovery of previously unknown contamination may require future expenditures to:

     - modify operations;

     - install pollution control equipment;

     - perform site clean ups; or

     - curtail Conoco's operations.

These future expenditures or curtailments could have a material adverse effect on Conoco. For more information about environmental risks, see
"Business -- Environmental Regulation" on page 87.

CHANGES IN GOVERNMENT REGULATIONS MAY IMPOSE PRICE CONTROLS AND LIMITATIONS ON PRODUCTION OF OIL AND GAS

     Conoco's operations are subject to extensive government regulations. From time to time, regulatory agencies have imposed price controls and limitations on production by restricting the rate of flow of oil and natural gas wells below actual production capacity in order to conserve supplies of oil and natural gas. Because legal requirements are frequently changed and subject to interpretation, Conoco cannot predict the effect of these requirements.

POTENTIAL YEAR 2000 PROBLEMS MAY ADVERSELY AFFECT CONOCO'S BUSINESS

     Many existing computer programs were designed and developed using only two digits to represent the year of a date. This failure to consider the upcoming change in the century could lead to the failure of computer applications or create erroneous results by or at the year 2000. Failure by Conoco, its business associates or other constituents, such as governments, to ensure their computer systems are Year 2000 compliant on a timely basis could have a material adverse effect on Conoco's financial position and results of operations. For more information about Year 2000 risks, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000" on page 52.

PROVISIONS IN CONOCO'S BY-LAWS, CERTIFICATE OF INCORPORATION, AND DELAWARE LAW COULD DETER TAKEOVER ATTEMPTS

     Conoco's certificate of incorporation and by-laws contain a number of provisions that may discourage, delay or prevent a merger or acquisition of control of Conoco without the approval of Conoco's board of directors. Provisions of Delaware law may also discourage, delay or prevent someone from acquiring or merging with Conoco. For a detailed explanation of these provisions, see "Description of Conoco Capital Stock -- Anti-Takeover Effects of Certificate and By-law Provisions."

CONOCO MAY NOT PAY DIVIDENDS ON ITS COMMON STOCK

     Conoco's shareholders may not receive future dividends. The amount of cash dividends, if any, to be declared and paid will depend upon declaration by Conoco's board of directors and upon Conoco's financial condition, results of operations, cash flow, the level of its capital and exploration expenditures, its future business prospects and other related matters that Conoco's board of directors deems relevant.

                PRICE RANGE OF CONOCO COMMON STOCK AND DIVIDENDS

     Conoco Class A common stock and Class B common stock are currently listed and traded on the NYSE under the symbols "COC.A" and "COC.B." Class A common stock began trading on October 22, 1998 following the Conoco initial public offering. Class B common stock began trading on August 16, 1999 following Conoco's split-off from DuPont. The following table contains, for the periods indicated, the high and low sale prices per share of Conoco Class A and Class B common stock as reported on the NYSE composite tape and the cash dividends per share of Conoco Class A and Class B common stock:

                                                                               CASH
CLASS A COMMON STOCK                                          HIGH    LOW    DIVIDENDS
--------------------                                          ----    ---    ---------
1998
  Fourth Quarter (from October 22 through December 31,
     1998)..................................................  $25 3/4 $19 3/8   $  --
1999
  First Quarter.............................................  $25 7/16 $19 3/8   $0.14(1)
  Second Quarter............................................   31 1/4  22 15/16    0.19
  Third Quarter.............................................   29 1/4  25 5/16    0.19
  Fourth Quarter (through October 5, 1999)..................   27 3/4  25 3/4
CLASS B COMMON STOCK
------------------------------------------------------------
1999
  Third Quarter (from August 16 through September 30,
     1999)..................................................  $29 3/8 $24 1/2   $0.19
  Fourth Quarter (through October 5, 1999)..................   27 3/8  25 15/16

------------
(1) The initial dividend was determined on a pro rata basis covering the period from October 27, 1998, the closing date of the Conoco initial public offering, to December 31, 1998, and is equivalent to $0.19 per share for a full quarter.

     The number of holders of record of Conoco's Class A common stock as of September 30, 1999 was 1,890. The number of holders of record of Conoco's Class B common stock on September 30, 1999 was 5,906.

     Conoco's board of directors may declare dividends on Conoco common stock after considering many factors, including Conoco's competitive position, available cash, financial condition, earnings and capital requirements. Conoco may choose not to pay dividends in the future.

                  SPECIAL NOTE ON FORWARD-LOOKING INFORMATION

     This document includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify our forward-looking statements by the words "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions.

     For a discussion identifying some important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see "Risk Factors" on page 26, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 34. Also see Conoco's SEC filings.

     Conoco based the forward-looking statements relating to its operations on its current expectations, estimates and projections about Conoco and the petroleum industry in general. Conoco cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that Conoco cannot predict. In addition, Conoco has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, Conoco's actual outcomes and results may differ materially from what Conoco has expressed or forecasted in the forward-looking statements. Any differences could result from a variety of factors including the following:

     - fluctuations in crude oil and natural gas prices and refining and marketing margins;

     - failure or delays in achieving expected production from oil and gas development projects;

     - uncertainties inherent in predicting oil and gas reserves and oil and gas reservoir performance;

     - lack of exploration success;

     - disruption or interruption of Conoco's production facilities due to accidents or political events;

     - international monetary conditions and exchange controls;

     - liability for remedial actions under environmental regulations;

     - disruption to Conoco's operations due to untimely or incomplete resolution of Year 2000 issues by Conoco or other entities;

     - liability resulting from litigation;

     - world economic and political conditions; and

     - changes in tax and other laws applicable to Conoco's business.

                  SELECTED HISTORICAL FINANCIAL DATA OF CONOCO

     The following table contains summary historical financial data of Conoco as of the dates and for the periods indicated. The information may not necessarily reflect the results of operations, financial position and cash flows of Conoco in the future or what the results of operations, financial position and cash flows would have been had Conoco been a separate, stand-alone entity during all of the periods presented. The information is only a summary and you should read it together with the consolidated financial statements of Conoco and the other information about Conoco included elsewhere in this document. You should also read the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections of this document, which describe Conoco's business, as well as a number of factors that have affected Conoco's financial results, including declining crude oil and natural gas prices.

     Except where otherwise indicated, reserve and production information in the following tables includes Conoco's share of equity affiliates. Oil includes crude oil, condensate and natural gas liquids expected to be removed for Conoco's account from its natural gas production.

                                     CONOCO

                                                      SIX MONTHS
                                                    ENDED JUNE 30,                 YEAR ENDED DECEMBER 31,
                                                   -----------------   -----------------------------------------------
                                                    1999      1998      1998      1997      1996      1995      1994
                                                    ----      ----      ----      ----      ----      ----      ----
                                                                  (IN MILLIONS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Total Revenues(1)...............................   $11,664   $11,486   $23,168   $26,263   $24,416   $20,518   $19,433
Cost of Goods Sold and Other Operating
  Expenses......................................     6,887     6,754    13,840    16,226    14,560    11,146    10,640
Selling, General and Administrative Expenses....       383       370       736       726       755       728       679
Stock Option Provision..........................        --        --       236        --        --        --        --
Exploration Expenses(2).........................       120       176       380       457       404       331       357
Depreciation, Depletion and Amortization........       584       505     1,113     1,179     1,085     1,067     1,244
Taxes Other Than on Income(1)...................     3,246     2,896     5,970     5,532     5,637     5,823     5,477
Interest and Debt Expense.......................       150         1       199        36        74        74        63
                                                   -------   -------   -------   -------   -------   -------   -------
Income Before Income Taxes......................       294       784       694     2,107     1,901     1,349       973
Provision for Income Taxes......................        97       254       244     1,010     1,038       774       551
                                                   -------   -------   -------   -------   -------   -------   -------
    Net Income(3)...............................   $   197   $   530   $   450   $ 1,097   $   863   $   575   $   422
                                                   =======   =======   =======   =======   =======   =======   =======
Segment Net Income:
Upstream:
  United States.................................   $    92   $   144   $   219   $   445   $   314   $   258   $   248
  International.................................       154       215       283       439       367       234       250
Downstream:
  United States.................................        45        86       135       216       172       112       104
  International.................................        42        95       156        91       117       121       137
Corporate and Other(3)..........................      (136)      (10)     (343)      (94)     (107)     (150)     (317)
                                                   -------   -------   -------   -------   -------   -------   -------
                                                   $   197   $   530   $   450   $ 1,097   $   863   $   575   $   422
                                                   =======   =======   =======   =======   =======   =======   =======
Earnings Per Share
  Basic.........................................   $  0.31   $  1.21   $  0.95   $  2.51   $  1.98   $  1.32   $  0.97
  Diluted.......................................   $  0.31   $  1.21   $  0.95   $  2.51   $  1.98   $  1.32   $  0.97
Weighted Average Shares Outstanding
  Basic.........................................       628       437       474       437       437       437       437
  Diluted.......................................       636       437       475       437       437       437       437
Dividends Per Share of Common Stock(4)..........   $   .33   $    --   $    --   $    --   $    --   $    --   $    --
OTHER DATA:
Cash Provided By Operations.....................   $   670   $   548   $ 1,373   $ 2,876   $ 2,396   $ 1,924   $ 2,143
Capital Expenditures and Investments............       794     1,050     2,516     3,114     1,944     1,837     1,665
Cash Used for Investing
  Activities....................................       895       718     1,598     2,037     1,647     1,677     1,364
Cash Used for (Provided from) Financing
  Activities....................................       (98)      149       555       499       187       313       773
Cash Exploration Expense........................        65       105       217       286       262       204       200

------------
(1) Includes petroleum excise taxes of $5,801, $5,349, $5,461, $5,655, and $5,291 for 1998, 1997, 1996, 1995 and 1994, and of $3,156 and $2,806 for the
    first six months of 1999 and 1998.

(2) Includes cash exploration overhead and operating expense, depreciation, depletion and amortization, dry hole costs and impairments of unproved properties.

(3) Includes after-tax exchange gains (losses) of $32, $21, $(7), $(40) and $(143) for 1998, 1997, 1996, 1995 and 1994 and $6 and $5 for the first six months of 1999 and 1998.

(4) Conoco's initial dividend was determined on a pro rata basis covering the period from October 27, 1998, the closing date of Conoco's initial public offering, to December 31, 1998, and is equivalent to $0.19 per share for a full quarter.

                                     CONOCO

                                                                                        DECEMBER 31,
                                                           JUNE 30,    -----------------------------------------------
                                                             1999       1998      1997      1996      1995      1994
                                                           --------     ----      ----      ----      ----      ----
                                                                                        (IN MILLIONS)
BALANCE SHEET DATA:
Cash and Cash Equivalents................................  $   252     $   394   $ 1,147   $   846   $   286   $   319
Working Capital..........................................     (758)(1)      45       567       862       999     1,790
Net Property, Plant and Equipment........................   11,197      11,413    10,828    10,082     9,758     9,522
Total Assets.............................................   15,891      16,075    17,062    15,226    14,229   15,271]
Long-Term Borrowings -- Related Parties..................       --       4,596     1,450     2,287     2,141     2,279
Other Long-Term Borrowings and Capital Lease
  Obligations............................................    4,086          93       106       101        65       342
Total Stockholders' Equity/Owner's Net Investment........    4,331       4,438     7,896     6,579     6,754     7,274
OPERATING DATA:
Proved Reserves at December 31:
  Oil (MMbbls)...........................................                1,591     1,624       973       977       988
  Natural Gas (Bcf)......................................                6,183     5,861     5,396     5,048     4,674
  Total Proved Reserves (MMBOE)..........................                2,622     2,601     1,872     1,818     1,767
International Proved Reserves (% of Total)...............                   73%       73%       65%       63%       61%
Reserve Replacement Ratio................................                  110%      448%      126%      127%      157%
Reserve Life (years)(2)..................................                 12.3      12.4       8.9       9.3       8.2
Finding and Development Costs
  per BOE(3).............................................              $  4.03   $  3.63   $  4.84   $  5.39   $  6.24
Average Daily Production:
  Oil (Mbbls/day)........................................                  348       374       374       346       367
  Natural Gas (MMcf/day).................................                1,411     1,203     1,211     1,126     1,327
  Total Production (MBOE/day)............................                  583       575       576       534       588
Average Production Costs per BOE(4)......................              $  3.95   $  4.21   $  3.84   $  3.92   $  3.59
Refinery Capacity at December 31 (Mbbls/day)(5)..........                  807       754       743       621       602
Refinery Utilization(5)..................................                   92%       91%       83%       97%       99%
Total Refinery Inputs (Mbbls/day)(6).....................                  823       780       732       721       697
Sales of Refined Products (Mbbls/day)....................                1,049     1,048       998       983       931
Retail Marketing Outlets at December 31(7):
  United States..........................................                4,897     4,903     4,976     5,125     5,196
  International..........................................                3,023     2,971     2,874     2,390     2,438

------------

(1) The working capital deficit results from the issuance of short-term commercial paper to repay the remaining related-party debt owed to DuPont.

(2) Total proved reserves at December 31 divided by annual production, excluding natural gas liquids from gas plant ownership.

(3) Finding and development costs per barrel-of-oil-equivalent represent a trailing five-year average for each year displayed.

(4) Excludes equity affiliates and processed natural gas liquids.

(5) Based on rated capacity to process crude oil and condensate excluding other feedstocks.

(6) Includes crude oil, condensate and other feedstocks. This does not include Conoco's indirect 1.2 percent interest in a 95,000 barrel per day refinery in Mersin, Turkey, acquired as a result of Conoco's marketing joint venture in Turkey.

(7) Represents outlets owned by Conoco and others that sell Conoco's refined products.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     The discussion and analysis of Conoco's financial condition and results of operations should be read together with the consolidated financial statements of Conoco included in this document.

     At the time of its initial public offering, Conoco's capital structure was established and the transfer to Conoco of subsidiaries previously owned by DuPont was substantially completed, resulting in direct ownership of those subsidiaries. Accordingly, for periods subsequent to Conoco's initial public offering, financial information is presented on a consolidated basis.

     Prior to the date of Conoco's initial public offering, operations were conducted by Conoco Inc., subsidiaries of Conoco Inc. and, in some cases, subsidiaries of DuPont. The accompanying consolidated financial statements of Conoco for these periods are presented on a carve-out basis prepared from DuPont's historical accounting records, and include the historical operations of both entities owned by Conoco and operations transferred to Conoco by DuPont at the time of the initial public offering. In this context, no direct ownership relationship existed among all the various units comprising Conoco. Accordingly, DuPont and its subsidiaries' net investment in Conoco, presented as owner's net investment, is shown in lieu of stockholders' equity in the consolidated financial statements for periods prior to the initial public offering.

     Conoco's consolidated statement of income includes all revenues and costs directly attributable to Conoco, including costs for facilities, functions and services used by Conoco at shared sites and costs for functions and services performed by centralized DuPont organizations and directly charged to Conoco based on usage. In addition, services performed by Conoco on DuPont's behalf are directly charged to DuPont. The results of operations also include allocations of DuPont's general corporate expenses through the date of the initial public offering.

     Prior to the date of the initial public offering, all charges and allocations of cost for facilities, functions and services performed by DuPont organizations for Conoco have been deemed to have been paid by Conoco to DuPont, in cash, in the period in which the cost was recorded in Conoco's consolidated financial statements. Allocations of current income taxes receivable or payable are similarly deemed to have been remitted, in cash, by or to DuPont in the period the related income taxes were recorded. Subsequent to the initial public offering, such costs are billed directly under transitional service agreements, and income taxes are paid directly to the taxing authorities, or to DuPont, as appropriate.

     Conoco has four reporting segments for its upstream and downstream businesses, reflecting geographic division between the United States and international. Activities of the upstream business include exploring for, and developing, producing and selling, crude oil, natural gas and natural gas liquids. Activities of the downstream business include refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. Corporate and other includes general corporate expenses, financing costs and other non-operating items, and results for electric power and related-party insurance operations.

     Conoco considers portfolio optimization to be an ongoing business strategy and continuously seeks to improve the balance of properties in its investment portfolio in order to maximize profitability. Over the past five years, Conoco has generated proceeds of approximately $2,126 million, averaging about $425 million a year, through the disposal of marginal and non-strategic producing properties, by upgrading and redirecting its exploration portfolio and by increasing its ownership in large scale properties. As a result, Conoco has maintained production essentially constant on a barrel-of-oil-equivalent basis while undergoing these changes in its properties. Conoco's policy is to report material gains and losses from individual asset sales as special items when reporting consolidated net income.

     Conoco conducts its activities through wholly and majority owned subsidiaries and, increasingly, through investments in corporate entities, partnerships and limited liability companies in which Conoco exerts significant influence, generally having a 20-50% ownership interest. Conoco refers to such investments in this document as "equity affiliates". This trend of conducting business in the petroleum industry through equity affiliates is expected to increase in the future as Conoco attempts to minimize either the capital or political risks associated with new large-scale, high-impact projects.

LIQUIDITY AND CAPITAL RESOURCES

  CASH PROVIDED BY OPERATIONS

     Cash provided by operations in the first six months of 1999 increased $122 million to $670 million versus $548 million in the first six months of 1998. Cash provided by operations before changes in operating assets and liabilities decreased $282 million compared to the first six months of 1998, primarily due to lower net realized natural gas prices, weaker refined product margins and increased interest expense, partly offset by higher volumes. Positive changes to net operating assets and liabilities of $404 million were due to timing of payments on other operating liabilities, lower 1999 tax payments and higher 1999 accrued interest expense. Partly offsetting these improvements was an increase in accounts receivable due to the rise in crude oil prices during the first half of 1999 as compared to the decrease in crude oil prices during the first half of 1998.

     Cash provided by operations in 1998 decreased $1,503 million to $1,373 million versus $2,876 million in 1997. Cash provided by operations before changes in operating assets and liabilities decreased $303 million compared to 1997. The decrease was primarily due to lower net realized crude oil and natural gas prices, partially offset by higher natural gas volumes and improved international downstream margins. Negative changes to net operating assets and liabilities of $1,200 million were due to higher tax payments attributable to 1997 asset sales and a decrease in accounts payable, offset by a decrease in accounts receivable due to lower crude oil prices.

     Cash provided by operations increased $480 million, or 20 percent, to $2,876 million during 1997 versus $2,396 million in 1996. Positive changes to net operating assets and liabilities of $446 million were principally due to the $303 million received from a contract for future sales of natural gas to Centrica, a United Kingdom gas marketing company.

INVESTMENT ACTIVITIES

  CAPITAL EXPENDITURES AND INVESTMENTS

                                                    SIX MONTHS
                                                       ENDED
                                                      JUNE 30         YEAR ENDED DECEMBER 31
                                                   -------------    --------------------------
                                                   1999    1998      1998      1997      1996
                                                   ----   ------    ------    ------    ------
                                                                  (IN MILLIONS)
Upstream:
  United States..................................  $207   $  384    $  788    $1,534    $  400
  International..................................   376      420     1,177       999       864
                                                   ----   ------    ------    ------    ------
          Total Upstream.........................  $583   $  804    $1,965    $2,533    $1,264
Downstream:
  United States..................................  $ 79   $   80    $  201    $  227    $  218
  International..................................   119      161       332       331       462
                                                   ----   ------    ------    ------    ------
          Total Downstream.......................  $198   $  241    $  533    $  558    $  680
Corporate and Other..............................    13        5        18        23        --
                                                   ----   ------    ------    ------    ------
          Total Capital Expenditures and
            Investments..........................  $794   $1,050    $2,516    $3,114    $1,944
                                                   ====   ======    ======    ======    ======
United States....................................  $299   $  469    $1,007    $1,761    $  618
International....................................   495      581     1,509     1,353     1,326
                                                   ----   ------    ------    ------    ------
          Total..................................  $794   $1,050    $2,516    $3,114    $1,944
                                                   ====   ======    ======    ======    ======

     Total capital expenditures and investments were $794 million, a decrease of $256 million, or 24 percent, versus capital expenditures and investments of $1,050 for the first six months of 1998. The first six months of 1999 excluded amounts paid in the first quarter of 1999 for the completion of 1998 acquisitions. The decrease is primarily due to lower spending on upstream capital projects in the United States.

     Total capital investments in 1998 were $2,516 million, a decrease of 19 percent versus 1997 capital investments of $3,114 million, which included a $929 million acquisition of natural gas properties and transportation assets in the Lobo trend in South Texas. Approximately 60 percent of 1998 capital investments were outside the United States. About 78 percent of 1998 capital investments were spent in upstream, with a majority of this devoted to development projects in South Texas, deepwater Gulf of Mexico, Venezuela, the United Kingdom and Norway. Approximately $312 million was spent on exploratory drilling and leasing. Downstream capital investments in 1998 included completion of the Melaka refinery in Malaysia, expansion of retail marketing operations, particularly in Europe, and upgrades and maintenance of existing facilities. Conoco also spent approximately $18 million for corporate software in 1998.

     Total capital investments, including investments in affiliates and acquisitions, were $3,114 million in 1997, a 60 percent increase over 1996 capital investments of $1,944 million. This increase primarily reflects the Lobo acquisition.

     Discussed below is a more detailed analysis of capital expenditures and investments by operating segments within the U.S. and international. Capital expenditures and investments do not include expensed exploration costs.

  UPSTREAM
  --------

     Upstream capital expenditures and investments totaled $583 million in the first six months of 1999. The first six months of 1999 excluded amounts paid in the first quarter of 1999 for the completion of 1998 acquisitions. The decrease was $221 million, or approximately 27 percent, compared to $804 million for the first six months of 1998, primarily a result of an overall reduction in the capital expenditure program, including exploration, partly offset by increased 1999 investments in Petrozuata, a joint venture in Venezuela.

     Upstream capital investments totaled $1,965 million in 1998, a decrease of $568 million, or 22 percent, compared to $2,533 million in 1997, which included the $929 million Lobo acquisition.

     Upstream capital investments totaled $2,533 million in 1997, an increase of $1,269 million, or 100 percent, compared to $1,264 million in 1996, primarily as a result of the Lobo acquisition. The Lobo acquisition added significant reserves and 1,150 miles of natural gas gathering and transportation pipeline, providing direct access to major Texas intrastate and interstate pipelines. As a result, Conoco is the largest natural gas producer in the area and the second largest natural gas producer in Texas.

     Conoco adjusts its capital expenditure budgets on an annual basis. Conoco currently has long-term commitments to fund the following upstream projects:

     - $275 million in equity advances for Petrozuata;

     - $250 million for three major projects in Norway;

     - $170 million for the West Natuna gas development project in Indonesia;
       and

     - $490 million for charter fees for Conoco's two new drillships.

  United States

     During the first six months of 1999, Conoco spent $207 million on upstream capital projects in the United States, a decrease of $177 million, or 46 percent, from $384 million in the first six months of 1998. Expenditures in the first six months of 1999 focused on the continued development of the Lobo field in South Texas and the completion of the Ursa field, as well as the drilling of the Magnolia discovery in the deepwater Gulf of Mexico.

     In 1998, U.S. capital investments were $788 million, a decrease of $746 million, or 49 percent, compared to 1997 U.S. capital investments of $1,534 million, which included the $929 million Lobo acquisition. Expenditures in 1998 focused on continuing operations and development. This included

     - the development of the Lobo field and the Ursa field in the deepwater Gulf of Mexico;

     - the construction of two deepwater drillships, the first of which went into service in January 1999 in the Gulf of Mexico, and the second of which went into service in April 1999 in New Zealand;

     - the acquisition of exploratory acreage; and

     - the expansion of onshore natural gas operations.

The Ursa field development represents a major development project in the Gulf of Mexico. The project involved installing a new generation tension leg platform in approximately 3,900 feet of water. Initial production began in March 1999.

     During 1997, Conoco spent $1,534 million on capital projects in the United States, an increase of $1,134 million, or 284 percent, compared to 1996 U.S. capital investments of $400 million. Besides the $929 million Lobo acquisition and exploratory drilling, expenditures focused on

     - development of the Ursa field in deepwater Gulf of Mexico;

     - construction of two deepwater drillships;

     - acquisition of additional reserves and exploratory acreage in the San Juan Basin; and

     - expansion of onshore natural gas operations.

     In 1996, U.S. capital investments focused on continuing operations and development.

  International

     International upstream capital expenditures and investments totaled $376 million in the first six months of 1999, a decrease of $44 million, or ten percent, from $420 million in the first six months of 1998. The 1999 expenditures include investments in Petrozuata, as well as continued development of various fields in the U.K. and the Norwegian sectors of the North Sea.

     In 1998, international capital investments were $1,177 million, an increase of $178 million, or 18 percent, compared to $999 million in 1997. The 1998 increase reflects expenditures to complete the multi-year development program in the Britannia gas field in the U.K. North Sea, with first production in August 1998. Other significant capital investments were made for exploratory drilling and development projects such as:

     - the Petrozuata joint venture in Venezuela, which also began production in August 1998;

     - the Visund field in the Norwegian North Sea; and

     - the Viking Phoenix project in the U.K. North Sea.

Conoco increased its natural gas holdings in the U.K. sector of the North Sea through its acquisition of the British subsidiary of Canadian Occidental Petroleum Ltd., which held an interest in the South Valiant, Vulcan and Caister fields, as well as interests in the Murdoch and Esmond gas transportation systems.

     International capital investments totaled $999 million in 1997, an increase of $135 million, or 16 percent, compared to international capital investments of $864 million in 1996. Conoco continued to develop the Britannia gas field in the U.K. North Sea. Other significant capital investments were made for exploratory drilling and development projects such as:

     - the Petrozuata joint venture in Venezuela;

     - the Ukpokiti field offshore Nigeria;

     - the Visund field in the Norwegian North Sea;

     - a methanol plant in Norway; and

     - the Boulton gas field in the U.K. North Sea.

In 1996, international capital investments were $864 million, reflecting expenditures to develop the Britannia field and $67 million to fund Conoco's share of losses incurred by a European gas marketing joint venture.

  DOWNSTREAM
  --------

     Downstream capital expenditures and investments totaled $198 million in the first six months of 1999, a decrease of $43 million, or 18 percent, versus $241 million in the first six months of 1998, primarily reflecting reduced expenditures associated with the Melaka refinery in the Asia Pacific region that was completed in the second half of 1998.

     Downstream capital investments were $533 million in 1998, a decrease of $25 million, or four percent, versus $558 million in 1997, primarily as a result of lower investments in equity affiliates.

     Downstream capital investments totaled $558 million in 1997, a decrease of $122 million, or 18 percent, versus $680 million in 1996, primarily reflecting completion of the acidic crude vacuum unit at Conoco's Humber refinery in the U.K., as well as the acquisition of an equity interest in two refineries in the Czech Republic during 1996.

     Conoco currently has long-term commitments to fund the following downstream projects:

     - $150 million to comply with clean fuels specifications at the Humber refinery in the U.K.; and

     - $165 million to facilitate the processing of Petrozuata synthetic crude at the Lake Charles refinery.

  United States

     During the first six months of 1999, Conoco spent $79 million on downstream capital projects in the United States, down $1 million, or one percent, from $80 million in the first six months of 1998. The majority of the funds spent were used to support continuing refining operations.

     Investments in 1998 totaled $201 million, a decrease of $26 million, or 11 percent, versus 1997 investments of $227 million. Investments in 1998 included costs for continued operations and optimization of retail marketing operations. Conoco also invested $8 million for an increased ownership interest in Penreco, a joint venture with Pennzoil-Quaker State that produces and markets highly refined specialty petroleum products.

     During 1997, Conoco spent $227 million on downstream capital projects in the United States, an increase of $9 million, or four percent, compared to investments of $218 million in 1996. The majority of the 1997 funds were used to support continuing operations and optimization of retail marketing operations. Conoco also invested funds for an initial equity interest in Penreco.

     Capital investments in 1996 totaled $218 million. The most significant investments related to the completion of the 45,000 barrel per day expansion of the Lake Charles refinery's sour crude oil processing capability to support the Excel Paralubes lube oil hydrocracker joint venture with Pennzoil. The lube oil hydrocracker converts low quality, high sulphur vacuum gas oil into base oil of extremely high purity and enhances the value of Conoco's finished lubricants business by producing improved motor oils, transmission fluids and industrial lubes blended from hydrocracked base oils.

  International

     During the first six months of 1999, Conoco spent $119 million on downstream international capital expenditures and investments, down $42 million, or 26 percent, from $161 million in the first six months of 1998. Expenditures in the first six months of 1999 focused on strengthening Conoco's retail marketing position, as well as on investment in the Melaka Refinery in Malaysia and the Humber Refinery in the U.K.

     In 1998, Conoco made capital investments of $332 million including investments in Conoco's retail marketing position in core markets such as Germany and Austria, and newer retail markets such as Thailand, as well as investments for completing the construction of the Melaka refinery, a joint venture with Petronas and Statoil, which began operation in the third quarter of 1998.

     During 1997, Conoco spent $331 million on downstream international capital investments, a decrease of $131 million, or 28 percent, from 1996 capital investments of $462 million. The decrease was due to expenditures in 1996 relating to costs for the acidic crude vacuum unit at Conoco's Humber refinery. The installation of the vacuum unit at the Humber refinery allowed the refinery to process acidic crude oil, including equity crude oil from the Heidrun field. Expenditures in 1997 focused on strengthening Conoco's retail marketing position in core markets such as Germany, Austria and the Nordic countries, expanding in targeted retail growth markets in Central and Eastern Europe, Spain, Turkey and the Asia Pacific region, and continuing the construction of the Melaka refinery.

     Capital investments in 1996 totaled $462 million and included costs for the acidic crude vacuum unit at Conoco's Humber refinery, construction expenditures related to the Melaka refinery, acquisition of equity interests in two Czech refineries, and expansion of retail marketing operations, particularly in Eastern Europe. The acquisition of the equity interests in the two Czech refineries supported the expansion of Conoco's retail marketing operations in the emerging markets in Eastern Europe, including the Czech Republic, Poland, Hungary and Slovakia.

  CORPORATE AND OTHER
  --------

     Corporate and other capital expenditures totaled $13 million in the first six months of 1999. Expenditures were primarily related to project costs associated with the construction of power generation facilities.

     Capital investments in 1998 were $18 million and were primarily associated with corporate software.

     Capital investments in 1997 were $23 million, most of which represent Conoco's investment in electric power generation projects through international equity affiliates. Because of deregulation within this industry, Conoco expects to continue to pursue projects that leverage the economic advantages of Conoco's energy production activities and the demand for energy in third party manufacturing operations.

     There were no capital investments in corporate and other during 1996.

  PROCEEDS FROM SALES OF ASSETS AND SUBSIDIARIES

     Conoco's investment activities also included proceeds of $38 million from the sale of assets during the first six months of 1999, a decrease of $310 million, or 89 percent, from $348 million in the first six months of 1998, which included $54 million from the sale of North Sea producing and non-producing properties and $156 million from the sale of various downstream assets in the U.S. These sales resulted from Conoco's ongoing strategic portfolio realignment.

     Conoco's 1998 investment activities included proceeds of $721 million, a 28 percent increase over $565 million in 1997. The 1998 proceeds included $245 million from the sale of upstream U.S. and North Sea properties, $156 million from the sale of various downstream assets in the U.S., as well as $54 million from the sale of an office building in Europe.

     These and other proceeds are a result of Conoco's ongoing strategic portfolio management program designed to improve profitability. In recent years, Conoco has consolidated its exploration and production operations by selling hundreds of smaller, less efficient properties, while acquiring an increased interest in its larger producing areas. As a result, Conoco has reduced the number of producing fields while maintaining production essentially constant on a barrel-of-oil-equivalent basis. 1997 proceeds were $565 million, an increase of $237 million versus 1996 proceeds of $328 million.

FINANCING ACTIVITIES

     Conoco's ability to maintain and grow its operating income and cash flow is dependent upon continued capital spending to replace depleting assets. Conoco believes its future cash flow from operations and its borrowing capacity should be sufficient to fund its dividends, if any, capital expenditures and working capital requirements and to service debt.

     In connection with the separation from DuPont, Conoco incurred indebtedness to DuPont, consisting of a $7,500 million dividend promissory note, other intercompany notes and borrowings under a revolving credit agreement with DuPont.

     In April 1999, Conoco issued and sold in a public offering $4,000 million in senior fixed-rate debt securities with a weighted average interest rate of
6.49 percent. The net proceeds of this offering of $3,970 million were used to repay a portion of Conoco's separation-related indebtedness to DuPont. The remaining debt owed to DuPont was repaid in May 1999 with proceeds from a commercial paper program. The commercial paper program provides Conoco with up to $2,000 million of borrowing capacity and gives Conoco the ability to issue commercial paper at any time with various maturities not to exceed 270 days. As of June 30, 1999, Conoco had $988 million of commercial paper outstanding, bearing a weighted average interest rate of 5.26 percent.

     Upon repayment of the indebtedness to DuPont, Conoco and DuPont terminated the revolving credit agreement.

     Total debt of Conoco was $5,105 million at June 30, 1999, up $364 versus $4,741 million at year-end 1998. The debt-to-capitalization ratio at June 30, 1999 was 54 percent compared to 52 percent at year-end 1998.

RESULTS OF OPERATIONS

  CONSOLIDATED RESULTS

                                                   SIX MONTHS
                                                  ENDED JUNE 30       YEAR ENDED DECEMBER 31
                                                -----------------   ---------------------------
                                                 1999      1998      1998      1997      1996
                                                -------   -------   -------   -------   -------
                                                  (IN MILLIONS)            (IN MILLIONS)
SALES AND OTHER OPERATING REVENUES
  Upstream
     United States...........................   $ 1,407   $ 1,667   $ 3,200   $ 3,348   $ 2,783
     International...........................       922       808     1,601     1,906     1,943
                                                -------   -------   -------   -------   -------
          Total Upstream.....................   $ 2,329   $ 2,475   $ 4,801   $ 5,254   $ 4,726
  Downstream
     United States...........................   $ 4,665   $ 4,465   $ 8,949   $11,394   $10,545
     International...........................     4,545     4,069     8,297     8,639     8,880
                                                -------   -------   -------   -------   -------
          Total Downstream...................   $ 9,210   $ 8,534   $17,246   $20,033   $19,425
  Corporate and Other                                24       339       749       509        79
                                                -------   -------   -------   -------   -------
          Total Sales and Other Operating
            Revenues.........................   $11,563   $11,348   $22,796   $25,796   $24,230
                                                =======   =======   =======   =======   =======
AFTER-TAX OPERATING INCOME
  Upstream
     United States...........................   $    92   $   144   $   219   $   445   $   314
     International...........................       154       215       283       439       367
                                                -------   -------   -------   -------   -------
          Total Upstream.....................   $   246   $   359   $   502   $   884   $   681
  Downstream
     United States...........................   $    45   $    86   $   135   $   216   $   172
     International...........................        42        95       156        91       117
                                                -------   -------   -------   -------   -------
          Total Downstream...................   $    87   $   181   $   291   $   307   $   289
  Corporate and Other Operating..............       (34)      (39)     (271)      (82)      (74)
                                                -------   -------   -------   -------   -------
          Total After-Tax Operating Income...   $   299   $   501   $   522   $ 1,109   $   896
  Interest and Other Non-Operating Income
     Expense
          Net of Tax.........................      (102)       29       (72)      (12)      (33)
                                                -------   -------   -------   -------   -------
          CONSOLIDATED NET INCOME............   $   197   $   530   $   450   $ 1,097   $   863
                                                =======   =======   =======   =======   =======

  SPECIAL ITEMS

     Consolidated net income includes the following non-recurring special items on an after-tax basis:

                                                          SIX MONTHS
                                                            ENDED
                                                           JUNE 30,     YEAR ENDED DECEMBER 31
                                                         ------------   -----------------------
                                                         1999    1998    1998     1997    1996
                                                         -----   ----   ------   ------   -----
                                                                             (IN MILLIONS)
UPSTREAM
Asset sales............................................     --   $54    $  95    $ 240    $ 16
Property impairments...................................     --    --      (38)    (112)    (63)
Tax rate changes.......................................     --    --       --       19      --
Employee separation costs..............................     --    --      (42)      --     (11)
Inventory write-downs..................................     --    --       (4)      --      --
                                                         -----   ---    -----    -----    ----
          Total Upstream Special Items.................     --    54    $  11    $ 147    $(58)
                                                         =====   ===    =====    =====    ====
DOWNSTREAM
Asset sales............................................     --    --    $  12    $  --    $ 19
Property impairments...................................     --    --       --      (55)     --
Tax rate changes.......................................     --    --       --       11      --
Environmental insurance litigation recoveries..........     --    --       --       --      44
Employee separation costs..............................     --    --      (10)      --     (11)
Inventory write-downs..................................     --    --      (59)      --      --
Environmental litigation settlements...................     --   (28)     (28)     (23)     --
                                                         -----   ---    -----    -----    ----
          Total Downstream Special Items...............     --   (28)   $ (85)   $ (67)   $ 52
                                                         =====   ===    =====    =====    ====
CORPORATE AND OTHER
Stock option provision.................................     --    --    $(183)   $  --    $ --
Environmental litigation settlements...................     --    --      (14)      --      --
                                                         -----   ---    -----    -----    ----
          Total Corporate and Other Special Items......     --    --    $(197)   $  --    $ --
                                                         =====   ===    =====    =====    ====
TOTAL SPECIAL ITEMS....................................     --   $26    $(271)   $  80    $ (6)
                                                         =====   ===    =====    =====    ====

     There were no special items for the first six months of 1999. Special items for the first six months of 1998 reflect a $23 million gain from the sale of certain properties in the North Sea, and a $31 million gain from the sale of an international subsidiary, partly offset by a $28 million charge for litigation.

     Special items in 1998 include $107 million in gains from several unrelated asset sales. The gains consist of:

     - $54 million from the sale of producing and non-producing international upstream properties;

     - $41 million from U.S. upstream producing properties and assets; and

     - $12 million in downstream from the sale of an office building in Europe.

The upstream sales are a normal part of Conoco's ongoing strategic portfolio management program designed to improve profitability by disposing of marginal properties and concentrating operations on core properties. Offsetting the gains were:

     - property impairments of $38 million;

     - inventory write-downs of $63 million to market prices;

     - restructuring and employee separation costs of $52 million; and

     - other losses of $42 million for environmental litigation settlements.

     The after-tax property impairments of $38 million were made in accordance with Conoco's policy on impairment of long-lived assets, and relate to a $32 million after-tax writedown of United States upstream properties and a $6 million after-tax writedown of an international upstream property. The United States properties include various oil and gas producing properties in Texas and in the Gulf of Mexico, as well as a non-operating natural gas plant in Texas. The writedown of the oil and gas properties became necessary because of reductions to Conoco's price forecast in light of deteriorating pricing conditions. The international property is an exploration license in Norway and was written down after the decision was made to discontinue further investment in the license. The fair value of oil and gas producing properties subject to the write-down was based on the present value of estimated future net cash flows from the properties using Conoco's projections of future prices, which were higher than year-end prices, and costs.

     The $63 million write-down at year-end 1998 was the result of significant declines in crude oil and petroleum product prices occurring primarily in the fourth quarter of 1998. On a quarterly basis, Conoco evaluates whether the book value of its crude oil, natural gas, and petroleum products inventories exceeds the market value of such inventories. This evaluation is made on a region by region basis for each pool of inventory. For the purpose of this evaluation, the inventories are grouped into United States, Europe and Asia Pacific regions and grouped into as many as twelve different pools per region based on relative values. Conoco writes down its inventories for each region when the book value of the inventory within a region exceeds the market value of such inventory. The average book value of inventories on a price per barrel basis across all pools decreased from $16.68 to $13.80 in the United States region, from $20.99 to $18.54 in the European region and from $46.75 to $29.56 in the Asia Pacific region. The significantly larger difference in value in the Asia Pacific region resulted from Conoco's more recent acquisition of inventories in that region as well as the recent dramatic economic decline in the region.

     With respect to the likelihood of future write downs, Conoco optimizes its inventory levels to minimize operating inventories and typically operates at or near the same levels of inventories. Conoco is unaware of any strategic or operating plans that would affect its inventory volumes such that a write-down would be likely. Furthermore, based on the recent strengthening of energy prices at the end of the first quarter of 1999 versus the market conditions at the time of the year-end write-down, no further write-downs are anticipated in 1999. For a discussion of the $52 million after-tax charge for restructuring and employee related costs, see page 55.

     The $42 million environmental settlement relates to the settlement in 1998 of lawsuits and a number of group and individual claims for alleged property damage, personal injury, and medical monitoring. In each of these settlements, Conocco was and is bound to confidentiality agreements with the settling parties, most of which involved court approval.

     The $183 million stock option provision is a one-time non-cash charge for stock option employee compensation expenses related to the replacement of outstanding DuPont stock options held by Conoco employees with Conoco stock options in connection with the initial public offering.

     Upstream special items in 1997 include $240 million in gains from asset sales consisting of $191 million associated with producing and non-producing properties in the North Sea and $49 million in the United States. Such asset sales are part of Conoco's ongoing strategic portfolio management program. A United Kingdom tax rate change also provided a $19 million benefit in 1997. Offsetting these benefits were property impairments of $112 million relating to international non-revenue producing properties. Downstream special items in 1997 include a United Kingdom tax rate change benefit of $11 million. Offsetting this benefit were property impairments of $55 million attributable to the write-down of an office building held for sale in Europe. Other losses of $23 million include environmental litigation charges.

     Upstream special items in 1996 include a gain of $16 million from the sale of producing and non-producing properties in the United States. Offsetting this gain was a $63 million impairment associated with a write-down of an investment in a European gas marketing joint venture and employee separation costs of $11 million. Downstream special items in 1996 include a gain of $19 million associated with the sale of Conoco's retail marketing business in Ireland. Environmental insurance litigation recoveries also resulted in a $44 million benefit. Offsetting these benefits were employee separation costs of $11 million.

     Consolidated net income before special items, or "earnings before special items", was $721 million in 1998, $1,017 million in 1997 and $869 million in 1996.

  First Six Months 1999 versus First Six Months 1998

     Conoco had first six months consolidated net income of $197 million in 1999, down 63 percent from $530 million in the first six months of 1998 and down 61 percent from the first six months 1998 earnings before special items of $504 million. Lower earnings primarily reflected significantly weaker refined product margins, higher interest expense, lower net realized natural gas prices and fewer gains from asset dispositions than in 1998, partly offset by increased natural gas volumes and refining and marketing volumes, reduced exploration expenses and improved equity earnings.

     Sales and other operating revenues for the first six months of 1999 were $11,563 million, up two percent from $11,348 million in the first six months of 1998, primarily due to higher refined product prices and increased natural gas production partly offset by reduced power trading revenues and lower natural gas prices. Conoco's worldwide net realized crude oil price was $13.02 per barrel for the first six months of 1999, down $0.06 per barrel, or flat versus the $13.08 per barrel in the first six months of 1998. Worldwide net realized natural gas prices averaged $1.96 per thousand cubic feet for the first six months of 1999, compared with $2.39 per thousand cubic feet in the same period in 1998, a reduction of 18 percent.

     Worldwide crude oil and condensate production in the first six months of 1999 was 319,000 barrels per day versus 317,000 barrels per day in the first six months of 1998, a one percent increase. Worldwide natural gas production in the first six months of 1999 was up 30 percent to 1,697 million cubic feet per day from 1,308 million cubic feet per day of 1998. U.S. natural gas production was up 11 percent, primarily as a result of increased production from prior development drilling in the Lobo field in South Texas. International natural gas production was up 61 percent due to the new production from the Britannia and Viking Phoenix gas fields in the U.K.

     Worldwide refined product sales were 1,136,000 barrels per day, up ten percent versus 1998. Crude oil and refined product buy/sell and natural gas and electric power resale activities in the first six months of 1999 totaled $1,513 million, down 37 percent compared to $2,400 million in the first six months of 1998, primarily due to reduced crude oil and power trading activities.

     Cost of goods sold and other operating expenses for the first six months of 1999 totaled $6,887 million, an increase of $133 million, or two percent, compared to $6,754 million in the first six months of 1998, primarily due to higher refinery feedstock costs, partly offset by the reduction in power trading activities.

     Exploration expenses for the first six months of 1999 totaled $120 million, a decline of $56 million, or 32 percent, compared to $176 million in the first six months of 1998, primarily driven by cost reduction efforts, a more focused exploration program and lower dry hole costs.

     Depreciation, depletion and amortization for the first six months of 1999 totaled $584 million, an increase of $79 million, or 16 percent, compared to $505 million in the first six months of 1998, primarily due to increased upstream production volumes, field mix and depreciation, depletion and amortization rate changes.

     Provision for income taxes for the first six months of 1999 totaled $97 million, down 62 percent compared to $254 million for the first six months of 1998 primarily driven by lower pretax income with the effective tax rate essentially flat versus the prior year.

  1998 Versus 1997

     Consolidated net income for 1998 of $450 million was down 59 percent from $1,097 million in 1997. Conoco had earnings before special items of $721 million in 1998, down 29 percent from $1,017 million in 1997. Lower earnings before special items primarily reflect lower net realizable crude oil and natural gas prices and refined product prices. The lower prices were partly offset by higher natural gas volumes, lower exploration expenses, improved international downstream marketing margins and the favorable resolution of tax issues.

     Sales and other operating revenues of $22,796 million in 1998 were down 12 percent compared to $25,796 million in 1997, primarily due to a decrease in worldwide crude oil and natural gas prices and lower refined product prices. Downstream sales and other operating revenues were $17,246 million, down 14 percent compared to $20,033 million in 1997. Crude oil and refined product buy/sell and natural gas and electric power resale activities in 1998 totaled $5,004 million, down 9 percent compared to $5,509 million in 1997.

     Cost of goods sold and other operating expenses in 1998 totaled $13,840 million, down 15 percent compared to $16,226 million in 1997. This reduction is primarily due to lower feedstock prices.

     Selling, general and administrative expenses for 1998 totaled $736 million, an increase of $10 million, or one percent, compared to $726 million in 1997, primarily due to environmental litigation charges related to a discontinued business assumed by Conoco under the separation agreement with DuPont.

     Included in 1998 is a pretax charge of $236 million, labeled "Stock Option Provision" on the income statement. This expense is a one-time non-cash charge for employee stock option compensation relating to the replacement of outstanding DuPont stock options held by Conoco employees with Conoco stock options in connection with the initial public offering.

     Exploration expenses in 1998 totaled $380 million, a decline of $77 million, or 17 percent, compared to $457 million in 1997. The decrease is primarily a result of a more focused exploration program. Also contributing to the decrease were lower amortization of non-producing leasehold properties in the United States and lower exploration overhead and operating expenses compared to 1997, which included seismic surveys conducted in the Gulf of Paria, located between Venezuela and Trinidad, and in the Merida Andes foothills in Venezuela.

     Depreciation, depletion and amortization for 1998 totaled $1,113 million, a decrease of $66 million, or six percent, compared to $1,179 million in 1997.

     Provision for income taxes for 1998 totaled $244 million, down 76 percent compared to $1,010 million for 1997. This reflects an effective tax rate of approximately 35 percent in 1998 compared to 48 percent in 1997. The lower effective tax rate in 1998 is due to the increased impact of the U.S. alternative fuels tax credit, realization of a tax benefit on the sale of a subsidiary and a greater percentage of earnings in countries with lower effective tax rates.

  1997 versus 1996

     Consolidated net income for 1997 of $1,097 million was up 27 percent from $863 million in the prior year. Conoco had earnings before special items of $1,017 million in 1997, up 17 percent from $869 million in 1996. The increase was attributable to improved U.S. natural gas prices and higher international natural gas volumes in addition to stronger worldwide downstream product margins and increased worldwide refinery production.

     Sales and other operating revenues of $25,796 million in 1997 were up six percent compared to $24,230 million in the prior year, as higher downstream product prices and volumes, increased international natural gas volumes and stronger domestic natural gas prices more than compensated for lower crude oil prices. Crude oil and refined product buy/sell and natural gas and electric power resale activities in 1997 totaled $5,509 million, up 32 percent compared to $4,167 million in 1996.

     Cost of goods sold and other operating expenses in 1997 totaled $16,226 million, up 11 percent compared to $14,560 million in 1996, due to higher refined product volumes and crude oil and refined product buy/sell contract activity and natural gas and electric power resale activities.

     Selling, general and administrative expenses in 1997 totaled $726 million, a decrease of $29 million, or four percent, compared to $755 million in 1996, primarily due to one-time costs in 1996 for retail expansion activities in the U.S.

     Exploration expenses in 1997 totaled $457 million, an increase of $53 million, or 13 percent, compared to $404 million in 1996, due to higher international exploration overhead and operating costs primarily from seismic surveys conducted in the Gulf of Paria, located between Venezuela and Trinidad, and in the Merida Andes foothills in Venezuela, higher international dry hole costs and an adjustment of non-producing U.S. leasehold properties.

     Depreciation, depletion and amortization in 1997 totaled $1,179 million, an increase of $94 million, or nine percent, compared to $1,085 million in 1996 due to higher depreciation resulting from a write-down of an office building held for sale in the United Kingdom and an impairment of some international non-revenue producing properties partially offset by lower depreciation in U.S. downstream operations.

     Provision for income taxes totaled $1,010 million in 1997, down three percent compared to $1,038 million in 1996. The lower provision reflects an effective tax rate of approximately 48 percent in 1997 compared to 55 percent in 1996. The decrease in the effective tax rate was primarily due to a lower proportion of earnings from operations in countries with higher effective tax rates.

UPSTREAM SEGMENT RESULTS

                                                              SIX MONTHS
                                                                 ENDED          YEAR ENDED
                                                                JUNE 30         DECEMBER 31
                                                              -----------   -------------------
                                                              1999   1998   1998   1997    1996
                                                              ----   ----   ----   -----   ----
                                                                        (IN MILLIONS)
After-Tax Operating Income
  United States.............................................  $ 92   $144   $219   $ 445   $314
  International.............................................   154    215    283     439    367
                                                              ----   ----   ----   -----   ----
     After-Tax Operating Income.............................  $246   $359   $502   $ 884   $681
Special Items
  United States.............................................  $ --   $ --   $ 14   $ (49)  $ (9)
  International.............................................    --    (54)   (25)    (98)    67
                                                              ----   ----   ----   -----   ----
     Special Items..........................................  $ --   $(54)  $(11)  $(147)  $ 58
Earnings Before Special Items
  United States.............................................  $ 92   $144   $233   $ 396   $305
  International.............................................   154    161    258     341    434
                                                              ----   ----   ----   -----   ----
     Earnings Before Special Items..........................  $246   $305   $491   $ 737   $739
                                                              ====   ====   ====   =====   ====

  First Six Months 1999 versus First Six Months 1998

     Upstream earnings before special items were $246 million in the first six months of 1999, down 19 percent from $305 million in the first six months of 1998. U.S. upstream earnings before special items totaled $92 million in the first six months of 1999, down 36 percent from $144 million in the comparable period of 1998. Lower U.S. upstream earnings were due to lower natural gas prices, decreased crude oil volumes resulting from natural declines and the sale of various small, non-strategic properties in 1998, higher depreciation, depletion and amortization charges and fewer gains from asset disposition. These factors more than offset increased natural gas production and lower exploration expenses. Natural gas volumes in the United States were up 11 percent, as production from the Lobo field in South Texas increased more than production declined elsewhere. International upstream earnings before special items were $154 million, down four percent, from $161 million in the comparable period in 1998, primarily attributable to lower natural gas prices, higher depreciation, depletion and amortization charges and fewer gains from non-strategic asset dispositions, partly offset by increased natural gas and condensate production from the Britannia field, higher equity earnings and lower exploration expenses.

  1998 versus 1997

     Upstream after-tax operating income was $502 million in 1998, down 43 percent from $884 million in 1997, principally due to lower crude oil and natural gas prices. Upstream earnings before special items were $491 million in 1998, down 33 percent from $737 million in 1997.

     Conoco's worldwide net realized crude oil price was $12.37 per barrel for 1998, down $6.21 per barrel, or 33 percent, from $18.58 per barrel in 1997. Excess supply caused by weak Asian demand, higher crude oil production from OPEC producing countries and warmer winter weather caused the sharp drop in crude oil prices. Worldwide natural gas prices averaged $2.24 per thousand cubic feet for 1998, compared with $2.44 per thousand cubic feet in 1997, primarily because of warmer winter weather. Lower worldwide natural gas prices were primarily driven by lower natural gas prices inside the United States. In the U.S., natural gas prices averaged $1.96 per thousand cubic feet, down 10 percent, while internationally they remained steady at $2.72 per thousand cubic feet. Worldwide crude oil and condensate production in 1998 was 315,000 barrels per day versus 337,000 barrels per day in 1997. Worldwide natural gas production in 1998 was up 17 percent to 1,411 million cubic feet per day from 1,203 million cubic feet per day in 1997.

     U.S. upstream earnings before special items totaled $233 million in 1998, down 41 percent from $396 million in 1997. Lower U.S. upstream earnings before special items were due to lower crude oil and natural gas prices and lower crude oil volumes resulting from asset dispositions and crude oil production declines. These reductions more than offset benefits from increased natural gas production, gains on property sales and lower exploration expenses. Natural gas volumes were up 22 percent as increased production from the holdings in the South Texas Lobo trend, acquired in 1997, more than offset the decline in natural gas production elsewhere. U.S. production costs were $3.69 per barrel-of-oil-equivalent, down $0.54 per barrel-of-oil-equivalent, or 13 percent, compared to $4.23 per barrel-of-oil-equivalent in 1997, due to lower production taxes and higher gas volumes.

     Outside the United States, upstream earnings before special items were $258 million, down 24 percent, from $341 million in the comparable period in 1997, primarily due to lower crude oil and natural gas prices, offset by higher natural gas volumes, lower exploration expenses and the favorable resolution of some tax issues. International crude volumes, which comprise over 80 percent of Conoco's oil production, were down five percent to 265,000 barrels per day due to the sale of Conoco's interest in the mature Ula and Gyda fields in Norway and natural production declines. However, earnings benefited from higher production in countries with relatively lower tax rates, primarily the United Kingdom and Nigeria. International gas volume was up nine percent. International production costs were $4.13 per barrel-of-oil-equivalent, down $0.06 per barrel-of-oil-equivalent, or one percent, compared to $4.19 per barrel-of-oil-equivalent in 1997, due to reduced costs from asset dispositions and other operating costs in 1998, partly offset by lower international crude oil production.

  1997 versus 1996

     Upstream after-tax operating income was $884 million in 1997, up 30 percent, compared to $681 million in 1996. Upstream earnings before special items totaled $737 million in 1997, essentially unchanged from the previous year.

     Worldwide natural gas prices were up 15 percent to $2.44 per thousand cubic feet in 1997 from $2.12 per thousand cubic feet in 1996, resulting primarily from higher U.S. industry demand. Worldwide net realized crude oil prices were $18.58 per barrel, down $1.53 per barrel, or eight percent, from $20.11 per barrel in 1996. Crude oil prices declined despite higher crude oil demand and strong crude oil production growth, which included initial exports of Iraqi crude oil. Worldwide crude oil and condensate production averaged 337,000 barrels per day for the year, up slightly versus 1996. Worldwide natural gas deliveries in 1997 of 1,203 million cubic feet per day were essentially unchanged from 1,211 million cubic feet per day in 1996 as higher international natural gas volumes were offset by lower domestic natural gas volumes.

     U.S. upstream earnings before special items totaled $396 million, up 30 percent from $305 million in 1996, due to higher gas prices which more than offset lower crude oil prices. U.S. production costs per barrel-of-oil-equivalent were $4.23, up $0.12 per barrel-of-oil-equivalent or 3 percent, compared to $4.11 per barrel-of-oil-equivalent in 1996, due to higher production taxes.

     Outside the United States, earnings before special items were $341 million, down 21 percent from $434 million in 1996 due to lower crude oil prices, partly offset by increased crude oil and natural gas volumes associated with the first year of oil production from Nigeria and increased production from the Heidrun and Troll fields in Norway and the Canadian Foothills. International production costs per barrel-of-oil-equivalent were $4.19 per barrel-of-oil-equivalent, up $0.51 per barrel-of-oil-equivalent, or 14 percent, compared to $3.68 per barrel-of-oil-equivalent in 1996, resulting from floating production storage offtake lease costs on new fields in the United Kingdom and costs incurred on development projects that had not yet begun production.

DOWNSTREAM SEGMENT RESULTS

                                                            SIX MONTHS
                                                               ENDED
                                                              JUNE 30      YEAR ENDED DECEMBER 31
                                                            -----------   ------------------------
                                                            1999   1998    1998     1997     1996
                                                            ----   ----   ------   ------   ------
                                                                        (IN MILLIONS)
After-Tax Operating Income
  United States...........................................  $ 45   $ 86    $135     $216     $172
  International...........................................    42     95     156       91      117
                                                            ----   ----    ----     ----     ----
     After-Tax Operating Income...........................  $ 87   $181    $291     $307     $289
Special Items
  United States...........................................  $ --   $ 28    $ 73     $ 23     $(36)
  International...........................................    --     --      12       44      (16)
                                                            ----   ----    ----     ----     ----
     Special Items........................................  $ --   $ 28    $ 85     $ 67     $(52)
Earnings Before Special Items
  United States...........................................  $ 45   $114    $208     $239     $136
  International...........................................    42     95     168      135      101
                                                            ----   ----    ----     ----     ----
     Earnings Before Special Items........................  $ 87   $209    $376     $374     $237
                                                            ====   ====    ====     ====     ====

  First Six Months 1999 versus First Six Months 1998

     Downstream earnings before special items were $87 million for the first six months of 1999, down 58 percent from $209 million in the comparable period in 1998. U.S. downstream earnings before special items were $45 million for the first six months of 1999, down 61 percent from $114 million for the first six months of 1998, due to very weak refining margins, partly offset by higher refined product sales volumes. International downstream earnings before special items were $42 million for the first six months of 1999, down 56 percent from $95 million in the comparable period in 1998, reflecting significantly lower refining margins that were only partly offset by higher refined product sales volumes and marketing margins.

  1998 versus 1997

     Downstream after-tax operating income was $291 million in 1998, down five percent compared to $307 million in 1997. Downstream earnings before special items totaled $376 million in 1998, up one percent from $374 million in 1997.

     United States downstream earnings before special items were $208 million in 1998, compared to $239 million in 1997, a decrease of 13 percent. The decline was mainly attributable to weaker refinery margins, which were partly offset by record refinery runs, lower feedstock and operating costs and higher marketing margins.

     International downstream earnings before special items were $168 million in 1998, up 24 percent from $135 million in the comparable period in 1997, reflecting higher European marketing margins, lower cost and 11 percent higher refinery runs.

     Conoco's refineries, excluding the Melaka refinery, operated at 95 percent capacity in 1998, four percent higher than 1997. The increase was primarily due to refinery upgrades in Europe in 1997, increased reliability throughout the system and increased rates at the Lake Charles refinery subsequent to debottlenecking work completed in February 1998.

  1997 versus 1996

     Downstream after-tax operating income was $307 million, up six percent from $289 million in 1996. Downstream earnings before special items increased 58 percent to $374 million in 1997, compared with $237 million in the prior year. Worldwide refined product sales volumes were 1,048,000 barrels per day in 1997, up five percent versus 1996.

     In the United States, downstream earnings before special items were $239 million versus $136 million in 1996, an increase of 76 percent. The improvement was attributable to strong refining margins, reduced operating costs and higher refined product volumes from the new Lake Charles, Louisiana, hydrocracker expansion project.

     International downstream earnings before special items were $135 million, up 34 percent from $101 million in the comparable period in 1996, primarily due to higher European refining margins and increased refinery production from the Humber refinery's new vacuum unit in the United Kingdom.

     Conoco's refineries operated at 91 percent capacity in 1997, ten percent higher than 1996. The increase was primarily due to less downtime incurred in 1997, compared to 1996 when major expansions were taking place at the Lake Charles and Humber refineries.

CORPORATE AND OTHER SEGMENT RESULTS

  CORPORATE AND OTHER OPERATING

                                                           SIX MONTHS
                                                              ENDED          YEAR ENDED
                                                             JUNE 30         DECEMBER 31
                                                           -----------   -------------------
                                                           1999   1998   1998    1997   1996
                                                           ----   ----   -----   ----   ----
                                                                     (IN MILLIONS)
After-Tax Operating Income...............................  $(34)  $(39)  $(271)  $(82)  $(74)
Special Items............................................    --     --     197     --     --
                                                           ----   ----   -----   ----   ----
Earnings Before Special Items............................  $(34)  $(39)  $ (74)  $(82)  $(74)
                                                           ====   ====   =====   ====   ====

  First Six Months 1999 versus First Six Months 1998

     Corporate and other operating losses were $34 million for the first six months of 1999, an improvement of 13 percent from a loss of $39 million for the comparable period in 1998, resulting from lower administrative costs.

  1998 versus 1997

     Corporate and other segment after-tax operating income was a loss of $271 million in 1998, an impairment of $189 million from a loss of $82 million in 1997, primarily as a result of the one-time stock option provision. Corporate and other earnings before special items were a loss of $74 million, an improvement of $8 million from the 1997 loss of $82 million as a result of lower compensation costs.

  1997 versus 1996

     Corporate and other segment after-tax operating income was a loss of $82 million, an impairment of $8 million from a loss of $74 million in 1996 due to higher compensation costs.

  INTEREST AND OTHER NON-OPERATING INCOME (EXPENSES) NET OF TAX

                                                            SIX MONTHS
                                                               ENDED          YEAR ENDED
                                                              JUNE 30        DECEMBER 31
                                                            -----------   ------------------
                                                            1999   1998   1998   1997   1996
                                                            ----   ----   ----   ----   ----
                                                                     (IN MILLIONS)
Interest Expenses on Debt.................................  $(96)  $ --   (128)   (26)   (50)
Interest Income...........................................     8     39   $ 66   $ 61   $ 78
Exchange Gains (Losses)...................................     6      5     32     21     (7)
Other Corporate Expenses(1)...............................   (20)   (15)   (42)   (68)   (54)
                                                            ----   ----   ----   ----   ----
          Total...........................................  $(102) $ 29   $(72)  $(12)  $(33)
                                                            ====   ====   ====   ====   ====

---------------

(1) Includes other non-operating items.

  First Six Months 1999 versus First Six Months 1998

     Interest and other non-operating expenses for the first six months of 1999 were a loss of $102 million compared to income of $29 million in the comparable period in 1998, primarily reflecting an increase in interest expense from separation-related debt and lower interest income.

  1998 versus 1997

     Interest and other non-operating expenses for 1998 were $72 million, an increase of $60 million versus $12 million in 1997. The increase is primarily attributable to higher interest expense from debt incurred in the second half of the year, which more than offset interest income earned in the first half of the year.

  1997 versus 1996

     Interest and other non-operating expenses were a loss of $12 million in 1997, an improvement of $21 million from 1996 results. Net interest income (expense) in 1997 was improved by $7 million versus 1996, primarily due to increased after-tax capitalized interest on major upstream business development projects. Conoco incurred an after-tax exchange gain of $21 million in 1997 compared with a loss of $7 million in 1996, primarily reflecting the impact of Norwegian Kroner and British Pound exchange rate movements on U.S. dollar-denominated working capital balances. Other expenses of $68 million in 1997 were $14 million higher than 1996.

ENVIRONMENTAL EXPENDITURES

     The costs to comply with environmental laws and regulations, as well as internal voluntary programs, are significant and will continue to be so in the foreseeable future. Conoco anticipates substantial expenditures will be necessary to comply with Maximum Achievable Control Technology standards proposed by EPA under the Clean Air Act and specifications for motor fuels designed to reduce emissions of some types of pollutants from vehicles using such fuels.

     Estimated pre-tax environmental expenses charged to current operations totaled about $131 million in 1998, as compared to approximately $136 million in 1997 and $162 million in 1996. These expenses include the remediation accruals discussed below, operating, maintenance and depreciation costs for pollution control facilities and the costs of other environmental activities. The largest of these expenses resulted from the operation of pollution control facilities. Approximately 80 percent of 1998 total environmental expenses resulted from the operations of Conoco's business in the United States.

     Capital expenditures for pollution control facilities totaled approximately $53 million in 1998, as compared to approximately $50 million in 1997 and $78 million in 1996. Conoco estimates that capital expenditures will increase by $100 million in 1999 and by an additional $100 million in 2000 primarily due to regulations in Europe requiring cleaner burning fuels.

  REMEDIATION EXPENDITURES

     The Resource Conservation and Recovery Act extensively regulates the treatment, storage and disposal of hazardous waste and requires a permit to conduct such activities. RCRA requires permitted facilities to undertake an assessment of environmental conditions at the facility. If conditions warrant, Conoco may be required to remediate contamination caused by prior operations. In contrast to the Comprehensive Environmental Response, Compensation, and Liability Act, often referred to as "Superfund," the cost of remediation under RCRA is typically borne solely by Conoco. Conoco anticipates that significant ongoing expenditures for RCRA remediation may be required over the next decade, although Conoco does not expect that annual expenditures for the near term will vary significantly from the range of such expenditures over the past few years. Conoco's expenditures associated with RCRA and similar remediation activities conducted voluntarily or under state law were approximately $27 million in 1998, $31 million in 1997 and $34 million in 1996. In the long term, expenditures are subject to considerable uncertainty and may fluctuate significantly.

     EPA and state environmental agencies from time to time allege that Conoco is a potentially responsible party under CERCLA or an equivalent state statute for contamination at various sites that typically are not owned by Conoco but allegedly contain wastes attributable to Conoco's past operations. These agencies and private parties have also sued Conoco on occasion for the recovery of costs incurred to remediate the contaminated sites. As of December 31, 1998, Conoco had been notified of potential liability under CERCLA or state law at about 16 sites in the United States, with active remediation under way at six of those sites. Conoco received notice of potential liability at three new sites as of June 15, 1999, one new site during 1998, which was resolved, compared with four similar notices in 1997 and one in 1996. Conoco's expenditures associated with CERCLA and similar state remediation activities were not significant in 1998, 1997 or 1996.

     For most Superfund sites, Conoco's costs likely will be significantly less than the total site remediation costs, because the percentage of waste attributable to Conoco versus that attributable to all other potentially responsible parties has been relatively low. Other potentially responsible parties at sites where Conoco is a party typically have had the financial strength to meet their obligations and, where they have not, or where potentially responsible parties could not be located, Conoco's own share of liability has not materially increased. There are relatively few sites where Conoco is a major participant, and Conoco does not expect that remediation at those sites, or at all Superfund sites in the aggregate, will have a material adverse effect on Conoco's financial condition, results of operation or liquidity.

     Cash expenditures not charged against income for previously accrued remediation activities under CERCLA, RCRA and similar state and foreign laws were $17 million in 1998, $19 million in 1997 and $19 million in 1996. Although future remediation expenditures in excess of current reserves are possible, the effect of any such excess on future financial results is not subject to reasonable estimation because of the considerable uncertainty regarding the cost and timing of expenditures.

  REMEDIATION ACCRUALS

     Conoco accrues for remediation activities when it is probable that a liability has been incurred and reasonable estimates of the liability can be made. These accrued liabilities exclude claims against Conoco's insurers or other third parties and are not discounted. Many of these liabilities result from CERCLA, RCRA and similar state laws that require Conoco to investigate and remediate contamination at sites where it conducts or once conducted operations or at sites where company-generated waste was disposed. The accrual also includes a number of sites identified by Conoco that may require environmental remediation, but which are not currently the subject of CERCLA, RCRA or state enforcement activities.

Over the next decade, Conoco may incur significant costs under both CERCLA and RCRA. Considerable uncertainty exists with respect to these costs and under adverse changes in circumstances, potential liability may exceed amounts accrued as of December 31, 1998.

     Remediation activities vary substantially in duration and cost from site to site depending on site characteristics, evolving remediation technologies, diverse regulatory agencies, enforcement policies and the presence of potentially liable third parties. Therefore, it is difficult to develop reasonable estimates of future site remediation costs. At December 31, 1998, Conoco's balance sheet included an accrued liability of $129 million as compared to $144 million at year-end 1997. Approximately 89 percent of Conoco's environmental reserve at December 31, 1998, was attributable to RCRA and similar remediation liabilities and 11 percent to Superfund liabilities. Voluntary remediations are not included in this reserve. During 1998, remediation accruals resulted in a $2 million charge, compared to credits of $41 million in 1997 and $70 million in 1996, both of which resulted from insurance recoveries. No significant additional recoveries are expected.

TAX MATTERS

     As a result of the separation from DuPont and the initial public offering, Conoco is no longer able to combine the results of its operations with those of DuPont in reporting income for U.S. federal income tax purposes and for state and non-U.S. income tax purposes in some states and foreign countries. Conoco believes this will not have a material adverse effect on its earnings.

     In connection with the separation from DuPont, Conoco and DuPont entered into a tax sharing agreement. Several matters under the tax sharing agreement are currently in dispute between Conoco and DuPont. DuPont's obligations to Conoco arising out of the most significant of these matters could range from zero to up to approximately $160 million, depending on the outcome of the dispute. The effect of the dispute is not currently reflected in Conoco's financial statements and, regardless of the outcome of this dispute, Conoco believes the result will not be material to its financial position.

     During the period ended June 30, 1999, Conoco's net deferred tax assets increased, primarily as a result of the recognition of $90 million of carryforwards related to foreign tax credits, alternative fuels tax credits and the U.S. alternative minimum tax. Conoco believes it is more likely than not that the additional deferred tax assets related to these foreign tax credits and alternative fuels tax credits will be realized in the current year. Further, Conoco believes it is more likely than not the alternative minimum tax credits will be realized in future years.

     As of December 31, 1998, Conoco had deferred tax assets in the amount of $1,238 million. Of this amount, $496 million related to tax benefits from operating losses incurred in start-up operations, including exploration and U.S. foreign tax credit carry forwards. These benefits were substantially offset by a valuation reserve. Conoco believes it is more likely than not that the balance of the deferred tax assets will be realized in future years.

YEAR 2000

     Historically, many computerized systems have used two digits rather than four digits to define the applicable year, which could result in recognizing a date using "00" as the year 1900 rather than the year 2000. This could result in major failures or miscalculations.

     Conoco recognizes that the impact of the Year 2000 issue extends beyond traditional computer hardware and software to automated plant systems and instrumentation, as well as to third parties. The Year 2000 issue is being addressed within Conoco by its individual business units, and progress is reported periodically to management and the board of directors.

     Conoco has committed resources to conduct risk assessments and to take corrective action, where required, within each of the following areas: information technology, plant systems and external parties. Information technology includes telecommunications as well as traditional computer software and hardware in the mainframe, midrange and desktop environments. Plant systems include all automation and embedded chips used in production, plant, transportation and marketing facilities. External parties include any third party with which Conoco interacts. Most of the resources committed to this work are internal.

     Managing Year 2000 risk is being handled in three tiers -- through Year 2000 Compliance Plans, Mitigation Plans and Emergency Recovery Plans. The Year 2000 Compliance Plans include inventorying and assessing risk, and outlining action to be taken for each of these items. Year 2000 Compliance Plans have been developed and are being implemented for all business units. Mitigation Plans outline a list of actions that will be taken at specified times to further minimize risk. These plans are currently being developed for areas in which the Year 2000 Compliance Plans may not adequately address all of the relevant risk issues. For example, Conoco cannot be guaranteed that external partners will be ready for the year 2000. Therefore, operations that rely heavily on external partners will develop Mitigation Plans. Mitigation Plans will be developed, as needed, for all business units by the end of the third quarter of 1999.

     Emergency Recovery Plans already exist in many of Conoco's operations to address other issues such as oil tanker spills and plant explosions. Typically, the Emergency Recovery Plans address the results of single events. These plans are designed to facilitate the resumption of normal operations following a disruption. In contrast to a "normal" disruption, the scope of Year 2000 issues may cause multiple concurrent events. Accordingly, it is expected that the Emergency Recovery Plans will be reviewed and supplemented to address Year 2000 risks by the end of the third quarter of 1999.

     Currently contingency plans call for close monitoring of information technology, field operations and external supply during and around critical dates. Additional staff including senior management will be available to monitor operations and deal with disruptions that might occur. Some critical inventories and products will be increased.

     The progress reported below covers only the replacement or upgrade of existing non-compliant systems. Replacement projects planned and managed outside of the Year 2000 Program have been excluded. Approximately 87 percent of the work required to fix Year 2000 issues identified by the Year 2000 Program has been completed.

     In the information technology area, inventory and assessment audits have been completed. Corrective action in the mainframe, midrange and desktop environments will be completed by the end of the third quarter of 1999 and telecommunications and business application software by the end of the fourth quarter of 1999.

     In the plant systems area, inventory and assessment audits have been completed. Conoco is relying on vendor testing of hardware, software and embedded chips, with certification and validation through limited internal testing and/or industry test results. Downtime for normally scheduled plant maintenance will be used to conduct testing, with completion of corrective action expected by the end of the third quarter of 1999.

     With respect to external parties, the inventory of critical external parties and initial risk assessment is complete. Various methods are being used to assess and monitor external party readiness including letters, phone calls, meetings and SEC disclosure statements. Monitoring of risk in this area will continue throughout 1999.

     The total cost of Year 2000 activities is not expected to be material to Conoco's operations, liquidity or capital resources. Costs are being managed within each business unit. The total estimated cost for Conoco's Year 2000 work is $46 million. 1997 costs were $5 million, 1998 costs were $25 million and through the second quarter 1999 costs were $8 million. This includes costs for the replacement or upgrade of existing non-compliant systems. Replacement projects planned and managed outside of the Year 2000 program have been excluded. In order to control costs, Conoco is taking advantage of savings presented by its memberships in industry organizations.

     Conoco cannot guarantee that all third parties of business importance to Conoco will be prepared for the Year 2000. Therefore, the most likely worst case scenario may occur if Conoco's contingency plans do not adequately address the nature or extent of disruptions caused by external third parties, or by abnormal supply and demand patterns in late 1999 and early 2000. These disruptions could materially affect Conoco's operations, liquidity or capital resources. Given the diverse and global nature of Conoco operations, varying degrees of readiness and risk exist at each location. The company cannot quantify the impact or probability of these failures. Therefore, the company cannot further anticipate the potential impact of a worst case scenario. Conoco is developing contingency plans to address issues within Conoco's control. This program minimizes, but does not eliminate, risks related to external parties.

EUROPEAN MONETARY UNION

     Within Europe, the European Economic and Monetary Union introduced a new currency, the euro, on January 1, 1999. The new currency is in response to the European Monetary Union's policy of economic convergence to harmonize trade policy, eliminate business costs associated with currency exchange and to promote the free flow of capital, goods and services.

     Conoco has undertaken a review of the euro implementation and has concentrated on areas such as operations, finance, treasury, legal, information management, procurement and others, both in participating and nonparticipating European Union countries where Conoco operates. Existing legacy accounting and business systems and other business assets have been reviewed for euro compliance. Progress regarding euro implementation is reported periodically to management. Amounts spent to date and expected to be spent in the future are not material.

     Because of the staggered introduction of the euro regarding non-cash and cash transactions, Conoco has developed its plans to address first its accounting and business systems and second, its business assets. Conoco undertook steps to be euro compliant within its accounting and business systems by the end of 1998 relative to the conversion rules when performing translations between European Monetary Union currencies. The accounting systems were modified so that European Monetary Union legacy currencies are converted to other European Monetary Union legacy currencies via the euro rather than directly. Conoco has an implementation plan to convert its accounting and reporting systems from legacy currency to the euro by January 1, 2002, for those operations that are in European Monetary Union countries. The plan also incorporates steps to ensure the corresponding business assets are fully compliant by that date, in preparation for being able to conduct business involving euro notes and coins.

     Consistent with regulations and steps the industry is taking to get the public familiar with the euro, conversion at retail outlets has already begun. The conversion program varies between countries, and includes:

  - displaying conversion tables between European Monetary Union legacy currencies and the euro at gasoline stations;

  - placing stickers on the gasoline pumps with the equivalent euro price per liter;

  - installing "euro corners" in the shop part of the station with calculators and examples so that customers can practice converting their European Monetary Union legacy currency to the euro; and

  - showing the euro equivalent total at the bottom of receipts issued from cash registers.

     The business assets conversion program will continue throughout the transition period, and in its final stages will include new or modified pole price signs, electronic euro price displays at the pump, new or modified automatic cash machines, and receipts which give detailed itemized breakdown in euros.

     Conoco does not currently expect to experience any significant operational disruptions or to incur any significant costs, including any currency risk, which could materially affect its liquidity or capital resources. Conoco is preparing plans to address issues within the transitional period when both legacy and euro currencies may be tendered.

     Because of the competitive business environment within the petroleum industry, Conoco does not anticipate any long-term competitive implications or the need to materially change its mode of conducting business as a result of increased price transparency.

RESTRUCTURING

     In December 1998, Conoco announced, that as a result of a comprehensive review of its assets and long-term strategy, Conoco was making organizational realignments consistent with furthering the efficiency of operations and taking advantage of synergies created by the upgrading of its asset portfolio. The announced plans are being implemented in 1999 and will result in a reduction of approximately 775 upstream positions and 200 downstream positions worldwide. About three quarters of the upstream positions and about half of the downstream positions affected will be in the United States. These reductions largely reflect the elimination of redundancies at all levels resulting from past and ongoing consolidation of assets into operations requiring less employee support as well as better sharing of common services and functions across regions. Associated with these announcements, Conoco recorded a charge in the fourth quarter of 1998 of $82 million pretax ($52 million after-tax), nearly all of which represents termination payments and related employee benefits to be made to persons affected. During the first six months of 1999 approximately 465 persons left Conoco under implementation of these realignment plans. Restructuring costs of $23 million were charged against the reserve for the first six months of 1999.

     Conoco expects the restructuring efforts provided for in December 1998 will be completed by year-end 1999.

NEW ACCOUNTING STANDARDS

     Effective January 1, 1999, Conoco adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," issued by the American Institute of Certified Public Accountants. This statement requires that costs related to start-up activities, including organization costs, be expensed as incurred. Conoco's policy has been one of expensing organization and other similar costs of start-up operations. Accordingly, Conoco has no cumulative charge to earnings from a write-off of deferred start-up costs as a result of adoption of this accounting standard.

     Conoco adopted the Financial Accounting Standards Board's Statement No. 131 "Disclosures About Segments of an Enterprise and Related Activities." for the year ended December 31, 1998, and has disclosed segment information on the same basis used internally for evaluating segment performance and deciding how to allocate resources to segments. Conoco has assessed the effect of the new disclosure, and adoption of Statement No. 131 had no financial impact.

     In February 1998, the Financial Accounting Standards Board issued Statement No. 132, "Employers' Disclosure About Pension and Other Postretirement Benefits," which revised disclosure requirements for pension and other postretirement benefits. It does not affect the measurement of the expense of Conoco's pension and other postretirement benefits. Conoco adopted this Statement for the year ended December 31, 1998.

     In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Statement No. 133 provides, if specified conditions are met, that a derivative may be specifically designated as:

  - a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment;

  -  a hedge of the exposure to variable cash flows of a forecasted transaction;
     or

  - a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security or a foreign-currency-denominated forecasted transaction.

     Under Statement No. 133, the accounting for changes in fair value of a derivative depends on its intended use and designation. For a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item. For a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. For a foreign currency hedge, the gain or loss is reported in other comprehensive income as part of the cumulative translation adjustment. For all other items not designated as hedging instruments, the gain or loss is recognized in earnings in the period of change. In June 1999, the Financial Accounting Standard Board approved the issuance of Statement No. 137 deferring the effective date of Statement No. 133 for one year. Consequently, Conoco is required to adopt Statement No. 133 by the first quarter of 2001 and is currently assessing its effect on the consolidated financial statements.

MARKET RISKS

     Conoco operates in the worldwide crude oil, refined product, natural gas, natural gas liquids and electric power markets and is exposed to fluctuations in hydrocarbon prices, electric power prices, foreign currency rates, and interest rates that can affect the revenues and cost of operating, investing and financing. Conoco's management has used and intends to use financial and commodity-based derivative contracts to reduce the risk in overall earnings and cash flow when the benefits provided are anticipated to more than offset the risk management costs involved.

     Conoco has established a financial risk management policy framework that provides guidelines for entering into contractual arrangements to manage Conoco's commodity price, foreign currency rate, and interest rate risks. The Conoco risk management committee has ongoing responsibility for the content of this policy and has principal oversight responsibility to ensure Conoco is in compliance with the policy and that procedures and controls are in place for the use of commodity, foreign currency and interest rate instruments. These procedures clearly establish derivative control and valuation processes, routine monitoring and reporting requirements and counterparty credit approval procedures. Additionally, Conoco's internal audit group conducts reviews of these risk management activities to assess the adequacy of internal controls. The audit results are reviewed by the Conoco risk management committee and by management.

     The counterparties to these contractual arrangements are limited to major financial institutions and other established companies in the petroleum industry. Although Conoco is exposed to credit loss in the event of nonperformance by these counterparties, this exposure is managed through credit approvals, limits and monitoring procedures, and limits to the period over which unpaid balances are allowed to accumulate. Conoco has not experienced nonperformance by counterparties to these contracts, and no material loss would be expected from any such nonperformance.

  Commodity Price Risk

     Conoco enters into energy-related futures, forwards, swaps and options in various markets to balance its physical systems, to meet customer needs and to manage its price exposure on anticipated crude oil, natural gas, refined product and electric power transactions. These instruments provide a natural extension of the underlying cash market and are used to physically acquire a portion of supply requirements as well as to manage pricing of near term physical requirements. The commodity futures market has underlying principles of increased liquidity and longer trading periods than the cash market and is one method of managing price risk in the energy business.

     Conoco policy is to generally be exposed to market pricing for commodity purchases and sales. From time to time, management may use derivatives to establish longer-term positions to hedge the price risk for Conoco's equity crude oil and natural gas production as well as refinery margins.

     Under Conoco's policy, hedging includes only those transactions that offset physical positions and reduce overall company exposure to price risk. Trading is defined as any transaction that does not meet the definition of hedging. Much of the portfolio is reported in the trading category and, thereby, receives mark-to-market accounting. As a consequence, current revenues and costs reflect the full effect of price movement on most of Conoco's trading activity. Those activities that qualify as hedges use deferral accounting.

     The fair value gain (loss) of outstanding derivative commodity instruments and the change in fair value that would be expected from a ten percent adverse price change are shown in the table below:

                                                                       CHANGE IN FAIR VALUE
                                                                         FROM 10% ADVERSE
                                                          FAIR VALUE       PRICE CHANGE
                                                          ----------   --------------------
                                                                    (IN MILLIONS)
AT JUNE 30, 1999
Crude Oil and Refined Products
  Hedging...............................................     $ (1)             $ (2)
  Trading...............................................       19                (4)
                                                             ----              ----
  Combined..............................................     $ 18              $ (6)
Natural Gas
  Hedging...............................................     $(13)             $(15)
  Trading...............................................       (1)               --
                                                             ----              ----
  Combined..............................................     $(12)             $(15)
AT DECEMBER 31, 1998
Crude Oil and Refined Products
  Hedging...............................................     $ (1)             $ (5)
  Trading...............................................        3                 3
                                                             ----              ----
  Combined..............................................     $  2              $ (2)
Natural Gas
  Hedging...............................................     $(25)             $(20)
  Trading...............................................       (2)               (1)
                                                             ----              ----
  Combined..............................................     $(27)             $(21)
AT DECEMBER 31, 1997
Crude Oil and Refined Products
  Hedging...............................................     $ (3)             $ (8)
  Trading...............................................       (6)              (18)
                                                             ----              ----
  Combined..............................................     $ (9)             $(26)
Natural Gas
  Hedging...............................................     $  8              $ (9)
  Trading...............................................       --                --
                                                             ----              ----
  Combined..............................................     $  8              $ (9)

     The fair values of the futures contracts are based on quoted market prices obtained from the New York Mercantile Exchange or the International Petroleum Exchange of London. The fair values of swaps and other over-the-counter instruments are estimated based on quoted market prices of comparable contracts and approximate the gain or loss that would have been realized if the contracts had been closed out at the end of the reporting period.

     All hedge positions offset physical positions exposed to the cash market; none of these offsetting physical positions is included in the above table.

     Price-risk sensitivities were calculated by assuming an across-the-board ten percent adverse change in prices regardless of term or historical relationships between the contractual price of the instrument and the underlying commodity price. In the event of an actual ten percent change in prompt month crude or natural gas prices, the fair value of Conoco's derivative portfolio would typically change less than that shown in the table due to lower volatility in out-month prices.

     Additional details regarding accounting policy for these financial instruments are set forth in note 2 to Conoco's consolidated financial statements.

  Foreign Currency Risk

     Conoco has foreign currency exchange rate risk resulting from operations in approximately 40 countries around the world. Conoco does not comprehensively hedge its exposure to currency rate changes, although it may choose to selectively hedge exposure to foreign currency exchange rate risk. Examples include firm commitments for capital projects, some local currency tax payments, and cash returns from net investments in foreign affiliates to be remitted within the coming year. At June 30, 1999 and at December 31, 1998, Conoco had no open forward exchange contracts. At December 31, 1997, Conoco had open forward exchange contracts designated as a hedge of firm foreign currency commitments. The notional amount of these contracts was $50 million and the estimated fair value was $38 million.

  Interest Rate Risk

     Prior to the initial public offering, Conoco had no significant interest rate risk to manage. In March 1999, Conoco hedged interest rate exposure on a portion of the public debt that was issued in April 1999. The hedge was accomplished by purchasing put options on U.S. Treasury securities with a maturity date matching the expected pricing date of the debt offering and having a total notional amount of $2.5 billion spread over five-year, ten-year and 30-year maturities proportional to the expected tranches of Conoco debt to be issued. Fair value of the put options at March 31, 1999 was $7 million. In April 1999, subsequent to purchasing the put options, U.S. Treasury interest rates decreased and the put options expired out of the money. Before the public debt issuance, Conoco entered into interest rate lock agreements proportional to the expected tranches of debt to be issued. Overall, the two hedging transactions resulted in an immaterial net gain that will be amortized against interest expense over the life of the various debt maturities.

                                    BUSINESS

GENERAL

     Conoco, a major, integrated, global energy company, is involved in both the upstream and downstream operating segments of the petroleum industry. Upstream activities include exploring for, and developing, producing and selling crude oil, natural gas and natural gas liquids. Downstream activities include refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. In addition to upstream and downstream operations, Conoco also is engaged in developing and operating power facilities. Conoco operates in approximately 40 countries worldwide.

     As of December 31, 1998, Conoco had proved worldwide reserves of 2,622 million barrels-of-oil-equivalent, 39 percent of which were natural gas. Based on 1998 annual production of 213 million barrels-of-oil-equivalent, excluding natural gas liquids from gas plant ownership, Conoco had a reserve life of 12.3 years as of December 31, 1998. Over the last five years, Conoco has replaced an average of 195 percent of the oil and gas it has produced each year. Conoco owns or has equity interests in nine refineries worldwide, with a total crude and condensate processing capacity of approximately 807,000 barrels per day. Conoco has a marketing network of approximately 7,900 outlets in the United States, Europe and Asia.

     Based on public filings, for the year ended December 31, 1998, Conoco ranked eighth in the worldwide production of petroleum liquids by U.S.-based companies, eleventh in the production of natural gas, and eighth in refining throughput. For that same period, Conoco reported net income of $450 million, which included a net charge for special items of $271 million, on total revenues of $23,168 million. For the first quarter of 1999, Conoco had net income of $83 million, on total revenues of $5.3 billion.

BUSINESS STRATEGY

     Conoco intends to pursue a growth-oriented business strategy by exploiting opportunities where Conoco has existing major areas of operation, creating at least two new major business areas in northern South America and the Caribbean, and one of the Asia Pacific, West Africa, Middle East or Russia/ Caspian Sea regions, and continuing to improve the profitability, efficiency and effectiveness of its existing operations. Specifically, Conoco intends to:

     - manage its portfolio to increase the proportion of upstream assets relative to downstream assets and the proportion of large-scale, long-lived, early-life cycle assets relative to mature assets, which could include forming joint ventures or alliances to optimize the efficiency of operations or monetize a portion of the value of such assets;

     - achieve significant near-term production growth through large scale projects such as Petrozuata, Britannia, Lobo and Ursa;

     - seek opportunities created by worldwide privatizations and the opening of new markets previously closed to private investment;

     - apply its strengths in carbon upgrading, project management, deepwater technology, natural gas processing, seismic processing and interpretation, and in the ability to present integrated upstream/ downstream solutions to host governments and other institutions in new and emerging markets;

     - pursue exploration activities that have significant value creation potential by concentrating on areas that are under-explored;

     - capitalize on its ability to convert low cost, heavy, high sulfur and acidic crude oils into high value light oil products; and

     - continuously rationalize its asset base, contain costs, optimize its investment portfolio, and improve operating reliability.

     In all of its activities, Conoco will strive to act in accordance with its core values of operating safely, protecting the environment, acting ethically and valuing all people.

CONOCO HISTORY

     Conoco was founded in 1875 in Ogden, Utah, as the Continental Oil and Transportation Company. In 1885, it was reincorporated with a new name, Continental Oil Company, as part of the nationwide Standard Oil Trust. In its early years, its principal operations were marketing oil and petroleum related products, primarily in the Rocky Mountain area and in California. In 1913, two years after the U.S. Supreme Court dissolved the Standard Oil Trust, Conoco was again independently incorporated. From 1913 to 1929, Conoco evolved into a fully integrated oil company, with operations in most states west of the Mississippi River.

     By 1929, Conoco had approximately 1,800 producing wells and had become one of the largest retailers of gasoline in the Rocky Mountain area. In that year, it merged with the Marland Oil Company, an oil and gas company with wells and marketing operations from Oklahoma to Maryland. After World War II, Conoco was an early participant in Gulf of Mexico exploration and production activities and moved aggressively overseas with upstream assets in many parts of the world and downstream assets in Western Europe. In 1981, Conoco was acquired by DuPont.

FINANCIAL INFORMATION -- OPERATING SEGMENT AND GEOGRAPHIC INFORMATION

     See note 27 to the consolidated financial statements of Conoco for operating segment and geographic information.

UPSTREAM

  SUMMARY

     Conoco is currently exploring for, developing or producing crude oil, natural gas and/or natural gas liquids in 17 countries around the world. In 1998, production averaged 583,000 barrels-of-oil-equivalent per day, consisting of 348,000 barrels per day of petroleum liquids, excluding natural gas liquids from gas plant ownership, and 1,411 million cubic feet of natural gas per day. The majority of this production came from fields located in the United States, the United Kingdom and Norway, with the remaining production coming from operations in Canada, the United Arab Emirates, Indonesia, Nigeria, Russia and Venezuela.

     In 1998, Conoco replaced nearly 110 percent of the oil and natural gas it produced, adding 234 million barrels-of-oil-equivalent to Conoco's worldwide reserves while producing 213 million barrels-of-oil-equivalent, excluding natural gas liquids from gas plant ownership, for a net addition of 21 million barrels-of-oil-equivalent. This marks the sixth consecutive year that Conoco has replaced more reserves than it produced. Conoco replaced 163 percent of the natural gas produced and 74 percent of the oil produced. On December 31, 1998, Conoco had proved reserves of 2,622 million barrels-of-oil-equivalent, consisting of 1,591 million barrels of petroleum liquids and 6,183 billion cubic feet of natural gas, representing an increase of 48 percent on a barrel-of-oil-equivalent basis since December 31, 1994.

     Conoco's capital investment in upstream activities in 1998 was $1,965 million, including the continued development of the Lobo trend, Britannia, Ursa and Petrozuata. These projects will contribute to Conoco's 1999 production and significantly increase Conoco's production rates over current levels in future years.

     The majority of Conoco's exploration and production assets are located in the United States and Canada, the United Kingdom and Norway. The producing properties in these areas generate cash to fund growth opportunities around the world. Outside of North America and Western Europe, Conoco's investment activities are focused on areas that have the potential to become major business areas in the future, such as northern South America and the Caribbean, and the Asia Pacific, West Africa, Middle East and Russia/Caspian Sea regions.

     Conoco is exploring for oil and/or natural gas in 14 countries. Since 1996, Conoco has pursued and continues to implement an exploration strategy focused on acquiring large acreage positions in areas that are relatively under-explored. The purpose of these acreage acquisitions has been to establish Conoco at an early stage in areas that have the potential for large discoveries. During the same period, Conoco acquired significant acreage positions in the following regions:

     - the deepwater Gulf of Mexico;

     - the Atlantic Margin of Northwest Europe;

     - northern South America;

     - the Caribbean; and

     - selected basins in the Asia Pacific region.

Conoco's global deepwater acreage position is the largest in the industry. In 1998, Conoco's exploratory success rate was its best in 15 years. Approximately 30 percent of the exploratory wells Conoco drilled, excluding appraisal wells, were potentially commercial.

     Conoco intends to manage its asset portfolio to increase the proportion of upstream assets relative to downstream assets and the proportion of large-scale, long-lived, early-life cycle assets relative to mature assets. In the course of implementing such strategy, Conoco has in the past, and may from time to time in the future, purchase or sell upstream assets. Conoco may also consider forming alliances or joint ventures to hold and operate selected upstream assets, either to optimize the efficiency of such operations through achieving economies of scale or to monetize a portion of the value of such assets.

     The following table sets forth information regarding Conoco's producing properties. This table includes crude oil, condensate, and natural gas liquids expected to be removed for Conoco's account from its natural gas production.

                                                                    PROVED RESERVES
                                                                   AS OF DECEMBER 31,        1998
                                                                          1998            PRODUCTION
                                              NATURE OF INTEREST        (MMBOE)         (MBOE PER DAY)
                                              ------------------   ------------------   --------------
REGION
UNITED STATES
  Lobo......................................       Lease                   162                70
  Gulf of Mexico............................       Lease                    80                28
  San Juan Basin............................       Lease                   185                53
  Permian Basin.............................       Lease                   133                31
  Central Appalachian Basin.................    Partnership                 63                 2
  Other.....................................                                88                43
                                                                         -----               ---
          Total United States...............                               711               227
WESTERN EUROPE
  Britannia.................................      License                  242                18
  Heidrun...................................      License                  146                39
  Statfjord.................................      License                  100                54
  Troll.....................................      License                  114                 9
  Other.....................................                               317               111
                                                                         -----               ---
          Total Western Europe..............                               919               231
NORTHERN SOUTH AMERICA AND THE CARIBBEAN
  Petrozuata................................   Equity Company              678                 5
OTHER.......................................                               314               120
                                                                         -----               ---
          Total.............................                             2,622               583
                                                                         =====               ===

  UNITED STATES

     Production operations in the United States are principally located in the following areas:

     - the Lobo trend in South Texas;

     - the Gulf of Mexico;

     - the San Juan Basin in New Mexico;

     - the Permian Basin in West Texas; and

     - the Central Appalachian Basin in Virginia.

In 1998, United States operations contributed approximately 23 percent of Conoco's worldwide petroleum liquids production and 63 percent of its worldwide natural gas production. Proved reserves as of December 31, 1998, were 711 million barrels-of-oil-equivalent, consisting of 261 million barrels of petroleum liquids and 2,700 billion cubic feet of natural gas.

     In recent years, Conoco has consolidated its exploration and production operations in the United States in order to increase profitability. Conoco sold hundreds of smaller, less efficient properties, while acquiring an increased interest in its largest producing areas such as the San Juan Basin and the Lobo trend. As a result, Conoco has reduced the number of fields in its portfolio from approximately 700 in 1990 to 104 as of December 31, 1998, while maintaining production essentially constant on a barrel-of-oil-equivalent basis. Conoco has also focused its exploration activities by reducing the number of exploration plays being pursued in the United States from over 30 in 1995 to less than ten as of December 31, 1998. Exploration activity in the United States is concentrated in the deepwater Gulf of Mexico.

     Conoco's objectives are to increase production from the Lobo trend and the deepwater Gulf of Mexico, while maintaining production from other United States assets and focusing on natural gas processing capabilities.

  Lobo Trend in South Texas

     Conoco is the largest natural gas producer in the Lobo trend, and a leading producer, marketer and transporter of natural gas in South Texas. Conoco has 20 years of operating and drilling experience in the Lobo trend and currently holds approximately 450,000 acres in the area under oil and gas leases. In 1997, in accordance with its strategy to rapidly increase production through participation in large development projects, Conoco substantially increased its holdings in South Texas through the acquisition of $929 million of natural gas properties and transportation assets. Assets acquired by Conoco in this transaction included approximately 215,000 acres of leases, 800 wells and a 1,150-mile natural gas gathering and transportation pipeline. The pipeline provides direct access to major Texas intrastate and interstate pipeline systems. As a result of the Lobo acquisition, Conoco is currently the second largest natural gas producer in Texas.

     Conoco's average working interest in its leases in the Lobo trend is 92 percent. A large number of the producing wells acquired in the Lobo acquisition were acquired subject to volumetric production payments. The holders of these production payments are entitled to a specific volume of production from these wells until the last of the production payments terminates in 2002. These volumes averaged approximately 91 million cubic feet per day in 1998.

     Since the 1997 acquisition of Lobo properties, Conoco has maintained between two and 14 rigs working continuously in the region. As of May 1, 1999, Conoco had seven rigs working. This development activity has resulted in an increase in gross natural gas production in the region from approximately 510 million cubic feet per day for December 1997 to approximately 750 million cubic feet per day for December 1998, an increase of approximately 47 percent. Conoco anticipates spending $600 million between 1999 and 2002 to further develop its leases in the Lobo trend. Conoco's 1998 Lobo trend development program included the acquisition of new 3D seismic data and the drilling of over 200 wells.

     As of June 1999, Conoco had completed 3-D seismic surveys on 90 percent of its total acreage holdings in the Lobo trend, and drilled over 330 wells since mid-year 1997. As a result of the progression of the seismic interpretations and recent higher gas prices, Conoco intends to gradually increase the number of drilling rigs during the balance of this year, with the objective of maintaining lower per well drilling costs at increasing levels of activity. To date during 1999, drilling and completion costs have been reduced approximately 10 percent on a per well basis compared to 1998 and operating costs have been reduced by approximately 10 percent on a unit of production basis compared to 1998.

     Lobo Pipeline Company, a wholly owned subsidiary of Conoco, owns a 1,150 mile intrastate natural gas pipeline system in South Texas and expects to implement an expansion plan designed to provide transportation for Conoco's gas production and that of third party producers, laying 100 miles of pipeline per year for the next five years. During the first two years, most of the pipeline added will be high-pressure trunklines to support regional development.

  Gulf of Mexico

     Conoco's current portfolio of producing properties in the Gulf of Mexico includes ten fields operated by Conoco and 14 operated by other companies. The properties are in various stages of development, ranging from properties that are fully developed to ones with considerable additional development potential. Conoco also holds interests in various offshore platforms, pipelines and other infrastructure.

     Conoco currently has 13 leases in production or under development in the deepwater Gulf of Mexico. Conoco's most important current development project in the Gulf of Mexico is the Ursa field development. Ursa, operated by Shell, is one of the largest discoveries to date in the deepwater Gulf of Mexico. Conoco holds a 16 percent interest in the field, and the other owners are Shell, BP Amoco and Exxon. The Ursa tension leg platform was installed in late 1998 in approximately 3,900 feet of water. Initial production from Ursa began four months ahead of schedule in March 1999, and Conoco projects that peak gross production from the Ursa field will reach 150,000 barrels per day of petroleum liquids and 400 million cubic feet of gas per day by 2001.

     Conoco's most important exploration program in the United States is in the deepwater Gulf of Mexico. Conoco is the seventh largest deepwater leaseholder in the Gulf on an acreage basis, with interests in 295 leases. Conoco has a 100 percent interest in 104 of these leases, and jointly owns 76 of the remaining leases on a 50-50 basis with Shell and 60 of the remaining leases on a 50-50 basis with Exxon. Since 1996, Conoco has acquired 3D seismic data over large portions of the deepwater Gulf of Mexico to identify acreage to lease and to select prospects for drilling. Seismic interpretation is now underway on many leases and preparations for a multi-well drilling program are being made.

     Conoco will carry out its deepwater Gulf of Mexico drilling program in large part with a recently completed deepwater drillship, which is owned by a joint venture between Conoco and R&B Falcon Corporation. This vessel, christened the Deepwater Pathfinder, went into service in January 1999, commencing a five-year, $400 million drilling program in the Gulf of Mexico. This highly sophisticated drillship is capable of drilling in water depths of up to 10,000 feet and provides Conoco with the ability to explore in areas that were previously inaccessible. In May 1999, Conoco announced a discovery on the Magnolia prospect on Garden Banks Block 783, the first prospect drilled by the Deepwater Pathfinder. Conoco is currently evaluating the results of the discovery. The Deepwater Pathfinder is currently drilling another prospect in Green Canyon Block 562.

  Other U.S. Producing Properties

     Outside of South Texas and the Gulf of Mexico, Conoco's largest producing properties in the United States are located in the San Juan Basin of New Mexico, the Permian Basin in West Texas and the Central Appalachian Basin in Virginia. Conoco also has producing properties in the Williston Basin and the Hugoton complex in the Oklahoma/Texas Panhandle.

     Conoco has a significant acreage position in the San Juan Basin. Conoco's average daily net production from the San Juan Basin in 1998 was approximately 15,500 barrels of petroleum liquids and 226 million cubic feet of natural gas. Conoco believes significant additional hydrocarbons lie below the basin's traditional producing formations, and Conoco is actively exploring for new reserves. In 1998, Conoco conducted a 300-square-mile 3D seismic survey covering the most promising deep areas of the basin. Early results have identified several high-potential prospects, and two wells are planned to be drilled in 1999. Conoco will also continue to consider potential acquisitions in this basin to take advantage of synergies resulting from its large asset base and gas plant in the area.

     Conoco has an interest in 29 fields in the Permian Basin, which is one of the largest producing areas in the United States. In the Permian Basin, Conoco's average daily net production in 1998 was approximately 23,500 barrels of petroleum liquids and approximately 44 million cubic feet of gas. Conoco is using 3D seismic technology, horizontal wells and other innovative extraction technologies in an effort to extend the productive life of many of the mature fields in the Permian Basin.

     Pocahontas Gas Partnership is a 50/50 partnership between Conoco and Consol Energy Inc. Pocahontas produces and gathers coal bed methane prior to and during coal mining operations in Virginia. Pocahontas produced and gathered approximately 34 million gross cubic feet per day of coal bed methane from the existing active mining area in 1998. Conoco recently approved an expansion of the Pocahontas project to develop coal bed methane outside of the existing mining area, which is expected to increase total Pocahontas production to approximately 40 million gross cubic feet per day in 1999.

  NATURAL GAS AND GAS PRODUCTS

     In the United States, Conoco owns interests in 23 natural gas processing plants located in Louisiana, New Mexico, Oklahoma and Texas as well as approximately 10,000 miles of gathering lines. Conoco operates 16 of the plants.

     Conoco gathers natural gas, extracts natural gas liquids and sells the remaining residual gas. Most of Conoco's raw gas liquids are supplied to its processing operations, which further separate them into natural gas liquid products that are used as feedstocks for gasoline and chemicals production. Conoco provides service to approximately 800 natural gas producers and sells more than 500 million cubic feet per day of residue gas to approximately 120 customers.

     Conoco's share of total natural gas liquids from natural gas processed at the 23 plants in which it owns an interest averaged 66,300 barrels per day in 1998, of which approximately 11,000 barrels per day of natural gas liquids were from Conoco owned reserves, which were reported, net of royalties, as United States natural gas liquids production. In 1998, approximately 28,200 barrels per day of additional natural gas liquids were attributable to processing of Conoco's natural gas liquids in third-party-operated plants. Furthermore, Conoco's 50 percent-owned equity affiliate, C&L Processors Partnership, has five natural gas processing plants in Oklahoma and Texas. Conoco's pro rata share of C&L's natural gas liquids production was approximately 7,600 barrels per day in 1998.

     Conoco's other natural gas and gas products facilities in the United States include:

     - Lobo Pipeline Company's 1,150-mile intrastate natural gas pipeline system in South Texas;

     - an 800-mile intrastate natural gas pipeline system in Louisiana operated by Conoco's wholly owned subsidiary, Louisiana Gas System, Inc.;

     - natural gas and natural gas liquids pipelines in several other states;

     - three underground natural gas liquids storage facilities;

     - a natural gas liquids fractionating plant in Gallup, New Mexico with a capacity of 25,000 barrels per day; and

     - a 22.5 percent equity interest in Gulf Coast Fractionators, which owns a natural gas liquids fractionating plant in Mt. Belvieu, Texas with a capacity of 104,000 barrels per day.

In 1998 Conoco sold approximately 3.3 billion cubic feet per day of natural gas, which included 873 million cubic feet per day of its U.S. natural gas production.

  WESTERN EUROPE

     Conoco has a significant portfolio of producing properties in the United Kingdom and Norway. Proved Western Europe reserves, as of December 31, 1998, were 919 million barrels-of-oil-equivalent, consisting of 410 million barrels of petroleum liquids and 3,053 billion cubic feet of natural gas. In 1998, operations in Western Europe contributed 44 percent of Conoco's worldwide petroleum liquids production and 33 percent of its natural gas production.

  Britannia Field

     Conoco has a 42.4 percent interest in the Britannia field, which is one of the largest natural gas/ condensate fields in the United Kingdom sector of the North Sea. Britannia is a centerpiece of Conoco's strategy to increase production and reserves through large, long-lived projects. First production from Britannia occurred in August 1998 and Conoco estimates that the field will have a production life of approximately 30 years. Conoco's proved reserves in Britannia include 1.1 trillion cubic feet of natural gas and 56 million barrels of petroleum liquids at December 31, 1998. As of June 8, 1999, Britannia was producing 740 million gross cubic feet of gas per day and 50,000 gross barrels of petroleum liquids. Production is expected to fluctuate due to seasonal demand. Conoco and Chevron, the two largest interest holders in the field, jointly operate Britannia.

  Southern North Sea Producing Properties

     Conoco has various equity interests in 13 producing gas fields in the Southern North Sea, a major gas producing area on the United Kingdom continental shelf. These fields mostly feed into the Conoco-operated Theddlethorpe gas processing facility through three Conoco-operated pipeline systems: Viking, LOGGS and CMS. In 1998, Conoco's net production from the Southern North Sea was 98 billion cubic feet of natural gas.

     Conoco believes there are additional development opportunities in the Southern North Sea. One example is the Viking Phoenix project, in which Conoco targeted the development of additional reserves using existing infrastructure and new drilling and completion technology. In November 1998, Conoco started production from this development, for which its proved reserves were 73 billion cubic feet of gas as of December 31, 1998. Conoco holds a 50 percent interest in the Viking Field. In June 1999, Conoco announced a discovery on the E-Plus exploration well in the Southern North Sea. This well is near existing Conoco infrastructure in the Viking field and Conoco is currently evaluating the commercial potential of the discovery.

     At year-end 1998, Conoco acquired Canadian Petroleum UK Ltd., the British subsidiary of Canadian Occidental Petroleum Ltd. The acquisition included:

     - interests in the Vulcan (7.9 percent), South Valiant (12.5 percent), and Caister (30 percent) gas producing fields;

     - a 15 percent interest in the Caister Murdoch gas pipeline;

     - a ten percent interest in the Eagles gas pipeline; and

     - interests in eight exploration blocks.

As a result of this acquisition, Conoco increased its interest in the Vulcan and South Valiant Fields to 50 percent from 42.1 percent and 37.5 percent, and increased its stake in the Caister Murdoch gas pipeline to 42.25 percent. Conoco currently operates the Vulcan and South Valiant fields.

  Other United Kingdom Properties and Discoveries

     Conoco also has interests in the following fields and discoveries:

     - Miller (30 percent);

     - Alba (12 percent);

     - Statfjord (4.8 percent in the United Kingdom/10.3 percent in the Norwegian sector);

     - MacCulloch (40 percent);

     - Banff (32 percent); and

     - Clair (21 percent).

Conoco operates the MacCulloch and Banff fields, both of which employ floating production, storage and offtake technology. BP Amoco operates the Miller field and the Clair discovery, which is one of the largest undeveloped oil discoveries in Western Europe.

  Interconnector Pipeline and Gas Sales

     The Interconnector pipeline, which connects the United Kingdom and Belgium, will facilitate marketing throughout Europe of the natural gas Conoco produces in the United Kingdom. This pipeline commenced operation in October 1998. Conoco's ten percent share of the Interconnector pipeline allows Conoco to ship approximately 200 million cubic feet of gas per day to the markets in continental Europe. Conoco has seven- to ten-year contracts to supply natural gas to Gasunie in the Netherlands and Wingas in Germany, which fully utilizes this capacity. Because the Interconnector pipeline provides flexibility to flow in either direction, Conoco will be able to take advantage of the long-term and short-term market conditions in both the United Kingdom and continental Europe.

  Norwegian Producing Fields

     Conoco is the sixth largest oil producer in Norway. Conoco has an ownership interest in three of the largest fields in the country: Heidrun, Statfjord and Troll. Conoco also has an interest in the following discoveries which are in development:

     - Oseberg South (7.7 percent);

     - Visund (9.1 percent);

     - Jotun (3.75 percent); and

     - Huldra (23.3 percent).

Conoco also has an interest in the PL 203 discovery.

     Production from the Heidrun field began in 1995 and is currently averaging approximately 240,000 gross barrels of petroleum liquids per day. Conoco's share of the proved reserves in the field, based on its 18.125 percent interest, is 119 million barrels of petroleum liquids and 159 billion cubic feet of natural gas. Conoco was the operator for the construction and installation of Heidrun's tension leg platform. Upon first production, Statoil assumed operatorship in accordance with a pre-agreed arrangement. Associated gas from the Heidrun field currently serves as feedstock for a methanol plant that became operational in Norway in 1997. The plant, in which Conoco holds an 18.125 percent interest, is operated by Statoil.

     Conoco, which holds 10.3 and 4.8 percent interests in the Norwegian and United Kingdom sectors of the Statfjord field, had total net proved reserves for both the Norwegian and United Kingdom sectors of 84 million barrels of petroleum liquids and 98 billion cubic feet of natural gas in the field as of December 31, 1998. Conoco is supporting work by Statoil, the operator of Statfjord, to determine ways to slow the natural decline of the field and increase reserves. Conoco also owns a 1.66 percent interest in the Troll gas field, operated by Statoil, and has net proved reserves in the field of 576 billion cubic feet of natural gas and 18 million barrels of petroleum liquids.

  Exploration -- The Atlantic Margin

     Exploration activity in Western Europe is focused on the deepwater Atlantic Margin fairway, which runs from the Voring Basin off the coast of Norway to the Porcupine Basin off the west coast of Ireland. Along the Atlantic Margin, Conoco has significant acreage positions in the Voring Basin, the West of Shetlands and North Rockall Trough areas in the United Kingdom and the Porcupine Basin. In 1997, the United Kingdom government awarded Conoco and three partners exploration licenses for two deepwater blocks, Block 204/14 and 204/15, in the West of Shetlands area. These blocks are adjacent to a discovery in BP Amoco-operated Block 204/19. Conoco, as operator of Blocks 204/14 and 204/15, drilled two wells in 1998 to test the potential of this acreage. The results of the wells are being currently evaluated by Conoco and its partners.

  NORTHERN SOUTH AMERICA AND THE CARIBBEAN

  Petrozuata

     Petrozuata is a key component of Conoco's strategy to increase production and reserves through implementation of long-lived, large development projects and to utilize its proprietary coking technology in other areas of its business. Petrozuata is a joint venture between Conoco, which holds a 50.1 percent non-controlling equity interest, and PDVSA Petroleo y Gas S.A., a subsidiary of PDVSA, the national oil company of the Republic of Venezuela, which holds the remaining interest.

     Petrozuata, the first venture of its kind in Venezuela, is developing an integrated operation to produce extra heavy crude oil from known reserves in the Zuata region of the Orinoco Belt, transport it to the Jose industrial complex on the north coast of Venezuela and upgrade it into synthetic crude, with associated by-products of liquified petroleum gas, sulfur, petroleum coke and heavy gas oil, a product slightly lighter than residual oil. Petrozuata's synthetic crude is a lighter, partially processed refining feedstock similar to crude oil. Conoco's recorded proved reserves related to its interest in Petrozuata as of December 31, 1998, were 678 million barrels of oil. The joint venture agreement has a 35-year term, commencing upon the completion of the upgrading facility in 2000, and requires approval of both Conoco and PDVSA Petroleo y Gas S.A. for major Petrozuata decisions.

     The upgrading facility, which will employ Conoco's proprietary delayed coking technology, will be located at Jose and is projected to become operational in mid-2000. Diluted extra heavy crude oil will be transported via a 36-inch pipeline from the field to the Jose industrial complex. An adjacent 20-inch pipeline will return naphtha from the upgrading facility to the field for use as a diluent. Petrozuata has also begun construction of field processing and support facilities and marine facilities for shipping synthetic crude and by-products.

     As of May 31, 1999, Petrozuata has made significant progress toward project completion. The upgrading facility is now approximately two-thirds complete and most of the key process units have been installed. The dual pipeline system is fully operational and early production and diluent volumes are currently being shipped between Jose and the field. Production facilities are now substantially complete and drilling of production wells continues. Current extra heavy oil production is approximately 61,000 barrels per day. While many wells are producing at expected rates, on average, individual well productivity has been less than expected. As a result, Petrozuata will drill more wells than anticipated in the original plans for the project. Due to drilling efficiencies, Petrozuata is experiencing lower than expected per well drilling costs which will mitigate the cost of the additional wells. Additionally, Conoco expects that use of multi-lateral well technology will increase the per well producing capability above current levels. Conoco expects Petrozuata to produce 120,000 barrels per day of extra heavy crude oil required for the planned start-up of the upgrading facility in mid-2000.

     Petrozuata began early production of extra heavy crude oil in August 1998. Prior to completion of the upgrading facility, the extra heavy crude will be blended with lighter oils and sold on world markets. Following completion of the upgrading facility, the synthetic crude produced by Petrozuata will either be used as a feedstock for Conoco's Lake Charles refinery and a refinery operated by PDVSA, or will be sold to third parties.

     Conoco has entered into an agreement to purchase up to 104,000 barrels per day of the Petrozuata synthetic crude for a formula price over the term of the joint venture if Petrozuata is unable to sell the production to third parties for higher prices. All synthetic crude sales will be denominated in United States dollars. By-products produced by the upgrading facility, principally coke and sulfur, will be sold to a variety of domestic and foreign purchasers. The loading facilities at Jose will transfer synthetic crude and some of the by-products to ocean tankers for export. Synthetic crude sales are expected to comprise more than 90 percent of the project's revenues.

  The La Luna Trend

     Exploration activity in northern South America and the Caribbean is focused on a geologic trend known as La Luna. In Venezuela, Conoco conducted seismic surveys in 1997 on the shallow water Gulf of Paria West block, and on the Guanare block in the Merida Andes foothills. In early 1999, Conoco drilled a well in the Gulf of Paria West, which is a potentially commercial discovery that flowed hydrocarbons from multiple zones in drill stem tests. Conoco is currently drilling a second well on an adjacent structure. Conoco also drilled a well in the Guanare block, which was a dry hole. Additional exploration and appraisal work is currently planned for 1999. Conoco currently holds a 50 percent working interest in both the Gulf of Paria West block, which it operates, and the Guanare block, which is operated by Elf Aquitane. Conoco's interest in each case is subject to dilution to 32.5 percent at the option of a PDVSA affiliate.

     In northwestern Colombia, seismic surveys have been completed in partnership with Texaco on three tracts that Conoco acquired through a 50 percent farm-in. In 1998, Texaco drilled two dry holes on the acreage and plans to drill two additional wells in 1999. In addition, Conoco and Texaco acquired a fourth tract in a joint bid in 1998.

     In 1997, Conoco signed a production sharing contract for Blocks 4a and 4b, two large prospective blocks off Trinidad's east coast. A 3D seismic survey was acquired over the acreage in 1997, and Conoco is currently drilling a well to test the potential of this acreage. Conoco is operator of both blocks and has a 50 percent working interest; Texaco holds the remaining working interest in both blocks.

     Seeking additional opportunities in the La Luna Trend, Conoco has conducted a two-year study of the hydrocarbon potential of the entire offshore Barbados area. Encouraged by the study, Conoco has entered into a commitment to acquire seismic data over 50 percent of the original study area and has the option to enter a drilling program to test the potential of this largely unexplored area.

  Phoenix Park

     Conoco holds a 39 percent equity interest in Phoenix Park Gas Processors Limited, a joint venture with the National Gas Company of Trinidad and Tobago Limited, that processes gas in Trinidad and markets in the eastern Caribbean. Phoenix Park's facilities include:

     - a gas processing plant;

     - a fractionator producing propane, mixed butane and natural gasoline;

     - storage tanks; and

     - a liquified petroleum gas marine loading dock.

These facilities produce over 11,000 gross barrels per day of natural gas liquids. Phoenix Park recently completed an expansion of its facilities to process up to 1.4 billion cubic feet of gas per day, increase fractionation capacity to 33,000 barrels per day, and add additional storage and marine export facilities.

  ASIA PACIFIC

     Conoco has a 30-year operating history in Indonesia. The focus of Conoco's effort in the Asia Pacific region is its operations in the Indonesian sector of the Natuna Sea. In this area, Conoco is the operator of the Block B and North West Natuna Sea Block II production sharing contracts. Conoco also has interests in exploration blocks in Cambodia, Vietnam and New Zealand, where the second deepwater drillship owned by a joint venture between Conoco and R&B Falcon, the Deepwater Frontier, recently completed drilling its first exploratory well. The well did not encounter commercial hydrocarbons.

  West Natuna Gas Project

     In 1996, Conoco, as operator of the South Natuna Sea Block B PSC, along with the other participants in Block B and the interest holders in the Block A and Kakap production sharing contracts, formed the "West Natuna Group", with the aim of jointly marketing gas from the West Natuna Area to Singapore. In January 1999, the West Natuna Group, Pertamina, the Indonesian state-owned oil and gas company and Sembgas, a company owned by Sembcorp Industries, entered into a definitive set of agreements to sell the gas to Temasek and Tracetebel. These agreements provide for the sale and purchase of natural gas from specified fields in the production sharing contracts operated by the West Natuna Group.

     These agreements provide for gas deliveries to begin by mid-2001 that will rise to a sales rate of 325 million cubic feet per day. Sembgas will sell the gas to a series of end users, including Tuas Power, Sembcorp Cogen and Esso Chemicals, which will use the gas for industrial purposes, primarily power generation. The West Natuna Group has entered into a gas supply agreement with Pertamina in which they have undertaken to develop a series of fields and to supply the gas produced to Pertamina for the sale to Sembgas. The agreements provide for the supply of approximately one trillion cubic feet of natural gas from fields in Block B to Sembgas. Block B's share of production will reach 140 million cubic feet of gas daily. Block B constitutes 43.1 percent of the West Natuna Group and Conoco owns a 40 percent interest in Block B and has net proved reserves of 197 billion cubic feet of natural gas. Conoco plans to drill five wells in Block B in 1999 to begin development of these reserves. In addition, each of the production sharing contracts has been extended to allow the West Natuna Group to support Pertamina for the expected 22 year life of the contract with Sembgas.

     A 300-mile 28-inch submarine pipeline and smaller gathering pipelines will be built by the West Natuna Group to transport the gas from the West Natuna Sea fields to Singapore. Conoco will be the operator of the pipeline system, including the receiving terminal in Singapore. The West Natuna Group, Pertamina and Sembgas have entered into contracts governing the construction and operation of the pipeline. Contracts for engineering, procurement, construction and installation of the pipeline and platform based gas processing equipment were recently awarded and approved by Pertamina.

     Two delineation wells recently drilled by Conoco, the West Belut #2 and the Belut #5, further delineated a natural gas discovery made by Conoco in 1998. The Belut Complex is not dedicated to the West Natuna Group gas sales agreement, but Conoco believes production from this area could be used to meet increased Singaporean gas demand, and fill excess pipeline capacity, in the future.

  Belida and Sembilang Fields, Indonesia

     Conoco holds a 40 percent interest in and serves as operator of the Belida and Sembilang oil fields in the Block B PSC. An ongoing infill drilling program in the Belida Field maintained gross production for the Indonesian fields in the range of 85,000 barrels per day in 1998.

  CANADIAN ROCKIES

     Conoco has had significant exploration success in the 1990's in the foothills east of the Canadian Rockies. In this area, Conoco has an interest in 209,000 net acres, much of which has yet to be developed. Development plans for 1999/2000 include bringing on-stream two more of the foothills discoveries. In addition to the discoveries in the foothills trend, Conoco has a significant interest in the Peco Gas Field, located just east of the foothills. Conoco also owns 100 percent of the Peco gas processing plant, which processes gas from the Peco Field and two of the foothills discoveries.

  RUSSIA

     Conoco holds a 50 percent direct and a 4.7 percent indirect ownership interest in Polar Lights Company, a Russian limited liability company established in January 1992. Polar Lights, the first Russian-Western joint venture to develop a major new oil field, was established to develop the Ardalin oil field discovered in 1988 by the Russian state enterprise GP Arkhangelskgeologia. Ardalin is located in the Arctic tundra approximately 1,000 miles northeast of Moscow. As of December 31, 1998, Conoco's share of proved reserves was 42 million barrels of petroleum liquids, with an additional eight million barrels of net proved reserves at the adjacent oil fields -- Kolva and Dusushev. Polar Lights started producing oil in August 1994 and gross production increased from an average 21,000 barrels per day in 1994 to an average 35,000 barrels per day in 1998. Average production during May 1999 reached a record 40,200 barrels per day. Oil is transported through the existing Russian pipeline system and is then exported or sold on the domestic market.

     In March 1998, Conoco signed a memorandum of understanding with OAO Lukoil, Russia's largest oil company, to jointly study the development of petroleum reserves in the 1.2 million acre block known as the Northern Territories in the Timan-Pechora region in northern Russia, which includes the large undeveloped Yuzhno Khilchuyu oil field. The memorandum of understanding followed Lukoil's purchase in December 1997 of a majority interest in OAO Arkhangelskgeoldobycha, successor to GP Arkhangelskgeologia and Conoco's original partner in the Northern Territories. In November 1998, Conoco and Lukoil signed a second memorandum of understanding to work together to draw up and submit all documents required by the Russian government to develop the Northern Territories under production sharing agreement terms, to secure funding for the project and to work together to resolve other outstanding issues.

     In July 1998, Conoco acquired a 15.667 percent interest in OAO Arkhangelskgeoldobycha for approximately $33 million. OAO Arkhangelskgeoldobycha owns a 30 percent interest in Polar Lights.

  WEST AFRICA

     In 1997, Conoco, in partnership with Express Petroleum and Gas Company Ltd. of Nigeria, announced the production of first oil from the shallow water Ukpokiti field, located offshore in the western Niger delta. Conoco currently has a 90 percent revenue interest in the field. Total production from the field is currently 20,000 barrels per day of oil, and Conoco's net proved reserves as of December 31, 1998 were 13.2 million barrels of oil. Express operates Ukpokiti, and Conoco provides technical and operational assistance in the field's development, which included three remote caisson-type structures, five wells, and the conversion of the Conoco tanker "Independence" into a floating production and storage offtake vessel. With a 1.7 million barrel storage capacity, the vessel also serves as an export terminal.

     In addition to its interest in the Ukpokiti field, Conoco has a 47.5 percent working interest in the deepwater OPL 220 license off the coast of Nigeria, which is operated by Conoco and encompasses 600,000 acres. Conoco has acquired a 3D seismic survey and drilled two wells on this license. The first well, which was drilled in 1997, found only gas and was non-commercial. The second well was drilled in 1998 and encountered both oil and gas-filled sands. Conoco and its partner, Exxon, are currently evaluating results from this second well.

  MIDDLE EAST

     In Dubai, United Arab Emirates, Conoco has operated four fields since their discovery between 1966 and 1973. Currently, Conoco is using horizontal drilling techniques and advanced reservoir drainage technology to enhance the efficiency of the offshore production operations and improve recovery rates.

  OIL AND NATURAL GAS RESERVES

     Conoco's estimated proved reserves at December 31, 1998 were 2,622 million barrels-of-oil-equivalent, consisting of 1,591 million barrels of oil and 6,183 billion cubic feet of natural gas.

     Oil and gas proved reserves cannot be measured precisely. The reserve data set forth in this report is only an estimate. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and natural gas. Reserve estimates are based on many factors related to reservoir performance which require evaluation by engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs as well as extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data become available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance. Well tests and engineering studies will likely improve the reliability of the reserve estimate.

     At lower prices for crude oil and natural gas, it may no longer be economic to produce reserves that are more expensive to produce. Actual production, revenues and expenditures with respect to Conoco's reserves will likely vary from estimates, and such variances may be material.

     The following table sets forth by region Conoco's proved oil reserves at year-end for the past five years. Proved oil reserves comprise crude oil, condensate and natural gas liquids expected to be removed for Conoco's account from its natural gas production.

                                                                        DECEMBER 31
                                                             ----------------------------------
                                                             1998    1997    1996   1995   1994
                                                             -----   -----   ----   ----   ----
                                                                   (MILLIONS OF BARRELS)
PROVED OIL RESERVES
CONSOLIDATED COMPANIES
United States..............................................    261     277   299    294    336
Europe.....................................................    410     421   413    408    394
Other Regions..............................................    192     195   214    231    223
                                                             -----   -----   ---    ---    ---
  Worldwide................................................    863     893   926    933    953
SHARE OF EQUITY AFFILIATES
Europe.....................................................     50      51    47     44     35
Other Regions(1)...........................................    678     680    --     --     --
                                                             -----   -----   ---    ---    ---
          Total Proved Oil Reserves........................  1,591   1,624   973    977    988
                                                             =====   =====   ===    ===    ===

---------------

(1) Represents Conoco's equity share of the Petrozuata venture in Venezuela.

     The following table sets forth by region Conoco's proved natural gas reserves at year-end for the past five years:

                                                                      DECEMBER 31
                                                         -------------------------------------
                                                         1998    1997    1996    1995    1994
                                                         -----   -----   -----   -----   -----
                                                               (BILLIONS OF CUBIC FEET)
PROVED NATURAL GAS RESERVES
CONSOLIDATED COMPANIES
United States..........................................  2,319   2,235   1,822   1,891   1,749
Europe.................................................  3,053   3,060   3,068   2,649   2,431
Other Regions..........................................    430     196     173     169     150
                                                         -----   -----   -----   -----   -----
  Worldwide............................................  5,802   5,491   5,063   4,709   4,330
SHARE OF EQUITY AFFILIATES
United States..........................................    381     370     333     339     344
                                                         -----   -----   -----   -----   -----
          Total Proved Natural Gas Reserves............  6,183   5,861   5,396   5,048   4,674
                                                         =====   =====   =====   =====   =====

  PRODUCTION DATA

     Conoco's oil and natural gas production, excluding natural gas liquids from gas plant ownership, averaged 583,000 barrels-of-oil-equivalent per day in 1998, compared with 575,000 barrels-of-oil-equivalent per day in 1997. As a percentage of total production, natural gas production was 40 percent and 35 percent in 1998 and 1997.

     The table below shows Conoco's interests in average daily oil production and natural gas production for the past three years. Oil production comprises crude oil and condensate produced for Conoco's account, plus its share of natural gas liquids removed from natural gas production from owned leases. Natural gas production represents Conoco's share of production from leases in which it has an ownership interest. Natural gas liquids processed represents Conoco's share of natural gas liquids acquired through gas plant ownership.

                                                              1998     1997     1996
                                                              ----     ----     ----
                                                              (THOUSANDS OF BARRELS
                                                                     PER DAY)
NET AVERAGE DAILY OIL PRODUCTION
  CONSOLIDATED COMPANIES
     United States..........................................   79       90       91
     Europe.................................................  152      176      182
     Other Regions..........................................   95       92       88
                                                              ---      ---      ---
          Total Net Production -- Consolidated Companies....  326      358      361
  SHARE OF EQUITY AFFILIATES
     Europe.................................................   17       16       13
     Other Regions..........................................    5       --       --
                                                              ---      ---      ---
          Total Net Production -- Equity Affiliates.........   22       16       13
                                                              ---      ---      ---
          Total Net Oil Production Per Day..................  348      374      374
                                                              ===      ===      ===

                                                               1998     1997     1996
                                                              ------   ------   ------
                                                              (MILLIONS OF CUBIC FEET
                                                                      PER DAY)
NET AVERAGE DAILY NATURAL GAS PRODUCTION
  CONSOLIDATED COMPANIES
     United States..........................................    873      709      738
     Europe.................................................    470      432      416
     Other Regions..........................................     53       46       41
                                                              -----    -----    -----
          Total Net Production -- Consolidated Companies....  1,396    1,187    1,195
  SHARE OF EQUITY AFFILIATES
     United States..........................................     15       16       16
                                                              -----    -----    -----
          Total Net Natural Gas Production Per Day..........  1,411    1,203    1,211
                                                              =====    =====    =====

                                                              1998    1997    1996
                                                              -----   -----   -----
                                                              (THOUSANDS OF BARRELS
                                                                    PER DAY)
NET AVERAGE DAILY NATURAL GAS LIQUIDS PROCESSED
  CONSOLIDATED COMPANIES
     United States(1).......................................     55      55      58
  SHARE OF EQUITY AFFILIATES
     United States..........................................      8       8       8
     Other Regions..........................................      4       5       5
                                                              -----   -----   -----
          Total Net Processed -- Equity Affiliates..........     12      13      13
                                                              -----   -----   -----
          Total Net Natural Gas Liquids Processed Per Day...     67      68      71
                                                              =====   =====   =====

---------------

(1) 1997 and 1996 were restated to include only natural gas liquids received as a processing fee.

     See the supplemental petroleum data in the consolidated financial statements of Conoco included in this document for the annual production volumes of oil (crude oil, condensate and natural gas liquids) and natural gas from proved reserves. Proved oil production volumes exclude natural gas liquids from plant ownership.

     The following table sets forth Conoco's average production costs per barrel-of-oil-equivalent produced, average sales prices per barrel of crude oil and condensate sold and average sales prices per thousand cubic feet of natural gas sold for the three-year period ended December 31, 1998. The table excludes Conoco's share of equity affiliates. Average sales prices exclude proceeds from sales of interests in oil and gas properties.

                                                             TOTAL     UNITED             OTHER
                                                           WORLDWIDE   STATES   EUROPE   REGIONS
                                                           ---------   ------   ------   -------
                                                                  (UNITED STATES DOLLARS)
For the year ended December 31, 1998
  Average production costs per barrel of oil equivalent
     of petroleum produced...............................   $ 3.95     $ 3.69   $ 4.54   $ 3.21
  Average sales prices of produced petroleum
     Per barrel of crude oil and condensate sold.........    12.37      12.17    12.61    12.12
     Per mcf of natural gas sold.........................     2.24       1.96     2.86     1.42
For the year ended December 31, 1997
  Average production costs per barrel of oil equivalent
     of petroleum produced...............................     4.21       4.23     4.51     3.40
  Average sales prices of produced petroleum
     Per barrel of crude oil and condensate sold.........    18.58      17.93    18.93    18.35
     Per mcf of natural gas sold(1)......................     2.44       2.18     3.25     1.41
For the year ended December 31, 1996
  Average production costs per barrel of oil equivalent
     of petroleum produced...............................     3.84       4.11     4.13     2.50
  Average sales prices of produced petroleum
     Per barrel of crude oil and condensate sold.........    20.11      18.68    20.94    19.47
     Per mcf of natural gas sold(1)......................     2.12       1.70     2.92     1.24

---------------

(1) 1997 and 1996 restated from wet gas price to dry gas price.

  DRILLING AND PRODUCTIVE WELLS

     The following table sets forth Conoco's drilling wells and productive wells by region as of December 31, 1998. The table excludes Conoco's share of equity affiliates.

                                                              TOTAL     UNITED             OTHER
                                                            WORLDWIDE   STATES   EUROPE   REGIONS
                                                            ---------   ------   ------   -------
                                                                      (NUMBER OF WELLS)
Number of wells drilling(1)
  Gross...................................................       56        33      11        12
  Net.....................................................       23        16       2         5
Number of productive wells(2)
  Oil wells -- gross......................................    7,553     6,989     236       328
            -- net........................................    2,659     2,517      22       120
  Gas wells -- gross......................................    8,593     8,364     159        70
             -- net.......................................    4,370     4,267      43        60

---------------

(1) Includes wells being completed.

(2) Approximately 182 gross (31 net) oil wells and 742 gross (275 net) gas wells have multiple completions.

  DRILLING ACTIVITY

     The following table sets forth Conoco's net exploratory and development wells drilled by region for the three-year period ended December 31, 1998. The table excludes Conoco's share of equity affiliates.

                                                              TOTAL     UNITED             OTHER
                                                            WORLDWIDE   STATES   EUROPE   REGIONS
                                                            ---------   ------   ------   -------
                                                               (NUMBER OF NET WELLS COMPLETED)
For the year ended December 31, 1998
  Exploratory -- productive...............................      7.3       2.2     1.1       4.0
               -- dry.....................................     14.0       5.4     1.9       6.7
  Development -- productive...............................    234.8     215.9     2.8      16.1
                 -- dry...................................     13.0      13.0     0.0       0.0
For the year ended December 31, 1997
  Exploratory -- productive...............................      7.1       3.7     1.6       1.8
               -- dry.....................................     18.4      11.7     4.9       1.8
  Development -- productive...............................    142.6     126.9     5.4      10.3
                 -- dry...................................     10.2       7.2     0.0       3.0
For the year ended December 31, 1996
  Exploratory -- productive...............................     42.8       1.6     2.0      39.2
               -- dry.....................................     20.5      10.3     4.0       6.2
  Development -- productive...............................     89.9      73.1     6.1      10.7
                 -- dry...................................     17.3      13.5     0.3       3.5

  DEVELOPED AND UNDEVELOPED PETROLEUM ACREAGE

     The following table sets forth Conoco's developed and undeveloped petroleum acreage by region as of December 31, 1998. The table excludes Conoco's share of equity affiliates.

                                                              TOTAL     UNITED             OTHER
                                                            WORLDWIDE   STATES   EUROPE   REGIONS
                                                            ---------   ------   ------   -------
                                                                    (THOUSANDS OF ACRES)
Developed acreage
  Gross...................................................    7,691     3,253    1,023     3,415
  Net.....................................................    3,121     1,534      265     1,322
Undeveloped acreage
  Gross...................................................   93,254     3,613    4,829    84,812
  Net.....................................................   61,564     2,428    1,588    57,548

     Conoco is not required to file, and has not filed on a recurring basis, estimates of its total proved net oil and gas reserves with any U.S. or non-U.S. governmental regulatory authority or agency other than the Department of Energy and the SEC. The estimates furnished to the DOE have been consistent with those furnished to the SEC. They are not necessarily directly comparable, however, due to special DOE reporting requirements such as requirements to report in some instances on a gross, net or total operator basis, and requirements to report in terms of smaller units. In no instance have the estimates for the DOE differed by more than five percent from the corresponding estimates reflected in total reserves reported to the SEC.

DOWNSTREAM

  SUMMARY

     Downstream operations encompass refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. Downstream operations are organized regionally with operations in the United States, Europe and the Asia Pacific region. United States and European operations provided 55 and 56 percent of total downstream earnings in 1998, respectively, partially offset by a small loss resulting from start-up activities in Asia Pacific. Downstream's objective is to continue to provide an appropriate return on investment by improving the competitiveness of the core business, while providing free cash flow to fund growth in upstream, as well as in new downstream businesses. Consistent with such objectives, Conoco has in the past, and may from time to time in the future, purchase or sell downstream assets. Conoco may also consider forming alliances or joint ventures to hold and operate all or a selected part of its downstream assets, either to optimize the efficiency of such operations through achieving economies of scale or to monetize a portion of the value of such assets.

     Conoco has made capital investments in downstream activities averaging approximately $600 million per year for the last three years. 1998 capital investments in downstream activities were approximately $530 million.

     Conoco's downstream strengths are in the following areas:

     - processing heavy, high sulfur and acidic crudes;

     - upgrading bottom-of-the barrel feedstocks via coking technology;

     - maintaining low cost, high volume retail marketing operations; and

     - developing specialty products.

Approximately 50 percent of Conoco's worldwide refining capacity is designed to process heavy, high sulfur crude. The Humber refinery in the United Kingdom can process about 44 percent acidic crudes in its crude slate. Conoco has applied its coking technology to nearly all of its refining operations throughout the world. This has enabled Conoco to become a world leader in producing petroleum coke products, such as high value graphite and anode coke, which are used in the production of electrodes and anodes for the steel and aluminum industries. Conoco has also licensed its fuel coking technology around the world, which has in turn created other business development opportunities.

     Conoco produces and markets a full range of refined petroleum products including gasolines, diesel fuels, heating oils, aviation fuels, heavy fuel oils, asphalts, lubricants, petroleum coke products and petrochemical feedstocks.

Conoco owns and operates, or is a partner in the operation of nine refineries worldwide with a total crude and condensate capacity of 807,000 barrels per calendar day. Refining capacity is distributed 62 percent in the United States, 33 percent in Europe and 5 percent in the Asia Pacific region.

     Capacity has risen by over 185,000 barrels per day, or 30 percent, since year end 1995 as a result of:

     - the expansion of the Lake Charles refinery;

     - the upgrade of the Humber refinery;

     - the acquisition of an interest in two refineries in the Czech Republic;
       and

     - an investment in the new Melaka refinery in Malaysia.

In the United States, Conoco primarily markets through low cost wholesale operations. Conoco has a growing marketing presence in Europe and Asia Pacific, where it is a leader in operating low cost, high volume retail stations. In 1998, refined product sales averaged 1,049,000 barrels per day, distributed 68 percent, 31 percent and one percent in the United States, Europe and the Asia Pacific region.

  UNITED STATES

     Conoco's four U.S. refineries are high conversion facilities with design capacity to process over 50 percent high sulfur crude oils, much of which is also heavy crude. A principal factor affecting the profitability of Conoco's U.S. operations is the price of refined products in relation to the cost of crude oils and other feedstocks processed. Because Conoco is able to process a relatively large portion of heavy, high sulfur crude oil, the cost advantage of these crude oils, such as those from Mexico, Venezuela and Canada, over lighter, low sulfur crude oils, such as West Texas Intermediate, is particularly significant.

Over half of Conoco's U.S. refining capacity is located in inland markets and therefore benefits from the price differential for products produced and sold inland versus those produced and sold on the Gulf Coast.

     Integration of refining, transportation and marketing, and continuous improvement initiatives have provided increased profitability through improvements in refinery reliability, utilization, product yield and energy usage. Since the end of 1994, Conoco has increased refining input at its four U.S. refineries by approximately 14 percent, while lowering average operating expenses by approximately $2.00 per barrel of refinery input. Conoco has improved market share through geographic concentration of markets.

     Conoco intends to limit future downstream capital investments in the United States, excluding large, non-discretionary, regulatory-driven projects and selected growth projects, to a level that is less than half of downstream operating cash flow in the United States. Capital expenditures were approximately $201 million in 1998, a decline of approximately $26 million compared to $227 million in 1997, reflecting the completion of major projects. Conoco is positioned to make the necessary clean fuels investments at its refineries over the next five years in support of changing motor fuel specifications. Conoco also plans to make investments at the Lake Charles refinery to facilitate processing of Petrozuata synthetic crude.

  Refining

     Conoco operates four wholly owned refineries in the United States. The following tables outline the rated crude and condensate distillation capacity as of December 31 for each of the past five years, and the average daily crude, condensate and other inputs for each of the past five years. The refining input table includes feedstocks in addition to crude and condensate on which rated capacity is based, and includes actual crude and condensate runs, which may exceed rated capacity.

                                                                        DECEMBER 31
                                                              --------------------------------
                                                              1998   1997   1996   1995   1994
                                                              ----   ----   ----   ----   ----
                                                               (THOUSANDS OF BARRELS PER DAY)
REFINERY CRUDE AND CONDENSATE CAPACITY
Lake Charles, Louisiana.....................................  226    226    226    191    182
Ponca City, Oklahoma........................................  168    155    155    150    140
Denver, Colorado............................................   58     58     58     58     58
Billings, Montana...........................................   52     52     52     49     49
                                                              ---    ---    ---    ---    ---
          Total.............................................  504    491    491    448    429
                                                              ===    ===    ===    ===    ===

                                                                        DECEMBER 31
                                                              --------------------------------
                                                              1998   1997   1996   1995   1994
                                                              ----   ----   ----   ----   ----
                                                               (THOUSANDS OF BARRELS PER DAY)
REFINERY INPUTS(1)
Lake Charles, Louisiana
  Crude and condensate(2)...................................  216    211    177    179    183
  Other feedstocks..........................................   24     23     21     23     24
Ponca City, Oklahoma
  Crude and condensate(2)...................................  167    161    150    151    144
  Other feedstocks..........................................    4      2      2      5      2
Denver, Colorado
  Crude and condensate(2)...................................   50     53     49     49     47
  Other feedstocks..........................................    0      0      0      0      0
Billings, Montana
  Crude and condensate(2)...................................   52     51     51     45     48
  Other feedstocks..........................................    3      3      3      3      3
          Total crude and condensate........................  485    476    426    424    422
          Total other feedstocks............................   31     27     26     31     30

     Conoco's U.S. consolidated refined product yields by volume in 1998 were 49 percent motor gasoline, 40 percent middle distillates, including jet and diesel fuel, 11 percent residual fuel oil and asphalt and other products, including petroleum coke, lubricants and liquified petroleum gases.

  Lake Charles Refinery and Related Facilities

     Conoco's Lake Charles refinery, located in Westlake, Louisiana, is a fully integrated, high conversion facility which has a crude and condensate capacity of 226,000 barrels per day and processes both heavy, high sulfur crude oil and low sulfur crude oil. The refinery's Gulf Coast location provides access to numerous cost effective domestic and international crude oil sources. The crude design capacity is approximately 170,000 barrels per day of heavy, high sulfur crudes with the remaining 56,000 barrels per day of local, domestically supplied low sulfur crudes. While the types and origins of these lower priced, heavy, high sulfur crudes can vary, the majority consists of Venezuelan and Mexican crudes delivered via tanker. The Lake Charles refinery products can be delivered by truck, rail or major common carrier product pipelines partially owned by Conoco which serve the eastern and mid-continent United States. In addition, refinery products can be sold into export markets through the refinery's marine terminal.

     The ability to refine both low sulfur and heavy, high sulfur crudes at the Lake Charles refinery provides a competitive advantage to Conoco by enabling the refinery to produce from relatively low-cost feedstocks a full range of products including gasolines, jet fuel, diesel fuel, petroleum coke, lube oils, LPG and other specialty products. The refinery facilities include fluid catalytic cracking, delayed coking and hydrodesulfurization units which enable it to maximize its upgrade of heavier crude oil. A crude unit expansion and a new catalytic reformer were completed in conjunction with the Excel Paralubes project to take advantage of synergies generated between the two facilities. Conoco is making investments in the Lake Charles refinery so that in the future it will be able to process Petrozuata synthetic crude.

     Integration of fuels and specialty products plays an important role in maximizing product value at the refinery. Intermediates produced from low sulfur crude processing allow the refinery to supply the heaviest, highest boiling range material in the crude to Conoco's 35-percent-owned Cit-Con lube plant for base oils, finished lubes and wax production. Other intermediates are exchanged with a neighboring chemical plant complex for further processing.

     The refinery supplies high sulfur gas oil to Excel Paralubes, Conoco's 50/50 joint venture with Pennzoil-Quaker State. Excel Paralubes' state-of-the-art hydrocracked lubricating base oil facility produces approximately 21,000 barrels per day of high quality hydrocracked base oils, representing approximately ten percent of U.S. lubricating base oil production. Hydrocracked base oils are second in quality only to synthetic base oils, but are produced at a much lower cost. The capacity of this facility was recently increased to over 17 percent above the plant's design capacity. The refinery produces other specialty intermediates for making solvents to supply the recently formed Penreco joint venture company, which is also a joint venture with Pennzoil-Quaker State. Penreco manufactures and markets highly refined specialty petroleum products for global markets.

     The Lake Charles facilities also include a specialty coker and calciner that manufacture the more highly valued graphite and anode petroleum cokes for the steel and aluminum industries, and provide a substantial increase in light oils production by converting the heaviest part of the crude barrel into diesel fuel and gasoline. In addition, green petroleum coke is supplied to a nearby coke calcining venture.

  Ponca City Refinery

     Conoco's refinery located in Ponca City, Oklahoma has a crude and condensate capacity of 168,000 barrels per day of light, high sulfur and light, low sulfur crudes. Both foreign and domestic crudes are delivered by pipeline from offshore, Oklahoma, Kansas, and North and West Texas fields. Finished products are shipped by truck, rail and company-owned and common carrier pipelines to markets throughout the mid-continent region.

     The Ponca City refinery is a high conversion facility that produces a full range of products, including gasoline, jet fuel, diesel, LPG and anode and fuel grade petroleum cokes. The refinery's facilities include fluid catalytic cracking, delayed coking and hydrodesulfurization units, which enable it to produce high ratios of gasoline and diesel fuel from crude oil.

  Denver Refinery

     Conoco's Denver refinery, located in Commerce City, Colorado, has a crude and condensate capacity of 58,000 barrels per day, processing a mixture of Canadian heavy, high sulfur crudes, and domestic heavy, high sulfur crude oils and low sulfur crude oils. Almost all crude oil processed at the refinery is transported via pipeline. Products are delivered predominantly through a local truck loading terminal to the east side of the Rockies but also by rail and pipelines to other Colorado markets. The refined gasoline products from the Denver refinery help supply Conoco's marketing operations in the Rocky Mountain states.

     The Denver refinery is a high conversion refinery that produces a full range of products including gasolines, jet fuels, diesel and asphalt. The refinery's upgrading units enable it to process a crude slate containing nearly 50 percent heavy, high sulfur crude. Conoco has a processing agreement with a refinery located in Cheyenne, Wyoming, that has coking capabilities from which the refinery receives intermediate feedstocks for processing into finished products. The Denver refinery also supplies KC Asphalt, its 50/50 joint venture with Koch Industries, with high quality asphalt products. Both of these ventures enable Conoco to turn relatively low value intermediates into higher margin products.

  Billings Refinery

     Conoco's Billings, Montana refinery has a crude and condensate capacity of 52,000 barrels per day, processing a mixture of over 80 percent Canadian heavy, high sulfur crude plus domestic high sulfur and low sulfur crude oils all delivered by pipeline. Products from the refinery are delivered via company-owned pipelines, rail, and trucks, thereby supplying Conoco's extensive branded marketing operations in eastern Washington and the northern Rocky Mountain states. The refinery's proximity to its primary source of crude and its ability to refine both low sulfur and heavy sulfur crudes provides Conoco with significant competitive advantages.

     The Billings refinery is a high conversion refinery that produces a full range of products including gasolines, jet fuels, diesel and fuel grade petroleum coke. The Billings refinery has a very high conversion rate and the capability to process less expensive, very heavy, high sulfur crudes. A delayed coker converts heavy, high sulfur residue into higher value light oils. A gas oil hydrotreating unit and hydrogen plant improve the light oil production yields and remove the additional sulfur contained in these heavy, high sulfur crudes.

  Marketing

     In the United States, Conoco markets gasoline, utilizing the Conoco brand, in 33 states, 20 of which represent primary markets, in the southeast, mid-continent and Rocky Mountain regions. Market growth continues to be targeted to those areas where Conoco can obtain a strong market share and areas that leverage supply from its U.S. refineries and those distribution systems in which it has an ownership position. Increasing operating market share has resulted in particularly strong brand recognition in the Rocky Mountain and mid-continent markets.

     Conoco gasoline is sold through approximately 4,900 branded stations in the United States, 95 percent through retail outlets owned by independent wholesale marketers and five percent through 255 company-owned stores at year end 1998. Conoco markets gasoline primarily through the wholesale channel in the United States because it requires a lower capital investment than company-owned retail stations but still provides a secure, branded outlet for Conoco's products. Conoco operates retail stations to establish brand standards and image as well as to better understand the independent distributors in order to provide programs and services to them and the consumer.

     Building on this knowledge, Conoco has recently introduced "breakplace(R)," a new concept in convenience store design. This new format, involving the complete redesign of an outlet's exterior and interior, is intended to increase the frequency and transaction size of customer visits by catering to the needs of the "convenience connoisseur." There were 34 breakplace(R) locations as of December 31, 1998, and Conoco is licensing the trademark to marketers. Many more stores in the network have adopted comprehensive offerings patterned after the format, thereby supporting wholesale marketing and elevating Conoco's brand perception to the consumer.

     At year-end 1998, CFJ Properties, a 50/50 joint venture between Conoco and Flying J, owned and operated 83 truck travel plazas that carry both the Conoco and Flying J brands and provide a secure outlet for Conoco's diesel production. In addition, bulk sales of all refined petroleum products are made to commercial, industrial and spot market customers.

  Transportation

     Conoco has approximately 6,500 miles of crude and product mainline pipelines in the United States, including those partially owned and/or operated by affiliates. Conoco also owns and operates 38 finished product terminals, six liquified petroleum gas terminals, one crude terminal and one coke-exporting facility. Conoco's crude pipeline interests and terminals provide integral logistical links between crude sources and refineries to lower crude costs. The product pipelines serve as secure links between refineries and key products markets. Conoco's U.S. pipeline system transported an average of 909,000 barrels per day in 1998. Conoco's equity share of shipments on affiliate pipelines was an additional 383,000 barrels per day.

     Conoco currently operates a fleet of seven seagoing crude oil tankers, principally of Liberian registry, including five double-hulled tankers. Conoco operates a 100 percent double-hulled tanker and barge fleet in United States waters. Four vessels are used to provide secure transportation to the Lake Charles refinery, two others are in use in the Asia Pacific market and are currently slated for disposition later this year, and another is on lease to a third party for use as a shuttle tanker for the Heidrun field in the North Sea, in which Conoco has an interest. An eighth vessel is being used as a floating production storage and offtake vessel off the coast of Nigeria. Two additional double-hulled tankers are currently under construction and will be joining the fleet in the Gulf of Mexico in 1999.

  EUROPE

     Conoco's European refining and marketing activities are conducted in 17 countries. Conoco's primary European markets are in the United Kingdom and Germany, which together accounted for 96 percent of its European downstream after-tax earnings in 1998. Conoco also has marketing operations in Austria, Belgium, Denmark, Finland, France, Luxembourg, Norway, Sweden, and Switzerland. More recently Conoco has entered the faster growing markets in the Czech Republic, Hungary, Poland, Slovakia, Spain and Turkey. The marketing operations in Central and Eastern Europe are complemented by an equity interest in two refineries in the Czech Republic.

     Conoco's European downstream strategy has been to operate low cost, high volume retail outlets in selected key markets where it has a competitive advantage, pursue opportunities in growth regions, and maintain its Humber refinery and the Mineraloel Raffinerie Oberrhein GmbH ("MiRO") joint venture refinery, in the United Kingdom and Germany, as top performers in Europe. Conoco plans to redirect cash generated by its mature European businesses to other parts of upstream and downstream operations and to the identified European growth markets.

     Conoco invested approximately $180 million in its European downstream operations in both 1997 and 1998 and expects to invest about $225 million in 1999. Conoco continues to implement relatively low-cost projects in its refining operations designed to increase production and yields, while reducing feedstock costs and operating expenses. Conoco plans to continue to direct capital expenditures for marketing operations, which are expected to be approximately 50 percent of the European downstream total capital expenditures, toward construction of new stations in growth markets, primarily in Central and Eastern Europe and also in its areas of competitive strength in Germany, Austria and the Nordic countries.

     Conoco's European downstream profitability is affected by several factors. As with all refining operations, the difference between the market price of refined products and the cost of crude oil is the major factor. Conoco's European refineries are able to process lower cost crudes or upgrade other feedstocks into high value finished products. In addition, since the United Kingdom refinery also processes fuel oil as a feedstock, the price difference between low sulfur fuel oil and finished products is important to earnings. European operations also include significant retail marketing volumes, and therefore earnings are driven by retail margins, fuel and convenience product sales and operating expenses in the various countries where Conoco operates.

  Refining

     Conoco's principal European refining operations are located in the United Kingdom, Germany and the Czech Republic. Since early 1996, Conoco's European crude refining capacity has increased by approximately 52 percent, or 90,000 barrels per day, principally as a result of three factors:

     - the expansion of Conoco's Humber refinery in the United Kingdom;

     - the formation of the MiRO joint venture through consolidation with a neighboring German refinery; and

     - the purchase of a share in a joint venture owning two Czech Republic refineries.

Conoco has continuously upgraded its refineries in Europe since the early 1990's and the configuration and output of the refineries are two of Conoco's primary sources of competitive advantage in Western Europe.

     Conoco has undertaken a major capital investment program totaling approximately $350 million from 1994 through 1998 to process lower cost feedstocks and increase conversion capacity, product quality and energy efficiency at the Humber refinery. Conoco plans to make more than $100 million in capital expenditures at the Humber refinery in 1999 in order to continue to improve reliability and efficiency and to make investments to meet clean fuel specifications. Conoco is also participating in upgrading projects at its joint venture owned refineries in Germany and the Czech Republic.

     The following tables outline the rated crude and condensate distillation capacity as of December 31 for each of the past five years and the annual average daily crude and condensate and other inputs for each of the past five years. The following table does not include Conoco's indirect 1.2 percent interest in a 95,000 barrel per day refinery in Mersin, Turkey acquired as a result of its marketing joint venture in Turkey. The refinery inputs table includes feedstocks in addition to crude and condensate on which rated capacity is based, and includes actual crude and condensate runs, which may exceed rated capacity.

                                                                      DECEMBER 31
                                                        ----------------------------------------
                                                        1998     1997     1996     1995     1994
                                                        ----     ----     ----     ----     ----
                                                             (THOUSANDS OF BARRELS PER DAY)
REFINERY CRUDE AND CONDENSATE CAPACITY
Humber, United Kingdom................................  180      180      180      130      130
MiRO, Germany(1)......................................   54       54       43       43       43
Czech Republic(2).....................................   29       29       29       --       --
                                                        ---      ---      ---      ---      ---
          Total.......................................  263      263      252      173      173
                                                        ===      ===      ===      ===      ===

---------------

(1) The 1998 and 1997 figures represent Conoco's 18.75 percent interest in the MiRO refinery complex at Karlsruhe, Germany. For the years 1996 and earlier, Conoco's interest was 25 percent of the OMW refinery.

(2) Represents Conoco's 16.33 percent interest in two Czech Republic refineries.

                                                                        DECEMBER 31
                                                              --------------------------------
                                                              1998   1997   1996   1995   1994
                                                              ----   ----   ----   ----   ----
                                                               (THOUSANDS OF BARRELS PER DAY)
REFINERY INPUTS
Humber, United Kingdom(1)
  Crude and condensate......................................  165    137    121    133    125
  Other feedstocks..........................................   57     56     76     74     59
MiRO, Germany(2)
  Crude and condensate......................................   54     51     47     46     46
  Other feedstock...........................................    3     11     13     13     15
Czech Republic(3)
  Crude and condensate......................................   20     21     22     --     --
  Other feedstocks..........................................    1      1      1     --     --

          Total crude and condensate........................  239    209    190    179    171
          Total other feedstocks............................   61     68     90     87     74

---------------

(1) The tie-in of a major expansion project and a major refinery maintenance turnaround significantly affected the Humber Refinery's utilization in 1997 and 1996.

(2) The 1998 and 1997 figures represent Conoco's 18.75 percent interest in the MiRO refinery complex at Karlsruhe, Germany. For 1996 and earlier, Conoco's interest was 25 percent of the OMW refinery.

(3) Represents Conoco's 16.33 percent interest in two refineries in the Czech Republic.

     The yield of Conoco's European refineries by product and country for the year ended December 31, 1998, was as follows:

                                                              UNITED
                                                              KINGDOM   GERMANY   CZECH REPUBLIC
                                                              -------   -------   --------------
PERCENT OF TOTAL YIELD(1)
Motor gasoline..............................................    37        40            19
Middle distillate...........................................    42        44            31
Residual fuel oil and asphalt...............................     9         8            23
Other(2)....................................................    12         8            27

---------------

(1) Percentages are volume based, not weight based.

(2) Other products primarily include petroleum coke, lubricants and liquified petroleum gases.

  United Kingdom Refinery

     Conoco's wholly owned Humber refinery is located in North Lincolnshire, England, and has a crude and condensate capacity of 180,000 barrels per day. Crude processed at the refinery is exclusively low or medium sulfur, supplied primarily from the North Sea and includes lower cost, acidic crudes. The refinery also processes up to 60,000 barrels per day of other intermediate feedstocks, mostly vacuum gas oils and residual fuel oil, which many other European refineries are not able to process. The refinery's location on the east coast of England provides for cost-effective North Sea crude imports and product exports to European and world markets.

     The Humber refinery, one of the most sophisticated refineries in Europe, is a fully integrated, high conversion refinery that produces a full slate of light products and minimal fuel oil. In 1996, Conoco increased crude capacity at the refinery and added a vacuum unit that allows the refinery to process up to 80,000 barrels per day of the less expensive, acidic North Sea crudes. The refinery also has two coking units with associated calcining plants, which upgrade the heavy "bottoms" and imported feedstocks into light oil products and high value graphite and anode petroleum cokes. Approximately 50 percent of the light oils produced in the refinery are marketed in the United Kingdom while the other products are exported to the rest of Europe and the United States. This gives the refinery the flexibility to take full advantage of inland and global export market opportunities.

  Germany Refinery

     The MiRO refinery in Karlsruhe, Germany, is a joint venture refinery with a crude and condensate capacity of 285,000 barrels per day. The MiRO joint venture arose from the combination in 1996 of the existing OMW refinery, in which Conoco had a 25 percent share, with an adjacent Esso refinery. Conoco has an 18.75 percent interest in MiRO and Conoco's capacity share is 54,000 barrels per day. The other owners of MiRO are DEA Mineraloel AG, Esso AG and Ruhr Oel GmbH, a 50/50 joint venture between Veba and PDVSA. Approximately 55 percent of the refinery's crude feedstock is low cost, high sulfur crude. The MiRO refinery complex is a fully integrated, high conversion refinery producing gasoline, middle distillates, residual fuel oil and other products. The refinery has a high capacity to convert lower cost feedstocks into high value products primarily with a fluid catalytic cracker and delayed coker. The coker produces both fuel grade and specialty calcined cokes.

     The creation of the MiRO joint venture has improved the refinery's competitiveness and was driven by the synergy that existed between the two facilities. Integrated operations have yielded improved product slates, which better match local demand, and increased processing efficiency, while retaining operational flexibility for the partners. The refinery processes crude and feedstock supplied by each of the partners in proportion to their respective ownership interests. Streamlining the two operations has allowed Conoco to eliminate less efficient processing units in both refineries, resulting in lower operating costs.

  Czech Republic Refineries

     In late 1995, Conoco, through participation in the newly formed Czech Refining Company, acquired an interest in two refineries in the Czech Republic. The other owners of Czech Refining Company are Unipetrol A.S., Agip Petroli, and Shell Overseas Investment B.V. The refinery at Litvinov has a crude and condensate capacity of 109,800 barrels per day, and the Kralupy refinery has a crude and condensate capacity of 67,500 barrels per day. Conoco's 16.33 percent ownership share of the combined capacity is 29,000 barrels per day. Both refineries process mostly high sulfur crude, with a large portion being Russian export blend delivered by pipeline at an advantageous cost. The refineries have an alternative crude supply via a pipeline from the Mediterranean.

     Conoco expects that completion of a visbreaker project at the Litvinov refinery scheduled for the year 2000 will increase conversion rates and significantly reduce fuel oil production. The Kralupy refinery is currently a hydroskimming facility, but Czech Refining Company has approved an investment in major conversion facilities, to reduce fuel oil production and increase light oil yields. The two Czech refineries are operated as a single entity with intermediate streams moving between the two facilities. Czech Refining Company markets finished products both inland and abroad. Conoco intends to use its share of the light oil production to support an expanding retail marketing network in Central and Eastern Europe.

  Marketing

     Conoco has marketing operations in 17 European countries. Conoco's European marketing strategy is to sell primarily through owned, leased or joint venture retail sites using a low cost, high volume, low price strategy. Conoco intends to expand into identified growing markets, while concurrently strengthening its market share in core markets such as Germany, Austria and the Nordic countries. Conoco is standardizing its European retail operations in order to capture cost savings and prepare for a more integrated Europe. Conoco is continuing to reduce its cost structure for marketing activities while also optimizing the growing income in the non-fuels sector. Conoco also markets aviation fuels, liquid petroleum gases, heating oils, transportation fuels and marine bunkers to commercial accounts and into the bulk or spot market.

     Conoco uses the "Jet" brand name to market its retail products in its wholly owned operations in Austria, Czech Republic, Denmark, Finland, Germany, Hungary, Norway, Poland, Slovakia, Sweden and the United Kingdom. In Belgium and Luxembourg, it markets under the "SECA" brand. Stations throughout Europe also display the "Conoco" brand. In addition, various joint ventures in which Conoco has an equity interest market products in Spain under the "Jet" brand, in Switzerland under the "OK Co-op" brand and in Turkey under the "Tabas" or "Turkpetrol" brand names.

     As of December 31, 1998, Conoco had 1,960 marketing outlets in its wholly owned European operations, of which 1,424 were company-owned. Through its joint venture operations in Turkey, Spain and Switzerland, Conoco also has an interest in another 963 retail sites. The largest branded site networks are in Germany and the United Kingdom, which account for 60 percent of the total branded units. In Germany and Austria, 21 outlets were added during 1998. In the Nordic countries, Conoco has expanded from its base of unmanned sites in Sweden and Denmark into Norway and Finland with 11 new stations in the region. In response to weak fuel margins in the United Kingdom over the past several years, Conoco has restructured its operations, reducing the number of stations and focusing on locations where Conoco has a competitive advantage, which has reduced its unit breakeven cost structure.

     Conoco has been expanding in targeted growth markets of the Czech Republic, Poland, Hungary and Slovakia in Central and Eastern Europe, and has added 25 stations in the last year for a total of 126 stations at December 31, 1998. Conoco expects to continue this expansion in order to capture the demand growth and rising margins expected in these inland markets. This marketing expansion allows Conoco to obtain further integration with products produced at the Czech refineries. Similarly, Conoco has invested in the growing markets of Spain and Turkey, where at the end of 1998, it had an interest through its joint ventures in 115 and 761 sites. The joint venture marketing operation in Turkey also provides Conoco with a strategic position and opportunity for upstream ventures in this region.

  ASIA PACIFIC

     Conoco is looking to the Asia Pacific region for much of its long-term downstream growth. Despite the recent economic downturn, Conoco expects the Asian market, in the long-term, to grow faster than comparable markets. Conoco intends to establish at least 100,000 barrels per day of equity refining capacity in the region long-term and expand its marketing operations to integrate with the refining supply and capitalize on market deregulation and long-term regional demand growth.

     The refinery in Melaka, Malaysia was built by a joint venture which is 40 percent owned by Conoco with partners Petronas, the Malaysian state oil company, and Statoil and has a rated crude capacity of 100,000 barrels per day, of which Conoco's share is 40,000 barrels per day. Start-up of the Melaka refinery was initiated in August 1998 with the commissioning of the crude unit. Since start-up of the refinery, all major operating units have proven their capability to operate at design rates. After some early start-up adjustments, most units are at full capacity and actual throughputs are being optimized according to existing economic conditions. Initial crude unit operation was followed shortly thereafter by the start-up of the reformer, hydrocracker and coker units. The joint venture has a five-year tax holiday that commenced April 1, 1999. The feedstocks for the refinery will consist of up to approximately 70 percent high sulfur crude and 30 percent sweet crude.

     This refinery capitalizes on Conoco's proprietary coking technology to upgrade low-cost feedstocks to higher-margin products. Initial refinery units, in addition to the fuels delayed coker, include:

     - a crude and vacuum distillation unit;

     - a vacuum gas oil hydrocracker;

     - naphtha and diesel hydrotreater;

     - catalytic reformer; and

     - an isomerization unit.

The refinery is a high conversion facility that will produce a full range of refined petroleum products.

     Conoco intends to use its share of refined products from the refinery to continue growing its retail marketing operations in Thailand, Malaysia and throughout the Asia Pacific region. The balance of

Conoco's share of production will be sold primarily in the spot market. Conoco has its regional crude and product supply and disposition operations centrally located in Singapore.

     Conoco began marketing motor fuels in Thailand in 1993. Using a high volume, low price strategy and marketing concepts and strategies that were new to Thailand, Conoco has already established a significant presence in the Thai retail market. Early in 1999, Conoco opened its 100th store in Thailand. Conoco plans to build an additional 100 new retail outlets.

     Conoco has launched a retail marketing joint venture in Malaysia with Sime Darby Bhd., a company that has a major presence in the Malaysian business sector. Capitalizing on the cost benefits of direct supply, the benefits of being the first licensees since 1969 to establish retail marketing in Malaysia, and the currently depressed prices of premium Malaysian real estate, Conoco will initially target major markets within 125 miles of the Melaka refinery. Construction commenced on the first of these stores in May 1999 and Conoco plans to have six stores operating by the end of 1999.

  SPECIALTY PRODUCTS

     Conoco sells a variety of high value lubricants and specialty products to commercial, industrial and wholesale accounts worldwide, including lubes such as automotive and industrial lubricants and waxes, petroleum coke, solvents and pipeline flow improvers. Conoco's experience has been that specialty products are attractive because their premium prices generate higher margins and their markets are generally less cyclical than commodity markets.

     Conoco began marketing the HYDROCLEAR(R) brand of lubricants with the start-up of the Excel Paralubes plant in 1997. The HYDROCLEAR(R) lubricants, which are non-toxic, were designed to compete with synthetics for a range of applications with difficult operating conditions. Conoco also produces specialty petroleum products for global markets through Penreco.

     Conoco's technical expertise in carbon upgrading positions it as a leader in manufacturing and marketing specialty coke and coke products. Conoco manufactures high quality graphite coke at its Lake Charles and Humber refineries for use in the global steel industry. It also globally markets anode and fuel coke produced at its Lake Charles, Ponca City, Billings and Humber refineries. In addition, Conoco participates in the Asia Pacific coke market by providing technical and marketing expertise to Conoco's PetroCokes joint venture with Sumitomo and Japan Energy. In 1998, Conoco granted seven licenses for this technology to other companies. Today Conoco's technology is used by more than two dozen coking facilities -- a third of the world's delayed coking capacity.

     Conoco is a leader in the worldwide market for pipeline flow improvers. Conoco's "LiquidPower(R)" product is a flow improver for increasing petroleum pipeline capacity by reducing friction loss. Conoco also uses "LiquidPower(R)" in its own pipeline systems.

POWER

     Conoco Global Power was founded in 1995 to leverage the economic advantages of Conoco's energy production activities and offer integrated energy solutions to customers by capitalizing on our strengths in managing major projects, risk and industrial operations.

     Conoco Global Power owns 37.5 percent of a Colombian joint venture located in Barrancabermeja, Colombia along with Western Resources and five Colombian companies. The joint venture built a natural gas-fired generation plant capable of producing 160 megawatts of power, which became operational in August 1998. The joint venture sells primarily to the local grid.

     Conoco Global Power has entered into a joint venture agreement to build a natural gas-fired cogeneration plant near Corpus Christi, Texas. Construction has begun on the plant, which will be located adjacent to chemical complexes owned by DuPont and OxyChem, Occidental Petroleum Corporation's chemicals division and Conoco's partner in this joint venture. OxyChem will operate the plant under a long-term contract and will purchase electricity and steam production from the plant. The plant is designed to produce 440 megawatts of power and 1.1 million pounds per hour of process steam. The plant will be a qualifying facility under the Public Utility Regulatory Policies Act and expects to sell excess electricity in the Texas power markets. Commercial operation of the plant is expected in the third quarter of 1999.

     Conoco Global Power and DuPont have signed letters of intent to develop natural gas-fired cogeneration facilities at DuPont chemical facilities in the United States, Spain, Luxembourg, Germany and the United Kingdom. In the United States, the cogeneration facility will be located at DuPont's Orange, Texas chemical complex. The proposed facility would be owned by a joint venture between Conoco and a yet to be selected partner. The facility would provide electric and process steam to the chemical complex, with much of the electric output being sold as merchant power. DuPont would be the contract operator of the facility under a long-term operating agreement. The plant is planned to produce 440 megawatts of power and 780 thousand pounds per hour of process steam. Construction is expected to commence in mid-1999 with commercial operation scheduled in mid-2001. In Europe, the four plants, with a total capacity of 510 megawatts, will provide needed electricity and steam for various DuPont operations. Conoco also will sell surplus electric power to other customers, including the local utilities. All four plants are expected to be in operation by 2002.

CORE VALUES

     Conoco is committed to four core values:

     - operating safely;

     - protecting the environment;

     - behaving ethically; and

     - valuing all people.

     Conoco is a recognized industry leader in safety performance and in protecting employees' health and the environment.

     In 1998, Conoco achieved its lowest recordable injury rate on record for both employees and contractors. A similar performance in 1997 earned Conoco the lowest injury rate among all major petroleum companies reporting to the American Petroleum Institute, an achievement matched in ten out of the last 15 years.

     Conoco is also an innovator both at recycling materials and at operating in environmentally sensitive areas. In the United Kingdom, for example, Conoco recycled over 99 percent of four Viking gas platforms, which it decommissioned in the North Sea. Conoco has also operated in the Aransas National Wildlife Refuge in South Texas for 60 years. In 1990, Conoco took a major step toward oil spill prevention as the first petroleum company to voluntarily commit to build only double-hulled tankers -- a decision made before U.S. law mandated such technology. During 1998, Conoco began operating fleets of 100 percent double-hulled crude oil tankers and tank barges in U.S. waters, more than a year ahead of its target date of 2000. Also in 1998, Conoco marked the 30th anniversary of implementing one of the industry's first environmental policies, which predates both World Environmental Day and Earth Day in the United States.

     In order to maintain the highest ethical standards, Conoco established clear guidelines on business ethics which every employee agrees to follow. Conoco has established annual President's Awards for performance in safety, environmental protection and valuing all people. A President's Award for ethical behavior will be added in 1999. Valuing all people includes:

     - seeking diversity in the workforce;

     - nationalizing a significant portion of Conoco's workforce in each country where it operates as soon as practicable;

     - responding to employee ideas and concerns;

     - treating everyone with dignity and respect;

     - sharing the financial success of Conoco with substantially all employees through the "Conoco Challenge" program; and

     - helping employees contribute fully in achieving business goals.

     Conoco believes these core values result in a motivated workforce with values and goals firmly aligned with the strategic aims of the business. They provide guidance to employees in working to meet the expectations of customers, partners and host governments, and in respecting the communities in which Conoco does business. In addition, Conoco believes its commitment to core values helps to reduce liabilities, manage risks and improve business performance.

ENVIRONMENTAL REGULATION

     As with other companies and industries engaged in similar businesses, Conoco's operations are subject to numerous federal, state, local, European Union and other foreign environmental laws and regulations concerning its oil and gas operations, products and other activities, including laws that implement international conventions or protocols. In particular, these laws and regulations:

     - require the acquisition of permits;

     - restrict the type, quantities and concentration of various substances that can be released into the environment;

     - limit or prohibit activities on lands lying within wilderness, wetlands and other protected areas;

     - regulate the generation, handling, storage, transportation, disposal and treatment of hazardous materials and wastes; and

     - impose criminal or civil liabilities for pollution resulting from oil, natural gas and petrochemical operations.

     Conoco must obtain government permits to conduct its operations. The duration and success of obtaining these permits are contingent upon numerous variables, many of which are not within Conoco's control. To the extent these permits are required and not obtained, operations may be delayed or curtailed, or Conoco may be prohibited from proceeding with planned exploration or operation of facilities.

     Conoco expects that environmental laws and regulations will have an increasing impact on Conoco's operations in most of the countries in which it operates, although it is impossible to predict accurately the effect of future developments in these laws and regulations on its future earnings and operations. Some risk of environmental costs and liabilities is inherent in particular operations and products of Conoco, and Conoco may incur material costs and liabilities to comply with existing and future environmental laws and regulations.

     To meet future environmental obligations, Conoco is engaged in a continuing program to develop effective measures to protect the environment. This program includes:

     - research into reducing sulfur levels in heavy fuel oils and diesel fuel;

     - reducing benzene content in gasoline;

     - reducing vapor emissions at service stations;

     - developing more effective methods of preventing, containing and recovering offshore oil spills;

     - reducing the release of pollutants from Conoco's refineries and other facilities; and

     - developing and installing monitoring systems at its facilities.

  AIR EMISSIONS

     The operations of Conoco are subject to regulations controlling emissions of air pollutants. The primary legislation affecting Conoco's U.S. air emissions is the Federal Clean Air Act and its 1990 Amendments. Among other things, the Clean Air Act requires all major sources of air emissions to obtain operating permits. The Clean Air Act also revised the definition of "major source" such that additional equipment involved in oil and gas production may now be covered by the permitting requirements. Although the precise requirements of the Clean Air Act are not yet known, Conoco may incur substantial capital, operating and maintenance costs to comply with such requirements.

     The Clean Air Act requires the EPA to promulgate regulations imposing Maximum Achievable Control Technology standards to reduce emissions of hazardous air pollutants from industrial facilities, such as Conoco's refineries, transportation terminals and some crude oil production operations. The EPA has promulgated standards that are applicable to some of Conoco's operations, and Conoco's costs to comply with them have not been material. Maximum Achievable Control Technology standards applicable to many of Conoco's other operations have been proposed, but not finalized. Consequently, while it is not yet possible to predict accurately the total expenditures that Conoco may incur to comply with these standards, Conoco anticipates that these costs could be substantial.

     In May 1999, a federal appeals court remanded to the EPA for further consideration two rules issued by the EPA in 1997 that revised the National Ambient Air Quality Standards for ozone and particulate matter. These rules would have required more stringent controls on stationary sources and cleaner-burning fuels in some parts of the United States. The EPA plans to appeal the court's decision. If these rules are ultimately reissued in substantially the same form, Conoco may be required to incur substantial expenditures to comply with the rules.

     Under the Clean Air Act, the EPA has issued a number of standards that regulate the composition of motor fuels, including gasoline and diesel fuels produced and marketed by Conoco. These standards are designed to reduce emissions of air pollutants from vehicles burning such fuels. In addition, many other countries in which Conoco produces or markets motor fuels similarly regulate the composition of such products or are proposing to do so. Conoco has already incurred the costs of complying with such requirements that are currently in effect.

     The European Union recently enacted legislation that, among other things, requires phased reductions of sulfur and aromatics content in gasoline and diesel fuel and of benzene in gasoline. Conoco cannot yet predict accurately the total actual expenditures that it may incur to comply with these requirements, but it estimates capital expenditures to comply with the European Union legislation will be $55 million in 1999, $80 million in 2000 and $160 million between 2001 and 2004, depending on the nature of subsequent legislation. In the U.S., the EPA has proposed regulations requiring a significantly lower level of sulfur in gasoline. Conoco cannot predict the total actual expenditures that may be incurred to produce motor fuels meeting specifications under any final rule that may be issued, but such expenditures will likely be substantial.

     In 1997, an international conference on global warming concluded an agreement, known as the Kyoto Protocol, which called for reductions of emissions that contribute to increases in atmospheric greenhouse gas concentrations. The combustion of fossil fuels, such as crude oil, results in emissions of the type sought to be reduced by the Kyoto Protocol. The treaty codifying the Kyoto Protocol has not been ratified by the United States, but it may be in the future. In addition, other countries where Conoco has interests, or may have interests in the future, have made commitments to implement the Kyoto Protocol and are in various stages of formulating applicable regulations. Although Conoco cannot yet estimate accurately the total actual expenditures that may be incurred by it as a result of the Kyoto Protocol, such expenditures could be substantial.

  HAZARDOUS WASTE

     Conoco currently owns or leases numerous properties that have been used for many years for hard minerals production or natural gas and crude oil production. Although Conoco used operating and disposal practices that were standard in the industry at the time, wastes may have been disposed of or released on or under the properties it owned or leased. In addition, some of these properties have been operated by third parties over whom Conoco had no control.

     The Comprehensive Environmental Response, Compensation, and Liability Act and comparable state statutes can impose liability for the entire cost of clean-up upon each of the owners and operators of sites or on persons who disposed of or arranged for the disposal of hazardous waste found at such sites. This liability can be imposed regardless of fault or the lawfulness of the original disposal activity. The Resource Conservation and Recovery Act and comparable state statutes govern the management and disposal of wastes. Although CERCLA currently excludes petroleum from regulation, many state laws affecting Conoco's operations impose clean-up liability for petroleum contamination. In addition, although RCRA currently classifies some exploration and production wastes as non-hazardous, such wastes could be reclassified as hazardous wastes. If this occurs, exploration and production wastes would be subject to more stringent requirements. If such a change in legislation were to be enacted, it could have a significant impact on Conoco's operating costs, as well as the gas and oil industry in general.

  OIL SPILLS

     Under the U.S. Federal Oil Pollution Act of 1990, the following can be held liable regardless of fault for all removal costs and damage that result from a discharge of oil into the navigable waters of the United States:

     - owners and operators of onshore facilities and pipelines;

     - lessees or permittees of an area in which an offshore facility is located; and

     - owners and operators of tank vessels.

     These damages include, for example, natural resource damages, real and personal property damages and economic losses. The Oil Pollution Act limits the liability of owners and operators for removal costs and damages that result from a discharge of oil to $350 million in the case of onshore facilities, $75 million plus removal costs in the case of offshore facilities, and in the case of tank vessels, an amount based on gross tonnage of the vessel. However, these limits do not apply if the discharge was caused by gross negligence or willful misconduct, or by the violation of an applicable Federal safety, construction or operating regulation by the owner or operator, its agent or subcontractor or in specified other circumstances.

     The Oil Pollution Act requires evidence of financial responsibility in an amount of up to $150 million for some offshore facilities and also requires offshore facilities, some onshore facilities and tank vessels to prepare spill response plans, which Conoco has done, for responding to a "worst case discharge" of oil. Failure to comply with these requirements or failure to cooperate during a spill event may subject an owner or operator to civil or criminal enforcement actions and penalties.

  OFFSHORE PRODUCTION

     Offshore oil and gas operations in U.S. waters are subject to regulations of the United States Department of the Interior, which currently impose liability regardless of fault upon the lessee under a Federal lease for the cost of clean-up of pollution resulting from the lessee's operations, and such lessee could be subject to liability for pollution damages. In the event of a serious incident of pollution, the Department of the Interior may require a lessee under Federal leases to suspend or cease operations in the affected areas.

SOURCES OF SUPPLY

     During 1998, Conoco supplemented its own crude oil production to meet its refining requirements by the purchase of crude oil from both domestic and international sources. Approximately 49 percent of the crude oil processed in Conoco's U.S. refineries in 1998 came from U.S. sources. The remainder of crude processed came principally from Venezuela, Mexico and Canada. During 1998, Conoco's Humber refinery in the United Kingdom processed principally North Sea crude oils. In the joint venture MiRO refinery, Conoco processed primarily Mediterranean crude oils in 1998. Conoco's joint venture refineries in the Czech Republic processed primarily Russian crudes.

     To assure availability, Conoco maintains multiple sources for most raw materials, supplies, services and equipment, with no one company supplying a substantial portion of Conoco's needs. Conoco also routinely leases or charters equipment, such as drilling rigs, offshore supply boats, seismic boats, pipeline laying equipment, derrick barges and cranes. Availability of supply and/or cost of such equipment has been a factor in the past, and could have a detrimental impact on Conoco in the future.

RESEARCH AND DEVELOPMENT

     The objectives of Conoco's research and development programs are to discover new products, processes and business opportunities in relevant fields, and to improve existing products and processes. Research and development also focuses on optimizing existing assets and improving efficiency, safety and environmental protection. Worldwide expenditures for research and development amounted to approximately $42 million in 1998, $44 million in 1997 and $41 million in 1996.

PATENTS AND TRADEMARKS

     Conoco owns and is licensed under various patents, which expire from time to time, covering many products, processes and product uses. No individual patent is of material importance to Conoco's business as a whole. During 1998, Conoco was granted seven U.S. and 28 non-U.S. patents. Conoco also has individual trademarks and brands for its products and services which are registered in various countries throughout the world. None of these trademarks and brands is considered material other than the "Conoco" and "Jet" brands.

OPERATING HAZARDS AND INSURANCE

     Conoco's operations are subject to operating hazards such as well blowouts, collapsed wells, explosions, uncontrolled flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, refinery explosions, surface or marine transportation incidents, pollution, releases of toxic gas and other environmental hazards and risks. In accordance with customary industry practices, Conoco maintains insurance against some, but not all, of such risks and losses. Given Conoco's risk profile and in accordance with the practices of a number of major integrated, international energy companies, Conoco does not carry business interruption insurance. Conoco's decision not to carry business interruption insurance is based on several factors, including its spread of risk over five wholly owned refineries, a favorable loss history and loss prevention and safety programs. Conoco's ownership of five refineries provides it with some ability to replace product during periods of business interruption. Conoco has elected to retain the risk where management believes the cost of insurance, although available, is excessive relative to the risks presented. In addition, pollution and environmental risks are generally not fully insurable.

PROPERTIES

     Conoco owns its corporate headquarters, consisting of 16 three-story buildings on a 62-acre site in Houston, Texas. Conoco owns and leases petroleum properties and operates production processing, refining, marketing, power-generating and research and development facilities worldwide. In addition, Conoco operates sales offices, regional purchasing offices, distribution centers and various other specialized service locations throughout the world.

EMPLOYEES

     Conoco had approximately 16,650 employees as of December 31, 1998. Approximately 1,400 employees at Conoco's U.S. refineries are represented by the Oil, Chemical and Atomic Workers International Union under separate bargaining agreements for each refinery. These agreements cover wages, benefit matters, grievance procedures and various employment conditions, and Conoco believes they are typical of the refining industry in the U.S. In 1999, Conoco will reduce staff by approximately 975 positions to improve operational efficiencies by combining some functions in the United States and by more broadly sharing services and more effectively deploying employees. For more information about this restructuring, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Restructuring."

LEGAL PROCEEDINGS

     On March 6, 1996, the Department of Justice filed a complaint in the United States District Court for the District of Montana against Yellowstone Pipeline Company and the Conoco Pipe Line Company as a 40 percent owner and operator of Yellowstone Pipeline Company. The complaint alleges discharges of oil from a Yellowstone Pipeline Company pipeline in January 1993 and seeks civil penalties of up to $25,000 per day for each violation or up to $1,000 for each barrel of oil discharged. The parties have reached an agreement to settle the case that requires the parties to pay a penalty of $165,000 and construct a fish passageway in the Jocko River to enhance the Bull Trout population. Final settlement documents were entered by the court, and Conoco is in the process of implementing the terms of the settlement agreement.

     On January 5, 1999, Conoco paid $105,000 in penalties and agreed to perform remediation at a cost of $200,000 to settle allegations made on June 18, 1998 by the New Mexico Environmental Department that Conoco had failed to obtain a Clean Air Act permit and violated conditions in existing permits at the Maljamar Gas Plant and the MCA field.

     On August 31, 1998, the Louisiana Department of Environmental Quality issued a Notice of Violation against Conoco for failure to maintain equipment to control emissions from the sulfur pits at the Lake Charles Refinery. On November 11, 1998, the department notified Conoco that it is seeking a fine of $300,000. Conoco is contesting these allegations and the proposed penalty and is seeking a hearing in this matter.

     On February 18, 1999, the Oklahoma Department of Environmental Quality issued a Notice of Violation to Conoco's Ponca City refinery alleging violations of the Oklahoma Air Pollution Control Rules. This Notice of Violation may result in the Department seeking monetary sanctions in excess of $100,000. Conoco intends to vigorously defend the matter.

     Conoco is subject to various lawsuits and claims involving a variety of matters including, along with other oil companies, actions challenging oil and gas royalty and severance tax payments based on posted prices, and claims for damages resulting from leaking underground storage tanks. As a result of its separation from DuPont, Conoco has also assumed responsibility for current and future claims related to some discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past. Conoco cannot reasonably estimate the effect on future financial results, because considerable uncertainty exists. Conoco believes the ultimate liabilities resulting from such lawsuits and claims may be material to results of operations in the period in which they are recognized but that they will not materially affect the consolidated financial position of Conoco.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Following is information concerning the current executive officers and directors of Conoco. Each director holds office until his successor is duly elected and qualified or until his resignation or removal if earlier. The board is divided into three classes with staggered terms. Officers serve at the discretion of the board and serve in their positions on a full-time basis. Conoco's directors hold various positions as directors and executives of other organizations, in addition to their duties as directors of Conoco. For more information about the possible effects of Conoco's staggered board, see "Description of Conoco Capital Stock -- Anti-Takeover Effects of Certificate and By-Law Provisions -- Board of Directors."

                                                                                           DIRECTORS TERM
NAME                                   AGE(1)             POSITION WITH CONOCO                EXPIRING
----                                   ------             --------------------             --------------
Archie W. Dunham.....................    60     Chairman, President and Chief Executive
                                                Officer                                         2000
Ruth R. Harkin.......................    55     Director                                        2002
Frank A. McPherson...................    66     Director                                        2002
William K. Reilly....................    59     Director                                        2000
William R. Rhodes....................    64     Director                                        2001
A. R. "Tony" Sanchez, Jr.............    56     Director                                        2001
Franklin A. Thomas...................    65     Director                                        2000
Gary W. Edwards......................    57     Executive Vice President, Refining,
                                                Marketing, Supply and Transportation
Robert E. McKee III..................    53     Executive Vice President, Exploration
                                                Production
Robert W. Goldman....................    57     Senior Vice President, Finance, and Chief
                                                Financial Officer
Rick A. Harrington...................    54     Senior Vice President, Legal, and General
                                                Counsel

------------
(1) As of August 31, 1999.

     ARCHIE W. DUNHAM has been a director since July 1998. He has been President and Chief Executive Officer of Conoco since 1996 and Chairman of the Board since August 12, 1999. He joined Conoco in 1966 and subsequently held a number of commercial and managerial positions within Conoco and DuPont. Mr. Dunham is also a member of the boards of directors of Louisiana-Pacific Corporation and Phelps Dodge Corporation. Mr. Dunham is a former Executive Vice President, Exploration Production and Executive Vice President, Refining, Marketing, Supply and Transportation for Conoco. He was also a Senior Vice President, Polymers and Senior Vice President, Chemicals and Pigments for DuPont. He is a director of the American Petroleum Institute, the U.S.-Russia Business Council and the Greater Houston Partnership. He is Chairman of the United States Energy Association, Vice-Chairman of the National Petroleum Council and a member of The Business Council. Mr. Dunham is also a member of the Board of Visitors and the Energy Center board of directors at the University of Oklahoma. He also serves on the board of trustees of the Memorial Hermann Healthcare System in Houston, the Houston Grand Opera, the Houston Symphony, the George Bush Presidential Library and the Smithsonian Institution.

     RUTH R. HARKIN has been a director since October 1998. She is Senior Vice President, International Affairs and Government Relations of United Technologies Corporation and Chair of United Technologies International, UTC's international representation arm. Previously, Mrs. Harkin was the President and Chief Executive Officer of the Overseas Private Investment Corporation in the Clinton administration from 1993 to 1997. Mrs. Harkin was elected as a prosecutor in the office of the County Attorney of Story County, Iowa in 1973. She also served as Deputy General Counsel at the U.S. Department of Agriculture and was Of Counsel at the law firm of Akin, Gump, Strauss, Hauer & Feld. Mrs. Harkin is a member of the Board of Visitors of the College of Business Administration, University of Iowa. She also sits on the boards of the Center for National Policy and the National Association of Manufacturers.

     FRANK A. MCPHERSON has been a director since October 1998. He retired as Chairman and Chief Executive Officer of Kerr-McGee Corporation on February 1, 1997. He joined Kerr-McGee in 1957 and held many technical, operational and managerial positions, including President from 1980 to 1983. He is a past director of the Federal Reserve Bank of Kansas City and the Oklahoma State University foundation Board of Trustees. Mr. McPherson serves on the boards of directors of Kimberly-Clark Corp., Bank of Oklahoma, Tri-Continental Corporation, Seligman Quality Fund, Inc., Seligman Select Municipal Fund, Inc. and the Seligman Group of Mutual Funds. He is also a member of the boards of the American Petroleum Institute, Boys and Girls Clubs of America, Baptist Medical Center, Oklahoma Chapter of Nature Conservancy, Oklahoma City Chamber of Commerce, Oklahoma City Public School Foundation, Oklahoma Medical Research Foundation and Oklahoma Foundation for Excellence in Education.

     WILLIAM K. REILLY has been a director since October 1998. He is currently a member of the board of directors of DuPont and is President and Chief Executive Officer of Aqua International Partners, an investment group which finances water improvements in developing countries. Formerly, Mr. Reilly was a visiting professor at the Institute of International Studies at Stanford University and served as Administrator of the U.S. Environmental Protection Agency from February 1989 to January 1993. Mr. Reilly was president of the Conservation Foundation from 1973 to 1989 and, after its affiliation with World Wildlife Fund in 1985, served as President of both groups. He also serves on the boards of Royal Caribbean International and Evergreen Holdings. He is Chairman of the Board of the American Farmland Trust and serves on the boards of National Geographic Society, World Wildlife Fund and Yale University. Mr. Reilly also serves as a member of the board of the Presidio Trust of San Francisco.

     WILLIAM R. RHODES has served as a director since October 1998. He is a Vice Chairman of Citigroup Inc. and Citibank, N.A. Mr. Rhodes is Vice Chairman of the Institute of International Finance, a director of the Private Export Funding Corporation, a trustee and member of the Executive Council of the Council of the Americas, an Executive Committee member of the Bretton Woods Committee and the U.S.-Russia Business Council, and a founding member of the U.S. National Advisory Council to the International Management Center. Other board memberships include The Group of Thirty, the Americas Society, The African-American Institute, CHIPCo, and the U.S.-Egypt Presidents' Council. He is also a member of the Council on Foreign Relations, the Foreign Policy Association, and The Bankers Roundtable. Mr. Rhodes is a past Chairman of the U.S. Advisory Committee of the Export-Import Bank of the United States, past Chairman of the U.S. section of the Venezuela-U.S. Business Council, past President of the Venezuela-American Chamber of Commerce, and past President of the Bankers Association for Foreign Trade. He is a Governor and Trustee of the New York and Presbyterian Hospital and a director of the New York City Partnership and Chamber of Commerce. He serves as a trustee of Brown University and Chairman of the Board of Trustees of the Northfield Mount Hermon School.

     A.R. "TONY" SANCHEZ, JR. has been a director since August 1999. He has been active in the oil and gas industry since 1973. Mr. Sanchez has been the Chief Executive Officer and Chairman of the Board for Sanchez Oil & Gas Corp. since 1974. He is also a member of the boards of directors of International BancShares Corporation, Custom Tracks Corporation, the University of Texas System, the University of Texas Foundation for Entrepreneurial Excellence, the Texas Water Foundation, the Smithsonian Institution, Bethany House, the LBJ Foundation, the American Petroleum Institute, the Independent Petroleum Institute of America, the National Petroleum Council and the InterState Oil and Gas Compact Commission, as well as the Texas Parks & Wildlife Commission and Little League Baseball.

     FRANKLIN A. THOMAS has been a director since October 1998. He has been a consultant to the TFF Study Group, a non-profit initiative assisting development in southern Africa, since April 1996. Mr. Thomas was President and Chief Executive Officer of The Ford Foundation from 1979 to 1996. He also serves as a director of ALCOA, Inc., Citigroup Inc., Cummins Engine Company, Inc., Lucent Technologies, Inc. and PepsiCo, Inc.

     GARY W. EDWARDS has been Executive Vice President of Conoco since 1991, with responsibility for worldwide refining, marketing, supply and transportation and was a Senior Vice President of DuPont until October 27, 1998. He joined Conoco in 1963, working at various locations throughout the United States and in the United Kingdom, and was formerly Conoco's Vice President, Refining Marketing Europe; Vice President Refining, Marketing and Transportation; and Vice President North American Marketing. Mr. Edwards has held a number of managerial positions in Conoco Pipeline, Transportation, Natural Gas and Gas Products, Logistics and Marketing. He is a Director of the American Petroleum Institute and a previous director and Vice President of the European Petroleum Industry Association in Brussels, Belgium. Mr. Edwards is a member of the Kansas State University Engineering advisory council, and serves on the boards of the Yellowstone Park Foundation, Theatre Under the Stars, Junior Achievement, Inc. (National) as well as Junior Achievement of Southeast Texas, Target Hunger, Private Sector Initiative, and the Houston Music Hall Foundation.

     ROBERT E. MCKEE III has been an Executive Vice President for Conoco since 1992, with responsibility for worldwide exploration and production and was a Senior Vice President of DuPont until October 27, 1998. He was formerly Conoco's Executive Vice President for Corporate Strategy and Development, Senior Vice President for Administration, Vice President of North American Refining and Marketing and Vice President, Chairman and Managing Director of Conoco (UK) Limited. Since he joined Conoco in 1967, Mr. McKee has worked at various locations and held numerous managerial, operating, administrative and technology positions both in the United State and overseas. He currently serves on the board of directors of the American Petroleum Institute and is a former director of Consol Energy Inc. and Consol Inc. In addition, he is Chairman of the Southern Regional Advisory Board of the Institute of International Education and a member of the advisory committee of the University of Texas Engineering Department. Mr. McKee also serves as Chairman of the President's Council of the Colorado School of Mines.

     ROBERT W. GOLDMAN has been Senior Vice President, Finance, and Chief Financial Officer of Conoco since 1998 and was its Vice President, Finance from 1991 to 1998. Mr. Goldman began his career with DuPont in 1965 and subsequently held many technical and managerial positions within the finance, tax and treasury functions. He is the former Vice President-Finance of DuPont (Mexico), Vice President, Remington Arms Company and served as Director and Comptroller of several operating departments of DuPont in Wilmington, Delaware. Mr. Goldman transferred to Conoco in 1988 as Vice President and Controller. He is co-chairman of Conoco's Risk Management Committee and is a member of the American Petroleum Institute, a former chairman of its Accounting Committee and currently serves on its Executive Committee of the General Committee on Finance. He is also a member of the Financial Executives Institute and the Executive Committee of the Board of Directors of the Alley Theatre in Houston, Texas.

     RICK A. HARRINGTON has been Senior Vice President, Legal, and General Counsel of Conoco since 1998 and was Vice President and General Counsel of Conoco and Vice President and Assistant General Counsel of DuPont from 1994 until October 27, 1998. He joined DuPont in 1979 as a Senior Attorney, and subsequently held the positions of Managing Counsel, Special Litigation, and Vice President and General Counsel of Consolidation Coal Company. Prior to joining DuPont, he was a partner in the firm of Arent, Fox, Kintner, Plotkin and Kahn in Washington, D.C. where he specialized in antitrust litigation. Mr. Harrington is a member of the bar of the District of Columbia, the District of Columbia Court of Appeals and the Fifth Circuit Court of Appeals. He is co-chairman of Conoco's Risk Management Committee and a director of the American Corporate Counsel Association and is a member of its Policy Committee. He is also a member of the American Petroleum Institute General Committee on Law and the University of Kansas School of Business Dean's Board.

ELECTION AND COMPENSATION OF DIRECTORS

     Conoco's restated certificate of incorporation provides that the board of directors will consist of not less than six nor more than 15 directors. The board of directors is classified into three classes. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The terms of office of the members of one class of directors expire each year in rotation so that the members of one class are elected at each annual meeting to serve for full three-year terms, or until their successors are elected and qualified. The current number of authorized directors is set at nine, but only seven positions are occupied.

     Directors who are employees of Conoco or DuPont receive no additional compensation for serving on the board of directors. At the time of the initial public offering, each nonemployee member of the board of directors received a special grant of stock options to purchase 3,900 shares of Class A common stock and a grant of 4,135 restricted stock units with respect to Class A common stock. Future nonemployee directors, upon election to the board, will receive a grant of restricted stock units with an aggregate value on the date of grant equal to $95,000. On an annual basis, nonemployee directors will receive a fee of $30,000, a grant of restricted stock units with an aggregate value on the date of grant of $20,000, and options to purchase common stock with a present value on the date of grant of $30,000.

     Conoco awards stock options and restricted stock units under the terms of its 1998 Stock and Performance Incentive Plan. Stock options have a term of ten years and become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant. The present value of stock options is determined using a generally accepted stock option valuation methodology. Restricted stock units are grants of units representing common stock. Shares underlying restricted stock units granted to directors may not be sold or voted for a period of three years, but dividend equivalents in the form of additional units are credited during such period. Restricted stock units vest immediately upon grant and stock options vest after six months of service as a director.

     Annual fees and awards of restricted stock units may be deferred under the terms of Conoco's Deferred Compensation Plan for Nonemployee Directors, which is established under the 1998 Stock and Performance Incentive Plan. An election to defer must generally be made before the fiscal year in which it will be earned. Once made, the election is generally irrevocable for the first year. The deferred amounts are deemed to be invested, under the election of the participant, in common stock or in an interest-bearing account.

     Each deferral election will indicate the time and form of payment for the amounts to be deferred. Distributions will be made in cash or common stock to the participant at the time irrevocably selected on the deferral form, or, in the event of the participant's death, to the participant's designated beneficiary. Upon a change in control of Conoco, at the director's election, all deferred amount, including deferred restricted stock units, may be paid in full.

     Board members are also eligible to participate in the Directors' Charitable Gift Plan. This plan provides that, upon a director's death, Conoco will donate $200,000 per year for five years to tax-exempt educational institutions or charitable organizations recommended by the director and approved by Conoco. Each director will be fully vested in the Directors' Charitable Gift Plan after completing one year of service as director. Conoco may fund the Directors' Charitable Gift Plan through, among other vehicles, the purchase of life insurance policies on the lives of the directors. Conoco will be the beneficiary of and will own these policies. Employee directors may elect to participate in the plan if they bear their allocable cost of the plan. Directors derive no personal financial or tax benefit from the Directors' Charitable Gift Plan because the charitable, tax-deductible donations and insurance proceeds, if any, accrue solely to the benefit of Conoco.

     A board member who serves as chairman of a standing board committee receives a supplement of $5,000 annually. No additional fees are paid for serving on board committees or for attending board or committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

  AUDIT AND COMPLIANCE COMMITTEE

Members:          Frank A. McPherson, Chairman
                  Ruth R. Harkin
                  A.R. "Tony" Sanchez, Jr.

Number of meetings in
1998:                     Two

Principal Functions:
                  The Audit and Compliance Committee is responsible for:

                  - overseeing Conoco's internal control structure, financial reporting, and legal and ethical compliance program, including strategic oversight of corporate safety, health and environmental policy and direction;

                  - selecting an independent accounting firm, subject to
                    stockholder ratification, to audit Conoco's financial statements;

                  - requesting that Conoco's subsidiaries engage independent accountants, as deemed appropriate by the committee, to audit their respective financial statements;

                  - receiving and acting on reports and comments from Conoco's independent accountants;

                  - reviewing significant accounting principles employed in
                    Conoco's financial reporting;

                  - reviewing and recommending approval of Conoco's annual
                    financial statements;

                  - maintaining direct lines of communication with the board of directors and Conoco's management, internal auditing staff and independent accountants; and

                  - reporting to the board of directors a summary of its
                    findings and recommendations.

  COMPENSATION COMMITTEE

Members:          Franklin A. Thomas, Chairman
                  William K. Reilly
                  William R. Rhodes

Number of Meetings in
1998:                     Two

Principal Functions:
                  The Compensation Committee is responsible for:

                  - overseeing and administering Conoco's executive compensation policies, plans and practices;

                  - approving and/or recommending to the board of directors
                    levels of compensation for the President and Chief Executive Officer, as well as stock options; performance awards and other stock-based awards for employee directors and senior management;

                  - administering grants to management under Conoco's
                    stock-based compensation plans and adopting and/or recommending to the full board of directors new plans or changes in these programs; and

                  - overseeing succession planning for the Chief Executive
                    Officer and other key executives.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Class A and Class B common stock beneficially owned on August 31, 1999, by each Conoco director, executive officer named in the summary compensation table below and all directors and executive officers as a group. The persons named in the table have sole voting power and investment power with respect to all shares of Class A and Class B common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to the table.

                           BENEFICIAL OWNERSHIP TABLE

                                                    CLASS A
                                                     SHARES                 CLASS B SHARES
                                                  BENEFICIALLY   PERCENT     BENEFICIALLY    PERCENT
NAME                                              OWNED(1)(2)    OF CLASS      OWNED(3)      OF CLASS
----                                              ------------   --------   --------------   --------
Archie W. Dunham(4).............................   3,114,126       1.6%         40,566          *
Ruth R. Harkin(5)...............................       8,273       *                --          --
Frank A. McPherson..............................       9,844       *             1,226          *
William K. Reilly...............................       7,184       *               275          *
William R. Rhodes...............................      51,223       *                --          --
A.R. Sanchez....................................          --      --             3,585          *
Franklin A. Thomas..............................       6,223       *               161          *
Gary W. Edwards.................................   1,407,432       *            61,081          *
Robert E. McKee III(6)..........................   1,146,486       *            45,204          *
Robert W. Goldman(7)............................     346,402       *             5,482          *
Rick A. Harrington..............................     349,021       *             4,595          *
Directors and Executive Officers as a Group (11
  persons)......................................   6,515,285       3.3%        180,599          *

---------------

 *  Less than 1%

(1) Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Nonemployee Directors, the following number of which may be voted or sold only upon the passage of time: Mr. Dunham -- 81,618; Ms. Harkin -- 4,923; Mr. McPherson -- 6,044; Mr. Reilly -- 5,884; Mr. Rhodes -- 4,923; and Mr. Thomas -- 4,923.

(2) Includes beneficial ownership of the following number of shares of Class A common stock which may be acquired within 60 days of September 15, 1999 through stock options awarded under compensation plans: Mr.
    Dunham -- 2,885,632; Ms. Harkin -- 1,300; Mr. McPherson -- 1,300; Mr.
    Reilly -- 1,300; Mr. Rhodes -- 1,300; Mr. Thomas -- 1,300; Mr.
    Edwards -- 1,378,661; Mr. McKee -- 1,131,805; Mr. Goldman -- 339,716; and
    Mr. Harrington -- 342,661. Of such options, the following number are subject to stock price hurdles which have not yet been met: Mr. Dunham -- 392,846; Mr. Edwards -- 182,324; Mr. McKee -- 173,427; Mr. Goldman -- 52,562; and Mr.
    Harrington -- 80,329.

(3) Includes restricted or deferred stock units credited under the 1998 Stock and Performance Incentive Plan and the Deferred Compensation Plan for Nonemployee Directors, the following number of which may be voted or sold only upon the passage of time: Mr. Reilly -- 275; Mr. Sanchez -- 3,585; and Mr. Thomas -- 161.

(4) Includes 10,100 shares of Class A common stock and 40,566 shares of Class B common stock held in Dunham Management Trust, a revocable grantor trust.

(5) Includes 50 shares of Class A common stock owned by Ms. Harkin's daughter.

(6) Includes 200 shares of Class A common stock and 982 shares of Class B common stock owned by Mr. McKee's son and 24,567 shares of Class B common stock owned by the McKee Family Trust.

(7) Includes 1,471 shares of Class B common stock owned by Mr. Goldman's wife and 83 shares of Class B common stock owned by Mr. Goldman's son.

COMPENSATION OF EXECUTIVE OFFICERS

     Until October 1998, the executive officers named in the table below participated in DuPont's compensation plans. The following table provides information about the compensation of Conoco's chief executive officer and four other most highly compensated executive officers during 1997 and 1998 without regard to whether compensation was provided under DuPont's plans or Conoco's plans. Two additional tables provide detailed information about these employees' stock options.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                            ANNUAL COMPENSATION             -----------------------
                                  ---------------------------------------                  SHARES
                                                               OTHER        RESTRICTED   UNDERLYING
NAME AND                                                      ANNUAL          STOCK       OPTIONS        ALL OTHER
PRINCIPAL POSITION         YEAR    SALARY     BONUS(1)    COMPENSATION(2)   AWARDS(3)    GRANTED(4)   COMPENSATION(5)
------------------         ----   --------   ----------   ---------------   ----------   ----------   ---------------
Archie W. Dunham.........  1998   $901,261   $1,300,000       $29,946       $1,100,090   1,693,040        $51,750
  President, Chief         1997    667,500    1,450,000        33,075                      794,936         39,950
  Executive Officer and
  Director
Gary W. Edwards..........  1998    469,460      389,000        16,347                      567,974         27,620
  Executive Vice           1997    431,320      725,000        24,044                      364,648         25,715
  President, Refining,
  Marketing, Supply and
  Transportation
Robert E. McKee III......  1998    418,775      372,000        30,573                      561,677         24,563
  Executive Vice           1997    374,400      718,000        16,612                      346,854         22,247
  President, Exploration
  Production
Robert W. Goldman........  1998    262,750      140,000         6,211                      164,191         15,390
  Senior Vice President,   1997    236,700      292,000         1,513                      105,672         13,958
  Finance, and Chief
  Financial Officer
Rick A. Harrington.......  1998    264,500      172,000         1,760                      198,411         15,600
  Senior Vice President,   1997    229,500      325,000         4,703                      163,716         13,598
  Legal, and General
  Counsel

---------------

(1) On average, approximately 25% of 1998 variable compensation (i.e., bonus) was paid in Class A common stock, and about 25% of 1997 variable compensation was paid in DuPont common stock.

(2) Other annual compensation consists solely of the reimbursement for the payment of taxes.

(3) For 1998, Mr. Dunham received 47,830 restricted stock units with respect to Class A common stock valued at $23 per unit. The stock units vest two years from the date of grant. During the two-year period, dividend equivalents will be credited to Mr. Dunham's account in the form of additional units. These restricted stock units had an aggregate value of $998,451 on December 31, 1998 based on the closing price on the New York Stock Exchange on such date of $20.875.

(4) Reflects, for 1998, new grants of Conoco stock options and, for 1997 and 1998, replacement grants of Conoco stock options at the time of the initial public offering resulting from the election of the officers to surrender DuPont stock options granted in 1997 and 1998 and receive Conoco stock options having an equivalent appreciated value at the time of the initial public offering. The number of shares of Class A common stock covered by the replacement stock options was calculated by multiplying the number of shares of DuPont common stock subject to the original DuPont options by a factor of 2.7376, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(5) 1998 amounts consist of matching contributions made under Conoco's Thrift Plan and the following amounts credited under DuPont's savings restoration plan: Mr. Dunham -- $42,150; Mr. Edwards -- $18,020; Mr. McKee -- $14,963;
    Mr. Goldman -- $5,790 and Mr. Harrington -- $6,000.

                              OPTION GRANTS TABLE

                                                     INDIVIDUAL OPTION GRANTS IN 1998(1)(2)          POTENTIAL REALIZABLE
                                                 -----------------------------------------------       VALUE AT ASSUMED
                                                 NUMBER OF     PERCENT                               ANNUAL RATES OF STOCK
                                                   SHARES      OF TOTAL                             APPRECIATION FOR OPTION
                                                 UNDERLYING    OPTIONS                                      TERM(5)
                                                  OPTIONS      GRANTED     EXERCISE   EXPIRATION   -------------------------
NAME                                              GRANTED     IN 1998(3)   PRICE(4)      DATE          5%            10%
----                                             ----------   ----------   --------   ----------   -----------   -----------
Archie W. Dunham...............................    388,740      11.83%      $21.73    02/03/2008   $ 5,313,532   $13,465,565
                                                 1,304,300      16.40        23.00    10/20/2008    18,866,178    47,810,551
Gary W. Edwards................................    132,774       4.04        21.73    02/03/2008     1,814,835     4,599,159
                                                   435,200       5.47        23.00    10/20/2008     6,294,994    15,952,735
Robert E. McKee III............................    126,477       3.85        21.73    02/03/2008     1,728,764     4,381,037
                                                   435,200       5.47        23.00    10/20/2008     6,294,994    15,952,735
Robert W. Goldman..............................     40,791       1.24        21.73    02/03/2008       557,556     1,412,959
                                                   123,400       1.55        23.00    10/20/2008     1,784,932     4,523,363
Rick A. Harrington.............................     75,011       2.28        21.73    02/03/2008     1,025,295     2,598,306
                                                   123,400       1.55        23.00    10/20/2008     1,784,932     4,523,363

---------------

(1) All options have a term of ten years and become exercisable in increments of one-third of the total grant on the first, second and third anniversaries of the grant. In addition, the options expiring on February 3, 2008 were to become exercisable only upon a 20% increase in the price of DuPont's common stock, which has occurred.

(2) The options expiring on February 3, 2008 were originally granted with respect to DuPont common stock and the amounts shown represent the number of shares of Conoco Class A common stock resulting from the replacement in October 1998 of outstanding DuPont options with Conoco stock options, which was intended to preserve the economic value of the DuPont options in connection with the initial public offering. The number of shares of Conoco Class A common stock covered by the replacement options was calculated by multiplying the number of shares of DuPont common stock subject to the original options by a factor of 2.7376, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(3) Percent of total options granted to Conoco employees.

(4) The original exercise price for the options expiring on February 3, 2008 was the average of the high and low prices of the DuPont common stock as reported on the New York Stock Exchange Composite Transactions Tape on February 4, 1998, the date of the grant. Such exercise price was adjusted by dividing it by a factor of 2.7376 upon the replacement of the DuPont stock options with Conoco stock options. The exercise price for the options expiring on October 20, 2008 was the initial public offering price of Conoco's Class A common stock on October 21, 1998, the date of the grant.

(5) Represents total appreciation over the exercise price at the assumed annual appreciation rates of 5% and 10% compounded annually for the term of the options.

                             OPTION EXERCISES TABLE
                (Aggregated Option Exercises in Last Fiscal Year
                          and Year-end Option Values)

                                                                     NUMBER OF SHARES
                                                                        UNDERLYING               VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                      SHARES                         DECEMBER 31, 1998          AT DECEMBER 31, 1998(2)
                                    ACQUIRED ON      VALUE      ---------------------------   ---------------------------
               NAME                  EXERCISE     REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                 -----------   -----------   -----------   -------------   -----------   -------------
Archie W. Dunham..................      --            --         1,928,446      2,085,886     $16,449,027     $666,895
Gary W. Edwards...................      --            --         1,007,016        750,298       9,444,625      309,513
Robert E. McKee III...............      --            --           771,156        735,104       6,502,665      294,410
Robert W. Goldman.................      --            --           232,426        216,753       1,955,829       89,229
Rick A. Harrington................      --            --           196,177        278,760       1,166,709      136,400

---------------

(1) No Conoco stock options were exercised in 1998. DuPont stock options were exercised by the following officers in the amounts indicated: Mr. McKee, 14,708 shares with a realized value of $487,878; Mr. Goldman, 8,406 shares with a realized value of $292,078; and Mr. Harrington, 23,492 shares with a realized value of $925,806. The realized value represents the pre-tax gain, which is the difference between the market value of the shares on the date of exercise of the options and the exercise price.

(2) Represents the closing price as reported on the New York Stock Exchange for Class A common stock on December 31, 1998 of $20.875, less the exercise price for all outstanding exercisable and unexercisable options for which the exercise price is less than such closing price. Exercisable options have been held at least one year from the date of grant and have met applicable stock price hurdles. Unexercisable options have been held for less than one year or have not met the applicable stock price hurdles.

RETIREMENT BENEFITS

     Retirement benefits for Conoco employees are provided under the Retirement Plan of Conoco Inc., and are based on an employee's years of service and average monthly pay during the employee's three highest paid years. Average monthly pay for this purpose includes regular compensation and 100% of annual variable compensation payments, but excludes other bonuses and compensation in excess of limits imposed by the Internal Revenue Code of 1986. The Code limits the amount of annual benefits which may be payable from the pension trust. Retirement benefits in excess of these limitations are paid from Conoco's general revenues under separate, nonfunded pension restoration plans.

     The table below illustrates the straight-life annuity amounts payable under the Conoco retirement plan and retirement restoration plans to Conoco employees retiring at age 65 in 1998. These amounts reflect an offset based on Social Security benefits. The current years of service credited for retirement benefits for the named officers are as follows: 33 years for Archie W. Dunham; 35 years for Gary W. Edwards; 31 years for Robert E. McKee III; 33 years for Robert W. Goldman; and 19 years for Rick A. Harrington.

                               PENSION PLAN TABLE

                                           ESTIMATED ANNUAL RETIREMENT BENEFITS ON SERVICE OF:
                                         -------------------------------------------------------
   SALARY AND VARIABLE COMPENSATION       30 YEARS       35 YEARS       40 YEARS       45 YEARS
   --------------------------------      ----------     ----------     ----------     ----------
$ 450,000..............................  $  208,000     $  244,000     $  280,000     $  316,000
   900,000.............................     424,000        496,000        568,000        640,000
 1,350,000.............................     640,000        748,000        856,000        964,000
 1,800,000.............................     856,000      1,000,000      1,144,000      1,288,000
 2,250,000.............................   1,072,000      1,252,000      1,432,000      1,612,000
 2,700,000.............................   1,288,000      1,504,000      1,720,000      1,936,000

SEVERANCE ARRANGEMENTS

     Conoco has entered into an employment agreement with Archie W. Dunham for a term ending December 20, 2003. Under the agreement, Mr. Dunham is entitled to an annual base salary of $1.1 million, subject to annual review and increase, bonuses and long-term equity-based compensation that are competitive with industry practices, and participation in the most favorable incentive, retirement, welfare and other benefits Conoco offers to its senior executives.

     During the term of the agreement, Mr. Dunham has agreed not to terminate his employment within six months following a "change of control", as defined in the agreement. The agreement provides that if, during the term of the agreement, Mr. Dunham's employment is terminated under any of the following circumstances:

     - by Mr. Dunham or the company for any reason within 30 days following the expiration of six months after a change in control;

     - by Mr. Dunham at any time for "good reason", as defined in the agreement; or

     - by Conoco at any time other than for cause or by reason of Mr. Dunham's death or disability;

Mr. Dunham will be entitled to the following:

     - a lump sum severance payment equal to the sum of his salary, deferred compensation and vacation accrued to the date of termination and the salary and bonus that would have been payable to him through the earlier of three years following the date of termination of his employment or December 20, 2003, based on his then current salary and an annual bonuses equal to the average of the two highest annual bonus awards to Mr. Dunham in the three fiscal years preceding termination;

     - welfare and other benefits continuation through the earlier of three years following the date of termination of his employment or December 20, 2003, including a sum in cash, undiscounted, equal to the retirement benefit he would have received if he had remained employed until December 20, 2003;

     - under certain circumstances, grants of options, restricted stock and other compensatory awards Mr. Dunham would have received had his employment continued through the earlier of three years following the date of termination of his employment or December 20, 2003;

     - vesting of, and termination of restrictions on, any unvested equity- or performance-based awards from Conoco; and

     - if a change of control precedes termination of employment, or occurs within one year following termination, Mr. Dunham may elect to cash out equity-based compensatory awards at the highest price per share paid by specified persons during the six month period prior to the date of the change of control.

     If Mr. Dunham's employment is terminated by Conoco for cause or by Mr. Dunham for any reason other than good reason, in each case other than during the 30-day period following six months after a change of control, or if Mr. Dunham's employment is terminated by reason of his death or disability, then he will receive a lump sum severance payment equal to the sum of his salary, deferred compensation and vacation accrued to the date of termination. If Mr. Dunham remains employed until December 20, 2003, any termination of his employment thereafter will be treated as a termination by Mr. Dunham for good reason.

     Mr. Dunham will also be entitled to receive an additional payment sufficient to compensate him for the amount of any excise tax imposed on payments made under the agreement or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on that additional payment.

     Conoco has established the Conoco Inc. Key Employee Severance Plan, which covers key employees of Conoco, including Gary W. Edwards, Robert E. McKee III, Robert W. Goldman and Rick A. Harrington. The plan provides that if the employment of a participant in the plan is terminated

     - within two years of a "change in control" of Conoco; or

     - after a "potential change in control" of Conoco but prior to a change in control, whether or not a change in control ever occurs, in either case by Conoco other than for "cause" or by the participant for "good reason", as such terms are defined in the plan, the participant will be entitled to:

        (a) a lump sum severance payment equal to two or three times the sum of his base salary and previous year's bonus;

        (b) 24 or 36 months of benefits continuation; and

        (c) a pro rata portion of the annual bonus for which he is eligible in the year of termination and, if necessary, a gross-up payment sufficient to compensate the participant for the amount of any excise tax imposed on payment made under the plan or otherwise pursuant to Section 4999 of the Code and for any taxes imposed on such an additional payment.

     The plan has a three-year term commencing on May 10, 1998, which term will be extended, if necessary, upon a change in control so that it expires no earlier than 24 months after such an event. Amounts payable under the plan will be in lieu of any payments or benefits that may be payable to the severed employee under any other plan, policy or program of Conoco relating to severance.

     Conoco has also established both the Conoco Inc. Key Employee Temporary Severance Plan and the Conoco Inc. Temporary Severance Plan, each of which covers key Conoco employees, including the officers named in the summary compensation table. Under the Key Employee Temporary Severance Plan, if the employment of a participant is involuntarily terminated due to a reduction in force or if a participant experiences specified adverse employment changes, including relocation and reductions in pay or position, the individual will be entitled to one year's base salary and variable bonus. The Key Employee Temporary Severance Plan expires in 2001. Under the Temporary Severance Plan, benefits are paid to a participant upon termination of employment in the same circumstances as are described under the Key Employee Temporary Severance Plan, but only if such termination occurs after a "change in control", as defined in the Temporary Severance Plan. Benefits under the Temporary Severance Plan are equal to two weeks' pay for each completed year of service, up to a maximum of 52 weeks' pay. Amounts payable under both the Key Employee Temporary Severance Plan and the Temporary Severance Plan are reduced by amounts payable pursuant to any other severance plan, policy or program of Conoco.

                 PRINCIPAL STOCKHOLDERS OF CONOCO COMMON STOCK

     The following table sets forth information regarding the beneficial ownership as of June 30, 1999 of shares of Class A and Class B common stock by DuPont and each other person or entity known to Conoco to be a beneficial owner of five percent or more of Conoco's voting securities.

                          PRINCIPAL STOCKHOLDERS TABLE

                                                    CLASS A COMMON STOCK     CLASS B COMMON STOCK
                                                    ---------------------   ----------------------
                                                      NUMBER     PERCENT      NUMBER      PERCENT
NAME AND ADDRESS                                    OF SHARES    OF CLASS    OF SHARES    OF CLASS
----------------                                    ----------   --------   -----------   --------
Putnam Investments, Inc. and related
  entities(1).....................................  24,274,557     12.7%        --         --
  One Post Office Square
  Boston, Massachusetts 02109
Capital Resources and Management Company(2).......  22,139,000     11.6%
  333 South Hope Street
  Los Angeles, California 90071
Scudder Kemper Investments, Inc.(3)...............  20,555,439     10.8%        --         --
  345 Park Avenue
  New York, New York 10154
Ark Asset Management Co., Inc.(4).................  11,278,200      5.9%        --         --
  125 Broad Street
  New York, New York 10004
Citigroup Inc.(5)
  153 East 53rd Street
  New York, New York 100043.......................  10,259,914      5.4%        --         --

---------------

(1) Based on a Schedule 13G/A filed with the SEC on July 9, 1999 by Putnam Investments, Inc. ("PI"), a subsidiary of Marsh & McLennan Companies, Inc. ("MMC"), on behalf of itself, MMC, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"). Consists of 20,020,855 shares beneficially owned by PIM and 4,253,702 shares beneficially owned by PAC, both wholly owned registered investment advisors of PI. Both subsidiaries have dispositive power over the shares as investment managers, but each of the mutual funds' trustees have voting power over shares held by each fund, and PAC has shared voting power over the shares held by institutional clients. The address of MMC is 1166 Avenue of the Americas, New York, New York 10036.

(2) Based on a Schedule 13G filed with the SEC on August 8, 1999. Capital Resources and Management Company is deemed to be the beneficial owner of these shares as a result of acting as investment advisor to various investment companies.

(3) Based on a Schedule 13G/A filed with the SEC on July 16, 1999. Scudder Kemper Investments, Inc. has sole voting power with respect to 2,791,900 shares, shared voting power with respect to 16,837,209 shares and sole dispositive power with respect to 9,974,890.

(4) Based on a Schedule 13G filed with the SEC on February 4, 1999.

(5) Based on a Schedule 13G filed with the SEC on February 12, 1999. Consists entirely of shares beneficially owned by subsidiaries of Citigroup Inc. which individually qualify to file a Schedule 13G but whose beneficial ownership does not exceed 5%. Citigroup Inc. has shared voting and dispositive power over all these shares, but disclaims beneficial ownership of all such shares.

                      DESCRIPTION OF CONOCO CAPITAL STOCK

GENERAL

     The authorized capital stock of Conoco consists of:

     - 3.0 billion shares of Class A common stock, par value $.01 per share;

     - 1.6 billion shares of Class B common stock, par value $.01 per share; and

     - 250 million shares of preferred stock, par value $.01 per share.

There is no preferred stock outstanding on the date of this document. As of August 31, 1999, there were approximately 190.5 million shares of Class A common stock and 436.5 million shares of Class B common stock outstanding.

     The following is a description of the material terms of Conoco's certificate of incorporation affecting the relative rights of Conoco's capital stock. The following description of the capital stock of Conoco is intended as a summary only. For complete information, you should read Conoco's certificate of incorporation and by-laws incorporated by reference as an exhibit to the registration statement of which this document forms a part. To find out where you can get copies of these documents, see "Where You Can Find More Information" on page 112.

COMMON STOCK

  VOTING RIGHTS

     The holders of Class A common stock and Class B common stock generally have identical rights, except that holders of Class A common stock have one vote per share while holders of Class B common stock have five votes per share. Generally, matters to be voted on by stockholders, including amendments to the certificate of incorporation, must be approved by a majority vote of the holders of Conoco common stock, voting together as a single class, subject to any voting rights granted to holders of any preferred stock. However, a majority vote of the affected class, voting separately, is also necessary for amendments of the certificate of incorporation that would adversely affect the rights of the Class A common stock or the Class B common stock. Holders of Class A common stock may not vote on any change in the rights of the Class B common stock that would not adversely affect their rights. A change relating to any one-for-one conversion or exchange of the Class B common stock into or for Class A common stock shall be deemed not to adversely affect the rights of the Class A common stock. Any amendment to the certificate of incorporation to increase the authorized shares of any class of capital stock of Conoco requires the approval only of a majority of the votes entitled to be cast by the holders of Conoco common stock voting together as a single class.

     Holders of shares of Conoco's common stock may not cumulate their votes in the election of directors. In cumulative voting, a stockholder has a number of votes equal to the number to which his stockholdings would entitle him, multiplied by the number of directors being elected. A stockholder can then vote all of those votes in favor of one or more directors. This improves a minority stockholder's ability to influence the election of specific directors.

  DIVIDENDS

     All holders of Conoco common stock will share equally on a per share basis in any dividend declared by the board of directors, subject to any rights of any outstanding preferred stock to receive dividends. If the board declares a stock dividend, stockholders of each class of common stock must receive shares of the class of stock they already hold. Additionally, all common stockholders must receive the same number of dividend shares on a per share basis.

     Conoco may not reclassify, subdivide or combine shares of either class of common stock without simultaneously doing the same to shares of the other class.

  OTHER RIGHTS

     If Conoco merges or consolidates with another corporation and shares of common stock are converted into or exchangeable for shares of stock, other securities or property, all holders of common stock, regardless of class, will be entitled to receive the same kind and amount of payment for their shares. This requirement can be waived by a majority vote of each class of holders of common stock.

     If Conoco is liquidated, dissolved or wound up, after full payment of any required amounts to preferred stockholders, all holders of common stock, regardless of class, will receive the same amount per share of any assets distributed to common stock holders.

     No shares of either class of common stock have any right to be redeemed or to purchase additional shares of common stock or other securities of Conoco.

     All the outstanding shares of Conoco common stock are validly issued, fully paid and nonassessable.

PREFERRED STOCK

     At the direction of its board of directors, Conoco may issue preferred stock from time to time in one or more series. Conoco's board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock, which may include voting, dividend, redemption, conversion, exchange and liquidation rights as well as other rights and features of any series of preferred stock. The Conoco board of directors, without stockholder approval, may issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of the common stock and that could hinder takeovers. Conoco has no current plans to issue any shares of preferred stock. The ability of the board of directors to issue preferred stock without stockholder approval may delay, defer or prevent a change in control of Conoco or the removal of existing management.

     For purposes of the rights plan described below, Conoco's board of directors has designated 1.0 million shares of Series A junior participating preferred stock, par value $.01 per share. For a description of the rights plan, see "-- Anti-Takeover Effects of Certificate and By-law Provisions -- Rights Plan."

ANTI-TAKEOVER EFFECTS OF CERTIFICATE AND BY-LAW PROVISIONS

  GENERAL

     The provisions of the certificate of incorporation and by-laws summarized below may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including offers or attempts that might result in a premium being paid over the market price for the common stock.

  BOARD OF DIRECTORS

     The certificate of incorporation and by-laws provide that the Conoco board of directors is divided into three classes of directors, with the classes to be as equal in number as possible. At the time of the initial public offering, the classes were elected for one, two and three-year terms expiring at the annual meeting of stockholders to be held in 1999, 2000 and 2001. Each director is to hold office until his or her successor is duly elected and qualified. Beginning with the 1999 annual meeting of stockholders, directors will be elected for three-year terms.

     The certificate of incorporation and by-laws provide that Conoco's board of directors will initially consist of nine members. The certificate of incorporation and by-laws also provide that Conoco shall have not less than six nor more than 15 directors. A majority of the entire board of directors determines the exact number of directors. The certificate of incorporation also provides that any vacancies on the board will be filled by the majority vote of the remaining directors, even if less than a quorum, or by a sole remaining director. However, if a vacancy on the board of directors is caused by the stockholders removing a director, then only the stockholders can fill the vacancy, and the directors have no power to do so.

     Directors of Conoco may only be removed for cause by a majority vote of stockholders.

     "Cause" will exist if the board of directors has determined that removal of a director is in the best interests of Conoco. If the board of directors has not made that determination, then "cause" will exist only if:

     - the director has been convicted, or when a director is granted immunity to testify when another has been convicted, of a felony by a court and such conviction is no longer subject to direct appeal;

     - a majority of the directors or a court finds the director guilty of willful misconduct in performing his duties to Conoco in a matter of substantial importance to Conoco; or

     - a court finds the director mentally incompetent, and the mental incompetency directly affects his ability as a director of Conoco.

     Whenever holders of preferred stock may elect directors of Conoco because Conoco has not paid dividends or because of other defaults under the terms of the preferred stock, any of those directors can only be removed as provided under the terms of the preferred stock.

  ADVANCE NOTICE PROCEDURES

     In general, a stockholder wishing to nominate directors or bring up other matters for consideration at an annual meeting of stockholders must notify Conoco in writing between 90 and 120 days prior to the anniversary of the previous year's annual meeting of stockholders. The notice must contain required information about the person to be nominated or the matters to be brought before the meeting and about the stockholder submitting the proposal.

  SPECIAL MEETINGS

     The certificate of incorporation and the by-laws provide that only the chairman of the board or the board of directors may call special meetings of stockholders and stockholders may not call special meetings. In addition, the certificate of incorporation and the by-laws provide that stockholders may only act at an annual or special meeting of stockholders and not by written consent. No business other than that stated in the notice of such meeting may be transacted at any special meeting.

  FAIR PRICE PROVISION

     The certificate of incorporation includes a "fair price" provision that prohibits business combinations with related persons unless the following conditions are met:

     The holders of each class of common stock receive the same payment as the other class and either:

          - the payment is the same as the highest amount the related person paid in a tender offer completed within one year of the date of the definitive agreement for the business combination and the related person purchased at least 50% of each class of common stock in the tender offer; or

          - the payment is not less than what the related person paid or agreed to pay for any shares of Conoco's voting stock in a transaction completed within one year of the date of the definitive agreement for the business combination in which the related person became or during which the related person was a 15% holder of any class of Conoco's voting stock.

     Alternatively, the transaction will be permitted if it is approved by a majority of the continuing directors or:

          - at least 80% of the votes entitled to be cast by the voting stock;

          - at least 66 2/3% of the votes entitled to be cast by the voting stock other than votes entitled to be cast by the related person; and

          - a majority of the votes entitled to be cast by each class of common stock, excluding the common stock owned by the related person, with each class voting separately as a class.

     The same percentage approvals are also required to amend the fair price provisions. The fair price provision will not be applicable at such time as all shares of Class B common stock have been converted into or exchanged for Class A common stock.

     Under the fair price provision, a related person is any person, other than DuPont and its affiliates and associates, that beneficially owns 15 percent or more of any class of Conoco's voting stock or is an affiliate of Conoco and at any time within the preceding two-year period was the beneficial owner of 15 percent or more of any class of Conoco's voting stock.

     The types of business combinations covered by the fair price provision are:

     - any merger or consolidation of Conoco or any of its subsidiaries with a related person or an affiliate of a related person;

     - any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Conoco to a related person or an affiliate of a related person;

     - reclassifications, recapitalizations and other corporate actions requiring a stockholder vote that would increase by more than one percent the proportionate share of any class of voting stock beneficially owned by the related person or an affiliate of a related person; and

     - a dissolution of Conoco caused or proposed by a related person or an affiliate of a related person.

     A continuing director is a director who is unaffiliated with the related person and who was a director before the related person became a related person, and any successor of a continuing director who is unaffiliated with a related person and is recommended or nominated to succeed a continuing director by a majority of the continuing directors.

  AMENDMENT

     An 80% vote of Conoco's voting stock and a majority of the votes entitled to be cast by the holders of each class of common stock, voting separately by class is required to amend provisions of Conoco's certificate of incorporation and by-laws relating to:

     - stockholder action by written consent;

     - the right to call special meetings of stockholders;

     - advance notice procedures with respect to stockholder meetings;

     - board of directors classification and removal provisions; and

     - amendments changing the voting requirements for amendments.

     The board of directors may also amend the by-laws.

  RIGHTS PLAN

     The board of directors has adopted a share purchase rights plan. Pursuant to the rights plan, one preferred share purchase right accompanies each outstanding share of Conoco common stock. We refer to these securities as "rights". Each holder of a right is entitled to purchase from Conoco one one-thousandth of a share of the junior participating preferred stock at a price of $88, subject to adjustment. The description and terms of the rights are set forth in a rights agreement between Conoco and First Chicago Trust Company of New York. The following description is only a summary. For complete information you should read the rights agreement, which has been incorporated by reference as an exhibit to the registration statement of which this document is a part. To find out where you can get a copy of the rights agreement, see "Where You Can Find More Information" on page 112.

     The rights are attached to all shares of the currently outstanding common stock and will attach to all common stock Conoco issues prior to the "rights distribution date." That date would occur, except in some cases, on the earlier of

     (1) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "acquiring person") has acquired beneficial ownership of

     - 15 percent or more of the outstanding Class A common stock;

     - 15 percent or more of the outstanding Class B common stock; or

     - any combination of Class A common stock and Class B common stock representing 15 percent or more of the votes of all shares entitled to vote in the election of directors; or

     (2) 10 business days, or such later date as the board of directors may determine, following the start of a tender offer or exchange offer that would result, if closed, in a person becoming an acquiring person,

     Until the rights distribution date or earlier redemption or expiration of the rights, the rights will only be transferred with the common stock. Until the rights distribution date or earlier redemption or expiration of the rights, all shares of common stock which are issued will have associated rights. As soon as practicable following the rights distribution date, Conoco will mail separate certificates evidencing the rights to holders of common stock, as of the close of business on that date. From and after the rights distribution date, only separate rights certificates will represent the rights.

     The rights will not be exercisable until the rights distribution date. The rights will expire on August 31, 2008, unless this date is extended or unless Conoco redeems the rights earlier as described below.

     If any person or group becomes an acquiring person, the rights held by the acquiring person will become void. At that time each other holder of a right, will from that time have the right to receive upon exercise that number of shares of the class of common stock attributable to the right, having a then-current market price of two times the exercise price of the right. If Conoco is acquired in a merger or other business combination transaction or 50 percent or more of its consolidated assets or earning power are sold after a person or a group becomes an acquiring person, each holder of a right will from that time on have the right to receive, upon exercising the right at the then-current exercise price, a number of shares of common stock of the acquiring company which has a then-current market price of two times the exercise price of the right.

     At any time until the tenth business day following the public announcement that a person or group has become an acquiring person, the board of directors may redeem all of the rights at a price of $.01 per right. If the board timely orders the redemption of the rights, the rights will terminate on the effectiveness of that action.

     The board of directors may amend the terms of the rights without the consent of the holders of the rights prior to the rights distribution date. After the rights distribution date, the board may amend the rights agreement to cure any ambiguity, to make changes that do not adversely affect the interests of holders of rights, or to shorten or lengthen any time period under the rights agreement; provided, however, that the board may not amend the rights to lengthen a time period relating to when the rights may be redeemed if the rights are not redeemable at that time.

     Until a right is exercised, the holder of the right will have no rights as a stockholder of Conoco, including, without limitation, the right to vote or to receive dividends.

     The board may adjust the number of outstanding rights and the number of one-thousandths of a junior preferred share issuable upon exercise of each right in the event of a stock split of or a common stock dividend on the common stock or subdivisions, consolidations or combinations of the common stock occurring prior to the rights distribution date.

     The board may adjust the purchase price payable, and the number of junior participating preferred stock or other securities or property issuable, upon exercise of the rights from time to time to prevent dilution in the event of some transactions affecting the junior participating preferred stock.

     With some exceptions, the rights agreement does not require Conoco to adjust the purchase price until cumulative adjustments amount to at least one percent of the purchase price. No fractional junior participating preferred stock will be issued, other than fractions which are integral multiples of one one-thousandth of a junior preferred share, which may, at Conoco's option, be evidenced by depositary receipts. Instead of issuing fractional shares, an adjustment in cash will be made based on the market price of the junior participating preferred stock on the last trading day prior to the date of exercise.

     Junior participating preferred stock purchasable upon exercise of the rights will not be redeemable. Each junior preferred share will be entitled to a minimum preferential quarterly dividend payment of $0.01 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the junior participating preferred stock will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each junior preferred share will have 1,000 votes voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each junior preferred share will be entitled to receive 1,000 times the amount received per share of the common stock. These rights are protected by customary anti-dilution provisions.

     The rights have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire Conoco without the approval of the board of directors. The rights should not interfere with any merger or other business combination approved by the board of directors prior to the time that a person or group has acquired beneficial ownership of 15 percent or more of the Class A common stock, Class B common stock or voting power of the outstanding shares of common stock since the rights may be redeemed by Conoco until such time.

     DuPont is excluded from the definition of acquiring person and therefore its ownership cannot trigger the distribution of rights under the rights plan.

CONTRACTUAL RELATIONS AMONG CONOCO, DUPONT AND RELATED ENTITIES

     The certificate of incorporation provides that, if specified disclosure conditions are satisfied and if fair as to Conoco as of the time it is authorized, approved or ratified by the board of directors, by a committee thereof or by the stockholders, no contract, agreement, arrangement or transaction between:

     - Conoco and DuPont,

     - Conoco and one or more of the directors or officers of Conoco, DuPont or a related entity, as defined below, or

     - Conoco and any related entity

will be void or voidable solely because DuPont, any related entity or any one or more of the officers or directors of Conoco, DuPont or any related entity are parties to the contract, agreement, arrangement or transaction, or solely because any such directors or officers are present at or participate in the meeting of the board of directors or committee thereof that authorizes the contract, agreement, arrangement or transaction or solely because his or their votes are counted for such purpose, and DuPont, any related entity and such directors and officers:

     - will have fully satisfied and fulfilled their fiduciary duties to Conoco and its stockholders with respect to the contract, agreement, arrangement or transaction;

     - will not be liable to Conoco or its stockholders for any breach of fiduciary duty by reason of the entering into, performance or completion of any such contract, agreement, arrangement or transaction;

     - will be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of Conoco; and

     - will be deemed not to have breached their duties of loyalty to Conoco and its stockholders and not to have derived an improper personal benefit therefrom.

A "related entity" is a corporation, partnership, association or other organization in which one or more of Conoco's directors have a financial interest.

DELAWARE BUSINESS COMBINATION STATUTE

     Conoco is subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an "interested stockholder," which is defined generally as a person owning 15% or more of a corporation's voting stock or any affiliate or associate of that person, from engaging in a broad range of "business combinations," with the corporation for three years after becoming an interested stockholder unless:

     - the board of directors of the corporation had previously approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     - upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, that person owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned in employee stock plans in which participants do not have the right to determine whether shares held subject to the plan will be tendered; or

     - following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least 66 2/3 percent of the outstanding voting stock not owned by the interested stockholder.

     Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

LIMITATIONS ON DIRECTORS' LIABILITY

     The certificate of incorporation provides that no director of Conoco shall be liable to Conoco or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

     - for any breach of the director's duty of loyalty to Conoco or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - in respect of unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law; or

     - for any transaction from which the director derived an improper personal benefit.

     These provisions eliminate the rights of Conoco and its stockholders suing through stockholders' derivative suits on behalf of Conoco to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Conoco's by-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law. Conoco has also entered into indemnification agreements with each of its directors providing for indemnification of such directors to the fullest extent permitted by applicable law.

LISTING

     The Class A common stock and the Conoco Class B common stock are listed on the NYSE under the symbols "COC.A" and "COC.B."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Conoco common stock is First Chicago Trust Company of New York.

                                 LEGAL MATTERS

     The validity of Conoco common stock being offered hereby has been passed upon by Baker & Botts, L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements of Conoco as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Conoco files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by either company at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Conoco's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." You can also obtain information about Conoco at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Conoco filed a registration statement on Form S-1 to register with the SEC Conoco Class A and Class B common stock to be issued under Conoco Connection. This document is a part of that registration statement. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document is dated October 7, 1999. You should assume that the information appearing in this document is accurate as of the date on the front cover of this document only. The business, financial condition, results of operations and prospects of Conoco may have changed since that date.

                                  CONOCO INC.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                               PAGE
                                                               ----
Audited Consolidated Financial Statements

  Report of Independent Accountants.........................    F-2

  Consolidated Statement of Income -- Years Ended December
     31, 1998, 1997 and 1996................................    F-3

  Consolidated Balance Sheet -- at December 31, 1998 and
     1997...................................................    F-4

  Consolidated Statement of Stockholders' Equity/Owner's Net
     Investment and Accumulated Other Comprehensive
     Loss -- Years Ended December 31, 1998, 1997 and 1996...    F-5

  Consolidated Statement of Cash Flows -- Years Ended
     December 31, 1998, 1997 and 1996.......................    F-6

  Notes to Consolidated Financial Statements................    F-7

Unaudited Financial Information

  Supplemental Petroleum Data...............................   F-38

  Consolidated Quarterly Financial Data -- 1998 and 1997....   F-44

Interim Consolidated Financial Statements (Unaudited)

  Consolidated Statement of Income -- Six Months Ended June
     30, 1999 and 1998......................................   F-46

  Consolidated Balance Sheet -- at June 30, 1999............   F-47

  Consolidated Statement of Cash Flows -- Three Months Ended
     June 30, 1999 and 1998.................................   F-48

  Notes to Interim Consolidated Financial Statements........   F-49

     Certain supplementary financial statement schedules have been omitted because the information required to be set forth therein is either not applicable or is shown in the financial statements or notes thereto.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and the Board of Directors of Conoco Inc.

     In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Conoco Inc. and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
February 15, 1999

                                  CONOCO INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                                               YEAR ENDED DECEMBER 31
                                                      -----------------------------------------
                                                         1998           1997           1996
                                                      -----------    -----------    -----------
                                                           (IN MILLIONS, EXCEPT PER SHARE)
Revenues
  Sales and Other Operating Revenues*...............  $    22,796    $    25,796    $    24,230
  Other Income (Note 4).............................          372            467            186
                                                      -----------    -----------    -----------
          Total Revenues............................       23,168         26,263         24,416
                                                      -----------    -----------    -----------
Costs and Expenses
  Costs of Goods Sold and Other Operating
     Expenses.......................................       13,840         16,226         14,560
  Selling, General and Administrative Expenses......          736            726            755
  Stock Option Provision (Note 22)..................          236             --             --
  Exploration Expenses..............................          380            457            404
  Depreciation, Depletion and Amortization..........        1,113          1,179          1,085
  Taxes Other Than on Income* (Note 5)..............        5,970          5,532          5,637
  Interest and Debt Expense (Note 6)................          199             36             74
                                                      -----------    -----------    -----------
          Total Costs and Expenses..................       22,474         24,156         22,515
                                                      -----------    -----------    -----------
Income Before Income Taxes..........................          694          2,107          1,901
Provision for Income Taxes (Note 7).................          244          1,010          1,038
                                                      -----------    -----------    -----------
Net Income..........................................  $       450    $     1,097    $       863
                                                      ===========    ===========    ===========
Earnings Per Share (Note 8)
  Basic.............................................  $       .95    $      2.51    $      1.98
  Diluted...........................................  $       .95    $      2.51    $      1.98
Weighted Average Shares Outstanding:
  Class A**.........................................           37             --             --
  Class B...........................................          437            437            437
                                                      -----------    -----------    -----------
          Total Basic...............................          474            437            437
  Stock Options**...................................            1             --             --
                                                      -----------    -----------    -----------
          Total Diluted.............................          475            437            437
                                                      ===========    ===========    ===========
---------------
 * Includes petroleum excise taxes..................  $     5,801    $     5,349    $     5,461
** Earnings per share for the periods prior to the
   Offerings was calculated using only Class B
   Common Stock as required by SFAS 128 (see Note
   8).

          See accompanying Notes to Consolidated Financial Statements

                                  CONOCO INC.

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                 DECEMBER 31
                                                              ------------------
                                                               1998       1997
                                                              -------    -------
                                                                (IN MILLIONS)
Current Assets
  Cash and Cash Equivalents.................................  $   394    $ 1,147
  Marketable Securities.....................................       --          7
  Accounts and Notes Receivable (Note 9)....................    1,191      1,497
  Notes Receivable -- Related Parties (Note 3)..............       --        490
  Inventories (Note 10).....................................      807        830
  Prepaid Expenses..........................................      378        236
                                                              -------    -------
          Total Current Assets..............................    2,770      4,207
Property, Plant and Equipment (Note 11).....................   22,094     21,229
Less: Accumulated Depreciation, Depletion and
  Amortization..............................................  (10,681)   (10,401)
                                                              -------    -------
Net Property, Plant and Equipment...........................   11,413     10,828
                                                              -------    -------
Investment in Affiliates (Note 12)..........................    1,363      1,085
Long-Term Notes Receivable -- Related Parties (Note 3)......       --        450
Other Assets (Note 13)......................................      529        492
                                                              -------    -------
          Total.............................................  $16,075    $17,062
                                                              =======    =======

          LIABILITIES AND STOCKHOLDERS' EQUITY/OWNER'S NET INVESTMENT
Current Liabilities
  Accounts Payable (Note 14)................................  $ 1,312    $ 1,090
  Short-Term Borrowings -- Related Parties (Note 3).........       --        644
  Other Short-Term Borrowings and Capital Lease Obligations
     (Note 15)..............................................       52         72
  Income Taxes (Note 7).....................................      199        545
  Other Accrued Liabilities (Note 16).......................    1,162      1,289
                                                              -------    -------
          Total Current Liabilities.........................    2,725      3,640
Long-Term Borrowings -- Related Parties (Note 3)............    4,596      1,450
Other Long-Term Borrowings and Capital Lease Obligations
  (Note 17).................................................       93        106
Deferred Income Taxes (Note 7)..............................    1,714      1,739
Other Liabilities and Deferred Credits (Note 18)............    2,200      1,922
                                                              -------    -------
          Total Liabilities.................................   11,328      8,857
                                                              -------    -------
Commitments and Contingent Liabilities (Note 26)
Minority Interests (Note 19)................................      309        309
Owner's Net Investment......................................       --      8,087
Stockholders' Equity (Note 20)
  Preferred Stock, $.01 par value:
  250,000,000 shares authorized; none issued................       --         --
  Class A Common Stock, $.01 par value:
  3,000,000,000 shares authorized; 191,497,821 shares
     issued.................................................        2         --
  Class B Common Stock; $.01 par value:
  1,600,000,000 shares authorized; 436,543,573 shares issued
     and outstanding........................................        4         --
  Additional Paid-In Capital................................    4,955         --
  Accumulated Deficit.......................................     (244)        --
  Accumulated Other Comprehensive Loss (Note 21)............     (274)      (191)
  Treasury Stock, at cost (249,863 Class A shares)..........       (5)        --
                                                              -------    -------
          Total Stockholders' Equity........................    4,438       (191)
                                                              -------    -------
          Total Stockholders' Equity/Owner's Net
           Investment.......................................    4,438      7,896
                                                              -------    -------
          Total.............................................  $16,075    $17,062
                                                              =======    =======

          See accompanying Notes to Consolidated Financial Statements

                                  CONOCO INC.

           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/OWNER'S NET
              INVESTMENT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
                               (NOTES 20 AND 21)

                                                                                                          ACCUMULATED
                                                              ADDITIONAL                                     OTHER
                                       OWNER'S NET   COMMON    PAID-IN     ACCUMULATED   COMPREHENSIVE   COMPREHENSIVE   TREASURY
                                       INVESTMENT    STOCK     CAPITAL       DEFICIT        INCOME           LOSS         STOCK
                                       -----------   ------   ----------   -----------   -------------   -------------   --------
                                                                             (IN MILLIONS)
Balance January 1, 1996..............    $ 6,762                                                             $  (8)
Comprehensive Income
  Net Income.........................        863                                            $  863
  Other Comprehensive Income (Loss):
    Foreign Currency Translation
      Adjustment.....................                                                          (39)
    Minimum Pension Liability
      Adjustment.....................                                                          (10)
                                                                                            ------
      Other Comprehensive Loss.......                                                          (49)            (49)
                                                                                            ------
        Comprehensive Income.........                                                       $  814
                                                                                            ======
Net Cash Contribution to Owner.......       (993)
Other Transfer from Owner............          4
                                         -------                                                             -----
Balance December 31, 1996............      6,636                                                               (57)
Comprehensive Income
  Net Income (Loss)..................      1,097                                            $1,097
  Other Comprehensive Income (Loss):
    Foreign Currency Translation
      Adjustment.....................                                                         (121)
    Minimum Pension Liability
      Adjustment.....................                                                          (13)
                                                                                            ------
      Other Comprehensive Loss.......                                                         (134)           (134)
                                                                                            ------
        Comprehensive Income.........                                                       $  963
                                                                                            ======
Net Cash Contribution from Owner.....        360
Other Transfers to Owner.............         (6)
                                         -------                                                             -----
Balance December 31, 1997............      8,087                                                              (191)
Comprehensive Income
  Net Income (Loss)..................        694                              $(244)        $  450
  Other Comprehensive Income (Loss):
    Foreign Currency Translation
      Adjustment.....................                                                          (25)
    Minimum Pension Liability
      Adjustment.....................                                                          (58)
                                                                                            ------
      Other Comprehensive Loss.......                                                          (83)            (83)
                                                                                            ------
        Comprehensive Income.........                                                       $  367
                                                                                            ======
Net Cash Contribution to Owner.......       (512)
Dividends to Owner (Note 3)..........     (8,200)
Other Transfers from Owner...........        433
Capitalization from Owner at
  Offerings..........................       (502)      $4       $  498
Initial Public Offering..............                   2        4,226
Compensation Plans...................                               (5)
Treasury Stock Purchases.............                                                                                      $(5)
Stock Option Provision (Note 22).....                              236
                                         -------       --       ------        -----                          -----         ---
Balance December 31, 1998............    $    --       $6       $4,955        $(244)                         $(274)        $(5)
                                         =======       ==       ======        =====                          =====         ===

          See accompanying Notes to Consolidated Financial Statements

                                  CONOCO INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31
                                                              ---------------------------
                                                               1998      1997      1996
                                                              -------   -------   -------
                                                                     (IN MILLIONS)
Cash Provided by Operations
  Net Income................................................  $   450   $ 1,097   $   863
  Adjustments to Reconcile Net Income to Cash Provided by
     Operations:
     Depreciation, Depletion and Amortization...............    1,113     1,179     1,085
     Dry Hole Costs and Impairment of Unproved Properties...      163       169       137
     Stock Option Provision (Note 22).......................      236        --        --
     Inventory Write-down to Market (Note 10)...............       97        --        --
     Deferred Income Taxes (Note 7).........................      (32)       16        10
     Income Applicable to Minority Interests................       21        24        19
     Other Non-Cash Charges and Credits -- Net..............     (137)     (271)       66
     Decrease (Increase) in Operating Assets:
       Accounts and Notes Receivable........................      125       127      (280)
       Inventories..........................................      (62)      (79)       22
       Other Operating Assets...............................     (172)      (96)       10
     Increase (Decrease) in Operating Liabilities:
       Accounts Payable and Other Operating Liabilities.....      (85)      622       362
       Accrued Interest and Income Taxes (Notes 6 and 7)....     (344)       88       102
                                                              -------   -------   -------
          Cash Provided by Operations.......................    1,373     2,876     2,396
                                                              -------   -------   -------
Investing Activities (Note 24)
  Purchases of Property, Plant and Equipment................   (1,965)   (2,644)   (1,616)
  Investments in Affiliates.................................     (385)     (339)     (326)
  Proceeds from Sales of Assets and Subsidiaries............      721       565       328
  Net Decrease (Increase) in Short-Term Financial
     Instruments............................................       31       381       (33)
                                                              -------   -------   -------
          Cash Used for Investing Activities................   (1,598)   (2,037)   (1,647)
                                                              -------   -------   -------
Financing Activities
  Short-Term Borrowings -- Receipts.........................       --        24        --
                            -- Payments.....................      (26)       (2)      (90)
  Other Long-Term Borrowings -- Receipts....................       --        33        38
                                  -- Payments...............       (4)       (3)       (1)
  Proceeds from Initial Public Offering (Notes 3 and 20)....    4,228        --        --
  Treasury Stock Purchases..................................       (5)       --        --
  Transactions with Related Parties:
     Notes Receivable -- Receipts...........................      444         9       402
                        -- Payments.........................     (152)     (617)       (9)
     Borrowings -- Receipts.................................      927       413       706
                 -- Payments................................   (5,434)     (695)     (520)
     Net Cash Contribution From (To) Owner..................     (512)      360      (993)
  Increase (Decrease) in Minority Interests (Note 19).......      (21)      (21)      280
                                                              -------   -------   -------
          Cash Used for Financing Activities................     (555)     (499)     (187)
                                                              -------   -------   -------
Effect of Exchange Rate Changes on Cash.....................       27       (39)       (2)
                                                              -------   -------   -------
Increase (Decrease) in Cash and Cash Equivalents............     (753)      301       560
Cash and Cash Equivalents at Beginning of Year..............    1,147       846       286
                                                              -------   -------   -------
Cash and Cash Equivalents at End of Year....................  $   394   $ 1,147   $   846
                                                              =======   =======   =======
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:
  Transactions with Related Parties (Note 3):
     Dividends to Owner.....................................  $(8,200)
     Promissory Note Issued.................................    7,500
     Notes Receivable Reduced...............................      700
     Borrowings Contributed to Capital......................     (544)
                                                              -------
          Total Non-Cash Financing Activities...............  $  (544)
                                                              =======

          See accompanying Notes to Consolidated Financial Statements

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

1. BASIS OF PRESENTATION

     Conoco Inc., including its consolidated subsidiaries, ("Conoco" or the "Company") is an integrated, global energy company that is involved in the Upstream and Downstream segments of the petroleum business. Activities of the Upstream operating segment include exploring for, and developing, producing and selling crude oil, natural gas and natural gas liquids. Activities of the Downstream operating segment include refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. The Company has four reporting segments for its Upstream and Downstream operating segments, reflecting geographic division between the United States and International. Corporate and Other includes general corporate expenses, financing costs and other non-operating items, and results for electric power and related-party insurance operations.

     The initial public offering (the "Offerings") of the Class A Common Stock of Conoco, a subsidiary of E.I. du Pont de Nemours and Company ("DuPont"), commenced on October 21, 1998, and the Class A Common Stock began trading on the New York Stock Exchange on October 22, 1998. The Offerings consisted of 191,456,427 shares of Class A Common Stock issued at a price of $23 per share, and represented DuPont's first step in the planned divestiture of its entire petroleum business. Through its ownership of 100% of the Company's Class B Common Stock (436,543,573 shares), DuPont owned approximately 70% of the Company's common stock representing approximately 92% of the combined voting power of all classes of voting stock of the Company at December 31, 1998. The holders of Class A Common Stock and Class B Common Stock generally have identical rights, except that holders of Class A Common Stock are entitled to one vote per share while holders of Class B Common Stock are entitled to five votes per share on matters to be voted on by stockholders.

     Effective at the time of the Offerings, Conoco's capital structure was established and the transfer to Conoco of certain subsidiaries previously owned by DuPont was substantially complete, resulting in direct ownership of those subsidiaries. Accordingly, for periods subsequent to the Offerings, financial information is presented on a consolidated basis.

     Prior to the date of the Offerings, operations were conducted by Conoco Inc., subsidiaries of Conoco Inc. and, in some cases, subsidiaries of DuPont. The accompanying Consolidated Financial Statements for these periods are presented on a carve-out basis prepared from DuPont's historical accounting records, and include the historical operations of both entities owned by Conoco and operations transferred to Conoco by DuPont at the time of the Offerings. In this context, no direct ownership relationship existed among all the various units comprising Conoco. Accordingly, DuPont and its subsidiaries' net investment in Conoco ("Owner's Net Investment") is shown in lieu of Stockholders' Equity in the Consolidated Financial Statements. Net Cash Contributions from/to Owner prior to the Offerings include funds transferred between Conoco and DuPont for operating needs, cash dividends paid and other equity transactions.

     The Consolidated Statement of Income includes all revenues and costs directly attributable to Conoco, including costs for facilities, functions and services used by Conoco at shared sites and costs for certain functions and services performed by centralized DuPont organizations and directly charged to Conoco based on usage. In addition, services performed by Conoco on DuPont's behalf are directly charged to DuPont. The results of operations also include allocations of DuPont's general corporate expenses through the date of the Offerings.

     Prior to the date of the Offerings, all charges and allocations of cost for facilities, functions and services performed by DuPont organizations for Conoco have been deemed to have been paid by Conoco to DuPont, in cash, in the period in which the cost was recorded in the Consolidated Financial Statements. Allocations of current income taxes receivable or payable are similarly deemed to have been remitted, in cash, by or to DuPont in the period the related income taxes were recorded. Subsequent to the Offerings,

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

such costs are billed directly under transitional service agreements, and income taxes are paid directly to the taxing authorities, or to DuPont, as appropriate.

     All of the allocations and estimates in the Consolidated Financial Statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted if Conoco had been operated as a separate entity for periods prior to the Offerings.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Consolidation

     The accounts of wholly owned and majority-owned subsidiaries are included in the Consolidated Financial Statements. The equity method is used to account for investments in corporate entities, partnerships and limited liability companies in which the Company exerts significant influence, generally having a 20-50% ownership interest. The Company's 50.1 percent non-controlling interest in Petrozuata C.A. in Venezuela is accounted for using the equity method because the minority shareholder, a subsidiary of the national oil company of the Republic of Venezuela, has substantive participating rights. Undivided interests in oil and gas joint ventures and transportation assets are combined on a pro rata basis. Other investments, excluding marketable securities, are carried at cost.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from those estimates and assumptions.

  Cash Equivalents

     Cash equivalents represent investments with maturities of three months or less from time of purchase. They are carried at cost plus accrued interest, which approximates fair value.

  Inventories

     Inventories are carried at the lower of cost or market. Cost is determined under the last-in, first-out ("LIFO") method for inventories of crude oil and petroleum products. Cost for remaining inventories, principally materials and supplies, is generally determined by the average cost method. Market is determined on a regional basis and any lower of cost or market write-down is recorded as a permanent adjustment to the cost of inventory.

  Property, Plant and Equipment ("PP&E")

     PP&E is carried at cost. Depreciation of PP&E, other than oil and gas properties, is generally computed on a straight-line basis over the estimated economic lives of the facilities, which for major assets range from 14 to 25 years. When assets that are part of a composite group are retired, sold, abandoned or otherwise disposed of, the cost, net of sales proceeds or salvage value, is charged against the accumulated reserve for depreciation, depletion and amortization ("DD&A"). Where depreciation is accumulated for specific assets, gains or losses on disposal are included in period income.

     Maintenance and repairs are charged to expense; replacements and improvements are capitalized.

  Oil and Gas Properties

     The Company follows the successful efforts method of accounting, under which the costs of property acquisitions, successful exploratory wells, development wells and related support equipment and facilities

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

are capitalized. The costs of producing properties are amortized at the field level on a unit-of-production method.

     Unproved properties which are individually significant are periodically assessed for impairment, whereas the impairment of individually insignificant properties is provided by amortizing the costs based on past experience and the estimated holding period. Exploratory well costs are expensed in the period the well is determined to be unsuccessful. All other exploration costs, including geological and geophysical costs, production costs and overhead costs, are expensed in the period incurred.

     The estimated costs of dismantlement and removal of oil and gas related facilities are accrued over the properties' productive lives using the unit-of-production method and recognized as a liability as the amortization expense is recorded.

  Impairment of Long-Lived Assets

     Long-lived assets with recorded values that are not expected to be recovered through future cash flows are written down to current fair value through additional amortization or depreciation provisions. Fair value is generally determined from estimated discounted future net cash flows. Upstream properties are evaluated at the field level including both proved and risk-adjusted unproved reserves.

  Environmental Costs

     Environmental expenditures are expensed or capitalized, as appropriate, depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations, and that do not have future economic benefit, are expensed. Liabilities related to these future costs are recorded on an undiscounted basis when environmental assessments and/or remediation activities are probable and the costs can be reasonably estimated.

  Stock Compensation

     The Company applies Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations in accounting for stock options. Pro forma information regarding changes in net income and earnings per share data if the accounting prescribed by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", had been applied is presented in Note 22.

  Income Taxes

     The provision for income taxes has been determined using the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax bases of the Company's assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized.

     Prior to the date of the Offerings, Conoco was included in the DuPont consolidated tax return and the provision for income taxes was determined using the loss benefit method. Under the loss benefit method, the current tax provision or benefit is allocated based on the amount expected to be paid or received from the consolidated group and benefits of losses and credit carry forwards are recorded when such benefits are expected to be realized by members of the consolidated group. The pro forma effect on the Consolidated

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

Statement of Income reflecting the provision for income taxes on a separate return basis prior to the Offerings is not material. For periods ending after the Offerings, Conoco will file a separate tax return. Accordingly, for periods subsequent to the Offerings, the provision for income taxes has been determined on a separate tax return basis.

     Provision has been made for income taxes on unremitted earnings of subsidiaries and affiliates, except in cases in which earnings are deemed to be permanently invested.

  Foreign Currency Translation

     Local currency is the functional currency for the Company's integrated Western European petroleum operations. For subsidiaries whose functional currency is the local currency, assets and liabilities denominated in local currency are translated into United States dollars at end-of-period exchange rates. The resultant translation adjustment is a component of Accumulated Other Comprehensive Loss (see Note 21). Assets and liabilities denominated in other than the local currency are remeasured into the local currency prior to translation into United States dollars, and the resultant exchange gains or losses, together with their related tax effects, are included in income in the period in which they occur. Income and expenses are translated into United States dollars at average exchange rates in effect during the period.

     For subsidiaries where the United States dollar is the functional currency, all foreign currency asset and liability amounts are remeasured into United States dollars at end-of-period exchange rates, except for inventories, prepaid expenses and property, plant and equipment, which are remeasured at historical rates. Foreign currency income and expenses are remeasured at average exchange rates in effect during the year, except for expenses related to balance sheet amounts, which are remeasured at historical exchange rates. Exchange gains and losses arising from remeasurement of foreign currency-denominated monetary assets and liabilities are included in current period income.

     Effective January 1, 1999, the Euro was adopted as the local currency by 11 countries participating in the European Economic and Monetary Union. For those countries in which the Company operates, the Euro concurrently became the functional currency.

  Commodity Hedging and Trading Activities

     The Company enters into energy-related futures, forwards, swaps, and options in various markets to balance its physical systems, to meet customer needs, and to manage its exposure to price fluctuations on anticipated crude oil, natural gas, refined product and electric power transactions.

     Under the Company's policy, hedging includes only those transactions that offset physical positions and reduce overall Company exposure to price risk. Trading is defined as any transaction that does not meet the definition of hedging.

     Gains and losses on hedging contracts are deferred and included in the measurement of the related transaction. Changes in market values of trading contracts are reflected in income in the period the change occurs.

     In the event a derivative designated as a hedge is terminated prior to the maturation of the hedged transaction, gains or losses realized at termination are deferred and included in the measurement of the hedged transaction. If a hedged transaction matures, is sold, extinguished or terminated prior to the maturity of a derivative designated as a hedge of such transaction, gains or losses associated with the derivative through the date the transaction matured are included in the measurement of the hedged transaction and the derivative is reclassified as for trading purposes. Derivatives designated as a hedge of

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

an anticipated transaction are reclassified as for trading purposes if the anticipated transaction is no longer likely to occur.

     In the Consolidated Statement of Cash Flows, the Company reports the cash flows resulting from its hedging activities in the same category as the related item that is being hedged.

  Recent Accounting Standards

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which the Company has adopted for the year ended December 31, 1998. This standard requires disclosing segment information on the same basis used internally for evaluating segment performance and deciding how to allocate resources to segments. It also requires disclosure of revenue and long-lived assets attributed to operations in individual countries outside the United States for which such information is material. No substantive changes in segment reporting resulted from this standard. The Company has four reporting segments for its Upstream and Downstream operating segments, reflecting geographic division between the United States and International. In addition, geographic reporting changed with revenues and long-lived assets attributed to operations in the United Kingdom, Germany and Norway disclosed separately.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosure About Pensions and Other Postretirement Benefits," that revised disclosure requirements for pension and other postretirement benefits. This statement did not affect measurement of the expense of the Company's pension and other postretirement benefits. The Company has adopted the disclosure requirements of this Statement for the year ended December 31, 1998.

     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 provides, if certain conditions are met, that a derivative may be specifically designated as:

  - a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge),

  - a hedge of the exposure to variable cash flows of a forecasted transaction (cash flow hedge), or

  - a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security or a foreign-currency-denominated forecasted transaction (foreign currency hedge).

     Under SFAS No. 133, the accounting for changes in fair value of a derivative depends on its intended use and designation. For a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item. For a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. For a foreign currency hedge, the gain or loss is reported in other comprehensive income as part of the cumulative translation adjustment. For all other items not designated as hedging instruments, the gain or loss is recognized in earnings in the period of change. The Company is required to adopt this Statement by the first quarter of 2000 and is currently assessing its effect on the Consolidated Financial Statements.

3. RELATED PARTY TRANSACTIONS

     The Consolidated Financial Statements include significant transactions with DuPont involving services (such as cash management, other financial services, purchasing, legal, computer and corporate aviation)

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

and general corporate expenses that were provided between Conoco and centralized DuPont organizations. For periods prior to the Offerings, the costs of services have been directly charged or allocated between Conoco and DuPont using methods management believes are reasonable. These methods include negotiated usage rates, dedicated asset assignment and proportionate corporate formulas involving assets, revenues and employees. Such charges and allocations are not necessarily indicative of what would have been incurred if Conoco had been a separate entity.

     Amounts charged and allocated to Conoco for these services were $121, $125 and $101 for the years 1998, 1997 and 1996, respectively, and are principally included in Selling, General and Administrative Expenses. Conoco provided DuPont services, such as computer, legal and purchasing, as well as certain technical and plant operating services, which amounted to $61, $62 and $66 in 1998, 1997 and 1996, respectively. These charges to DuPont were treated as reductions, as appropriate, of Cost of Goods Sold and Other Operating Expenses or Selling, General and Administrative Expenses.

     Interest expense charged by DuPont was $264, $124 and $143 for the years 1998, 1997 and 1996, respectively, and reflects market-based interest rates. A portion of this and other interest and debt expense was capitalized as cost associated with major construction projects. Interest income from DuPont was $43, $11 and $57 for the same years and also reflects market-based interest rates.

     Sales and Other Operating Revenues include sales of products from Conoco to DuPont, principally natural gas and gas liquids to supply several DuPont plant sites. These sales totaled $427, $420 and $413 for the years 1998, 1997 and 1996, respectively. Also included are revenues from insurance premiums charged to DuPont for property and casualty coverage outside the United States. These revenues totaled $20, $22 and $21 for the years 1998, 1997 and 1996, respectively. Purchases of products from DuPont during these periods were not material.

     Subsequent to the Offerings, these intercompany arrangements between DuPont and Conoco, excluding insurance coverage provided to DuPont, are being provided under transition service agreements or other long-term agreements. It is not anticipated that a change, if any, in these costs and revenues would have a material effect on the Company's results of operations or consolidated financial position.

     Accounts and Notes Receivable include amounts due from DuPont of $80 and $79 at December 31, 1998 and 1997, respectively, representing current month balances of transactions between Conoco and DuPont, mainly product sales and certain charges billed annually. Accounts Payable include amounts due DuPont of $52 and $4 at December 31, 1998 and 1997, respectively. Other Liabilities include accrued interest of $51 due DuPont at December 31, 1998.

     Amounts representing notes receivable or borrowings from DuPont, including its subsidiary organizations, are identified as related parties and presented separately in the Consolidated Balance Sheet. The current portion of Notes Receivable represents the accumulation of a variety of cash transfers and operating transactions with DuPont. These balances are generally interest bearing and represent net amounts of cash transferred for funding and cash management purposes and amounts charged between the companies for certain product and service purchases. At December 31, 1997, the long-term portion of Notes Receivable and amounts shown for Short-Term and Long-Term Borrowings represent borrowings between Conoco and DuPont with established due dates at market-based interest rates, except for certain short-term non-interest bearing borrowings due DuPont of $492. At December 31, 1998, related balances only reflected long-term borrowings due DuPont as further described.

     In July 1998, a dividend was declared and paid by the Company in the form of a promissory note (the "Note") to DuPont in the aggregate principal amount of $7,500 bearing interest at a rate of 6.0125 percent per annum and due on January 2, 2000. The Note may be voluntarily prepaid without penalty or premium. The Note also provides for mandatory prepayments in the event cash proceeds are realized by

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

the Company from the incurrence of indebtedness or the issuance of equity securities by the Company or its subsidiaries. The Note includes certain covenants and customary events of default, including failure to pay interest when due, certain events of bankruptcy of the Company and change of control. The consent of DuPont is also required prior to the Company entering into certain transactions.

     In September 1998, the Company declared a dividend of $700 paid through a reduction of notes receivable from DuPont and further certain intercompany notes were created.

     The net proceeds from the Offerings referred to in Note 1 were $4,228, after deducting the underwriting discounts and commissions payable by the Company. The Company used these net proceeds to repay indebtedness owed to DuPont or purchase a portion of the indebtedness owed by certain subsidiaries of the Company to DuPont as follows:

          (a) to pay accrued interest ($124) on the $7,500 Note and then to repay principal ($2,654) on such Note to the extent necessary to reduce the principal amount to $4,846;

          (b) to purchase certain intercompany notes denominated in Norwegian Kroner with an aggregate principal amount of approximately $461 after conversion to U.S. dollars, together with accrued interest ($9);

          (c) to pay accrued interest ($8) and a portion of the principal ($820) on a certain other intercompany note to the extent necessary to reduce the principal amount to $7;

          (d) to pay a portion of the principal ($152) on an intercompany demand note which reduced the outstanding balance to $52.

     During 1998, DuPont made capital contributions of $544 to the Company reflecting the retirement of certain non-interest bearing borrowings of $492 and the remaining balance of $52 on the foregoing demand note.

     Subsequent to the Offerings, the Company made an additional principal payment of $257 on the Note reducing the outstanding balance to $4,589 at December 31, 1998. Aggregate borrowings from related parties at December 31, 1998, totaled $4,596 and reflected a weighted average interest rate of 6.0 percent with maturity on January 2, 2000.

     On October 27, 1998, the Company and DuPont entered into a revolving credit agreement under which DuPont will provide the Company with a revolving credit facility in principal amount of up to $500. Loans under the revolving credit agreement will be subject to mandatory repayment to the extent the Company's cash and cash equivalents exceed $325 or such higher amount as the Company and DuPont may agree. Loans under this facility bear interest at a rate equal to 30-day LIBOR plus 0.20 percent per annum and may be voluntarily prepaid without penalty or premium. There was no outstanding debt under this facility on December 31, 1998.

     The Company is obligated to repay all outstanding debt owed to DuPont at such time as DuPont's direct or indirect voting power in the Company falls below 50 percent of the outstanding voting power of the Company. The Company intends to refinance outstanding related party debt owed to DuPont with a combination of commercial paper and public debt in 1999.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

4. OTHER INCOME

                                                              1998    1997    1996
                                                              ----    ----    ----
Interest income
  Related parties (see Note 3)..............................  $ 43    $ 11    $ 57
  Other, net of miscellaneous interest expense..............    46      66      67
                                                              ----    ----    ----
                                                                89      77     124
Equity in earnings of affiliates (see Note 12)..............    22(1)   40     (25)
Gain on sales of assets(2)..................................   206     314      84
Exchange gain (loss)........................................    51      27      (5)
Other -- net................................................     4       9       8
                                                              ----    ----    ----
                                                              $372    $467    $186
                                                              ====    ====    ====

---------------

(1) Includes a $5 charge for write-down of inventories to market in accordance with the Company's inventory valuation policy (see Note 2).

(2) 1998 includes a gain of $89 from sale of certain Upstream properties in the North Sea and the United States. 1997 includes a gain of $239 from sale of certain Upstream properties in the North Sea.

5. TAXES OTHER THAN ON INCOME

                                                              1998     1997     1996
                                                             ------   ------   ------
Petroleum excise taxes
  U.S......................................................  $1,286   $1,201   $1,145
  Non-U.S..................................................   4,515    4,148    4,316
                                                             ------   ------   ------
                                                              5,801    5,349    5,461
Payroll taxes..............................................      42       43       48
Property taxes.............................................      64       63       55
Production and other taxes.................................      63       77       73
                                                             ------   ------   ------
                                                             $5,970   $5,532   $5,637
                                                             ======   ======   ======

6. INTEREST AND DEBT EXPENSE

                                                              1998     1997     1996
                                                              ----     ----     ----
Interest and debt cost incurred
  Related parties (see Note 3)..............................  $264     $124     $143
  Other.....................................................     7        6        6
                                                              ----     ----     ----
                                                               271      130      149
Less: Interest and debt cost capitalized....................    72       94       75
                                                              ----     ----     ----
Interest and debt expense...................................  $199     $ 36     $ 74
                                                              ====     ====     ====

     Interest paid (net of amounts capitalized) was $145 in 1998, $33 in 1997 and $77 in 1996.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

7. PROVISION FOR INCOME TAXES

                                                            1998      1997       1996
                                                            ----     ------     ------
Current tax expense
  U.S. federal............................................  $(57)    $   64     $  155
  U.S. state and local....................................    10          5          8
  Non-U.S. ...............................................   323        925        865
                                                            ----     ------     ------
          Total...........................................   276        994      1,028
                                                            ----     ------     ------
Deferred tax expense
  U.S. federal............................................   (51)        80        (78)
  U.S. state and local....................................    (5)         8         --
  Non-U.S. ...............................................    24        (72)        88
                                                            ----     ------     ------
          Total...........................................   (32)        16         10
                                                            ----     ------     ------
Provision for Income Taxes................................   244      1,010      1,038
Foreign Currency Translation(1)...........................   (22)        --         --
Minimum Pension Liability(1)..............................   (26)        (7)        (5)
                                                            ----     ------     ------
          Total Provision.................................  $196     $1,003     $1,033
                                                            ====     ======     ======

---------------

(1) Represents respective deferred tax provisions for adjustments included in other comprehensive loss (see Note 21).

     Total income taxes paid worldwide were $714 in 1998, $935 in 1997 and $901 in 1996.

     The significant components of deferred tax assets and liabilities at December 31, 1998 and 1997 are as follows:

                                                              1998                     1997
                                                      --------------------     --------------------
                                                      ASSET      LIABILITY     ASSET      LIABILITY
                                                      ------     ---------     ------     ---------
Property, plant and equipment.......................  $  233      $2,296       $  182      $2,219
Employee benefits...................................     247          --          166          --
Other accrued expenses..............................     237          --          273          --
Inventories.........................................      --          90           --         102
Tax loss/tax credit carry forwards..................     496          --          417          --
Other...............................................      25         188           27         169
                                                      ------      ------       ------      ------
          Total.....................................  $1,238      $2,574       $1,065      $2,490
                                                                  ======                   ======
Valuation allowances................................    (423)                    (392)
                                                      ------                   ------
          Net.......................................  $  815                   $  673
                                                      ======                   ======

     Valuation allowances, which reduce deferred tax assets to an amount that will more likely than not be realized, increased $31 in 1998, primarily reflecting increases in tax assets representing operating losses incurred in exploration and start-up operations. Valuation allowances decreased by $22 in 1997, principally reflecting a $37 decrease related to tax assets representing operating losses which the Company determined will more likely than not be realized in future years. This decrease was partially offset by an increase of $15 reflecting offsets to operating losses. Valuation allowances in 1996 increased by $52 to offset increases in deferred tax assets resulting primarily from operating losses incurred in exploration and start-up operations.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     Under the tax laws of various jurisdictions in which the Company operates, deductions or credits that cannot be fully utilized for tax purposes during the current year may be carried forward, subject to statutory limitations, to reduce taxable income or taxes payable in a future year. At December 31, 1998, the tax effect of such carry forwards approximated $496. Of this amount, $312 has no expiration date, $3 expires in 1999, $5 expires in 2000, $75 expires in 2001, $46 expires in 2002, and $55 expires in 2003 and later years.

     Current deferred tax liabilities (included in the Consolidated Balance Sheet caption "Income Taxes") were $76 and $122 at December 31, 1998 and 1997, respectively.

     Current deferred tax assets included in Prepaid Expenses were $7 at December 31, 1997. In addition, Other Assets includes deferred tax assets of $31 and $37 at December 31, 1998 and 1997, respectively.

     An analysis of the Company's effective income tax rate follows:

                                                             1998      1997      1996
                                                             ----      ----      ----
Statutory U.S. federal income tax rate.....................  35.0%     35.0%     35.0%
Higher effective tax rate on non-U.S. operations...........   7.8      13.9      21.6
Alternative fuels credit...................................  (8.2)     (3.0)     (3.4)
Reduced tax benefit from Stock Option Provision............   4.9        --        --
Realization of unbenefited loss from sale of subsidiary....  (4.6)       --        --
Other -- net...............................................   0.3       2.0       1.4
                                                             ----      ----      ----
Effective income tax rate..................................  35.2%     47.9%     54.6%
                                                             ====      ====      ====

     Earnings before income taxes shown below are based on the location of the corporate unit to which such earnings are attributable. However, since such earnings are often subject to taxation in more than one country, the income tax provision shown above as U.S. or non-U.S. does not correspond to the earnings set forth below.

                                                              1998     1997     1996
                                                              -----   ------   ------
U.S.........................................................  $(173)  $  740   $  563
Non-U.S.....................................................    867    1,367    1,338
                                                              -----   ------   ------
                                                              $ 694   $2,107   $1,901
                                                              =====   ======   ======

     At December 31, 1998 and 1997, respectively, unremitted earnings of non-U.S. subsidiaries totaling $1,536 and $1,645 were deemed to be permanently invested. No deferred tax liability has been recognized with regard to the remittance of such earnings. It is not practicable to estimate the income tax liability that might be incurred if such earnings were remitted to the United States.

8. EARNINGS PER SHARE

     Basic earnings per share (EPS) is computed by dividing net income (the numerator) by the weighted average number of common shares outstanding plus the effects of award and fee deferrals that are invested in Conoco stock units by certain employees and directors of the Company (the denominator). Diluted EPS is similarly computed, except that the denominator is increased to include the dilutive effects of outstanding stock options awarded under Conoco's compensation plans (see Note 22).

     As described in Note 1, the Company's capital structure was established at the time of the Offerings. In accordance with SEC Staff Accounting Bulletin No. 98, the capitalization of Class B Common Stock has been retroactively reflected for the purposes of presenting earnings per share for periods prior to the

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

Offerings. For the period subsequent to the Offerings, basic EPS reflects the Class B Common Stock plus the weighted average from the date of the Offerings of Class A Common Stock and deferred award units outstanding at the date of the Offerings. Corresponding diluted EPS for 1998 includes an additional 1,659,816 shares representing the weight average dilutive effect of outstanding stock options that resulted from the concurrent cancellation of DuPont stock options at the date of the Offerings and issuance of options with respect to Class A Common Stock.

     The denominator is based on the following weighted average number of common shares outstanding:

                                                   1998          1997          1996
                                                -----------   -----------   -----------
Basic.........................................  473,826,632   436,543,573   436,543,573
Diluted.......................................  475,486,448   436,543,573   436,543,573

     Variable stock options for 1,724,146 shares of common stock were outstanding at December 31, 1998, but were not included in the computation of diluted EPS since the threshold price of $32.88 required for these options to be vested had not been reached.

     Common shares held as Treasury Stock are deducted in determining the number of shares outstanding.

9. ACCOUNTS AND NOTES RECEIVABLE

                                                                DECEMBER 31
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
Trade.......................................................  $  805   $  916
Related parties (see Note 3)................................      80       79
Other.......................................................     306      502
                                                              ------   ------
                                                              $1,191   $1,497
                                                              ======   ======

     See Note 27 for a description of operating segment markets and associated concentrations of credit risk.

10. INVENTORIES

                                                                     DECEMBER 31
                                                                  -----------------
                                                                   1998      1997
                                                                  -------   -------
    Crude oil and petroleum products............................  $   661   $   675
    Other merchandise...........................................       22        25
    Materials and supplies......................................      124       130
                                                                  -------   -------
                                                                  $   807   $   830
                                                                  =======   =======

     As a result of reduced crude oil and petroleum product price levels, a write-down to market of $97 was made in the fourth quarter of 1998, in accordance with the Company's inventory valuation policy (see Note 2). At December 31, 1997, the excess of market over book value of inventories valued under the LIFO method was $152. Inventories valued at LIFO represented 82 percent and 81 percent of consolidated inventories at December 31, 1998 and 1997, respectively.

     During 1998, 1997 and 1996, certain LIFO inventory quantities were reduced resulting in partial liquidation of the LIFO bases, with no material effect on net income.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

11. PROPERTY, PLANT AND EQUIPMENT

                                                                      DECEMBER 31
                                                         -------------------------------------
                                                               GROSS                NET
                                                         -----------------   -----------------
                                                          1998      1997      1998      1997
                                                         -------   -------   -------   -------
Oil and Gas Properties
  Unproved.............................................  $ 1,159   $ 1,491   $   942   $ 1,230
  Proved...............................................   13,488    12,420     6,236     5,480
Other..................................................    1,280     1,316       845       871
                                                         -------   -------   -------   -------
          Total Upstream...............................   15,927    15,227     8,023     7,581
Refining...............................................    3,834     3,803     1,958     1,952
Marketing and Distribution.............................    2,255     2,199     1,375     1,295
                                                         -------   -------   -------   -------
          Total Downstream.............................    6,089     6,002     3,333     3,247
Corporate(1)...........................................       78        --        57        --
                                                         -------   -------   -------   -------
                                                         $22,094   $21,229   $11,413   $10,828
                                                         =======   =======   =======   =======

---------------

(1) Includes aviation investment transferred from DuPont in 1998 and corporate software.

     Property, Plant and Equipment includes Downstream gross assets acquired under capital leases of $41 at December 31, 1998 and 1997; related amounts included in Accumulated Depreciation, Depletion and Amortization were $12 and $10 at December 31, 1998 and 1997, respectively.

12. SUMMARIZED FINANCIAL INFORMATION FOR AFFILIATED COMPANIES

     Summarized consolidated financial information for affiliated companies for which Conoco uses the equity method of accounting (see Note 2, "Basis of Consolidation") is shown below on a 100 percent basis. The most significant of these affiliates are Malaysia Refining Company Sdn. Bhd. (40%), Petrozuata C.A. (50.1% -- see Note 2), CFJ Properties (50%), Pocahontas Gas Partnership (50%), Excel Paralubes (50%), Polar Lights Company (50%), and Ceska Rafinerska a.s. (16.33%).

     Dividends received from equity affiliates were $105 in 1998, $58 in 1997 and $85 in 1996.

                                                              YEAR ENDED DECEMBER 31
                                                             ------------------------
                                                              1998     1997     1996
                                                             ------   ------   ------
RESULTS OF OPERATIONS
Sales(1)...................................................  $6,744   $7,521   $6,622
Earnings before income taxes...............................     358      556      305
Net income.................................................     252      345      140
Conoco's equity in earnings of affiliates (see Note 4).....      22       40      (25)

---------------

(1) Includes sales to Conoco of $574 in 1998, $568 in 1997 and $359 in 1996.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                                DECEMBER 31
                                                              ----------------
                                                               1998      1997
                                                              -------   ------
FINANCIAL POSITION
Current assets..............................................  $ 2,771   $2,543
Non-current assets..........................................    8,682    6,826
                                                              -------   ------
          Total assets......................................  $11,453   $9,369
                                                              -------   ------
Short-term borrowings(1)....................................  $   897   $  550
Other current liabilities...................................    1,650    1,308
Long-term borrowings(1).....................................    4,743    4,364
Other long-term liabilities.................................    1,119      645
                                                              -------   ------
          Total liabilities.................................  $ 8,409   $6,867
                                                              -------   ------
Conoco's investment in affiliates (includes advances).......  $ 1,363   $1,085
                                                              =======   ======

---------------

(1) Conoco's pro rata interest in total borrowings was $1,828 in 1998 and $1,586 in 1997, of which $967 in 1998 and $826 in 1997 were guaranteed by the Company or DuPont, on behalf of, and indemnified by, the Company. These amounts are included in the guarantees disclosed in Note 26.

     At December 31, 1998, Conoco's equity in undistributed earnings of its affiliated companies was $114.

13. OTHER ASSETS

                                                                DECEMBER 31
                                                              ----------------
                                                               1998      1997
                                                              -------   ------
Prepaid pension cost (see Note 23)..........................  $    50   $   71
Long-term receivables.......................................       71       74
Other securities and investments(1).........................      116      100
Deferred pension transition obligation (see Note 23)........      109      116
Other(2)....................................................      183      131
                                                              -------   ------
                                                              $   529   $  492
                                                              =======   ======

---------------

(1) Includes $74 and $97 at December 31, 1998 and 1997, respectively, representing marketable securities classified as available for sale and reported at fair value. The remainder represents investments which are reported at cost.

(2) Includes intangible assets of $14 and $15 at December 31, 1998 and 1997, respectively.

14. ACCOUNTS PAYABLE

                                                                DECEMBER 31
                                                              ----------------
                                                               1998      1997
                                                              ------    ------
Trade.......................................................  $  906    $  969
Payables to banks...........................................     124        85
Related parties (see Note 3)................................      52         4
Other.......................................................     230(1)     32
                                                              ------    ------
                                                              $1,312    $1,090
                                                              ======    ======

---------------

(1) Includes $158 for property acquisitions.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     Payables to banks represent checks issued on certain disbursement accounts but not presented to the banks for payment.

15. OTHER SHORT-TERM BORROWINGS AND CAPITAL LEASE OBLIGATIONS

                                                                DECEMBER 31
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
Industrial development bonds................................  $   24   $   24
Bank borrowings (foreign currency)..........................      --       21
Long-term borrowings payable within one year................      26       25
Capital lease obligations...................................       2        2
                                                              ------   ------
                                                              $   52   $   72
                                                              ======   ======

     The Company has uncommitted short-term bank credit lines of approximately $122 and $42 at December 31, 1998 and 1997, respectively. These lines are denominated in United States dollars or various foreign currencies to support general international operating needs. No significant advances were outstanding under these lines at these respective dates.

     The weighted average interest rate on other short-term borrowings outstanding at December 31, 1998 and 1997, was 3.8 percent and 3.7 percent, respectively.

16. OTHER ACCRUED LIABILITIES

                                                                DECEMBER 31
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
Taxes other than on income..................................  $  354   $  376
Operating expenses..........................................     293      343
Payroll and other employee-related costs....................     102      135
Restructuring costs(1)......................................      82       --
Accrued postretirement benefits cost (see Note 23)..........      18       24
Other.......................................................     313      411
                                                              ------   ------
                                                              $1,162   $1,289
                                                              ======   ======

---------------

(1) In December 1998, Conoco announced that as a result of a comprehensive review of its assets and long-term strategy, Conoco was making organizational realignments consistent with furthering the efficiency of operations and taking advantage of synergies created by the upgrading of its asset portfolio. The announced plans are being implemented in 1999 and will result in a reduction of approximately 775 Upstream positions and 200 Downstream positions worldwide. About 75 percent of the Upstream positions and about 50 percent of the Downstream positions affected will be in the United States. These reductions largely reflect the elimination of redundancies at all levels resulting from past and ongoing consolidation of assets into operations requiring less employee support, as well as better sharing of common services and functions across regions. Associated with these announcements, Conoco recorded a charge of $82 pre-tax, or $52 after-tax, nearly all of which represents termination payments and related employee benefits to be made to persons affected. The restructuring charge, on a pre-tax basis, consisted of $31 for Upstream U.S., $36 for Upstream International, $8 for Downstream U.S. and $7 for International Downstream. At December 31, 1998, no persons left Conoco under implementation of these realignment plans, and no payments had been made. Conoco expects the restructuring efforts will be completed by year-end 1999.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

17. OTHER LONG-TERM BORROWINGS AND CAPITAL LEASE OBLIGATIONS

                                                                DECEMBER 31
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
5.75% notes due 2026........................................  $   16   $   16
6.50% notes due 2008........................................       7        7
Other loans (various currencies) due 1999-2007(1)...........      29       30
Capitalization obligation to affiliate due 2008.............      11       --
Capitalization obligation to affiliate due 1999.............      --       20
Capital lease obligations...................................      30       33
                                                              ------   ------
                                                              $   93   $  106
                                                              ======   ======

---------------

(1) Weighted average interest rates were 7.3 percent at December 31, 1998 and 1997, respectively.

     Maturities of long-term borrowings, together with sinking fund requirements for years ending after December 31, 1999, are $4 for each of the years 2000, 2001, 2002 and 2003.

18. OTHER LIABILITIES AND DEFERRED CREDITS

                                                                DECEMBER 31
                                                              ---------------
                                                               1998     1997
                                                              ------   ------
Deferred gas revenue........................................  $  371   $  379(1)
Accrued postretirement benefits cost (see Note 23)..........     331      318
Accrued pension liability (see Note 23).....................     320      230
Abandonment costs...........................................     297      310
Environmental remediation costs (see Note 26)...............     117      132
Related parties (see Note 3)................................      51       --
Other.......................................................     713      553
                                                              ------   ------
                                                              $2,200   $1,922
                                                              ======   ======

---------------

(1) 1997 includes $303 received from a contract for future sales of natural gas to Centrica, a United Kingdom gas marketing company.

19. MINORITY INTERESTS

     In 1996, certain upstream subsidiaries contributed assets with an aggregate fair value of $613 to Conoco Oil & Gas Associates L.P. (COGA) for a general partnership interest of 67 percent. The remaining 33 percent was purchased by Vanguard Energy Investors L.P. (Vanguard) as a limited partner. The net result of this transaction was to increase minority interests by $297.

     Vanguard is entitled to a cumulative annual priority return on its investment and participation in residual earnings at rates established in the partnership agreement. The priority return rate, currently 6.52 percent, is scheduled to be renegotiated in the second half of 1999. In the event the parties are unable to agree on a new return rate, Vanguard has the option to call for liquidation of the partnership, which could take place before December 31, 1999. Cash outflows arising from such liquidation should not be materially different from the recorded amount of minority interest.

     Vanguard's share of COGA's earnings was $22 or 25 percent in 1998 and $22 or 18 percent in 1997; the net minority interest in COGA held by Vanguard was $302 and $301 on December 31, 1998 and 1997, respectively.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

20. STOCKHOLDERS' EQUITY

     As described in Note 1, the Company's capital structure was established at the time of the Offerings in October 1998.

     At December 31, 1998, 4,600,000,000 shares of Class A and Class B Common Stock were authorized and 628,041,394 shares were issued, including 249,863 Class A shares held in the treasury. A summary of activity in common shares outstanding for the year 1998 is presented below:

                                                     CLASS A       CLASS B        TOTAL
                                                   -----------   -----------   -----------
Issued in connection with the initial public
  offering of Class A shares and recapitalization
  of DuPont ownership (Class B shares)...........  191,456,427   436,543,573   628,000,000
Purchase of shares for treasury (to offset
  dilution from issuances under compensation
  plans).........................................     (250,000)      --           (250,000)
Issued on exercise of stock options (including
  137 from treasury).............................       41,531       --             41,531
                                                   -----------   -----------   -----------
Common Shares Outstanding -- December 31, 1998...  191,247,958   436,543,573   627,791,531
                                                   ===========   ===========   ===========

     At December 31, 1998, 250,000,000 shares of Preferred Stock were authorized, of which 1,000,000 shares were designated Series A Junior Participating Preferred Stock and reserved for issuance on exercise of preferred stock purchase rights under the Company's Share Purchase Rights Plan. Each issued share of Class A and Class B Common Stock has one preferred stock purchase Right attached to it. No preferred shares have been issued and the Rights are not currently exercisable.

     Net proceeds received from the Offerings totaled $4,228, after deduction for underwriting discounts and commissions payable by the Company, and were used to reduce indebtedness owed to DuPont (see Note 3). In addition, Additional Paid-In Capital was increased by $236 during 1998 as a result of a corresponding non-cash charge to compensation expense associated with changes in certain outstanding compensation awards made at the time of the Offerings (see Note 22).

     The Company declared a first quarter cash dividend on January 27, 1999, of $.14 per share on each outstanding share of Class A Common Stock and Class B Common Stock, payable March 12, 1999 to stockholders of record as of February 12, 1999. This initial dividend was determined on a pro rata basis covering the period from October 27, 1998 to December 31, 1998, and is equivalent to $.19 per share for a full quarter.

21. ACCUMULATED OTHER COMPREHENSIVE LOSS

     Balances of related after-tax components comprising Accumulated Other Comprehensive Loss are summarized below:

                                                               DECEMBER 31
                                                              -------------
                                                              1998    1997
                                                              -----   -----
Foreign Currency Translation Adjustment.....................  $(185)  $(160)
Minimum Pension Liability Adjustment (see Note 23)..........    (89)    (31)
                                                              -----   -----
                                                              $(274)  $(191)
                                                              =====   =====

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     Changes in related components of other comprehensive income (loss) are reported net of associated income tax effects as summarized below:

                                                                       YEAR ENDED DECEMBER 31
                                           ------------------------------------------------------------------------------
                                                     1998                       1997                       1996
                                           ------------------------   ------------------------   ------------------------
                                                    INCOME   AFTER-            INCOME   AFTER-            INCOME   AFTER-
                                           PRETAX    TAX      TAX     PRETAX    TAX      TAX     PRETAX    TAX      TAX
                                           ------   ------   ------   ------   ------   ------   ------   ------   ------
Foreign Currency Translation
  Adjustment.............................  $ (47)    $(22)    $(25)   $(121)    $--     $(121)    $(39)    $--      $(39)
Minimum Pension Liability Adjustment.....    (84)     (26)     (58)     (20)     (7)      (13)     (15)     (5)      (10)
                                           -----     ----     ----    -----     ---     -----     ----     ---      ----
Other Comprehensive Income (Loss)........  $(131)    $(48)    $(83)   $(141)    $(7)    $(134)    $(54)    $(5)     $(49)
                                           =====     ====     ====    =====     ===     =====     ====     ===      ====

22. COMPENSATION PLANS

     Until the date of the Offerings, employees of Conoco participated in stock-based compensation plans administered through DuPont and involving options to acquire DuPont common stock. At the time of the Offerings, Conoco employees held a total of 10,964,917 stock options for DuPont common stock and 1,333,135 stock appreciation rights (SARs) with respect to DuPont common stock, and the Company gave those persons the option, subject to specific country tax and legal requirements, to participate in a program involving the cancellation of all or part of their DuPont stock options or SARs and the issuance by the Company, upon such cancellation, of comparable options to acquire Class A Common Stock or SARs with respect to Class A Common Stock. The substitute stock options and other awards have the same vesting provisions, option periods and other terms and conditions as the DuPont options and awards they replaced. The substitute stock options had the same ratio of the exercise price per share to the market value per share, and the same aggregated difference between market value and exercise price, as the DuPont stock options. A total of 8,921,508 DuPont stock options and 745,358 DuPont SARs were cancelled with Conoco issuing 24,275,690 stock options for Class A Common Stock and 2,279,834 SARs with respect to Class A Common Stock with comparable terms and conditions. The program was deemed a change in the terms of certain awards granted to Conoco employees. As a result, the Company incurred a non-cash charge to compensation expense of $236 in the fourth quarter of 1998, with a corresponding increase in Additional Paid-In Capital. DuPont retained responsibility for delivery of DuPont common stock to Conoco employees when DuPont stock options not cancelled are exercised.

AWARDS UNDER DUPONT PLANS

     Stock option awards under the DuPont Stock Performance Plan were granted to key employees of the Company prior to the Offerings and were "fixed" and/or "variable". The purchase price of shares subject to option is the market price of DuPont stock at the date of grant. In January 1997, a reload feature was added to the Stock Performance Plan to accelerate stock ownership. Generally, fixed options granted under the DuPont Stock Performance Plan are fully exercisable one year after date of grant and expire ten years from date of grant. However, awards in 1998 vest over a three-year period and, except for the last six months of the ten-year option term, are exercisable when the market price of DuPont common stock exceeds the option grant price by 20 percent.

     During 1997, variable stock option grants were made to certain senior management and subject to forfeiture if, within five years from the date of grant, the market price of DuPont common stock did not achieve a price of $75 per share for 50 percent of the options and $90 per share for the remaining 50 percent. During 1998, before the Offerings, the $75 price was reached and options with that hurdle became "fixed" and exercisable. All of the outstanding variable DuPont options with a $90 per share hurdle price at the time of the Offerings were cancelled and substituted with options for Conoco Class A Common Stock with a hurdle price of $32.88 per share.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     From time to time, the DuPont Board of Directors has approved the adoption of a worldwide Corporate Sharing Program. Under these programs, a majority of the Company's employees received a one-time grant to acquire shares of DuPont common stock at the fair market value at the date of grant. Option terms are "fixed" and generally are exercisable one year after date of grant and expire ten years from date of grant.

AWARDS UNDER CONOCO PLANS

     The 1998 Stock and Performance Incentive Plan provides incentives to certain corporate officers, non-employee directors and independent contractors who can contribute materially to the success and profitability of the Company and its subsidiaries and provides for substitution of certain existing DuPont awards in connection with the Offerings. Awards may be in the form of cash, stock, stock options or SARs with respect to Class A Common Stock. This plan also provides for the Conoco Global Variable Compensation Plan, which is an annual management incentive program for officers and certain non-officer employees with awards made in cash and stock. Stock options and SARs granted under the 1998 Stock and Performance Incentive Plan (except those granted to substitute for DuPont awards) are awarded at market price on the date of grant, have a ten year life, and generally vest one year from date of grant with one-third becoming exercisable each of the first three years. For certain senior management, shares otherwise receivable from the exercise of nonqualified options with respect to Class A Common Stock granted under the 1998 Stock and Performance Incentive Plan of Conoco to substitute for cancelled 1998 DuPont stock options, as well as incremental new Conoco stock options granted at the date of the Offerings, can be deferred as stock units for a designated future delivery. The maximum number of shares of common stock and stock options granted under the plan is limited to the higher of 20 million or 3.3 percent of outstanding shares of Class A and Class B Common Stock. Awards made in substitution for DuPont awards do not count against the number of shares available under the plan. At December 31, 1998, 16,850,266 shares of Class A Common Stock were available for issuance under the plan.

     The Company adopted the 1998 Key Employee Stock Performance Plan to attract and retain employees by enhancing the proprietary and personal interests of employees in the success and profitability of the Company and to grant some awards in substitution for certain existing DuPont awards in connection with the Offerings. Awards to employees may be in the form of Company stock options or SARs, both with respect to Class A Common Stock. Such awards granted under this plan (except to substitute for DuPont awards) are awarded at market price on the date of grant, have a ten year life, and generally vest one year from date of grant with one-third becoming exercisable each of the first three years. The maximum number of shares of common stock and stock options granted under the plan is limited to the higher of 18 million or three percent of outstanding Class A and Class B Common Stock. Awards made in substitution for DuPont awards do not count against the number of shares available under the plan. At December 31, 1998, 14,484,936 shares of Class A Common Stock were available for issuance under the plan.

     Persons electing to substitute Conoco stock options with respect to Class A Common Stock for DuPont stock options and persons receiving incremental new Conoco stock options with respect to Class A Common Stock at the date of the Offerings under the 1998 Stock and Performance Incentive Plan and the 1998 Key Employee Stock Performance Plan are eligible for reload options upon the exercise of stock options, with the condition that shares received from the exercise of the original option may not be sold for at least two years. Reloads are granted at the market price on the reload grant date and have a term equal to the remaining term of the original option. The number of new options granted under a reload option is equal to the number of shares required to satisfy the total exercise price of the original option.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     The 1998 Global Performance Sharing Plan is a broad-based plan under which grants of stock options and SARs with respect to Class A Common Stock were made to certain non-officer employees on the date of the Offerings to encourage a sense of proprietorship and an active interest in the financial success of Conoco and its subsidiaries. The stock options and SARs were awarded at the price of the Offerings ($23 per share), have a ten year life, and become exercisable in one-third increments on the first, second and third anniversaries of the grant date. There are no additional shares available for issuance under this plan.

     All stock options granted under Conoco plans are "fixed" and have no intrinsic value at grant date except for those granted to substitute for cancelled DuPont options. Accordingly, except for the fourth quarter 1998 charge related to the one-time offer to cancel DuPont options and substitute Conoco options, no compensation expense has been recognized for fixed options.

     The following table summarizes activity for fixed and variable options for the last three years:

                                                           FIXED                  VARIABLE
                                                   ----------------------   ---------------------
                                                     NUMBER     WEIGHTED-    NUMBER     WEIGHTED-
                                                       OF        AVERAGE       OF        AVERAGE
                                                     SHARES       PRICE      SHARES       PRICE
                                                   ----------   ---------   ---------   ---------
DUPONT OPTIONS
January 1, 1996..................................   7,811,547    $24.27        --            --
  Granted........................................   1,140,780     39.20        --            --
  Exercised......................................  (1,781,277)    23.33        --            --
  Forfeited......................................     (95,330)    26.38        --            --
                                                   ----------    ------     ---------    ------
December 31, 1996................................   7,075,720    $26.88        --            --
  Granted........................................   2,761,416     52.90     1,259,600    $52.50
  Exercised......................................    (730,383)    23.97        --            --
  Forfeited......................................    (116,325)    50.44        --            --
                                                   ----------    ------     ---------    ------
December 31, 1997................................   8,990,428    $35.14     1,259,600    $52.50
  Granted........................................   1,241,055     59.53        --            --
  Reclassified...................................     629,800     52.50      (629,800)    52.50
  Exercised......................................    (460,314)    24.64        --            --
  Forfeited......................................     (65,852)    50.68        --            --
                                                   ----------    ------     ---------    ------
October 21, 1998 (Offerings date)................  10,335,117    $39.50       629,800    $52.50
  Cancelled for Conoco options...................  (8,291,708)               (629,800)
                                                   ----------               ---------
  Retained by DuPont.............................   2,043,409                  --
CONOCO OPTIONS
Granted at Offerings date:
  For cancelled DuPont options...................  22,551,544    $14.62     1,724,146    $19.18
  New awards.....................................   9,721,750     23.00        --            --
Exercised........................................     (41,531)    14.18        --            --
Forfeited........................................     (53,840)    23.00        --            --
                                                   ----------    ------     ---------    ------
December 31, 1998................................  32,177,923    $17.14     1,724,146    $19.18

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     The following table summarizes information concerning outstanding and exercisable fixed Conoco options at December 31, 1998. For total variable options outstanding at December 31, 1998, the weighted-average remaining contractual life was 3.1 years.

                                                                EXERCISE PRICE
                                              --------------------------------------------------
                                                $5.89-       $8.90-      $14.47-       $21.73-
                                                $8.41        $12.80       $21.64       $29.58
                                              ----------   ----------   ----------   -----------
Options outstanding.........................   2,766,632    7,335,094    9,281,970    12,794,227
Weighted-average remaining contractual life
  (years)...................................         2.9          5.5          7.8           9.6
Weighted-average price......................  $     7.60   $    10.02   $    17.94   $     22.70
Options exercisable.........................   2,766,632    7,335,094    9,281,970        42,204
Weighted-average price......................  $     7.60   $    10.02   $    17.94   $     24.22

     Fixed options exercisable at the end of the last three years and the weighted-average fair value of fixed options granted are as follows:

                                                CONOCO                 DUPONT OPTIONS
                                                OPTIONS     ------------------------------------
                                                 1998         1998*         1997         1996
                                              -----------   ----------   ----------   ----------
Options exercisable at year-end:
  Number of shares..........................   19,425,900    9,113,046    6,229,012    5,934,940
  Weighted-average price....................  $     13.49   $    36.81   $    27.26   $    24.51
Weighted-average fair value of options
  granted during the year:
  New options...............................  $      4.15   $    13.85   $    12.84   $     9.01
  Options substituted for DuPont options....  $      9.22

---------------

* As of the date of the Offerings rather than year-end.

     The fair value of Conoco variable options with a hurdle price of $32.88 per share granted as substitutes for DuPont variable options was assumed to be zero.

     The fair value of options is calculated using the Black-Scholes option pricing model. Assumptions used were as follows:

                                                  CONOCO OPTIONS              DUPONT OPTIONS
                                                ------------------   --------------------------------
                                                          1998                     1997
                                                          FIXED      1998    ----------------   1996
                                                NEW    SUBSTITUTES   FIXED   FIXED   VARIABLE   FIXED
                                                ----   -----------   -----   -----   --------   -----
Dividend yield................................   3.3%      3.3%       2.1%    2.2%      2.2%     2.6%
Volatility....................................  20.0%*    20.0%*     19.9%   18.6%     18.6%    21.0%
Risk-free interest rate.......................   4.6%      4.4%       5.5%    6.4%      6.4%     5.4%
Expected life (years).........................   5.8*      3.9*       5.8     5.6       5.7      6.0

---------------

* Due to insufficient history, DuPont experience trends have been used to estimate the volatility of Conoco stock and the expected life for exercise of Conoco stock options.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     The following table sets forth pro forma information as if the Company had adopted the optional recognition provisions of SFAS No. 123:

                                                              1998   1997    1996
                                                              ----   -----   -----
Increase (Decrease) in:
Net income..................................................  $157   $ (28)  $  (6)
Earnings per share
  Basic.....................................................  $.33   $(.06)  $(.01)
  Diluted...................................................  $.33   $(.06)  $(.01)

     Total fair value underpinning the pro forma disclosure for 1998 presented above includes the fair value of new DuPont grants and a pro rata portion of new Conoco grants made at the Offerings date, plus incremental fair value of the Conoco stock options that were substituted for DuPont stock options granted after the adoption of SFAS No. 123. The incremental fair value for cancellation and substitution of stock options originally granted before adoption of SFAS No. 123 is zero because intrinsic value exceeds fair value.

     Compensation expense recognized in income for stock-based employee compensation awards was $229, $26 and $13 for 1998, 1997 and 1996, respectively, with 1998 including a one-time charge of $236 for the cancellation of DuPont stock options described above.

     Prior to the Offerings, the Conoco Unit Option Plan awarded SARs with respect to DuPont common stock to key salaried employees in certain grade levels who showed early evidence of ability to assume significant responsibility and leadership. At the time of the Offerings, 1,131,494 unit options were outstanding of which 593,722 were cancelled and substituted with comparable SARs with respect to Conoco Class A Common Stock under the 1998 Key Employee Stock Performance Plan of Conoco. Effective with the Offerings, no new grants were made or are planned out of the Conoco Unit Option Plan. At December 31, 1998, outstanding unit options based on Conoco Class A Common Stock were 1,605,614. At December 31, 1998 and 1997, outstanding unit options based on DuPont common stock were 545,724 and 908,532, respectively. At these same dates, related liability provisions totaled $22 and $27, respectively.

     Through the date of the Offerings, certain Conoco employees who participated in the DuPont Variable Compensation Plan received grants of stock and cash. Overall amounts were dependent on financial performance of DuPont and Conoco and other factors, and were subject to maximum limits as defined by the plan. Amounts charged against earnings in anticipation of awards to be made later were $39 in 1998, $38 in 1997 and $38 in 1996. Awards made for plan years 1998, 1997 and 1996 were $24, $45 and $38, respectively, with awards distributed in 1999 for the 1998 plan year made out of the 1998 Stock and Performance Incentive Plan of Conoco based on performance standards set previously in the DuPont Variable Compensation Plan. Both the DuPont Variable Compensation Plan and the 1998 Stock and Performance Incentive Plan of Conoco allow future delivery of stock awards. Employees were offered the opportunity to cancel DuPont shares granted under previous awards and receive substitute shares of Conoco Class A Common Stock for designated future delivery under the 1998 Stock and Performance Incentive Plan of Conoco. At December 31, 1998, 72,345 shares of DuPont stock and 199,268 shares of Conoco Class A Common Stock are awaiting delivery. A liability of $4 has been recognized for delivery of DuPont shares.

     Awards under the separate Conoco Challenge Program may be granted in cash to employees not covered by the Variable Compensation Plan. This plan provides awards based on meeting financial goals and upholding Conoco's core values. Overall amounts are dependent on Company earnings and cash

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

provided by operations and are subject to maximum limits as defined by the plan. Amounts charged against earnings in anticipation of awards to be made later were $22 in 1998, $49 in 1997 and $47 in 1996. Awards made for plan years 1998, 1997 and 1996 were $19, $47 and $47, respectively.

23. PENSIONS AND OTHER POSTRETIREMENT BENEFITS

     The Company participates in the DuPont U.S. defined benefit pension plan, which covers substantially all U.S. employees and has separate defined benefit pension plans covering certain U.S. and non-U.S. employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Company's funding policy is consistent with the funding requirements of federal laws and regulations.

     With respect to the DuPont U.S. defined benefit pension plan, the Company and DuPont agreed upon an amount of approximately $820 at the date of the Offerings that will eventually be transferred to a separate trust for the Company's pension plan. Ninety percent of this amount, adjusted for benefit payments and investment return from the date of the Offerings, will be transferred to the Company within six months following the date on which DuPont owns neither 80 percent of the voting power nor 80 percent of the economic value of the Common Stock, assuming certain conditions are satisfied. The remainder will be transferred within a further 90-day period. The adjusted value subject to transfer was approximately $878 at December 31, 1998. DuPont allocated the pension obligations based on the Company's individual employees covered and allocated the unrecognized prior service cost and unrecognized net gain in proportion to the Company's projected benefit obligation to the total projected benefit obligation of the DuPont plan. The projected benefit obligation approximates $871 and $723 at December 31, 1998 and 1997, respectively, and the prepaid pension asset recognized in the Consolidated Balance Sheet (see Note 13) is $50 and $71 at December 31, 1998 and 1997, respectively. The net periodic pension cost components included in the table below are also based on the foregoing allocation factors.

     Pension coverage for employees of the Company's non-U.S. subsidiaries is provided, to the extent deemed appropriate, through separate plans. Obligations under such plans are systematically provided for by depositing funds with trustees, under insurance policies or by book reserves.

     Conoco and certain subsidiaries also provide medical and life insurance benefits to retirees and survivors. The associated plans, principally health, are unfunded, and approved claims are paid from Company funds. Under the terms of these plans, the Company reserves the right to change, modify or discontinue the plans. Conoco has communicated to plan participants that any increase in the annual health care escalation rate above 4.5 percent will be borne by the participants and, therefore, result in no increase to the accumulated postretirement benefit obligation or the other postretirement benefits cost.

                                                                                     OTHER
                                                       PENSION BENEFITS     POSTRETIREMENT BENEFITS
                                                      -------------------   ------------------------
                                                      1998    1997   1996    1998     1997     1996
                                                      -----   ----   ----   ------   ------   ------
NET PERIODIC BENEFIT COST
Service cost........................................  $  65   $ 60   $ 55     $ 7      $ 6      $ 7
Interest cost.......................................     94     88     76      21       18       16
Expected return on plan assets......................   (105)   (98)   (91)     --       --       --
Amortization of prior service cost (credit).........      9      2      2      (4)      (4)      (4)
Recognized actuarial loss (gain)....................     (4)     1     (5)     --       (1)      (1)
                                                      -----   ----   ----     ---      ---      ---
Net periodic benefit cost...........................  $  59   $ 53   $ 37     $24      $19      $18
                                                      =====   ====   ====     ===      ===      ===

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

     Information concerning benefit obligations, plan assets, funded status and recorded values for these plans (excluding the DuPont U.S. defined benefit plan) follows:

                                                                                       OTHER
                                                                                  POSTRETIREMENT
                                                              PENSION BENEFITS       BENEFITS
                                                              -----------------   ---------------
                                                               1998      1997      1998     1997
                                                              -------   -------   ------   ------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year.....................   $ 682     $ 533    $ 301    $ 242
Service cost................................................      33        28        7        6
Interest cost...............................................      44        39       21       18
Amendments..................................................      (4)       --       --       --
Participant contributions...................................      --        --        3        3
Actuarial (gain) loss.......................................     160       113       43       58
Divestitures and other......................................     (17)       (2)      --       --
Benefits paid...............................................     (32)      (29)     (25)     (26)
                                                               -----     -----    -----    -----
Benefit obligation at end of year...........................   $ 866     $ 682    $ 350    $ 301
                                                               =====     =====    =====    =====
CHANGE IN PLAN ASSETS
Fair Value of plan assets at beginning of year..............   $ 386     $ 323    $  --    $  --
Actual return on plan assets................................      61        48       --       --
Employer contribution.......................................      26        28       22       23
Participant contributions...................................      --        --        3        3
Divestitures and other......................................     (14)       --       --       --
Benefits paid...............................................     (21)      (13)     (25)     (26)
                                                               -----     -----    -----    -----
Fair Value of plan assets at end of year....................   $ 438     $ 386    $  --    $  --
                                                               =====     =====    =====    =====
Funded status of plans at end of year.......................   $(428)    $(296)   $(350)   $(301)
Unrecognized actuarial loss.................................     240       109       53       14
Unrecognized prior service cost (credit)....................     109       121      (52)     (55)
                                                               -----     -----    -----    -----
Net amount recognized at end of year........................   $ (79)    $ (66)   $(349)   $(342)
                                                               =====     =====    =====    =====
AMOUNTS RECOGNIZED IN CONSOLIDATED BALANCE SHEET AT END OF
  YEAR
Accrued benefit liability:
  Short-term (see Note 16)..................................   $  --     $  --    $ (18)   $ (24)
  Long-term (see Note 18)...................................    (320)     (230)    (331)    (318)
Deferred pension cost (see Note 13).........................     109       116       --       --
Accumulated other comprehensive loss(1).....................     132        48       --       --
                                                               -----     -----    -----    -----
  Net amount recognized.....................................   $ (79)    $ (66)   $(349)   $(342)
                                                               =====     =====    =====    =====

---------------

(1) Before reduction for associated deferred tax savings of $43 and $17 at December 31, 1998 and 1997, respectively (see Note 21).

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

WEIGHTED-AVERAGE ASSUMPTIONS AT END OF YEAR
Discount rate(1)............................................   6.50%   7.00%   6.50%   7.00%
Rate of compensation increase(1)............................   5.15%   5.15%   5.15%   5.15%
Expected return on plan assets(1)...........................   9.00%   9.00%     --      --
Health care escalation rate.................................     --      --    4.50%   4.50%

---------------

(1) Represents rates for U.S. plans; similar economic assumptions were used for non-U.S. plans, with the exception of the United Kingdom where discount rates of 6 percent and 7.25 percent were used at year end 1998 and 1997, respectively.

     At December 31, 1998, U.S. defined benefit plan assets consisted principally of common stocks, including 471,667 shares of DuPont.

24. INVESTING ACTIVITIES

     Purchases of property, plant and equipment in 1997 include $929 for Upstream natural gas properties in South Texas (see Supplementary Petroleum
Data).

     Non-cash additions to property, plant and equipment totaled $162 and $127 for the years 1998 and 1997, respectively.

     Proceeds from sales of assets in 1998 include $245 from the sale of certain Upstream properties in the U.S. and North Sea, $156 for various U.S. Downstream assets, and $54 from sale of a Downstream office building in Europe. Proceeds in 1997 include $272 from the sale of certain Upstream North Sea properties.

25. FINANCIAL INSTRUMENTS AND OTHER RISK MANAGEMENT ACTIVITIES

     Conoco operates in the worldwide crude oil, refined product, natural gas, natural gas liquids and electric power markets and is exposed to fluctuations in hydrocarbon prices, foreign currency rates and interest rates that can affect the revenues and cost of operating, investing and financing. Conoco's management has used and intends to use financial and commodity-based derivative contracts to reduce the risk in overall earnings and cash flow when the benefits provided are anticipated to more than offset the risk management costs involved.

     The Company has established a Financial Risk Management Policy Framework that provides guidelines for entering into contractual arrangements (derivatives) to manage the Company's commodity price, foreign currency rate and interest rate risks. The Conoco Risk Management Committee has ongoing responsibility for the content of this policy and has principal oversight responsibility to ensure the Company is in compliance with the policy and that procedures and controls are in place for the use of commodity, foreign currency and interest rate instruments. These procedures clearly establish derivative control and valuation processes, routine monitoring and reporting requirements, and counterparty credit approval procedures. Additionally, the Company's internal audit group conducts reviews of these risk management activities to assess the adequacy of internal controls. The audit results are reviewed by the Conoco Risk Management Committee and by management.

     The counterparties to these contractual arrangements are limited to major financial institutions and other established companies in the petroleum industry. Although the Company is exposed to credit loss in the event of nonperformance by these counterparties, this exposure is managed through credit approvals, limits and monitoring procedures and limits to the period over which unpaid balances are allowed to

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

accumulate. The Company has not experienced nonperformance by counterparties to these contracts, and no material loss would be expected from any such nonperformance.

COMMODITY PRICE RISK

     The Company enters into energy-related futures, forwards, swaps and options in various markets to balance its physical systems, to meet customer needs and to manage its price exposure on anticipated crude oil, natural gas, refined product and electric power transactions.

     These instruments provide a natural extension of the underlying cash market and are used to physically acquire a portion of supply requirements as well as to manage pricing of near-term physical requirements. The commodity futures market has underlying principles of increased liquidity and longer trading periods than the cash market and is one method of managing price risk in the energy business.

     Conoco's policy is to generally be exposed to market pricing for commodity purchases and sales. From time to time, management may use derivatives to establish longer-term positions to hedge the price risk for the Company's equity crude oil and natural gas production as well as refinery margins.

     Under the Company's policy, hedging includes only those transactions that offset physical positions and reduce overall Company exposure to price risk. Trading is defined as any transaction that does not meet the definition of hedging. After-tax gain/loss from risk trading has not been material.

FOREIGN CURRENCY RISK

     Conoco has foreign currency exchange rate risk resulting from operations in over 40 countries around the world. The Company does not comprehensively hedge its exposure to currency rate changes, although it may choose to selectively hedge exposures to foreign currency rate risk. Examples include firm commitments for capital projects, certain local currency tax payments, and cash returns from net investments in foreign affiliates to be remitted within the coming year.

     At December 31, 1998, the Company had no open forward exchange contracts. At December 31, 1997, the Company had open forward exchange contracts designated as a hedge of firm foreign currency commitments. The notional amount of these contracts was $50 and the estimated fair value was $38.

INTEREST RATE RISK

     Prior to the Offerings, the Company had no significant interest rate risk to manage. Subsequent to the Offerings, however, the Company intends to manage any material risk arising from exposure to interest rates by using a combination of financial derivative instruments as part of a program to manage the fixed and floating interest rate mix of the total debt portfolio and related overall cost of borrowing.

FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying values of most financial instruments are based on historical costs. The carrying values of marketable securities, receivables, payables and short-term obligations approximate their fair value because of their short maturity. Long-term receivables from and long-term borrowings due to related parties approximate fair value because associated interest rates are market based. At December 31, 1998, however, long-term borrowings due related parties included $4,589 at a fixed rate with fair value estimated at $4,624. Excluding amounts due related parties, the estimated fair value of other long-term borrowings outstanding at December 31, 1998 and 1997 of $93 and $106, respectively, was $96 and $108, respectively. These estimates were based on quoted market prices for the same or similar issues, or the current rates offered to the Company for issues with the same remaining maturities.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

SUMMARY OF OUTSTANDING DERIVATIVE FINANCIAL INSTRUMENTS

     Set forth below is a summary of the fair values, carrying amounts and notional values of outstanding commodity financial instruments at December 31, 1998 and 1997.

     Notional amounts represent the face amount of the contractual arrangements and are not a measure of market or credit exposure. The fair value of swaps and other over-the-counter instruments are estimated based on quoted market prices of comparable contracts and approximate the gain or (loss) that would have been realized if the contracts had been closed out at the balance sheet date. Carrying amounts represent the receivable (payable) recorded in the Consolidated Balance Sheet.

                                                              FAIR    CARRYING   NOTIONAL
                   COMMODITY DERIVATIVES                      VALUE    AMOUNT     VALUE
                   ---------------------                      -----   --------   --------
December 31, 1998:
  Hedging...................................................  $(10)     $(6)      $  422
  Trading...................................................     2       --          330
December 31, 1997:
  Hedging...................................................  $ 10      $12       $1,037
  Trading...................................................    (2)      (1)       1,089

     Estimated fair values for hedging instruments only represent the value of the hedge component of the transactions and, thus, are not indicative of the fair value of the Company's overall hedged position.

26. COMMITMENTS AND CONTINGENT LIABILITIES

     The Company uses various leased facilities and equipment in its operations. Future minimum lease payments under noncancelable operating leases are $246, $226, $216, $199 and $194 for the years 1999, 2000, 2001, 2002 and 2003, respectively, and $580 for subsequent years, and are not reduced by noncancelable minimum sublease rentals due in the future in the amount of $69. Rental expense under operating leases was $198 in 1998, $132 in 1997 and $118 in 1996.

     The Company has various purchase commitments for materials, supplies, services and items of permanent investment incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market. In addition, at December 31, 1998, the Company has obligations under international contracts to purchase, over periods up to 20 years, natural gas at prices that were in excess of year-end 1998 market prices. No material annual loss is expected from these long-term commitments.

     The Company is subject to various lawsuits and claims involving a variety of matters including, along with other oil companies, actions challenging oil and gas royalty payments, severance tax payments and other payments, including claims based on posted prices, and claims for damages resulting from leaking underground storage tanks. As a result of the Separation Agreement with DuPont, the Company has assumed responsibility for current and future claims related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past. In general, the effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists. The Company believes the ultimate liabilities resulting from such lawsuits and claims may be material to results of operations in the period in which they are recognized but will not materially affect the consolidated financial position of the Company.

     The Company is also subject to contingencies under environmental laws and regulations that in the future may require the Company to take further action to correct the effects on the environment of prior

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

disposal practices or releases of petroleum substances by the Company or other parties. The Company has accrued for certain environmental remediation activities consistent with the policy set forth in Note 2. The Company has assumed environmental remediation liabilities from DuPont related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past that are included in the environmental accrual. At December 31, 1998 and 1997, such accrual amounted to $129 and $144, respectively, and, in management's opinion, was appropriate based on existing facts and circumstances. Under adverse changes in circumstances, potential liability may exceed amounts accrued. Although future remediation expenditures in excess of current reserves are possible, the effect of any such excess on future financial results is not subject to reasonable estimation because of the considerable uncertainty regarding the cost and timing of expenditures. In the event future monitoring and remediation expenditures are in excess of amounts accrued, they may be significant to results of operations in the period recognized but management does not anticipate they will have a material adverse effect on the consolidated financial position of the Company.

     The Company has indirectly guaranteed various debt obligations under agreements with certain affiliated and other companies to provide specified minimum revenues from shipments or purchases of products. These indirect guarantees totaled $18 and $19 at December 31, 1998 and 1997, respectively. The Company, as of August 1, 1998, terminated a multiparty account banking agreement that provided for the indirect guarantee of bank account overdrafts of certain European DuPont subsidiaries. The Company now has a new multiparty banking agreement that provides for the indirect guarantee of bank account overdrafts for itself and its subsidiaries. Management believes the exposure under this agreement is not material. In addition, the Company or DuPont, on behalf of and indemnified by, the Company, had directly guaranteed obligations of certain affiliated companies and others. These guarantees totaled $1,353 and $1,131 at December 31, 1998 and 1997, respectively. The increase in 1998 is primarily related to additional financing associated with the construction of drillships and cogeneration facilities in South Texas. The balance at December 31, 1998, includes a drillship construction guarantee of $260 that was eliminated through successful completion in early 1999. No material loss is anticipated by reason of such agreements and guarantees.

     The Company's operations, particularly oil and gas exploration and production, can be affected by changing economic, regulatory and political environments in the various countries, including the United States, in which it operates. In certain locations, host governments have imposed restrictions, controls and taxes, and in others, political conditions have existed that may threaten the safety of employees and the Company's continued presence in those countries. Internal unrest or strained relations between a host government and the Company or other governments may affect the Company's operations. Those developments have, at times, significantly affected the Company's operations and related results and are carefully considered by management when evaluating the level of current and future activity in such countries.

     Areas in which the Company has significant operations include the United States, the United Kingdom, Norway, Germany, Venezuela, the United Arab Emirates, Indonesia, Russia, Canada, the Czech Republic, Malaysia and Nigeria.

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

27. OPERATING SEGMENT AND GEOGRAPHIC INFORMATION

     Conoco is involved in both the Upstream and Downstream operating segments of the petroleum business that comprise the structure used by senior management to make key operating decisions and assess performance. Activities of the Upstream operating segment include exploring for, and developing, producing and selling, crude oil, natural gas and natural gas liquids. Activities of the Downstream operating segment include refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. The Company has four reporting segments for its Upstream and Downstream operating segments, reflecting geographic division between the United States and International. Corporate and Other includes general corporate expenses, financing costs and other non-operating items, and results for electric power and related-party insurance operations. The Company sells its products worldwide; however, in 1998, about 57 percent and 39 percent of sales were made in the United States and Europe, respectively. Major products include crude oil, natural gas and refined products that are sold primarily in the energy and transportation markets. The Company's sales are not materially dependent on a single customer or small group of customers. Transfers between segments are on the basis of estimated market values.

                                                     UPSTREAM                 DOWNSTREAM
                                              -----------------------   -----------------------   CORPORATE
                                              UNITED                    UNITED                       AND
SEGMENT INFORMATION                           STATES    INTERNATIONAL   STATES    INTERNATIONAL     OTHER     CONSOLIDATED
-------------------                           ------    -------------   -------   -------------   ---------   ------------
1998
Sales and Other Operating Revenues(2)
  Refined Products..........................  $   --       $   --       $ 6,082      $7,647        $   --       $13,729
  Crude Oil.................................      14          774         2,650         299            --         3,737
  Natural Gas...............................   2,416          723            --          --            --         3,139
  Other.....................................     770          104           217         351           749         2,191
                                              ------       ------       -------      ------        ------       -------
        Total...............................   3,200        1,601         8,949       8,297           749        22,796
Transfers Between Segments..................     308          378            89         181            --            --
                                              ------       ------       -------      ------        ------       -------
        Total Operating Revenues............  $3,508       $1,979       $ 9,038      $8,478        $  749       $22,796
                                              ======       ======       =======      ======        ======       =======
Operating Profit............................  $  223       $  482       $   149      $  256        $ (379)      $   731
Equity in Earnings of Affiliates............       1          (14)           56         (20)           (1)           22
Corporate Non-Operating Items:
  Interest and Debt Expense.................                                                         (199)         (199)
  Interest Income (net of misc. interest
    expense)................................                                                           89            89
  Other.....................................                                                           51            51
Provision for Income Taxes..................      (5)        (185)          (70)        (80)           96          (244)
                                              ------       ------       -------      ------        ------       -------
Net Income (Loss)(1)........................  $  219       $  283       $   135      $  156        $ (343)      $   450
                                              ======       ======       =======      ======        ======       =======
Capital Employed at December 31:
  Excluding Investment in Affiliates........  $2,349       $2,849       $ 1,245      $  989        $  384       $ 7,816
  Investment in Affiliates..................     191          371           248         531            22         1,363
                                              ------       ------       -------      ------        ------       -------
        Total(3)............................  $2,540       $3,220       $ 1,493      $1,520        $  406       $ 9,179
                                              ======       ======       =======      ======        ======       =======
Depreciation, Depletion and Amortization....  $  383       $  457       $   139      $  133        $    1       $ 1,113
Dry Hole Costs and Impairment of Unproved
  Properties................................  $   59       $  104                                               $   163
Other Significant Non-Cash Items:
  Stock Option Provision....................                                                       $  236       $   236
  Inventory Write-down to Market............  $    6                    $    63      $   28                     $    97
Capital Expenditures and Investments(4).....  $  788       $1,177       $   201      $  332        $   18       $ 2,516

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                     UPSTREAM                 DOWNSTREAM
                                              -----------------------   -----------------------   CORPORATE
                                              UNITED                    UNITED                       AND
SEGMENT INFORMATION                           STATES    INTERNATIONAL   STATES    INTERNATIONAL     OTHER     CONSOLIDATED
-------------------                           ------    -------------   -------   -------------   ---------   ------------
1997
Sales and Other Operating Revenues(2)
  Refined Products..........................  $   --       $   --       $ 7,664      $8,165        $   --       $15,829
  Crude Oil.................................      24        1,191         3,483         181            --         4,879
  Natural Gas...............................   2,415          556            --          --            --         2,971
  Other.....................................     909          159           247         293           509         2,117
                                              ------       ------       -------      ------        ------       -------
        Total...............................   3,348        1,906        11,394       8,639           509        25,796
Transfers Between Segments..................     599          622           115         191            --            --
                                              ------       ------       -------      ------        ------       -------
        Total Operating Revenues............  $3,947       $2,528       $11,509      $8,830        $  509       $25,796
                                              ======       ======       =======      ======        ======       =======
Operating Profit............................  $  489       $1,174       $   287      $  185        $ (132)      $ 2,003
Equity in Earnings of Affiliates............      18           (7)           30          (1)                         40
Corporate Non-Operating Items:
  Interest and Debt Expense.................                                                          (36)          (36)
  Interest Income (net of misc. interest
    expense)................................                                                           77            77
  Other.....................................                                                           23            23
Provision for Income Taxes..................     (62)        (728)         (101)        (93)          (26)       (1,010)
                                              ------       ------       -------      ------        ------       -------
Net Income (Loss)(1)........................  $  445       $  439       $   216      $   91        $  (94)      $ 1,097
                                              ======       ======       =======      ======        ======       =======
Capital Employed at December 31:
  Excluding Investment in Affiliates........  $2,390       $2,299       $ 1,421      $1,130        $  903       $ 8,143
  Investment in Affiliates..................     155          256           226         425            23         1,085
                                              ------       ------       -------      ------        ------       -------
        Total(3)............................  $2,545       $2,555       $ 1,647      $1,555        $  926       $ 9,228
                                              ======       ======       =======      ======        ======       =======
Depreciation, Depletion and Amortization....  $  268       $  578       $   145      $  188                     $ 1,179
Dry Hole Costs and Impairment of Unproved
  Properties................................  $   63       $  106                                               $   169
Capital Expenditures and Investments(4).....  $1,534       $  999       $   227      $  331        $   23       $3,114 \

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                     UPSTREAM                 DOWNSTREAM
                                              -----------------------   -----------------------   CORPORATE
                                              UNITED                    UNITED                       AND
SEGMENT INFORMATION                           STATES    INTERNATIONAL   STATES    INTERNATIONAL     OTHER     CONSOLIDATED
-------------------                           ------    -------------   -------   -------------   ---------   ------------
1996
Sales and Other Operating Revenues(2)
  Refined Products..........................  $   --       $   --       $ 7,355      $8,598        $   --       $15,953
  Crude Oil.................................      29        1,359         2,897           1            --         4,286
  Natural Gas...............................   1,907          471            --          --            --         2,378
  Other.....................................     847          113           293         281            79         1,613
                                              ------       ------       -------      ------        ------       -------
        Total...............................   2,783        1,943        10,545       8,880            79        24,230
Transfers Between Segments..................     587          572           125         151            --            --
                                              ------       ------       -------      ------        ------       -------
        Total Operating Revenues............  $3,370       $2,515       $10,670      $9,031        $   79       $24,230
                                              ======       ======       =======      ======        ======       =======
Operating Profit............................  $  328       $1,231       $   244      $  202        $ (118)      $ 1,887
Equity in Earnings of Affiliates............      11          (41)            8          (3)                        (25)
Corporate Non-Operating Items:
  Interest and Debt Expense.................                                                          (74)          (74)
  Interest Income (net of misc. interest
    expense)................................                                                          124           124
  Other.....................................                                                          (11)          (11)
Provision for Income Taxes..................     (25)        (823)          (80)        (82)          (28)       (1,038)
                                              ------       ------       -------      ------        ------       -------
Net Income (Loss)(1)........................  $  314       $  367       $   172      $  117        $ (107)      $   863
                                              ======       ======       =======      ======        ======       =======
Capital Employed at December 31:
  Excluding Investment in Affiliates........  $1,371       $3,042       $ 1,538      $1,195        $  995       $ 8,141
  Investment in Affiliates..................     105          129           154         315            --           703
                                              ------       ------       -------      ------        ------       -------
        Total(3)............................  $1,476       $3,171       $ 1,692      $1,510        $  995       $ 8,844
                                              ======       ======       =======      ======        ======       =======
Depreciation, Depletion and Amortization....  $  307       $  485       $   156      $  137                     $ 1,085
Dry Hole Costs and Impairment of Unproved
  Properties................................  $   65       $   72                                               $   137
Capital Expenditures and Investments(4).....  $  400       $  864       $   218      $  462                     $ 1,944
------------
(1) Includes After-Tax Benefits (Charges)
    from Special Items:
    1998
      Asset Sales...........................  $   41       $   54       $    --      $   12        $   --       $   107
      Property Impairments..................     (32)          (6)           --          --            --           (38)
      Inventory Write-downs.................      (4)          --           (40)        (19)           --           (63)
      Employee Separation Costs.............     (19)         (23)           (5)         (5)           --           (52)
      Environmental Litigation Charges......      --           --           (28)         --           (14)          (42)
      Stock Option Provision................      --           --            --          --          (183)         (183)
                                              ------       ------       -------      ------        ------       -------
            Total...........................  $  (14)      $   25       $   (73)     $  (12)       $ (197)      $  (271)
                                              ======       ======       =======      ======        ======       =======
    1997
      Asset Sales...........................  $   49       $  191       $    --      $   --        $   --       $   240
      Property Impairments..................      --         (112)           --         (55)           --          (167)
      Environmental Litigation Charges......      --           --           (23)         --            --           (23)
      Tax Rate Changes......................      --           19            --          11            --            30
            Total...........................  $   49       $   98       $   (23)     $  (44)       $   --       $    80
                                              ======       ======       =======      ======        ======       =======

                                  CONOCO INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)

                                                     UPSTREAM                 DOWNSTREAM
                                              -----------------------   -----------------------   CORPORATE
                                              UNITED                    UNITED                       AND
SEGMENT INFORMATION                           STATES    INTERNATIONAL   STATES    INTERNATIONAL     OTHER     CONSOLIDATED
-------------------                           ------    -------------   -------   -------------   ---------   ------------
    1996
      Asset Sales...........................  $   16       $   --       $    --      $   19        $   --       $    35
      Property Impairments..................      --          (63)           --          --            --           (63)
      Employee Separation Costs.............      (7)          (4)           (8)         (3)           --           (22)
      Environmental Litigation Insurance
        Recoveries..........................      --           --            44          --            --            44
                                              ------       ------       -------      ------        ------       -------
            Total...........................  $    9       $  (67)      $    36      $   16        $   --       $    (6)
                                              ======       ======       =======      ======        ======       =======

(2) Includes sales of purchased products substantially at cost:

                                                               1998     1997     1996
                                                              ------   ------   ------
Buy/sell supply transactions settled in cash:
  Crude oil.................................................  $2,728   $3,566   $2,820
  Refined products..........................................     438      683      729
Natural gas resales.........................................   1,109      773      560
Electric power resales......................................     729      487       58

(3) Capital Employed is equivalent to the sum of Stockholders' Equity/Owner's Net Investment and Borrowings (both short-term and long-term portions). Borrowings include amounts due related parties, net of associated Notes Receivable. Amounts identified for operating segments comprise those assets and liabilities not deemed to be of a general corporate nature, such as cash and cash equivalents, financing-oriented items and aviation investment.

(4) Includes investments in affiliates.

                                          UNITED    UNITED                         OTHER
GEOGRAPHIC INFORMATION                    STATES    KINGDOM   GERMANY   NORWAY   COUNTRIES   CONSOLIDATED
----------------------                    -------   -------   -------   ------   ---------   ------------
1998
Sales and Other Operating Revenues(1)...  $12,878   $4,305    $2,881    $  289    $2,443       $22,796
Long-Lived Assets at December 31(2).....  $ 5,122   $3,577    $  195    $1,547    $  972       $11,413
1997
Sales and Other Operating Revenues(1)...  $15,229   $4,480    $3,007    $  406    $2,674       $25,796
Long-Lived Assets at December 31(2).....  $ 4,956   $3,284    $  168    $1,559    $  861       $10,828
1996
Sales and Other Operating Revenues(1)...  $13,386   $4,241    $3,260    $  508    $2,835       $24,230
Long-Lived Assets at December 31(2).....  $ 4,086   $3,201    $  203    $1,757    $  835       $10,082

---------------

(1) Revenues are attributed to countries based on location of the selling entity.

(2) Represents Net Property, Plant and Equipment.

28. OTHER FINANCIAL INFORMATION

     Research and development expenses were $42, $44 and $41 for the years 1998, 1997 and 1996, respectively.

                                  CONOCO INC.

                          SUPPLEMENTAL PETROLEUM DATA
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

OIL AND GAS PRODUCING ACTIVITIES

     Supplemental Petroleum Data disclosures are presented in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 69, "Disclosures About Oil and Gas Producing Activities."

     Accordingly, volumes of reserves and production exclude royalty interests of others, and royalty payments are reflected as reductions in revenues.

RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES

                           TOTAL WORLDWIDE            UNITED STATES               EUROPE                OTHER REGIONS
                       ------------------------   ---------------------   -----------------------   ---------------------
                        1998     1997     1996    1998    1997    1996    1998     1997     1996    1998    1997    1996
                       ------   ------   ------   -----   -----   -----   -----   ------   ------   -----   -----   -----
CONSOLIDATED
  COMPANIES
Revenues:
  Sales..............  $1,938   $2,603   $2,479   $ 643   $ 787   $ 621   $ 831   $1,181   $1,204   $ 464   $ 635   $ 654
  Transfers..........     646      849      927     272     272     363     374      577      566      --      --      (2)
Exploration(1).......    (380)    (457)    (404)   (128)   (134)   (151)   (108)    (131)    (159)   (144)   (192)    (94)
Production...........    (806)    (854)    (755)   (303)   (320)   (297)   (382)    (409)    (372)   (121)   (125)    (86)
DD&A.................    (799)    (827)    (770)   (345)   (246)   (282)   (372)    (419)    (440)    (82)   (162)(2)   (48)
Other(3).............     148      321       69     104     106      48      48      215       (1)     (4)     --      22
Income taxes.........    (201)    (847)    (912)    (36)   (109)    (47)   (100)    (393)    (436)    (65)   (345)   (429)
                       ------   ------   ------   -----   -----   -----   -----   ------   ------   -----   -----   -----
  Results of
    operations.......     546      788      634     207     356     255     291      621      362      48    (189)     17
EQUITY AFFILIATES
Results of
  operations.........      (4)      30       32       4       7       7       5       29       25     (13)     (6)     --
                       ------   ------   ------   -----   -----   -----   -----   ------   ------   -----   -----   -----
        Total........  $  542   $  818   $  666   $ 211   $ 363   $ 262   $ 296   $  650   $  387   $  35   $(195)  $  17
                       ======   ======   ======   =====   =====   =====   =====   ======   ======   =====   =====   =====

---------------

(1) Includes exploration operating expenses, dry hole costs, impairment of unproved properties and depreciation.

(2) Includes charges of $112 for impairment of non-revenue producing properties.

(3) Includes gain/(loss) on disposal of fixed assets and other miscellaneous revenues and expenses.

                                  CONOCO INC.

                          SUPPLEMENTAL PETROLEUM DATA
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

COSTS INCURRED IN OIL AND GAS PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES(1)

                                        TOTAL WORLDWIDE            UNITED STATES             EUROPE             OTHER REGIONS
                                    ------------------------   ---------------------   -------------------   --------------------
                                     1998     1997     1996    1998    1997     1996   1998    1997   1996   1998    1997    1996
                                    ------   ------   ------   ----   ------    ----   ----    ----   ----   ----    ----    ----
CONSOLIDATED COMPANIES
Property acquisitions
 Proved(2)........................  $  254   $  152   $   21   $ 24   $  148    $ 14   $230(3) $ --   $ --   $ --    $  4    $  7
 Unproved.........................      93      831       42     55      723(4)   41     25      95     --     13      13       1
Exploration.......................     436      450      445    119      107     144    114     135    169    203     208     132
Development.......................   1,019      921      828    542      289     203    403     568    543     74      64      82
                                    ------   ------   ------   ----   ------    ----   ----    ----   ----   ----    ----    ----
       Total......................   1,802    2,354    1,336    740    1,267     402    772     798    712    290     289     222
EQUITY AFFILIATES
Total Equity Affiliates...........     564      263       19     30       12       5      2       2     14    532(5)  249(5)   --
                                    ------   ------   ------   ----   ------    ----   ----    ----   ----   ----    ----    ----
       Total......................  $2,366   $2,617   $1,355   $770   $1,279    $407   $774    $800   $726   $822    $538    $222
                                    ======   ======   ======   ====   ======    ====   ====    ====   ====   ====    ====    ====

---------------

(1) These data comprise all costs incurred in the activities shown, whether capitalized or charged to expense at the time they were incurred.

(2) Does not include properties acquired through property trades.

(3) Includes acquisition costs associated with petroleum reserves acquired in the North Sea.

(4) Includes acquisition costs associated with gas reserves acquired in the South Texas Lobo trend.

(5) Represents Conoco's equity share of the Petrozuata heavy oil venture in Venezuela.

CAPITALIZED COSTS RELATING TO OIL AND GAS PRODUCING ACTIVITIES

                               TOTAL WORLDWIDE               UNITED STATES                  EUROPE
                         ---------------------------   -------------------------   -------------------------
                          1998      1997      1996      1998     1997      1996     1998      1997     1996
                         -------   -------   -------   ------   ------    ------   ------    ------   ------
CONSOLIDATED COMPANIES
Gross costs:
 Proved properties.....  $13,488   $12,420   $11,914   $5,013   $4,676    $4,255   $6,942(1) $6,276   $6,268
 Unproved properties...    1,159     1,491       913      634      774(2)    262      262       432      444
Less: Accumulated
 DD&A..................    7,469     7,201     6,886    2,983    2,907     2,816    3,182     3,008    2,954
                         -------   -------   -------   ------   ------    ------   ------    ------   ------
       Total net
        costs..........    7,178     6,710     5,941    2,664    2,543     1,701    4,022     3,700    3,758
EQUITY AFFILIATES
Net costs of equity
 affiliates............      976       441       199       66       45        37      132       147      162
                         -------   -------   -------   ------   ------    ------   ------    ------   ------
       Total...........  $ 8,154   $ 7,151   $ 6,140   $2,730   $2,588    $1,738   $4,154    $3,847   $3,920
                         =======   =======   =======   ======   ======    ======   ======    ======   ======

                               OTHER REGIONS
                         --------------------------
                          1998      1997      1996
                         ------    ------    ------
CONSOLIDATED COMPANIES
Gross costs:
 Proved properties.....  $1,533    $1,468    $1,391
 Unproved properties...     263       285       207
Less: Accumulated
 DD&A..................   1,304     1,286     1,116
                         ------    ------    ------
       Total net
        costs..........     492       467       482
EQUITY AFFILIATES
Net costs of equity
 affiliates............     778(3)    249(3)     --
                         ------    ------    ------
       Total...........  $1,270    $  716    $  482
                         ======    ======    ======

---------------

(1) Includes acquisition costs associated with petroleum reserves acquired in the North Sea.

(2) Includes acquisition costs associated with gas reserves acquired in the South Texas Lobo trend.

(3) Represents Conoco's equity share of the Petrozuata heavy oil venture in Venezuela.

                                  CONOCO INC.

                          SUPPLEMENTAL PETROLEUM DATA
                            (IN MILLIONS OF BARRELS)
                                  (UNAUDITED)

ESTIMATED PROVED RESERVES OF OIL(1)

                                  TOTAL WORLDWIDE        UNITED STATES            EUROPE           OTHER REGIONS
                                --------------------   ------------------   ------------------   ------------------
                                1998    1997    1996   1998   1997   1996   1998   1997   1996   1998   1997   1996
                                -----   -----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
PROVED RESERVES OF
  CONSOLIDATED COMPANIES
Beginning of year.............    893     926    933   277    299    294    421    413    408    195    214    231
Revisions and other changes...     42      54     55    14      3     11     20     43     36      8      8      8
Extensions and discoveries....     41      62     75    15     12     31      6     44     35     20      6      9
Improved recovery.............     14       3      4    --      3      4     11     --     --      3     --     --
Purchase of reserves(2).......      8       5     (1)   --      4     (1)     8      1     --     --     --     --
Sale of reserves(3)...........    (16)    (27)   (12)  (16)   (11)   (10)    --    (16)    --     --     --     (2)
Production....................   (119)   (130)  (128)  (29)   (33)   (30)   (56)   (64)   (66)   (34)   (33)   (32)
                                -----   -----   ----   ---    ---    ---    ---    ---    ---    ---    ---    ---
End of year(4)................    863     893    926   261    277    299    410    421    413    192    195    214
                                -----   -----   ----   ---    ---    ---    ---    ---    ---    ---    ---    ---
PROVED RESERVES OF EQUITY
  AFFILIATES
Beginning of year.............    731      47     44    --     --     --     51     47     44    680     --     --
Revisions and other changes...      5      10      8    --     --     --      5     10      8     --     --     --
Extensions and discoveries....     --     680     --    --     --     --     --     --     --     --    680(5)  --
Production....................     (8)     (6)    (5)   --     --     --     (6)    (6)    (5)    (2)    --     --
                                -----   -----   ----   ---    ---    ---    ---    ---    ---    ---    ---    ---
End of year...................    728     731     47    --     --     --     50     51     47    678    680     --
                                -----   -----   ----   ---    ---    ---    ---    ---    ---    ---    ---    ---
        Total.................  1,591   1,624    973   261    277    299    460    472    460    870    875    214
                                =====   =====   ====   ===    ===    ===    ===    ===    ===    ===    ===    ===
PROVED DEVELOPED RESERVES OF
  CONSOLIDATED COMPANIES
Beginning of year.............    600     630    684   242    258    265    174    185    217    184    187    202
End of year...................    622     600    630   222    242    258    228    174    185    172    184    187
PROVED DEVELOPED RESERVES OF
  EQUITY AFFILIATES
Beginning of year.............     43      39     32    --     --     --     43     39     32     --     --     --
End of year...................     92      43     39    --     --     --     42     43     39     50     --     --

---------------

(1) Oil reserves comprise crude oil and condensate and natural gas liquids expected to be removed for the Company's account from its natural gas deliveries.

(2) Includes reserves acquired through property trades.

(3) Includes reserves disposed of through property trades.

(4) Includes reserves of 123, 87 and 89 at year-end 1998, 1997 and 1996, respectively, attributable to Conoco Oil & Gas Associates L.P. in which there is a minority interest with an approximate 20 percent average revenue share (see Note 19).

(5) Represents Conoco's equity share of the Petrozuata heavy oil venture in Venezuela.

                                  CONOCO INC.

                          SUPPLEMENTAL PETROLEUM DATA
                            (IN BILLION CUBIC FEET)
                                  (UNAUDITED)

ESTIMATED PROVED RESERVES OF GAS

                                 TOTAL WORLDWIDE          UNITED STATES               EUROPE               OTHER REGIONS
                              ---------------------   ----------------------   ---------------------   ---------------------
                              1998    1997    1996    1998     1997    1996    1998    1997    1996    1998    1997    1996
                              ----    ----    ----    ----     ----    ----    ----    ----    ----    ----    ----    ----
PROVED RESERVES OF
  CONSOLIDATED COMPANIES
Beginning of year...........  5,491   5,063   4,709   2,235    1,822   1,891   3,060   3,068   2,649    196     173     169
Revisions and other
  changes...................     25     134      41      18       --      79     (20)     97     (39)    27      37       1
Extensions and
  discoveries...............    961     518     780     624      453     176     111      59     574    226       6      30
Improved recovery...........     --       1      --      --        1      --      --      --      --     --      --      --
Purchase of reserves(1).....    116     270      41       4      264(2)     3    112      --      36     --       6       2
Sale of reserves(3).........   (281)    (62)    (71)   (243)     (46)    (57)    (38)     (7)     --     --      (9)    (14)
Production..................   (510)   (433)   (437)   (319)    (259)   (270)   (172)   (157)   (152)   (19)    (17)    (15)
                              -----   -----   -----   -----    -----   -----   -----   -----   -----    ---     ---     ---
End of year(4)..............  5,802   5,491   5,063   2,319    2,235   1,822   3,053   3,060   3,068    430     196     173
                              -----   -----   -----   -----    -----   -----   -----   -----   -----    ---     ---     ---
PROVED RESERVES OF EQUITY
  AFFILIATES
Beginning of year...........    370     333     339     370      333     339      --      --      --     --      --      --
Revisions and other
  changes...................    (12)     (6)     --     (12)      (6)     --      --      --      --     --      --      --
Extensions and
  discoveries...............      1      49      --       1       49      --      --      --      --     --      --      --
Purchase of reserves........     27      --      --      27       --      --      --      --      --     --      --      --
Production..................     (5)     (6)     (6)     (5)      (6)     (6)     --      --      --     --      --      --
                              -----   -----   -----   -----    -----   -----   -----   -----   -----    ---     ---     ---
End of Year.................    381     370     333     381      370     333      --      --      --     --      --      --
                              -----   -----   -----   -----    -----   -----   -----   -----   -----    ---     ---     ---
        Total...............  6,183   5,861   5,396   2,700    2,605   2,155   3,053   3,060   3,068    430     196     173
                              =====   =====   =====   =====    =====   =====   =====   =====   =====    ===     ===     ===
PROVED DEVELOPED RESERVES OF
  CONSOLIDATED COMPANIES
Beginning of year...........  3,061   2,843   2,933   1,801    1,672   1,733   1,091   1,041   1,071    169     130     129
End of year.................  3,991   3,061   2,843   1,828    1,801   1,672   1,954   1,091   1,041    209     169     130
PROVED DEVELOPED RESERVES OF
  EQUITY AFFILIATES
Beginning of year...........     40      36      40      40       36      40      --      --      --     --      --      --
End of year.................     66      40      36      66       40      36      --      --      --     --      --      --

---------------

(1) Includes reserves acquired through property trades.

(2) Includes reserves acquired in the South Texas Lobo trend.

(3) Includes reserves disposed of through property trades.

(4) Includes reserves of 121, 115 and 104 at year-end 1998, 1997 and 1996, respectively, attributable to Conoco Oil & Gas Associates L.P. in which there is a minority interest with an approximate 20 percent average revenue share (see Note 19).

                                  CONOCO INC.

                          SUPPLEMENTAL PETROLEUM DATA
                                  (UNAUDITED)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     The information on the following page has been prepared in accordance with SFAS No. 69, which requires the standardized measure of discounted future net cash flows to be based on year-end sales prices, costs and statutory income tax rates and a 10 percent annual discount rate. Specifically, the per-barrel oil sales prices used to calculate the December 31, 1998, data averaged $9.40 for the United States, $10.69 for Europe and $10.67 for Other Regions, and the gas prices per thousand cubic feet averaged approximately $1.70 for the United States, $2.29 for Europe and $1.90 for Other Regions. Because prices used in the calculation are as of December 31, the standardized measure could vary significantly from year to year based on market conditions at that specific date.

     The projections should not be viewed as realistic estimates of future cash flows nor should the "standardized measure" be interpreted as representing current value to the Company. Material revisions to estimates of proved reserves may occur in the future, development and production of the reserves may not occur in the periods assumed, actual prices realized are expected to vary significantly from those used and actual costs may also vary. The Company's investment and operating decisions are not based on the information presented on the following page, but on a wide range of reserve estimates that includes probable as well as proved reserves, and on different price and cost assumptions from those reflected in this information.

                                  CONOCO INC.

                          SUPPLEMENTAL PETROLEUM DATA
                             (DOLLARS IN MILLIONS)
                                  (UNAUDITED)

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

                               TOTAL WORLDWIDE                 UNITED STATES                    EUROPE
                         ----------------------------   ---------------------------   ---------------------------
                          1998      1997       1996      1998      1997      1996      1998      1997      1996
                         -------   -------   --------   -------   -------   -------   -------   -------   -------
CONSOLIDATED COMPANIES
Future cash flows:
  Revenues.............  $20,340   $26,666   $ 34,366   $ 6,148   $ 8,355   $10,044   $11,376   $15,119   $19,364
  Production costs.....   (8,271)   (9,251)   (10,406)   (2,665)   (2,997)   (3,085)   (4,742)   (5,387)   (6,378)
  Development costs....   (1,548)   (1,586)    (1,669)     (370)     (446)     (283)     (823)   (1,094)   (1,294)
  Income tax expense...   (3,904)   (6,822)   (10,364)     (546)   (1,175)   (2,041)   (2,239)   (3,921)   (5,179)
                         -------   -------   --------   -------   -------   -------   -------   -------   -------
Future net cash
  flows................    6,617     9,007     11,927     2,567     3,737     4,635     3,572     4,717     6,513
Discounted to present
  value at a 10% annual
  rate.................   (2,414)   (3,384)    (4,638)   (1,055)   (1,552)   (2,088)   (1,151)   (1,679)   (2,317)
                         -------   -------   --------   -------   -------   -------   -------   -------   -------
        Total(1).......    4,203     5,623      7,289     1,512     2,185     2,547     2,421     3,038     4,196
                         -------   -------   --------   -------   -------   -------   -------   -------   -------
EQUITY AFFILIATES
Future cash flows:
  Revenues.............    5,327     8,520      1,971     1,001       893       968       427       651     1,003
  Production costs.....   (2,228)   (2,640)      (597)     (346)     (267)     (242)     (266)     (315)     (355)
  Development costs....   (1,086)   (1,300)      (180)     (191)     (174)     (157)      (28)      (30)      (23)
  Income tax expense...     (425)   (1,090)      (496)     (166)     (161)     (193)      (63)     (170)     (303)
                         -------   -------   --------   -------   -------   -------   -------   -------   -------
Future net cash
  flows................    1,588     3,490        698       298       291       376        70       136       322
Discounted to present
  value at a 10% annual
  rate.................   (1,327)   (2,886)      (398)     (220)     (226)     (277)       (9)      (44)     (121)
                         -------   -------   --------   -------   -------   -------   -------   -------   -------
        Total..........      261       604        300        78        65        99        61        92       201
                         -------   -------   --------   -------   -------   -------   -------   -------   -------
        Total..........  $ 4,464   $ 6,227   $  7,589   $ 1,590   $ 2,250   $ 2,646   $ 2,482   $ 3,130   $ 4,397
                         =======   =======   ========   =======   =======   =======   =======   =======   =======

                                OTHER REGIONS
                         ---------------------------
                          1998      1997      1996
                         -------   -------   -------
CONSOLIDATED COMPANIES
Future cash flows:
  Revenues.............  $ 2,816   $ 3,192   $ 4,958
  Production costs.....     (864)     (867)     (943)
  Development costs....     (355)      (46)      (92)
  Income tax expense...   (1,119)   (1,726)   (3,144)
                         -------   -------   -------
Future net cash
  flows................      478       553       779
Discounted to present
  value at a 10% annual
  rate.................     (208)     (153)     (233)
                         -------   -------   -------
        Total(1).......      270       400       546
                         -------   -------   -------
EQUITY AFFILIATES
Future cash flows:
  Revenues.............    3,899     6,976        --
  Production costs.....   (1,616)   (2,058)       --
  Development costs....     (867)   (1,096)       --
  Income tax expense...     (196)     (759)       --
                         -------   -------   -------
Future net cash
  flows................    1,220     3,063        --
Discounted to present
  value at a 10% annual
  rate.................   (1,098)   (2,616)       --
                         -------   -------   -------
        Total..........      122       447        --
                         -------   -------   -------
        Total..........  $   392   $   847   $   546
                         =======   =======   =======

---------------

(1) Includes $263, $372 and $686 at year-end 1998, 1997 and 1996, respectively, attributable to Conoco Oil & Gas Associates L.P. in which there is a minority interest with an approximate 20 percent average revenue share (see
    Note 19).

SUMMARY OF CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

                                                                 CONSOLIDATED COMPANIES             EQUITY AFFILIATES
                                                              -----------------------------    ---------------------------
                                                               1998       1997       1996       1998       1997      1996
                                                              -------    -------    -------    -------    -------    -----
Balance at January 1........................................  $ 5,623    $ 7,289    $ 5,158    $   604    $   300    $ 151
Sales and transfers of oil and gas produced, net of
  production costs..........................................   (1,778)    (2,583)    (2,647)        (2)       (56)     (73)
Development costs incurred during the period................    1,019        921        828        555        218       20
Net changes in prices and in development and production
  costs.....................................................   (3,948)    (4,974)     2,525     (1,155)    (1,242)     119
Extensions, discoveries and improved recovery, less related
  costs.....................................................      838        818      1,630          1      1,181        4
Revisions of previous quantity estimates....................      189        439        553          2         37       83
Purchases (sales) of reserves in place -- net...............      (92)        36        (54)        18         --       --
Accretion of discount.......................................      916      1,312        931         84         55       25
Net change in income taxes..................................    1,541      2,285     (1,676)       128         16     (152)
Other.......................................................     (105)        80         41         26         95      123
                                                              -------    -------    -------    -------    -------    -----
Balance at December 31......................................  $ 4,203    $ 5,623    $ 7,289    $   261    $   604    $ 300
                                                              =======    =======    =======    =======    =======    =====

                                  CONOCO INC.

                     CONSOLIDATED QUARTERLY FINANCIAL DATA
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

                                                                    QUARTER ENDED
                                                  -------------------------------------------------
                                                  MARCH 31    JUNE 30    SEPTEMBER 30   DECEMBER 31
                                                  --------    -------    ------------   -----------
1998
Sales and Other Operating Revenues(1)...........   $5,736     $5,612        $5,916        $5,532
Cost of Goods Sold and Other Expenses(2)........    5,327      5,374         5,620         5,954
Interest and Debt Expense.......................        1         --           107            91
Net Income (Loss)...............................      316(5)     214(6)        183          (263)(7)
Earnings Per Share
  Basic(3)......................................   $  .72     $  .49        $  .42        $ (.45)
  Diluted(3)....................................   $  .72     $  .49        $  .42        $ (.45)
Market Price of Common Stock(4)
  High..........................................                                          $25 3/4
  Low...........................................                                          $19 3/8

1997
Sales and Other Operating Revenues(1)...........   $6,560     $5,915        $6,671        $6,650
Cost of Goods Sold and Other Expenses(2)........    5,898      5,501         6,269         6,452
Interest and Debt Expense.......................       15          9             7             5
Net Income......................................      341        246(8)        289(9)        221(10)
Earnings Per Share
  Basic(3)......................................   $  .78     $  .56        $  .66        $  .51
  Diluted(3)....................................   $  .78     $  .56        $  .66        $  .51

---------------

 (1) Excludes other income of $98, $40, $113 and $121 in each of the quarters in 1998 and $55, $70, $28 and $314 in each of the quarters in 1997.

 (2) Excludes provision for income taxes.

 (3) Earnings per share for the year may not equal the sum of the quarterly earnings per share due to changes in average shares outstanding. Earnings per share for the periods prior to the Offerings was calculated using only Class B Common Stock, as required by SFAS 128 (see Note 8 to the consolidated financial statements).

 (4) The Company's Class A Common Stock is listed on the New York Stock Exchange (trading symbol: COC) and commenced trading on October 22, 1998. Prices are as reported in the New York Stock Exchange, Inc. Composite Transactions Tape.

 (5) Includes gain of $23 ($.04 per share-diluted) from sale of certain Upstream properties.

 (6) Includes net benefit of $3 ($.01 per share-diluted) reflecting: tax benefit of $31 from sale of an international Upstream subsidiary and a $28 charge for U.S. Downstream environmental litigation.

 (7) Includes net charge of $297 ($.47 per share-diluted) reflecting: charges of $183 for non-cash stock option compensation expense related to the Offerings, $63 for write-down of inventories to market, $52 principally for employee separation costs, $38 for impairment of long-lived Upstream properties located in Texas and in the Gulf of Mexico, as well as a write-down of a nonoperating gas plant in Texas and an exploration license in Norway, and $14 for environmental litigation charges and gains of $41 from the sale of U.S. producing properties and $12 from sale of an office building.

 (8) Includes gain of $24 ($.04 per share-diluted) from sale of U.S. producing properties.

 (9) Includes net benefit of $37 ($.05 per share-diluted) reflecting: gain of $30 from sale of North Sea properties, benefit of $30 from foreign tax rate changes, and charge of $23 for environmental litigation charges.

(10) Includes a net benefit of $19 ($.03 per share-diluted) reflecting: a gain of $186 from the sale of North Sea and U.S. Upstream properties, a charge of $112 for impairment of non-revenue producing properties, and a charge of $55 for write-down of an office building held for sale.

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  CONOCO INC.

                CONSOLIDATED STATEMENT OF INCOME (NOTES 1 AND 3)
                                  (UNAUDITED)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30
                                                              --------------------
                                                               1999         1998
                                                              -------      -------
                                                                 (IN MILLIONS,
                                                               EXCEPT PER SHARE)
Revenues
  Sales and Other Operating Revenues*.......................  $11,563      $11,348
  Other Income..............................................      101          138
                                                              -------      -------
          Total Revenues....................................   11,664       11,486
                                                              -------      -------
Cost and Expenses
  Cost of Goods Sold and Other Operating Expenses...........    6,887        6,754
  Selling, General and Administrative Expenses..............      383          370
  Exploration Expenses......................................      120          176
  Depreciation, Depletion and Amortization..................      584          505
  Taxes Other Than on Income*...............................    3,246        2,896
  Interest and Debt Expense.................................      150            1
                                                              -------      -------
          Total Cost and Expenses...........................   11,370       10,702
                                                              -------      -------
Income Before Income Taxes..................................      294          784
Provision for Income Taxes..................................       97          254
                                                              -------      -------
Net Income (Note 10)........................................  $   197      $   530
                                                              =======      =======
Earnings Per Share (Note 4)
  Basic.....................................................  $   .31      $  1.21
  Diluted...................................................  $   .31      $  1.21
Weighted Average Shares Outstanding (Note 4)
  Class A**.................................................      191           --
  Class B...................................................      437          437
                                                              -------      -------
          Total Basic.......................................      628          437
  Stock Options**...........................................        8           --
                                                              -------      -------
          Total Diluted.....................................      636          437
Dividends Per Share of Common Stock (Note 5)................  $   .33      $    --

---------------
 * Includes petroleum excise taxes..........................  $ 3,156      $ 2,806

** Earnings Per Share for the period prior to the Offerings was calculated using only Class B Common Stock as required by SFAS 128 (See Note 4).

        See Notes to Unaudited Interim Consolidated Financial Statements

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  CONOCO INC.

                   CONSOLIDATED BALANCE SHEET (NOTES 1 AND 3)
                                  (UNAUDITED)

                                     ASSETS

                                                              JUNE 30,   DECEMBER 31,
                                                                1999         1998
                                                              --------   ------------
                                                                   (IN MILLIONS)
Current Assets
  Cash and Cash Equivalents.................................  $    252     $    394
  Accounts and Notes Receivable.............................     1,210        1,191
  Inventories (Note 6)......................................       858          807
  Prepaid Expenses..........................................       282          378
                                                              --------     --------
          Total Current Assets..............................     2,602        2,770
Property, Plant and Equipment...............................    22,240       22,094
Less: Accumulated Depreciation, Depletion and
  Amortization..............................................   (11,043)     (10,681)
                                                              --------     --------
Net Property, Plant and Equipment...........................    11,197       11,413
                                                              --------     --------
Investment in Affiliates....................................     1,529        1,363
Other Assets................................................       563          529
                                                              --------     --------
          Total.............................................  $ 15,891     $ 16,075
                                                              ========     ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts Payable..........................................  $  1,163     $  1,312
  Other Short-Term Borrowings and Capital Lease
     Obligations............................................     1,019           52
  Income Taxes..............................................       107          199
  Other Accrued Liabilities (Note 7)........................     1,071        1,162
                                                              --------     --------
          Total Current Liabilities.........................     3,360        2,725
Long-Term Borrowings-- Related Parties......................        --        4,596
Other Long-Term Borrowings and Capital Lease Obligations....     4,086           93
Deferred Income Taxes.......................................     1,667        1,714
Other Liabilities and Deferred Credits......................     2,138        2,200
                                                              --------     --------
          Total Liabilities.................................    11,251       11,328
                                                              --------     --------
Commitments and Contingent Liabilities (Note 8)
Minority Interests..........................................       309          309
Stockholders' Equity
  Preferred Stock, $.01 par value:
  250,000,000 shares authorized; none issued................        --           --
  Class A Common Stock, $.01 par value:
  3,000,000,000 shares authorized; 191,497,821 shares
     issued.................................................         2            2
  Class B Common Stock, $.01 par value:
  1,600,000,000 shares authorized; 436,543,573 shares issued
     and outstanding........................................         4            4
  Additional Paid-In Capital................................     4,986        4,955
  Accumulated Deficit.......................................      (260)        (244)
  Accumulated Other Comprehensive Loss (Note 9).............      (379)        (274)
  Treasury Stock, at cost (916,800 and 249,863 Class A
     shares at June 30, 1999 and December 31, 1998,
     respectively)..........................................       (22)          (5)
                                                              --------     --------
          Total Stockholders' Equity........................     4,331        4,438
                                                              --------     --------
          Total.............................................  $ 15,891     $ 16,075
                                                              ========     ========

                 See Notes to Consolidated Financial Statements

                   INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  CONOCO INC.

              CONSOLIDATED STATEMENT OF CASH FLOWS (NOTES 1 AND 3)
                                  (UNAUDITED)

                                                              SIX MONTHS ENDED
                                                                   JUNE 30
                                                              -----------------
                                                               1999       1998
                                                              -------    ------
                                                                (IN MILLIONS)
Cash Provided by Operations
  Net Income................................................  $   197    $  530
  Adjustments to Reconcile Net Income to Cash Provided by
     Operations:
     Depreciation, Depletion and Amortization...............      584       505
     Dry Hole Costs and Impairment of Unproved Properties...       55        68
     Deferred Income Taxes..................................       60       107
     Income Applicable to Minority Interests................       11        11
     Other Noncash Charges and Credits -- Net...............      (23)      (55)
     Decrease (Increase) in Operating Assets:
       Accounts and Notes Receivable........................      (38)       85
       Inventories..........................................      (70)     (153)
       Other Operating Assets...............................       41       (90)
     Increase (Decrease) in Operating Liabilities:
       Accounts Payable and Other Operating Liabilities.....       53      (191)
       Accrued Interest and Income Taxes....................     (200)     (269)
                                                              -------    ------
          Cash Provided by Operations.......................      670       548
                                                              -------    ------
Investment Activities
  Purchases of Property, Plant and Equipment................     (762)     (941)
  Investments in Affiliates.................................     (175)     (109)
  Proceeds from Sales of Assets and Subsidiaries............       38       348
  Net Decrease (Increase) in Short-Term Financial
     Instruments............................................        4       (16)
                                                              -------    ------
          Cash Used for Investment Activities...............     (895)     (718)
                                                              -------    ------
Financing Activities
  Cash Dividends (Note 5)...................................     (207)       --
  Treasury Stock Purchases..................................      (24)       --
  Short-Term Borrowings -- Net..............................      984       (19)
  Long-Term Borrowings -- Receipts..........................    3,970        --
                           -- Payments......................      (20)       (2)
  Related Party Borrowings -- Receipts......................      865       260
                              -- Payments...................   (5,461)      (62)
  Related Party Notes Receivable -- Receipts................       --        25
                                     -- Payments............       --      (162)
  Net Cash Contribution From (To) Owner.....................        2      (177)
  Decrease in Minority Interests............................      (11)      (12)
                                                              -------    ------
          Cash Provided by (Used for) Financing
           Activities.......................................       98      (149)
                                                              -------    ------
Effect of Exchange Rate Changes on Cash.....................      (15)        1
                                                              -------    ------
Decrease in Cash and Cash Equivalents.......................     (142)     (318)
Cash and Cash Equivalents at Beginning of Year..............      394     1,147
                                                              -------    ------
Cash and Cash Equivalents at June 30........................  $   252    $  829
                                                              =======    ======

                 See Notes to Consolidated Financial Statements

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     Conoco Inc., including its consolidated subsidiaries ("Conoco"), is an integrated, global energy company that is involved in the Upstream and Downstream operating segments of the petroleum industry. Activities of the Upstream operating segment include exploring for, and developing, producing and selling crude oil, natural gas and natural gas liquids. Activities of the Downstream operating segment include refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. Conoco has four reporting segments for its Upstream and Downstream businesses, reflecting geographic division between the United States and International. Corporate and other includes general corporate expenses, financing costs and other non-operating items, and results for electric power and related-party insurance operations.

     The initial public offerings (the "Offerings") of the Class A common stock of Conoco commenced on October 21, 1998, and the Class A common stock began trading on the New York Stock Exchange on October 22, 1998. The Offerings consisted of 191,456,427 shares of Class A common stock issued at a price of $23 per share, and represented E.I. du Pont de Nemours and Company's ("DuPont") first step in the planned divestiture of Conoco. Through its ownership of 100 percent of Conoco's Class B common stock (436,543,573 shares), DuPont owned approximately 70 percent of Conoco's common stock representing approximately 92 percent of the combined voting power of all classes of voting stock of Conoco at June 30, 1999. The holders of Class A common stock and Class B common stock generally have identical rights, except that holders of Class A common stock are entitled to one vote per share while holders of Class B common stock are entitled to five votes per share on matters to be voted on by stockholders.

     Prior to the date of the Offerings, operations were conducted by Conoco Inc., subsidiaries of Conoco Inc. and, in some cases, subsidiaries of DuPont. The accompanying consolidated financial statements for the periods ended June 30, 1998 are presented on a carve-out basis prepared from DuPont's historical accounting records, and include the historical operations of both entities owned by Conoco and operations transferred to Conoco by DuPont at the time of the Offerings. In this context, no direct ownership relationship existed among all the various units comprising Conoco. Accordingly, net cash contributions from/to owner prior to the Offerings included funds transferred between Conoco and DuPont for operating needs, cash dividends paid and other equity transactions.

     Effective at the time of the Offerings, Conoco's capital structure was established and the transfer to Conoco of certain subsidiaries previously owned by DuPont was substantially complete, resulting in direct ownership of those subsidiaries. Accordingly, for periods subsequent to the Offerings, financial information is presented on a consolidated basis.

     On July 12, 1999, DuPont commenced an exchange offer in which it offered its stockholders the opportunity to receive 2.95 shares of Conoco Class B common stock in exchange for each share of DuPont common stock validly tendered and accepted in the exchange offer, up to a maximum of 147,980,872 DuPont shares. The exchange offer expired on August 6, 1999, and DuPont announced the final results of the exchange offer on August 12, 1999. As a result of the exchange offer, all of the 436,543,573 shares of Class B common stock owned by DuPont were distributed to DuPont stockholders. The exchange offer was the final step in DuPont's planned divestiture of Conoco.

     These consolidated interim financial statements are unaudited, but reflect all adjustments that, in the opinion of management, are necessary to provide a fair presentation of the financial position, results of operations and cash flows for the dates and periods covered. All such adjustments are of a normal recurring nature. Interim period results are not necessarily indicative of results of operations or cash flows

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

for a full-year period. These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in Conoco's 1998 Annual Report on Form 10-K as amended.

2. RECENTLY ISSUED STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

     Effective January 1, 1999, Conoco adopted Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," issued by the American Institute of Certified Public Accountants. This Statement requires that costs related to start-up activities, including organization costs, be expensed as incurred. Conoco's policy has been one of expensing organization and other similar costs of start-up operations. Accordingly, there was no effect on earnings due to the adoption of this pronouncement.

     In June 1998, the Financial Accounting Standard Board ("FASB") issued Statement on Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires that companies recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 provides, if certain conditions are met, that a derivative may be specifically designated as (1) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (fair value hedge), (2) a hedge of the exposure to variable cash flows of a forecasted transaction (cash flow hedge), or (3) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security or a foreign-currency-denominated forecasted transaction (foreign currency hedge). Under SFAS No. 133, the accounting for changes in fair value of a derivative depends on its intended use and designation. For a fair value hedge, the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item. For a cash flow hedge, the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. For a foreign currency hedge, the gain or loss is reported in other comprehensive income as part of the cumulative translation adjustment. For all other items not designated as hedging instruments, the gain or loss is recognized in earnings in the period of change. In June 1999, the FASB approved the issuance of SFAS No. 137 deferring the effective date of SFAS No. 133 for one year. Consequently, Conoco is required to adopt SFAS No. 133 by the first quarter of 2001 and is currently assessing its effect on the consolidated financial statements.

3. RELATED PARTY TRANSACTIONS

     The consolidated financial statements include significant transactions with DuPont involving services (such as cash management, other financial services, purchasing, legal, computer and corporate aviation) and general corporate expenses that were provided between Conoco and DuPont organizations. For periods prior to the Offerings, the costs of services were directly charged or allocated between Conoco and DuPont using methods management believes are reasonable. These methods include negotiated usage rates, dedicated asset assignment and proportionate corporate formulas involving assets, revenues and employees. Such charges and allocations were not necessarily indicative of what would have been incurred if Conoco had been a separate entity.

     Amounts charged and allocated to Conoco for these services were $8 and $38 for the second quarter of 1999 and 1998, respectively, and $15 and $72 for the first six months of 1999 and 1998, respectively, and are principally included in selling, general and administrative expenses. Conoco provided DuPont services such as computer, legal and purchasing, as well as certain technical and plant operating services, which amounted to $6 and $11 for the second quarter of 1999 and 1998, respectively, and $13 and $25 for

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

the first six months of 1999 and 1998, respectively. These charges to DuPont were treated as reductions, as appropriate, of cost of goods sold and other operating expenses and selling, general and administrative expenses.

     Interest expense charged by DuPont was $19 and $28 for the second quarter of 1999 and 1998, respectively, and $91 and $55 for the first six months of 1999 and 1998, respectively, and reflects market-based interest rates. A portion of historical related party interest cost and other interest expense of $1 and $29 for the second quarter of 1999 and 1998, respectively, and $3 and $57 for the first six months of 1999 and 1998, respectively, was capitalized as costs associated with major construction projects. Interest income from DuPont was $17 for the second quarter of 1998, and $33 for the first six months of 1998, and also reflects market-based interest rates.

     Sales and other operating revenues include sales of products from Conoco to DuPont, principally natural gas and gas liquids to supply several DuPont plant sites. These sales totaled $88 and $99 for the second quarter of 1999 and 1998, respectively, and $179 and $209 for the first six months of 1999 and 1998, respectively. Also included, for the second quarter of 1998 and the first six months of 1998, are revenues of $5 and $10 from insurance premiums charged to DuPont for property and casualty coverage outside the United States. Purchases of products from DuPont during these periods were not material. Subsequent to the Offerings, these intercompany arrangements between DuPont and Conoco, excluding insurance coverage provided to DuPont, are provided under transition service agreements or other long-term agreements. It is not anticipated that a change, if any, in these costs and revenues would have a material effect on Conoco's results of operations or consolidated financial position.

     Accounts and notes receivable include amounts due from DuPont of $64 and $80 at June 30, 1999, and December 31, 1998, respectively, representing current month balances of transactions between Conoco and DuPont, mainly product sales and certain charges billed annually. Accounts payable include amounts due DuPont of $10 and $52 at June 30, 1999, and December 31, 1998, respectively. Other liabilities include accrued interest of $51 due DuPont at December 31, 1998.

     In connection with the separation from DuPont, Conoco incurred indebtedness to DuPont, consisting of a $7,500 dividend promissory note, other intercompany notes and borrowings under a revolving credit agreement with DuPont. Amounts representing borrowings from DuPont, including its subsidiary organizations, are identified as related parties and presented separately in the consolidated balance sheet. At December 31, 1998, Conoco had long-term borrowings from related parties of $4,596, representing the balance under two promissory notes due on or before January 2, 2000. At June 30, 1999, Conoco had no aggregate related parties borrowings.

     In April 1999, Conoco issued and sold in a public offering $4,000 in senior fixed-rate debt securities with a weighted average interest rate of 6.49 percent. The net proceeds of this offering of $3,970 were used to repay a portion of Conoco's separation-related indebtedness to DuPont. The remaining debt owed to DuPont was repaid in May 1999 with proceeds from a commercial paper program. The commercial paper program provides Conoco with up to $2,000 of borrowing capacity and gives Conoco the ability to issue commercial paper at any time with various maturities not to exceed 270 days. As of June 30, 1999, Conoco had $988 of commercial paper outstanding, bearing a weighted average interest rate of 5.26 percent.

     Upon repayment of the indebtedness to DuPont, Conoco and DuPont terminated the revolving credit agreement.

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

4. EARNINGS PER SHARE

     Basic earnings per share ("EPS") is computed by dividing net income (the numerator) by the weighted average number of common shares outstanding plus the effects of award and fee deferrals that are invested in Conoco stock units by certain employees and directors of Conoco (the denominator). Diluted EPS is similarly computed, except that the denominator is increased to include the dilutive effects of outstanding stock options awarded under Conoco's compensation plans.

     As described in Note 1, Conoco's capital structure was established at the time of the Offerings. In accordance with SEC Staff Accounting Bulletin No. 98, the capitalization of Class B common stock has been retroactively reflected for the purposes of presenting earnings per share for the second quarter and first six months of 1998. For the second quarter and first six months of 1999, basic EPS reflects the Class B common stock plus the weighted average number of shares of Class A common stock and deferred award units outstanding at June 30, 1999. Corresponding diluted EPS for the second quarter and first six months of 1999 includes an additional 10,502,805 and 8,772,737 shares, respectively, representing the weighted average dilutive effect of outstanding stock options that resulted from the concurrent cancellation of DuPont stock options at the date of the Offerings and the issuance of options with respect to Class A common stock.

     The denominator is based on the following weighted average number of common shares outstanding:

                                                                 SIX MONTHS ENDED
                                                                      JUNE 30
                                                             -------------------------
                                                                1999          1998
                                                             -----------   -----------
Basic......................................................  627,553,205   436,543,573
Diluted....................................................  636,325,942   436,543,573

     Variable stock options for 1,724,146 shares of common stock were outstanding at June 30, 1999, but were not included in the computation of diluted EPS since the threshold price of $32.88 required for these options to be vested had not been reached.

     Common shares held as treasury stock are deducted in determining the number of shares outstanding.

     For the three months and six months ended June 30, 1999, stock options for 3,793 and 49,419 shares, respectively, of Class A common stock were antidilutive and therefore were not included in the diluted earnings per share calculation because the exercise price was greater than the average market price.

PRO FORMA EPS

     Pro forma EPS for the second quarter and the first six months of 1998 includes the shares of Conoco Class A and Class B common stock and deferred award units outstanding immediately after the Offerings as if the Offerings had been completed in the beginning of the period presented. Pro forma basic EPS is based on pro forma net income for the second quarter and the first six months of 1998 divided by the total Class A and Class B common stock plus deferred award units outstanding immediately after the Offerings (basic shares). For pro forma diluted EPS, basic shares have been adjusted to reflect the effect of outstanding stock options immediately after the Offerings as though outstanding for the periods presented. Pro forma net income reflects historical income for the periods adjusted to give effect to the transactions substantially completed in October 1998 directly associated with the Offerings and separation from DuPont.

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

     The reconciliation of historical net income to pro forma net income with pro forma adjustments separately identified is as follows:

                                                                  SIX MONTHS ENDED
                                                                      JUNE 30
                                                     ------------------------------------------
                                                         1999           1998           1998
                                                        ACTUAL       PRO FORMA        ACTUAL
                                                     ------------   ------------   ------------
Historical net income.............................   $        197   $        530   $        530
     Lower interest income(1).....................             --            (53)            --
     Incremental interest expense(2)..............             --            (91)            --
     Related tax effects(3).......................             --             36             --
                                                     ------------   ------------   ------------
  Net income......................................   $        197   $        422   $        530
                                                     ============   ============   ============
  Earnings per share:
     Basic........................................   $        .31   $        .67   $       1.21
     Diluted......................................   $        .31   $        .66   $       1.21
  Weighted average shares outstanding:
     Basic........................................    627,553,205    628,195,100    436,543,573
     Diluted......................................    636,325,942    636,746,186    436,543,573

---------------

(1) Lower interest income due to settlement of related party notes receivables and the impact of currency exchange rates on certain intercompany loans purchased by Conoco from DuPont.

(2) Incremental interest expense resulting from Conoco's new debt structure.

(3) Tax effects associated with adjustments in (1) and (2) and the impact of the calculation of income taxes on a separate return basis.

5. DIVIDENDS

                                                             DIVIDENDS
1999 DIVIDENDS PAID                                          PER SHARE
-------------------                                          ---------
First Quarter.............................................     $0.14
Second Quarter............................................     $0.19
                                                               -----
Dividends Paid Through June 30, 1999......................     $0.33
                                                               =====

     On July 29, 1999, Conoco declared a quarterly cash dividend of $.19 per share on each outstanding share of Class A and Class B common stock, payable on September 11, 1999, to stockholders of record on August 13, 1999.

6. INVENTORIES

                                                              JUNE 30,   DECEMBER 31,
                                                                1999         1998
                                                              --------   ------------
Crude oil and petroleum products............................    $718         $661
Other merchandise...........................................      23           22
Materials and supplies......................................     117          124
                                                                ----         ----
                                                                $858         $807
                                                                ====         ====

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

7. RESTRUCTURING

     In December 1998, Conoco announced, that as a result of a comprehensive review of its assets and long-term strategy, Conoco was making organizational realignments consistent with furthering the efficiency of operations and taking advantage of synergies created by the upgrading of its asset portfolio. The announced plans are being implemented in 1999 and will result in a reduction of approximately 775 Upstream positions and 200 Downstream positions worldwide. About three quarters of the Upstream positions and about half of the Downstream positions affected will be in the United States. These reductions largely reflect the elimination of redundancies at all levels resulting from past and ongoing consolidation of assets into operations requiring less employee support as well as better sharing of common services and functions across regions. Associated with these announcements, Conoco recorded a charge in the fourth quarter of 1998 of $82 pretax ($52 after-tax), nearly all of which represents termination payments and related employee benefits to be made to persons affected. During the first six months of 1999 approximately 465 persons left Conoco under implementation of these realignment plans. The following table shows the status of, and changes to, the restructuring reserve for the first six months of 1999.

                                                              AMOUNTS
                                                              -------
Reserve at December 31, 1998...............................    $ 82
  Expenditures.............................................     (23)
  New accruals.............................................      --
                                                               ----
Reserve at June 30, 1999...................................    $ 59
                                                               ====

     We expect the restructuring efforts provided for in December 1998 will be substantially completed by year-end 1999.

8. COMMITMENTS AND CONTINGENT LIABILITIES

     Conoco has various purchase commitments for materials, supplies, services and items of permanent investment incident to the ordinary conduct of business. In the aggregate, such commitments are not at prices in excess of current market. In addition, at June 30, 1999, Conoco had obligations under international contracts to purchase, over periods up to 20 years, natural gas at prices that were in excess of current market prices at June 30, 1999. No material annual loss is expected from these long-term commitments.

     Conoco is subject to various lawsuits and claims involving a variety of matters including, along with other oil companies, actions challenging oil and gas royalty and severance tax payments based on posted prices, and claims for damages resulting from leaking underground storage tanks. As a result of the separation agreement with DuPont, Conoco has also assumed responsibility for current and future claims related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past. In general, the effect on future financial results is not subject to reasonable estimation because considerable uncertainty exists. Conoco believes the ultimate liabilities resulting from such lawsuits and claims may be material to results of operations in the period in which they are recognized but will not materially affect the consolidated financial position of Conoco.

     Conoco is also subject to contingencies pursuant to environmental laws and regulations that in the future may require further action to correct the effects on the environment of prior disposal practices or releases of petroleum substances by Conoco or other parties. Conoco has accrued for certain environmental remediation activities consistent with the policy set forth in
Note 2 to the consolidated financial statements

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

presented in Conoco's 1998 Form 10-K as amended. Conoco has assumed environmental remediation liabilities from DuPont related to certain discontinued chemicals and agricultural chemicals businesses operated by Conoco in the past, which are included in the environmental accrual. At June 30, 1999, such accrual amounted to $125 and, in management's opinion, was appropriate based on existing facts and circumstances. Under adverse changes in circumstances, potential liability may exceed amounts accrued. Although future remediation expenditures in excess of current reserves are possible, the effect of any such excess on future financial results is not subject to reasonable estimation because of the considerable uncertainty regarding the cost and timing of expenditures. In the event future monitoring and remediation expenditures are in excess of amounts accrued, they may be significant to results of operations in the period recognized but management does not anticipate they will have a material adverse effect on the consolidated financial position of Conoco.

     Conoco has indirectly guaranteed various debt obligations under agreements with certain affiliated and other companies to provide specified minimum revenues from shipments or purchases of products. At June 30, 1999, these indirect guarantees totaled $9 and Conoco or DuPont, on behalf of and indemnified by Conoco, had directly guaranteed $1,231 of the obligations of certain affiliated companies and others. Conoco has a multiparty banking agreement that provides for the indirect guarantee of bank account overdrafts for itself and its subsidiaries. No material loss is anticipated by reason of such agreements and guarantees.

9. COMPREHENSIVE INCOME

     The following sets forth Conoco's comprehensive income for the periods shown:

                                                               SIX MONTHS
                                                                 ENDED
                                                                JUNE 30
                                                              ------------
                                                              1999    1998
                                                              -----   ----
Net Income..................................................  $ 197   $530
Other Comprehensive Loss:
  Foreign Currency Translation Adjustment...................   (105)   (27)
                                                              -----   ----
Comprehensive Income........................................  $  92   $503
                                                              =====   ====

10. OPERATING SEGMENT AND GEOGRAPHIC INFORMATION

     Conoco is involved in both the Upstream and Downstream operating segments of the petroleum industry. Activities of the Upstream operating segment include exploring for, and developing, producing and selling, crude oil, natural gas and natural gas liquids. Activities of the Downstream operating segment include refining crude oil and other feedstocks into petroleum products, buying and selling crude oil and refined products and transporting, distributing and marketing petroleum products. Conoco has four reporting segments for its Upstream and Downstream businesses, reflecting geographic division between the United States and International. Corporate and other includes general corporate expenses, financing costs and other non-operating items, and results for electric power and related-party insurance operations. Conoco sells its products worldwide. Major products include crude oil, natural gas and refined products that are sold primarily in the energy and transportation markets. Conoco's sales are not materially

                                  CONOCO INC.

               NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN MILLIONS, EXCEPT PER SHARE)
                                  (UNAUDITED)

dependent on a single customer or small group of customers. Transfers between segments are on the basis of estimated market values.

                                       UPSTREAM                DOWNSTREAM
                                ----------------------   ----------------------   CORPORATE
                                UNITED                   UNITED                      AND
SEGMENT INFORMATION             STATES   INTERNATIONAL   STATES   INTERNATIONAL     OTHER     CONSOLIDATED
-------------------             ------   -------------   ------   -------------   ---------   ------------
SIX MONTHS ENDED JUNE 30, 1999
Sales and Other Operating
  Revenues....................  $1,407      $  922       $4,665      $4,545         $  24       $11,563
Transfers Between Segments....     162         184           45         105            --            --
                                ------      ------       ------      ------         -----       -------
          Total Operating
            Revenues..........  $1,569      $1,106       $4,710      $4,650         $  24       $11,563
                                ======      ======       ======      ======         =====       =======
Net Income (Loss).............  $   92      $  154       $   45      $   42         $(136)      $   197

SIX MONTHS ENDED JUNE 30, 1998
Sales and Other Operating
  Revenues....................  $1,667      $  808       $4,465      $4,069         $ 339       $11,348
Transfers Between Segments....     165         219           46          86            --            --
                                ------      ------       ------      ------         -----       -------
          Total Operating
            Revenues..........  $1,832      $1,027       $4,511      $4,155         $ 339       $11,348
                                ======      ======       ======      ======         =====       =======
Net Income (Loss)(1)..........  $  144      $  215       $   86      $   95         $ (10)      $   530

---------------

(1) Includes after-tax benefits (charges) from special items:

SIX MONTHS ENDED JUNE 30, 1998
  Asset Sales.................  $   --      $   54       $   --      $   --         $  --       $    54
  Litigation Charges..........      --          --          (28)         --            --           (28)
                                ------      ------       ------      ------         -----       -------
          Total...............  $   --      $   54       $  (28)     $   --         $  --       $    26
                                ======      ======       ======      ======         =====       =======

                      CONOCO INC.'S DIRECT STOCK PURCHASE
                          & DIVIDEND REINVESTMENT PLAN

                                 [CONOCO LOGO]

                               CONOCO CONNECTION

CORRESPONDENCE
For stockholder and CONOCO CONNECTION inquiries, contact EquiServe:
First Chicago Trust Company of New York
CONOCO CONNECTION
c/o EquiServe
P.O. Box 2598
Jersey City, NJ 07303-2598
Telephone: (800) 317-4445
Outside the U.S. and Canada: 201-324-0313

If you wish to contact Conoco directly, you may write to:
Conoco Inc.
Shareholder Relations Department
P.O. Box 2197
Houston, TX 77252-2197
Telephone: (281) 293-6800

THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is a table of the registration fee for the Securities and Exchange Commission, the filing fee for the National Association of Securities Dealers, Inc., the listing fee for the New York Stock Exchange and estimates of all other expenses to be incurred in connection with the issuance and distribution of the securities described in this Registration Statement, other than underwriting discounts and commissions:

SEC registration fee........................................  $14,578.32
NYSE listing fee............................................      *
Blue sky fees and expenses..................................      *
Printing expenses...........................................      *
Legal fees and expenses.....................................      *
Accounting fees and expenses................................      *
Miscellaneous...............................................      *
                                                              ----------
          Total.............................................  $   *
                                                              ==========

---------------
     * To be supplied by amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute required court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personably liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(4) for any transaction from which the director derived an improper personal benefit.

     Article 5E(2) of the certificate of incorporation of Conoco (the "Registrant") provides that no director shall be personally liable to Conoco or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to Conoco or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such Article 5E(2) shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Conoco's by-laws provide for indemnification of directors and officers to the maximum extent permitted by Delaware law.

                                        I

     Conoco has entered into indemnification agreements with each of its directors and persons named in the Prospectus constituting a part of this Registration Statement (collectively, "Indemnitees"). Such agreements provide that, to the fullest extent permitted by applicable law, Conoco shall indemnify and hold each Indemnitee harmless from and against any and all losses and expenses whatsoever (1) arising out of any event or occurrence related to the fact that such Indemnitee is or was a director or officer of Conoco, is or was serving in another capacity with Conoco, or by reason of anything done or not done by such Indemnitee in such capacity and (2) incurred in connection with any threatened, pending or completed legal proceeding.

     The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of Registrant, whether or not Registrant would have the power to indemnify such person against such liability, as permitted by law.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
     3.1   --  Second Amended and Restated Certificate of Incorporation of
               Conoco Inc.(1)
     3.2   --  By-laws of Conoco Inc. as amended May 12, 1999(2)
     4.1   --  Specimen Certificate for shares of Class A Common Stock of the Registrant(3)
     4.2   --  Specimen Certificate for shares of Class B Common Stock of the Registrant(3)
     4.3   --  Preferred Share Purchase Rights Agreement(3)
     4.4   --  Amendment to Preferred Share Purchase Rights Agreement(4)
     4.5   --  Second Amendment to Preferred Share Purchase Rights
               Agreement(5)
     4.6   --  Indenture between Conoco and the Trustee relating to the debt securities(6)
     5.1   --  Opinion of Baker & Botts, L.L.P. regarding the legality of the shares being registered(7)
    10.1   --  Employment Agreement, dated September 23, 1999, between
               Conoco and Archie W. Dunham(7)
    10.2   --  Conoco Inc. Key Employee Severance Plan as amended(7)
    10.3   --  Conoco Inc. Key Employee Temporary Severance Plan as
               amended(7)
    10.4   --  Conoco Salary Deferral & Savings Restoration Plan as
               amended(7)
    10.5   --  Directors' Charitable Gift Plan as amended(7)
    10.6   --  1998 Stock and Performance Incentive Plan as amended May 12,
               1999(8)
    10.7   --  1998 Key Employee Stock Performance Plan as amended May 12,
               1999(9)
    10.8   --  Deferred Compensation Plan for Nonemployee Directors as
               amended May 12, 1999(10)
    10.19  --  Form Indemnity Agreement with Directors(3)
    21.1   --  List of Principal Subsidiaries of the Registrant(11)
    23.1   --  Consent of PricewaterhouseCoopers LLP(7)
    24     --  Power of Attorney(12)

---------------
(1) Incorporated by reference to exhibit 3.1 filed as part of Conoco's Form 10-Q for the quarter ended September 30, 1998.

(2) Incorporated by reference to exhibit 3.2 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(3) Incorporated by reference to the exhibit of the same number filed as part of Conoco's Registration Statement on Form S-1, File No. 333-60119.

(4) Incorporated by reference to Exhibit 4.6 of Conoco's Registration Statement on Form S-8, File No. 333-65977.

                                       II

(5) Incorporated by Reference to Exhibit 4.1 of Conoco's Form 10-Q for the quarter ended June 30, 1999.

(6) Incorporated by reference to exhibit 4.1 to Conoco's Registration Statement on Form S-3, File No. 333-72291.

(7)  Filed herein.

(8) Incorporated by reference to exhibit 10.2 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(9) Incorporated by reference to exhibit 10.3 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(10) Incorporated by reference to exhibit 10.1 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(11) Incorporated by reference to exhibit 21.1 filed as part of Conoco's Form 10-K for the year ended December 31, 1998.

(12) Included on the signature page of this registration statement.

ITEM 22.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant under the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any Prospectus required by Section 10(a)(3) of the Securities Act:

             (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities

                                       III
     offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       IV

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 7, 1999.

                                          CONOCO INC.

                                          By:     /s/ ROBERT W. GOLDMAN
                                            ------------------------------------
                                              Name: Robert W. Goldman
                                              Title:  Senior Vice President,
                                              Finance,
                                                      and Chief Financial
                                              Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Archie W. Dunham, Robert
W. Goldman and Rick A. Harrington, and each of them, severally, as his true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him and in his name, place and stead in his capacity as a director or officer or both, as the case may be, of Conoco Inc., a Delaware corporation (the "Company"), to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable the Company to comply with the Securities Act of 1933, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on October 7, 1999.

                     SIGNATURE                                                  TITLE
                     ---------                                                  -----

               /s/ ARCHIE W. DUNHAM                  Chairman, President and Chief Executive Officer
---------------------------------------------------
                 Archie W. Dunham

               /s/ ROBERT W. GOLDMAN                 Senior Vice President, Finance, and Chief Financial Officer
---------------------------------------------------    (Principal Financial Officer)
                 Robert W. Goldman

                /s/ W. DAVID WELCH                   Controller (Principal Accounting Officer)
---------------------------------------------------
                  W. David Welch

                /s/ RUTH R. HARKIN                   Director
---------------------------------------------------
                  Ruth R. Harkin

              /s/ FRANK A. MCPHERSON                 Director
---------------------------------------------------
                Frank A. McPherson

                                        V

                     SIGNATURE                                                  TITLE
                     ---------                                                  -----
                                                     Director
---------------------------------------------------
                 William K. Reilly

               /s/ WILLIAM R. RHODES                 Director
---------------------------------------------------
                 William R. Rhodes

                 /s/ A.R. SANCHEZ                    Director
---------------------------------------------------
                   A.R. Sanchez

              /s/ FRANKLIN A. THOMAS                 Director
---------------------------------------------------
                Franklin A. Thomas

                                       VI

                                 EXHIBIT INDEX

EXHIBIT
  NO.                                  DESCRIPTION
-------                                -----------
     3.1   --  Second Amended and Restated Certificate of Incorporation of
               Conoco Inc.(1)
     3.2   --  By-laws of Conoco Inc. as amended May 12, 1999(2)
     4.1   --  Specimen Certificate for shares of Class A Common Stock of the Registrant(3)
     4.2   --  Specimen Certificate for shares of Class B Common Stock of the Registrant(3)
     4.3   --  Preferred Share Purchase Rights Agreement(3)
     4.4   --  Amendment to Preferred Share Purchase Rights Agreement(4)
     4.5   --  Second Amendment to Preferred Share Purchase Rights
               Agreement(5)
     4.6   --  Indenture between Conoco and the Trustee relating to the debt securities(6)
     5.1   --  Opinion of Baker & Botts, L.L.P. regarding the legality of the shares being registered(7)
    10.1   --  Employment Agreement, dated September 23, 1999, between
               Conoco and Archie W. Dunham(7)
    10.2   --  Conoco Inc. Key Employee Severance Plan as amended(7)
    10.3   --  Conoco Inc. Key Employee Temporary Severance Plan as
               amended(7)
    10.4   --  Conoco Salary Deferral & Savings Restoration Plan as
               amended(7)
    10.5   --  Directors' Charitable Gift Plan as amended(7)
    10.6   --  1998 Stock and Performance Incentive Plan as amended May 12,
               1999(8)
    10.7   --  1998 Key Employee Stock Performance Plan as amended May 12,
               1999(9)
    10.8   --  Deferred Compensation Plan for Nonemployee Directors as
               amended May 12, 1999(10)
    10.19  --  Form Indemnity Agreement with Directors(3)
    21.1   --  List of Principal Subsidiaries of the Registrant(11)
    23.1   --  Consent of PricewaterhouseCoopers LLP(7)
    24     --  Power of Attorney(12)

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(1) Incorporated by reference to exhibit 3.1 filed as part of Conoco's Form 10-Q for the quarter ended September 30, 1998.

(2) Incorporated by reference to exhibit 3.2 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(3) Incorporated by reference to the exhibit of the same number filed as part of Conoco's Registration Statement on Form S-1, File No. 333-60119.

(4) Incorporated by reference to Exhibit 4.6 of Conoco's Registration Statement on Form S-8, File No. 333-65977.

(5) Incorporated by Reference to Exhibit 4.1 of Conoco's Form 10-Q for the quarter ended June 30, 1999.

(6) Incorporated by reference to exhibit 4.1 to Conoco's Registration Statement on Form S-3, File No. 333-72291.

(7)  Filed herein.

(8) Incorporated by reference to exhibit 10.2 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(9) Incorporated by reference to exhibit 10.3 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(10) Incorporated by reference to exhibit 10.1 to Conoco's Form 10-Q for the quarter ended March 31, 1999.

(11) Incorporated by reference to exhibit 21.1 filed as part of Conoco's Form 10-K for the year ended December 31, 1998.

(12) Included on the signature page of this registration statement.